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                     STRUCTURED ASSET SECURITIES CORPORATION
                                    Depositor

                            FIRST UNION NATIONAL BANK
                                 Master Servicer

                                       and

                              LENNAR PARTNERS, INC.
                                Special Servicer

                                       and

                              LASALLE NATIONAL BANK
                                     Trustee

                                       and

                               ABN AMRO BANK N.V.
                                  Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 1998

                         ------------------------------

                                 $2,025,590,706

                          LB Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1998-C4

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

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

SECTION 1.01.  Defined Terms.................................................. 5
SECTION 1.02.  General Interpretive Principles................................58

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
        REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.  Creation of Trust; Conveyance of Mortgage Loans................59
SECTION 2.02.  Acceptance of Trust Fund by Trustee............................60
SECTION 2.03.  Repurchase of Mortgage Loans for Document Defects
                 and Breaches of Representations and Warranties...............62
SECTION 2.04.  Representations, Warranties and Covenants of the
                 Depositor....................................................63
SECTION 2.05.  Execution, Authentication and Delivery of Class
                 R-I Certificates; Creation of REMIC I Regular Interests......78
SECTION 2.06.  Conveyance of REMIC I Regular Interests;
                 Acceptance of REMIC II by Trustee............................79
SECTION 2.07.  Execution, Authentication and Delivery of Class
                 R-II Certificates............................................79
SECTION 2.08.  Conveyance of REMIC II Regular Interests; Acceptance
                 of REMIC III by Trustee......................................79
SECTION 2.09.  Execution, Authentication and Delivery of
                 REMIC III Certificates.......................................80

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.  Administration of the Mortgage Loans...........................81
SECTION 3.02.  Collection of Mortgage Loan Payments...........................82
SECTION 3.03.  Collection of Taxes, Assessments and Similar Items;
                 Servicing Accounts; Reserve Accounts.........................83

                                                                            Page
                                                                            ----

SECTION 3.04.  Custodial Account, Collection Account..........................86
SECTION 3.05.  Permitted Withdrawals From the Custodial Account,
                 the Collection Account and the Interest Reserve Account......89
SECTION 3.06.  Investment of Funds in the Servicing Accounts,
                 the Reserve Accounts, the Custodial Account,
                 the Collection Account, the Interest Reserve Account
                 and the REO Account..........................................94
SECTION 3.07.  Maintenance of Insurance Policies; Errors and
                 Omissions and Fidelity Coverage..............................96
SECTION 3.08.  Enforcement of Alienation Clauses..............................99
SECTION 3.09.  Realization Upon Defaulted Mortgage Loans;
                 Required Appraisals.........................................100
SECTION 3.10.  Trustee and Custodian to Cooperate;
                 Release of Mortgage Files...................................104
SECTION 3.11.  Servicing Compensation........................................105
SECTION 3.12.  Property Inspections; Collection of Financial Statements;
                 Delivery of Certain Reports.................................108
SECTION 3.13.  Annual Statement as to Compliance.............................111
SECTION 3.14.  Reports by Independent Public Accountants.....................111
SECTION 3.15.  Access to Certain Information.................................112
SECTION 3.16.  Title to REO Property; REO Account............................112
SECTION 3.17.  Management of REO Property....................................114
SECTION 3.18.  Sale of Mortgage Loans and REO Properties.....................117
SECTION 3.19.  Additional Obligations of the Master Servicer.................120
SECTION 3.20.  Modifications, Waivers, Amendments and Consents...............122
SECTION 3.21.  Transfer of Servicing Between Master Servicer and
                 Special Servicer; Record Keeping............................127
SECTION 3.22.  Sub-Servicing Agreements......................................129
SECTION 3.23.  Representations and Warranties of the Master Servicer.........132
SECTION 3.24.  Representations and Warranties of the Special Servicer........133
SECTION 3.25.  Year 2000 Readiness...........................................135

                                                                            Page
                                                                            ----

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.  Distributions.................................................136
SECTION 4.02.  Statements to Certificateholders; CSSA Loan File Report.......151
SECTION 4.03.  P&I Advances..................................................159
SECTION 4.04.  Allocation of Realized Losses and Additional
                 Trust Fund Expenses.........................................162
SECTION 4.05.  Calculations..................................................163
SECTION 4.06.  Use of Agents.................................................163

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.  The Certificates..............................................164
SECTION 5.02.  Registration of Transfer and Exchange of Certificates.........165
SECTION 5.03.  Book-Entry Certificates.......................................171
SECTION 5.04.  Mutilated, Destroyed, Lost or Stolen Certificates.............172
SECTION 5.05.  Persons Deemed Owners.........................................173

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.  Liability of Depositor, Master Servicer and Special
                 Servicer....................................................174
SECTION 6.02.  Merger, Consolidation or Conversion of Depositor,
                 Master Servicer or Special Servicer.........................174
SECTION 6.03.  Limitation on Liability of Depositor, Master Servicer
                 and Special Servicer........................................175
SECTION 6.04.  Resignation of Master Servicer and the Special Servicer.......176
SECTION 6.05.  Rights of Depositor and Trustee in Respect of
                 Master Servicer and the Special Servicer....................176
SECTION 6.06.  Depositor, Master Servicer and Special Servicer
                 to Cooperate with Trustee...................................177
SECTION 6.07.  Depositor, Special Servicer and Trustee
                 to Cooperate with Master Servicer...........................177

                                                                            Page
                                                                            ----

SECTION 6.08.  Depositor, Master Servicer and Trustee
                 to Cooperate with Special Servicer..........................177
SECTION 6.09.  Designation of Special Servicer by the Controlling Class......177
SECTION 6.10.  Master Servicer or Special Servicer as Owner of a
                 Certificate.................................................179
SECTION 6.11.  Certain Powers of the Controlling Class Representative........179
SECTION 6.12.  Termination of Master Servicer................................181

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.  Events of Default.............................................183
SECTION 7.02.  Trustee to Act; Appointment of Successor......................186
SECTION 7.03.  Notification to Certificateholders............................187
SECTION 7.04.  Waiver of Events of Default...................................187
SECTION 7.05.  Additional Remedies of Trustee Upon Event of Default..........188

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
                                AND FISCAL AGENT

SECTION 8.01.  Duties of Trustee.............................................189
SECTION 8.02.  Certain Matters Affecting Trustee.............................190
SECTION 8.03.  Trustee and Fiscal Agent Not Liable for Validity or
                 Sufficiency of Certificates or Mortgage Loans...............191
SECTION 8.04.  Trustee and Fiscal Agent May Own Certificates.................192
SECTION 8.05.  Fees and Expenses of Trustee; Indemnification of Trustee......192
SECTION 8.06.  Eligibility Requirements for Trustee..........................193
SECTION 8.07.  Resignation and Removal of Trustee............................194
SECTION 8.08.  Successor Trustee.............................................195
SECTION 8.09.  Merger or Consolidation of Trustee and Fiscal Agent...........195
SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.................196
SECTION 8.11.  Appointment of Custodians.....................................197
SECTION 8.12.  Appointment of Authenticating Agents..........................197
SECTION 8.13.  Appointment of REMIC Administrators...........................198
SECTION 8.14.  Access to Certain Information.................................199
SECTION 8.15.  Reports to the Securities and Exchange Commission;
                 Available Information.......................................201

                                                                            Page
                                                                            ----

SECTION 8.16.  Representations and Warranties of Trustee.....................201
SECTION 8.17.  The Fiscal Agent..............................................203
SECTION 8.18.  Representations and Warranties of Fiscal Agent................204

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.  Termination Upon Repurchase or Liquidation
                 of All Mortgage Loans.......................................206
SECTION 9.02.  Additional Termination Requirements...........................213

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01. REMIC Administration..........................................214
SECTION 10.02  Grantor Trust Administration..................................218

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01. Amendment.....................................................220
SECTION 11.02. Recordation of Agreement; Counterparts........................222
SECTION 11.03. Limitation on Rights of Certificateholders....................222
SECTION 11.04. Governing Law.................................................223
SECTION 11.05. Notices.......................................................223
SECTION 11.06. Severability of Provisions....................................224
SECTION 11.07. Grant of a Security Interest..................................224
SECTION 11.08. Streit Act....................................................225
SECTION 11.09. Successors and Assigns; Beneficiaries.........................225
SECTION 11.10. Article and Section Headings..................................225
SECTION 11.11. Notices to Rating Agencies....................................226
SECTION 11.12. Global Opinions...............................................227
SECTION 11.13. Complete Agreement............................................227

                                    EXHIBITS

Exhibit No.     Exhibit Description
-----------     -------------------

    A-1         Form of Class [A-1-a] [A-1-b] [A-2] Certificate
    A-2         Form of Class X Certificate
    A-3         Form of Class [B][C][D][E] Certificate
    A-4         Form of Class [F][G][H][J][K][L][M][N] Certificate
    A-5         Form of Class [R-I][R-II][R-III] Certificate
     B          Mortgage Loan Schedule
     C          Schedule of Exceptions to Mortgage File Delivery
    D-1         Form of Master Servicer Request for Release
    D-2         Form of Special Servicer Request for Release
     E          Calculation of NOI/Debt Service Coverage Ratios
    F-1         Form of Transferor Certificate for Transfers of Definitive
                Non-Registered Certificates
   F-2A         Form I of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates
   F-2B         Form II of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates
   F-2C         Form I of Transferee Certificate for Transfers of Interests in
                Book-Entry Non-Registered Certificates
   F-2D         Form II of Transferee Certificate for Transfers of Interests in
                Book-Entry Non-Registered Certificates
    G-1         Form I of Transferee Certificate in Connection with ERISA
                (Definitive Non-Registered Certificates)
    G-2         Form II of Transferee Certificate in Connection with ERISA
                (Book-Entry Non-Registered Certificates)
    H-1         Form of Transfer Affidavit and Agreement regarding Residual
                Interest Certificates
    H-2         Form of Transferor Certificate regarding Residual Interest
                Certificates
    I-1         Form of Notice and Acknowledgment
    I-2         Form of Acknowledgment of Proposed Special Servicer
     J          Form of UCC-1 financing statement
     K          Form of Schedule of  initial Sub-Servicers
     L          Form of CSSA Loan File Report
     M          Form of CSSA Property File Report
     N          Form of Comparative Financial Status Report
     O          Form of REO Status Report
     P          Form of Watch List Report
     Q          Form of Delinquent Loan Status Report
     R          Form of Historical Loan Modification Report
     S          Form of Historical Loss Estimate Report

Exhibit No.     Exhibit Description
-----------     -------------------

     T          Form of NOI Adjustment Worksheet
     U          Form of Operating Statement Analysis
     V          Form of Loan Payoff Notification Report
     W          Exceptions to the Representations and Warranties of the
                Depositor
     X          Organizational Documents of the Depositor

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of November 1, 1998, among STRUCTURED ASSET SECURITIES CORPORATION, as Depositor, FIRST UNION NATIONAL BANK, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, LASALLE NATIONAL BANK, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell the Certificates to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund to be created hereunder.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of any collections of Additional Interest on the ARD Loans after their respective Anticipated Repayment Dates) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Except as provided below, each of the REMIC I Regular Interests will relate to a specific Mortgage Loan. Each such REMIC I Regular Interest will: (i) accrue interest at a per annum rate described in the definition of "REMIC I Remittance Rate"; and (ii) have an initial Uncertificated Principal Balance equal to the Cut-off Date Balance of the related Mortgage Loan. The Legal Final Distribution Date of each of the REMIC I Regular Interests is the Rated Final Distribution Date. None of the REMIC I Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. The Legal Final Distribution Date for each REMIC II Regular Interest is the Rated Final Distribution Date. None of the REMIC II Regular Interests will be certificated.

                                                                    Initial
                                   REMIC II                      Uncertificated
     Designation                Remittance Rate                Principal Balance
     -----------                ---------------                -----------------
        A-1-a                    Variable (1)                    $275,000,000
        A-1-b                    Variable (1)                    $693,553,000
         A-2                     Variable (1)                    $500,000,000
          B                      Variable (1)                    $106,343,000
          C                      Variable (1)                    $106,344,000
          D                      Variable (1)                    $121,535,000
          E                      Variable (1)                     $30,384,000
          F                      Variable (1)                     $50,640,000
          G                      Variable (1)                     $45,576,000
          H                      Variable (1)                     $15,192,000
          J                      Variable (1)                     $20,255,000
          K                      Variable (1)                     $10,128,000
          L                      Variable (1)                     $15,192,000
          M                      Variable (1)                     $10,128,000
          N                      Variable (1)                     $25,320,706

----------
(1) Calculated in accordance with the definition of "REMIC II Remittance Rate".

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and initial Class Principal Balance for each Class of the Regular Interest Certificates. For federal income tax purposes, each Class of the Regular Interest Certificates (other than the Class X Certificates) and each of the fifteen Components of the Class X Certificates will be designated as a separate "regular interest" in REMIC III. The Legal Final Distribution for each Class of Regular Interest Certificates (or, in the case of the Class X Certificates, for each of the fifteen Components thereof) is the Rated Final Distribution Date.

          Class                Pass-Through              Initial Class
       Designation                 Rate                Principal Balance
       -----------                 ----                -----------------
       Class A-1-a                 5.87%                  $275,000,000
       Class A-1-b                 6.21%                  $693,553,000
       Class A-2                   6.30%                  $500,000,000
       Class B                     6.36%                  $106,343,000
       Class C                     6.50%                  $106,344,000
       Class D                     6.50%                  $121,535,000
       Class E                     6.50%                   $30,384,000
       Class X                  Variable (1)            $2,025,590,706(2)
       Class F                     6.00%                   $50,640,000
       Class G                     5.60%                   $45,576,000
       Class H                     5.60%                   $15,192,000
       Class J                     5.60%                   $20,255,000
       Class K                     5.60%                   $10,128,000
       Class L                     5.60%                   $15,192,000
       Class M                     5.60%                   $10,128,000
       Class N                     5.60%                   $25,320,706

----------

(1)   Calculated in accordance with the definition of "Pass-Through Rate".

(2) Class Notional Amount. The Class X Certificates will not have a Class Principal Balance, and will not be entitled to receive distributions of principal. As more specifically provided herein, interest in respect of such Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of its Components from time to time.

            As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a Grantor Trust under the Code.

            The aggregate Cut-off Date Balance of the Mortgage Loans, the initial aggregate Uncertificated Principal Balance of the REMIC I Regular Interests, the initial aggregate Uncertificated Principal Balance of the REMIC II Regular Interests and the initial aggregate Class Principal Balance of the respective Classes of Regular Interest Certificates (other than the Class X Certificates) will in each case be $2,025,590,706.

            Capitalized terms used in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

            SECTION 1.01. Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

            "Accrued Certificate Interest": With respect to any Class of Principal Balance Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued during the related Interest Accrual Period on the related Class Principal Balance outstanding immediately prior to such Distribution Date. With respect to the Class X Certificates for any Distribution Date, the aggregate Accrued Component Interest for all of its Components for such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Component Interest": With respect to each Component of the Class X Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Component for such Distribution Date, accrued during the related Interest Accrual Period on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Additional Information": As defined in Section 4.02(a).

            "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or any successor REO Loan, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

            "Additional Trust Fund Expense": Any of the following: (i) any Special Servicing Fees, Liquidation Fees, Workout Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest on Advances payable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent (other than out of Default Interest and late payment charges); (ii) any of the expenses of the Trust Fund that may be withdrawn pursuant to any of clauses (iv)(B), (ix),
(xi), (xii), (xiii) and (xv) of Section 3.05(a) out of general collections on the Mortgage Loans and REO Properties on deposit in the Custodial Account; and
(iii) any of the expenses of the Trust Fund (other than Trustee Fees) that may be withdrawn pursuant to any of clauses (ii), (iv), (v) and (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account; provided that, for purposes of the allocations contemplated by Section 4.04, no such expense shall have been incurred until such time as the payment thereof is actually made from the Custodial Account or the Collection Account, as the case may be.

            "Administrative Cost Rate": With respect to each Mortgage Loan, as specified in the Mortgage Loan Schedule, the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event:" As defined in Section 10.02(e).

            "Adverse REMIC Event": As defined in Section 10.01(i).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Annual Accountants' Report": As defined in Section 3.14

            "Annual Performance Certification": As defined in Section 3.13.

            "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note.

            "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of the date on which the subject Mortgage Loan became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of (a) the sum of, without duplication,
(i) the Stated Principal Balance of the subject Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date (net of related Master Servicing Fees and exclusive of any portion thereof that represents Additional Interest and/or Default Interest), (iii) all accrued but unpaid Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust Fund Expense in respect of such Required Appraisal Loan and
(vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement reserves, in respect of the related Mortgaged Property (in each case, net of any amounts escrowed for such items) over (b) the Required Appraisal Value.

            "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent appraisal or update thereof that is contained in the related Servicing File.

            "Arden Loan": That certain Mortgage Loan secured by a Mortgaged Properties identified on the Mortgage Loan Schedule as Arden II.

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue additional interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its most recent scheduled maturity date (including the related Stated Maturity Date or any extended maturity date) as of which such Mortgage Loan remains outstanding and part of the Trust Fund (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which such maturity date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest (exclusive, however, of Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, such maturity date. With respect to any REO Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

            "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Custodial Account and the Collection Account with respect to the respective Mortgage Loans and REO Properties as of the close of business on the related Determination Date, together with any amounts collected by or on behalf of the Master Servicer with respect to the respective Mortgage Loans and REO Properties as of the close of business on the related Determination Date and required to be (but, as of such time, not yet) deposited in the Custodial Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee and/or the Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Custodial Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Section 3.19(d) in connection with a Balloon Payment Interest Shortfall, (v) in the case of the initial Distribution Date, the amount of any Initial Deposit delivered by the Depositor to the Trustee on or before the related P&I Advance Date and (vi) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Collection Account in respect of each Interest Reserve Loan for distribution on such Distribution Date, net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) the Custodial Account pursuant to clauses (ii) through (xv) of Section 3.05(a) or (B) the Collection Account pursuant to clauses (ii) through (vi) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates, (v) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Collection Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c), and (vi) any amounts deposited in the Custodial Account or the Collection Account in error.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is at least two times larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Balloon Payment Interest Shortfall": With respect to the Arden Loan, provided that the related Balloon Payment is made during the Collection Period in which the related Stated Maturity Date occurs prior to the date therein that would otherwise have been the normal Due Date for such Mortgage Loan in such Collection Period, an amount equal to the aggregate of all interest accrued on the principal portion of such Balloon Payment from the date paid by the related Mortgagor to but not including the date in such Collection Period that would otherwise have been the scheduled Due Date for such Mortgage Loan had the Stated Maturity Date not occurred.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Bayside Loan": That certain Mortgage Loan secured by a Mortgaged Property identified on the Mortgage Loan Schedule as Bayside.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Book-Entry Subordinate Certificate": Any Subordinate Certificate that constitutes a Book-Entry Certificate.

            "Breach": As defined in Section 2.03(a).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or in each of the cities in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Factor": With respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

            "Certificate Notional Amount": With respect to any Class X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class X Certificates, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Interest Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in its respective capacity as such (except with respect to amendments referred to in Section 11.01 hereof, any consent, approval or waiver by, of or relating to the Dominant Controlling Class Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports": As defined in Section 4.02(a).

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A Certificates": The Class A-1-a, Class A-1-b and Class A-2 Certificates.

            "Class A-1-a Certificate": Any one of the Certificates with a "Class A-1-a" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class A-1-b Certificate": Any one of the Certificates with a "Class A-1-b" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class A Principal Distribution Cross-Over Date": The first Distribution Date as of the commencement of which (i) the Class A-1-a Certificates, the Class A-1-b Certificates and the Class A-2 Certificates remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to
Section 4.04(a).

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class K Certificate": Any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class L Certificate": Any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class M Certificate": Any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class N Certificate": Any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

            "Class Notional Amount": As of any date of determination, the then aggregate of the Component Notional Amounts of all the Components of the Class X Certificates.

            "Class Principal Balance": The aggregate principal amount of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further permanently reduced by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a).

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

            "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of each of the Components, each of which Components shall constitute a separate "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Closing Date": November 24, 1998.

            "Code": The Internal Revenue Code of 1986.

            "Collection Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4".

            "Collection Period": With respect to any Mortgage Loan (or successor REO Loan) for any Distribution Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs. References in this Agreement to "Collection Period" are to the applicable Collection Period for each Mortgage Loan (or successor REO
Loan) and Distribution Date. The Fresno Loan is the only Mortgage Loan with a unique Collection Period; all of the other Mortgage Loans provide for the same Collection Period.

            "Comparative Financial Status Report": A report substantially containing the information described in Exhibit N attached hereto and including, among other things, (a) the occupancy and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the last day of the calendar month immediately preceding the month in which such report is prepared and (b) the revenue and net operating income for each of three periods (to the extent such information is available): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years, and
(iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Master Servicer's production of any such report, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, the related Mortgagor or the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

            "Component": Each of Component X-A-1-a, Component X-A-1-b, Component X-A-2, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F, Component X-G, Component X-H, Component X-J, Component X-K, Component X-L, Component X-M and Component X-N, each constituting a separate "regular interest" in REMIC III for purposes of the REMIC Provisions. Such Components are collectively evidenced by the Class X Certificates.

            "Component X-A-1-a": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-1-a outstanding from time to time.

            "Component X-A-1-b": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-1-b outstanding from time to time.

            "Component X-A-2": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-2 outstanding from time to time.

            "Component X-B": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest B outstanding from time to time.

            "Component X-C": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest C outstanding from time to time.

            "Component X-D": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest D outstanding from time to time.

            "Component X-E": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest E outstanding from time to time.

            "Component X-F": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest F outstanding from time to time.

            "Component X-G": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest G outstanding from time to time.

            "Component X-H": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest H outstanding from time to time.

            "Component X-J": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest J outstanding from time to time.

            "Component X-K": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest K outstanding from time to time.

            "Component X-L": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest L outstanding from time to time.

            "Component X-M": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest M outstanding from time to time.

            "Component X-N": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest N outstanding from time to time.

            "Component Notional Amount": The notional amount on which any of the Components accrue interest, which, in the case of any Component, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Corresponding REMIC II Regular Interest.

            "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates that (a) bears the latest alphabetical Class designation and (b) has a Class Principal Balance which is greater than 25% of the Original Class Principal Balance of such Class; provided, however, that if no Class of Principal Balance Certificates has a Class Principal Balance greater than 25% of its Original Class Principal Balance, the Controlling Class shall be the outstanding Class of Principal Balance Certificates bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1-a, Class A-1-b and Class A-2 Certificates shall be deemed a single Class of Certificates.

            "Controlling Class Representative": As defined in Section 6.09.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group-LBCMT Series 1998-C4.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property becoming an REO Property).

            "Corresponding REMIC II Regular Interest": With respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Principal Balance Certificates; and, with respect to any Component of the Class X Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that, when preceded by "X-", is the same as the alphabetical and, if applicable, numerical designation for such Component of the Class X Certificates.

            "Cross-Collateralized Group": Any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

            "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Credit Lease": With respect to each Credit Lease Loan, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgaged Property.

            "Credit Lease Loan": Each Mortgage Loan that is identified as a "Credit Lease Loan" on the Mortgage Loan Schedule.

            "CSSA Loan File Report": The monthly report in the "CSSA loan file" format substantially containing the information called for in such format for the Mortgage Loans, which report shall be substantially in the form attached hereto as Exhibit L. The initial data for this report shall be provided by the Depositor.

            "CSSA Property File Report": The monthly report in the "CSSA property file" format substantially containing the information called for in such format for the Mortgaged Properties, which report shall be substantially in the form attached hereto as Exhibit M. The initial data for this report shall be provided by the Depositor.

            "Custodial Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for the registered holders of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4."

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date": With respect to each Mortgage Loan, its Due Date occurring in November 1998 (or, in the case of any Mortgage Loan originated during November 1998, its origination date). References in this Agreement to the "Cut-off Date" are to the applicable Cut-off Date for each Mortgage Loan.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date, whether or not received.

            "Debt Service Coverage Ratio": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

            "Default Interest": With respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of (i) interest accrued on the principal balance of such Mortgage Loan (or successor REO Loan) at the related Mortgage Rate and (ii) in the case of an ARD Loan after the Anticipated Repayment Date, any Additional Interest.

            "Defaulted Mortgage Loan": A Specially Serviced Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Collateral": With respect to any Defeasance Loan, the United States Treasury obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan which requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Definitive Certificate": As defined in Section 5.03(a).

            "Definitive Non-Registered Certificate": Any Non-Registered Certificate that has been issued as a Definitive Certificate.

            "Definitive Subordinate Certificate": Any Subordinate Certificate that has been issued as a Definitive Certificate.

            "Delinquent Loan Status Report": A report substantially containing the information described in Exhibit Q attached hereto and including, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were
(1) delinquent 30-59 days, (2) delinquent 60-89 days, (3) delinquent 90 days or more, (4) current but specially serviced, or (5) were in foreclosure but were not REO Property.

            "Depositor": Structured Asset Securities Corporation or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to the Fresno Loan (or any successor REO Loan), for any Distribution Date, the 10th day of the month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately following. With respect to each other Mortgage Loan (or successor REO Loan), for any Distribution Date, the 8th day of the month in which such Distribution Date occurs or, if such 8th day is not a Business Day, the Business Day immediately preceding. References in this Agreement to "Determination Date" are to the applicable Determination Date for each Mortgage Loan (or successor REO Loan) and Distribution Date.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Prepayment Premium or Yield Maintenance Charge received thereon or with respect thereto among the respective Classes of the Principal Balance Certificates (other than any Excluded Class thereof), an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan. In the event there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield shall apply, and
(b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Class of Regular Interest Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to the respective Classes of Regular Interest Certificates on such Distribution Date as follows: first, to the respective Classes of Regular Interest Certificates (other than the Senior Certificates), sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

            "Distributable Component Interest": With respect to any Component of the Class X Certificates for any Distribution Date, the Accrued Component Interest in respect of such Component for such Distribution Date, reduced (to not less than zero) by the product of (i) the entire portion, if any, of the Net Aggregate Prepayment Interest for such Distribution Date that was allocated to the Class X Certificates in accordance with the definition of "Distributable Certificate Interest", multiplied by (ii) a fraction, the numerator of which is the Accrued Component Interest in respect of such Component for such Distribution Date, and the denominator of which is the Accrued Certificate Interest in respect of the Class X Certificates for such Distribution Date.

            "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following, commencing in December 1998.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Dominant Controlling Class Certificateholder": As of any date of determination, any single Holder of Certificates of the Controlling Class entitled to greater than 50% of the Voting Rights allocated to such Class; provided, however, that, if there is no single Holder of Certificates of the Controlling Class entitled to greater than 50% of the Voting Rights allocated to such Class, then the Dominant Controlling Class Certificateholder shall be the single Holder of Certificates of the Controlling Class with the largest percentage of Voting Rights allocated to such Class.

            "Due Date": With respect to: (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated "A2" by Moody's and "A" by S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated "P-1" by Moody's and "A-1" by S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency), at any time such funds are on deposit therein (if such funds are to be held for 30 days or less), or
(ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or (iii) any other account, the use of which would not, in and of itself, cause a qualification, downgrade or withdrawal of the then-current rating assigned by either Rating Agency to any Class of Certificates, as confirmed in writing by each Rating Agency whose rating criteria specified in clause (i) of this definition has not been satisfied.

            "Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the FNMA Multifamily Guide and an ASTM Standard for Environmental Site Assessments, each as amended from time to time.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Excluded Classes": The Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates.

            "FDIC": The Federal Deposit Insurance Corporation or any successor.

            "FHLMC": The Federal Home Loan Mortgage Corporation or any successor.

            "Final Distribution Date": The Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that was paid in full and other than a Mortgage Loan or REO Property, as the case may be, that was purchased by the Depositor pursuant to
Section 2.03, by the Dominant Controlling Class Certificateholder pursuant to
Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to
Section 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder pursuant to
Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

            "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation, or its successor in interest, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

            "FNMA": The Federal National Mortgage Association or any successor.

            "Fresno Loan": That certain Mortgage Loan secured by a Mortgaged Property identified on the Mortgage Loan Schedule as Fresno.

            "Global Opinion": As defined in Section 11.12.

            "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

            "Grantor Trust Assets": Any Additional Interest collected with respect to an ARD Loan after its Anticipated Repayment Date.

            "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

            "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan": Any Mortgage Loan designated as belonging to Loan Group 1 on the Mortgage Loan Schedule.

            "Group 2 Mortgage Loan": Any Mortgage Loan designated as belonging to Loan Group 2 on the Mortgage Loan Schedule.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Historical Loan Modification Report": A report containing substantially the information described in Exhibit R attached hereto, and setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

            "Historical Loss Estimate Report": A report substantially containing the information described in Exhibit S attached hereto, and setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

            "Holder": A Certificateholder.

            "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203, 207 and 211 of the National Housing Act.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Dominant Controlling Class Certificateholder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Dominant Controlling Class Certificateholder or any Affiliate thereof, and (iii) is not connected with the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Dominant Controlling Class Certificateholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, a Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Dominant Controlling Class Certificateholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, as the case may be.

            "Independent Appraiser": An Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Deposit": With respect to each and every Mortgage Loan originated during the calendar month of November 1998, provided that the related Mortgagor is not required to pay a full month's interest on the related Due Date in December 1998, an amount that, when combined with the interest portion of the related Monthly Payment scheduled to be due in respect of such Mortgage Loan during December 1998, will be sufficient to pay a full month's interest on such Mortgage Loan (net of related Master Servicing Fees).

            "Inland Loan": That certain Mortgage Loan secured by a Mortgaged Property identified on the Mortgage Loan Schedule as Inland.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular Component of the Class X Certificates, in each case consisting of one of the following:
(i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

            "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular Component of the Class X Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

            "Interest Reserve Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4".

            "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs during February of each year and during January of each year that is not a leap year, an amount equal to one-day's interest accrued at a per annum rate equal to 31/30 of the related Mortgage Rate (net of the Administrative Cost Rate) on the related Stated Principal

Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

            "Interest Reserve Loan": Any Actual/360 Mortgage Loan.

            "Investment Account": As defined in Section 3.06(a).

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Default Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "LBHI": Lehman Brothers Holdings Inc., doing business as Lehman Capital, a Division of Lehman Brothers Holdings Inc., or its successor in interest.

            "LBHI Mortgage Loan": Any of the Mortgage Loans sold by LBHI to the Depositor on the Closing Date pursuant to the LBHI/Depositor Mortgage Loan Purchase Agreement.

            "LBHI/Depositor Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase Agreement dated as of November 17, 1998, between LBHI and the Depositor.

            "Lease Enhancement Policy": An insurance policy that provides, subject to customary exclusions, that in the event of a permitted termination or abatement of a Credit Lease by the Credit Tenant as a result of a casualty or condemnation, the insurer under such policy will be required to make a specified insurance payment.

            "Legal Final Distribution Date": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular Component of the Class X Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Depositor pursuant to Section 2.03; or (iv) such Mortgage Loan is purchased by the Dominant Controlling Class Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder pursuant to Section 9.01.

            "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property (i) repurchased by the Depositor pursuant to Section 2.03 within 180 days of the Depositor's notice or discovery of the Breach or Document Defect giving rise to such repurchase obligation, (ii) purchased by the Dominant Controlling Class Certificateholder pursuant to Section 3.18(b), (iii) purchased by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or
(iv) purchased by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder pursuant to
Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

            "Liquidation Fee Rate: With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Dominant Controlling Class Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by the Depositor pursuant to Section 2.03; or (vi) the purchase of a Mortgage Loan or REO Property by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder pursuant to
Section 9.01.

            "Loan Group": Either of Loan Group 1 or Loan Group 2.

            "Loan Group 1": The group of Mortgage Loans so designated on the Mortgage Loan Schedule.

            "Loan Group 1 Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount for such Distribution Date that is attributable to the Group 1 Mortgage Loans and any successor REO Loans.

            "Loan Group 1 Principal Amounts": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to the Group 1 Mortgage Loans and any successor REO Loans.

            "Loan Group 2": The group of Mortgage Loans so designated on the Mortgage Loan Schedule.

            "Loan Group 2 Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount for such Distribution Date that is attributable to the Group 2 Mortgage Loans and any successor REO Loans.

            "Loan Group 2 Principal Amounts": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to the Group 2 Mortgage Loans and any successor REO Loans.

            "Loan Payoff Notification Report": A report containing substantially the information described in Exhibit V attached hereto, and setting forth for each Mortgage Loan as to which written notice of anticipated payoff has been received as of the Determination Date immediately preceding the preparation of such report, among other things, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance Charge or Prepayment Premium due.

            "Lockout Period": With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until the such specified date.

            "LUBS": LUBS Inc. or its successor in interest.

            "LUBS Mortgage Loan": Any of the Mortgage Loans sold by LUBS to the Depositor on the Closing Date pursuant to the LUBS/Depositor Mortgage Loan Purchase Agreement.

            "LUBS/Depositor Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase Agreement dated as of November 17, 1998, between LUBS and the Depositor.

            "Mansards Loan": That certain Mortgage Loan secured by a Mortgaged Property identified on the Mortgage Loan Schedule as Mansards Apartment Community.

            "Master Servicer": First Union National Bank or its successor in interest, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

            "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Mortgage Loan, the rate per annum designated as the "Master Servicing Fee Rate" with respect to such Mortgage Loan on the Mortgage Loan Schedule.

            "Memorandum": The final Private Placement Memorandum dated November 17, 1998, relating to the Non-Registered Certificates delivered by the Depositor to the Underwriter as of the Closing Date.

            "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Additional Interest.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

            (i) the original executed Mortgage Note, endorsed (without recourse, representation or warranty, express or implied) to the order of LaSalle National Bank, as trustee for the registered holders of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4 or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related

      Mortgage Loan Seller); or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

            (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

            (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

            (iv) an original executed assignment, in recordable form, of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of LaSalle National Bank, as trustee for the registered holders of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4;

            (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of LaSalle National Bank, as trustee for the registered holders of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4;

            (vi) originals or copies of any written modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified;

            (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy;

            (viii) any filed copies (with evidence of filing) of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in form suitable for filing, in favor of LaSalle National Bank, as trustee for the registered holders of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4;

            (ix) an original or copy of any Ground Lease and Ground Lease estoppels relating to such Mortgage Loan;

            (x) an original or copy of any loan agreement;

            (xi) any lock-box agreement or cash management agreement relating to such Mortgage Loan;

            (xii) if such Mortgage Loan is a Credit Lease Loan, an original or copy of the Credit Lease and Lease Enhancement Policy; and

            (xiii) if such Mortgage Loan is a Credit Lease Loan and a Balloon Loan, an original or copy of the Residual Value Insurance Policy;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi) and (ix)-(xiii) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Purchase Agreements": The LUBS/Depositor Mortgage Loan Purchase Agreement and the LBHI/Depositor Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Mortgage Loan:

              (i)    the Mortgage Loan number;

              (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

              (iii)  the Cut-off Date Balance;

              (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

              (v)    the original Mortgage Rate;

              (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date;

              (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

              (viii) the Interest Accrual Basis;

              (ix)   the Administrative Cost Rate;

              (x)    whether the Mortgage Loan is secured by a Ground Lease;

              (xi)   the related Mortgage Loan Seller;

              (xii)  whether the related Mortgage Loan is a Defeasance Loan;

              (xiii) whether the related Mortgage Loan is secured by a letter of credit;

              (xiv) whether such Mortgage Loan is an ARD Loan and, if so, the Anticipated Repayment Date and Additional Interest Rate;

              (xv) whether the Mortgage Loan is a Credit Lease Loan and, if so, the tenant under or guarantor of the related Credit Lease and the Rated Party;

              (xvi) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan;

              (xvii) the applicable Loan Group to which such Mortgage Loan belongs; and

             (xviii) whether the Mortgage Loan provides for a lockbox.

            "Mortgage Loan Sellers": LBHI and LUBS.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to any Mortgage Loan (and any successor REO Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of each ARD Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date. Subject to modification in accordance with Section
3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor, the Mortgage Rate for each Mortgage Loan shall otherwise be fixed.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans (including Specially Serviced Mortgage Loans) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the then related Mortgage Rate minus the sum of the Trustee Fee Rate, the related Master Servicing Fee Rate and, in the case of an ARD Loan after its Anticipated Repayment Date, the related Additional Interest Rate.

            "Net Operating Income" or "NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

            "Net Prepayment Consideration": The Prepayment Consideration received with respect to any Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

            "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": A report prepared by the Special Servicer with respect to Specially Serviced Mortgaged Loans and REO Loans, and by the Master Servicer with respect to all other Mortgage Loans, containing substantially the information described in Exhibit T attached hereto, presenting the computations made in accordance with the methodology described in Exhibit T to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer, the Trustee or the Fiscal Agent with respect to any P&I Advance, that such party has determined in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, that such party has determined, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

            "Non-Registered Certificate": Any Certificate that has not been registered under the Securities Act. As of the Closing Date, the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II or Class R-III Certificates are Non-Registered Certificates.

            "Non-United States Person": Any person other than a United States Person.

            "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

            "Omni Loan": That certain Mortgage Loan secured by Mortgaged Properties identified on the Mortgage Loan Schedule as TRT Holdings.

            "Ontario Mills Loan": That certain Mortgage Loan secured by Mortgaged Properties identified on the Mortgage Loan Schedule as Mills.

            "Operating Statement Analysis": With respect to each Specially Serviced Mortgage Loan and REO Property, a report prepared by the Special Servicer, and with respect to all other Mortgage Loans, a report prepared by the Master Servicer, substantially containing the information described in Exhibit U attached hereto.

            "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer and the Special Servicer) acceptable to and delivered to the Trustee or any other specified Person, as the case may be; provided that the Opinion of Counsel required by
Section 6.09 may, if Wells Fargo Bank, National Association is designated as a Special Servicer under such section, be from in-house counsel at Wells Fargo Bank, National Association.

            "Original Class Notional Amount": With respect to the Class X Certificates, the initial Class Notional Amount thereof as of the Closing Date, which is equal to $2,025,590,706.

            "Original Class Principal Balance": With respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to:

            (i) the Class A-1-a Certificates for any Distribution Date, 5.87% per annum;

            (ii) the Class A-1-b Certificates for any Distribution Date, 6.21% per annum;

            (iii) the Class A-2 Certificates for any Distribution Date, 6.30% per annum;

            (iv) the Class B Certificates for any Distribution Date, 6.36% per annum;

            (v) the Class C Certificates for any Distribution Date, 6.50% per annum;

            (vi) the Class D Certificates for any Distribution Date, 6.50% per annum;

            (vii) the Class E Certificates for any Distribution Date, 6.50% per annum;

            (viii) the Class F Certificates for any Distribution Date, 6.00% per annum;

            (ix) the Class G Certificates for any Distribution Date, 5.60% per annum;

            (x) the Class H Certificates for any Distribution Date, 5.60% per annum;

            (xi) the Class J Certificates for any Distribution Date, 5.60% per annum;

            (xii) the Class K Certificates for any Distribution Date, 5.60% per annum;

            (xiii) the Class L Certificates for any Distribution Date, 5.60% per annum;

            (xiv) the Class M Certificates for any Distribution Date, 5.60% per annum;

            (xv) the Class N Certificates for any Distribution Date, 5.60% per annum;

            (xvi) each Component of the Class X Certificates for any Distribution Date, the excess, if any, of (A) the Weighted Average REMIC I Remittance Rate for such Distribution Date, over (B) the fixed Pass-Through Rate applicable to the Class of Principal Balance Certificates whose alphabetical (and, if applicable, numerical) Class designation is included in the designation of such Component; and

            (xvii) the Class X Certificates for any Distribution Date, the weighted average (expressed as a percentage and rounded to six decimal places) of the respective Pass-Through Rates applicable to all of the Components of such Class for such Distribution Date, weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date.

The Weighted Average REMIC I Remittance Rate referenced above in this definition is also the REMIC II Remittance Rate for each REMIC II Regular Interest.

            "Percentage Interest": With respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Permitted Investments": Any one or more of the following obligations or securities (including, without limitation, obligations or securities of the Trustee if otherwise qualifying hereunder):

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Moody's and S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of Moody's and S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Moody's and S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (v) units of money market funds rated "AAAm" or "AAAm-G" by S&P and rated in the highest applicable rating category of Moody's (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

            (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

            "Permitted Transferee": Any Transferee of a Residual Interest Certificate other than a Disqualified Organization or Non-United States Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

            "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

            "Plan": As defined in Section 5.02(c).

            "Plurality Residual Interest Certificateholder": As to any taxable year of REMIC I, REMIC II or REMIC III, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Interest Certificates.

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Loan is repaid on its Anticipated Repayment Date.

            "Prepayment Consideration": Any Prepayment Premium or Yield Maintenance Charge.

            "Prepayment Consideration Entitlement": Depending on the Class of Principal Balance Certificates and whether the prepaid Mortgage Loan (or successor REO Loan) is a Group 1 Mortgage Loan (or successor REO Loan) or a Group 2 Mortgage Loan (or successor REO Loan), the following amounts:

            (a) with respect to any Class of Class A Certificates in respect of 84% of any Net Prepayment Consideration received in respect of any Group 1 Mortgage Loan (or successor REO Loan), provided that distributions are being made pursuant to Section 4.01(a)(i) or Section 4.01(a)(iii) on the Distribution Date on which such Net Prepayment Consideration is to be distributed, the product of (i) 84% of such Net Prepayment Consideration, multiplied by (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of the Class A-1-b Certificates (or, in the case of the Class A-1-a Certificates, the Pass-Through Rate for the Class A-1-a Certificates) over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Loan) over the relevant Discount Rate, multiplied by
      (iii) a fraction, the numerator of which is equal to the aggregate of all distributions of principal to be made pursuant to Section 4.01(a)(i) or
      Section 4.01(a)(iii), as the case may be, in respect of such Class of Class A Certificates on such Distribution Date, and the denominator of which is equal to 84% of the Loan Group 1 Principal Amounts for such Distribution Date;

            (b) with respect to any Class of Class A Certificates in respect of 16% of any Net Prepayment Consideration received in respect of any Group 1 Mortgage Loan (or successor REO Loan), provided that distributions are being made pursuant to Section 4.01(a)(ii) or Section 4.01(a)(iii) on the Distribution Date on which such Net Prepayment Consideration is to be distributed, the product of (i) 16% of such Net Prepayment Consideration, multiplied by (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of the Class A-2 Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Loan) over the relevant Discount Rate, multiplied by (iii) a fraction, the numerator of which is equal to the aggregate of all distributions of principal to be made pursuant to Section 4.01(a)(ii) or Section 4.01(a)(iii), as the case may be, in respect of such Class of Class A Certificates on such Distribution Date, and the denominator of which is equal to the aggregate of 16% of the Loan Group 1 Principal Amounts for such Distribution Date and 100% of the Loan Group 2 Principal Amounts for such Distribution Date;

            (c) with respect to any Class of Class A Certificates in respect of 100% of any Net Prepayment Consideration received in respect of any Group 2 Mortgage Loan (or successor REO Loan, provided that distributions are being made pursuant to Section 4.01(a)(ii) or Section 4.01(a)(iii) on the Distribution Date on which such Net Prepayment Consideration is to be distributed, the product of (i) 100% of such Net Prepayment Consideration, multiplied by (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of the Class A-2 Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Loan) over the relevant Discount Rate, multiplied by (iii) a fraction, the numerator of which is equal to the aggregate of all distributions of principal to be made pursuant to Section 4.01(a)(ii) or Section 4.01(a)(iii), as the case may be, in respect of such Class of Class A Certificates on such Distribution Date, and the denominator of which is equal to the aggregate of 16% of the Loan Group 1 Principal Amounts for such Distribution Date and 100% of the Loan Group 2 Principal Amounts for such Distribution Date;

            (d) with respect to any Class of Class A Certificates in respect of 100% of any Net Prepayment Consideration received in respect of each and every Mortgage Loan (and successor REO Loan), provided that distributions are being made pursuant to Section 4.01(a)(iii) or Section 9.01 on the Distribution Date on which such Net Prepayment Consideration is to be distributed, the product of (i) 100% of such Net Prepayment Consideration, multiplied by (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Loan) over the relevant Discount Rate, multiplied by (iii) a fraction, the numerator of which is equal to the aggregate of all distributions of principal to be made pursuant to Section 4.01(a)(iii) or Section 9.01, as the case may be, in respect of such Class of Class A Certificates on such Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date; and

            (e) with respect to any other Class of Principal Balance Certificates senior to the Class H Certificates, in respect of 100% of any Net Prepayment Consideration received in respect of each and every Mortgage Loan (and successor REO Loan), the product of (i) 100% of such Net Prepayment Consideration, multiplied by (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Loan) over the relevant Discount Rate, multiplied by (iii) a fraction, the numerator of which is equal to the aggregate of all distributions of principal to be made pursuant to Section 4.01(b) or Section 9.01, as the case may be, in respect of such Class of Principal Balance Certificates on the Distribution Date on which such Net Prepayment Consideration is to be distributed, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected and, in the case of an ARD Loan after its Anticipated Repayment Date, of any Additional Interest).

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Net Mortgage Rate plus the Trustee Fee Rate on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Primary Servicing Office": The offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at Charlotte Plaza, 23rd Floor, 201 South College Street, Charlotte, North Carolina 28288-1075, and the Primary Servicing Office of the Special Servicer is located at 700 N.W. 107th Avenue, Suite 400, Miami, Florida 33172.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Fiscal Agent, the Master Servicer and the Special Servicer in writing of its selection.

            "Principal Balance Certificate": Any Regular Interest Certificate (other than a Class X Certificate).

            "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

            (a) the aggregate of all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

            (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

            (c) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

            (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

            (e) the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

            (f) the aggregate of the principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Loans with respect to such Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Proposed Plan": As defined in Section 3.17(a)(iii).

            "Prospectus": The prospectus dated November 17, 1998, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement": The prospectus supplement dated November 17, 1998 relating to the Registered Certificates.

            "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Mortgage Loan (or the related REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate to, but not including, the Due Date in the Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest),
(c) all related unreimbursed Servicing Advances, and (d) solely in the case of a purchase by the Depositor pursuant to Section 2.03, all accrued and unpaid interest in respect of related Advances and any costs of enforcing the repurchase obligation against the Depositor.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rated Final Distribution Date": The Distribution Date in October 2035.

            "Rated Party": With respect to any Credit Lease (other than the Credit Leases in respect of the Mortgaged Properties identified on the Mortgage Loan Schedule as Garden Ridge-Stockbridge and IHOP), the Tenant under such Credit Lease, the affiliate of such Tenant or the guarantor of such Tenant's obligations under such Credit Lease, as applicable, that as of the Closing Date has long-term senior unsecured debt obligations or long-term senior unsecured credit facilities, as the case may be, that have been assigned, as of the Closing Date, a public rating of at least "BB" (or the equivalent) by each Rating Agency, which Person is identified on the Mortgage Loan Schedule.

            "Rating Agency": Each of Moody's and S&P.

            "Realized Loss": With respect to: (1) each Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest), plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) so cancelled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Record Date": With respect to any Distribution Date other than the initial Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs, and with respect to the initial Distribution Date, the Closing Date.

            "Registered Certificate": Any Certificate that has been registered under the Securities Act. As of the Closing Date, the Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E and Class X Certificates are Registered Certificates.

            "Regular Interest Certificate": Any REMIC III Certificate other than a Class R-III Certificate.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with
Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": Any REMIC administrator appointed pursuant to
Section 8.13 (or, in the absence of any such appointment, the Trustee).

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date and other than Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) any REO Property acquired in respect of a Mortgage Loan; and (iii) such funds or assets as from time to time are deposited in the Custodial Account, the Collection Account, the Interest Reserve Account and, if established, the REO Account, exclusive of any amounts that represent Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates.

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, either: (a) if, based on the terms thereof in effect as of the Closing Date, the related Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months, the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; and (b) if, based on the terms thereof in effect as of the Closing Date, the related Mortgage Loan did not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, a rate per annum equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of twelve times the aggregate amount of interest that would accrue during the related Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date if such interest were calculated (A) at the Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date and (B) on the same Interest Accrual Basis as is applicable to the related Mortgage Loan, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, minus (ii) the applicable Administrative Cost Rate; provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during January of any year or during December of any year that does not immediately precede a leap year, the amount of the numerator for the fraction described in clause (b)(i) of this definition shall be reduced by the related Interest Reserve Amount that is to be transferred from the Collection Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c) and, if the subject Interest Accrual Period occurs during February of any year, the amount of the numerator for the fraction described in clause (b)(i) of this definition shall be increased by any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Collection Account pursuant to Section 3.05(c) for distribution on the Distribution Date in March of such year.

            "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

            "REMIC II Regular Interest": Any of the fifteen separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

            "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest for any Distribution Date, the Weighted Average REMIC I Remittance Rate for such Distribution Date.

            "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

            "REMIC III Certificate": Any Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class X, Class J, Class K, Class L, Class M, Class N or Class R-III Certificate.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "Replacement Master Servicer": The successor Master Servicer if the Master Servicer is replaced pursuant to Section 6.12.

            "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for registered holders of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4".

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement of the Master Servicer or the Special Servicer for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive, however, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest);

second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

            "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Status Report": A report containing substantially the information described in Exhibit O attached hereto and including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

            "REO Tax": As defined in Section 3.17(a)(i).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute.

            "Required Appraisal Loan": Any Mortgage Loan (i) that is sixty (60) days or more delinquent in respect of any Monthly Payment, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Monthly Payment (other than a Balloon Payment), (iv) with respect to which a receiver in bankruptcy is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid within 20 days following its most recent scheduled maturity date. Any Required Appraisal Loan shall cease to be such at such time as it has become a Corrected Mortgage Loan, it has remained current for at least twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve-month period.

            "Required Appraisal Value": With respect to any Mortgaged Property securing a Required Appraisal Loan, an amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of such Mortgaged Property as determined by a Required Appraisal or any letter update of such Required Appraisal; and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property.

            "Residual Interest Certificate": A Class R-I, Class R-II or Class R-III Certificate.

            "Residual Value Insurance Policy": With respect to any Credit Lease Loan that is also a Balloon Mortgage Loan, an insurance policy that insures the payment of the related Balloon Payment to the extent that the related Mortgaged Property cannot be sold for such amount at stated maturity because of changes in market conditions.

            "Responsible Officer": When used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to the Fiscal Agent, any officer or assistant officer thereof.

            "Restricted Servicer Reports": Each of the Watch List, Operating Statement Analysis, NOI Adjustment Worksheet and Comparative Financial Status Report.

            "S&P": Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the Monthly Payment on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class A-1-a, Class A-1-b, Class A-2 or Class X Certificate.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in connection with the servicing of a Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or any other appraisal expressly permitted or required to be obtained hereunder and (f) the operation, management, maintenance and liquidation of any REO Property; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.

            "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan, including, without limitation, appraisals, surveys, engineering reports and environmental reports.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing Standard": With respect to the Master Servicer or the Special Servicer, to service and administer the Mortgage Loans for which it is responsible: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities performed on behalf of third parties (giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders) or on behalf of itself, whichever is higher, in any event with respect to mortgage loans comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable, good faith judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders to be performed at the related Mortgage Rate); and (iii) without regard to (A) any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related borrower; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive reimbursement of costs, or the sufficiency of any compensation payable to it hereunder or with respect to any particular transaction; and (E) the ownership, servicing or management of other loans or properties not included in or securing, as the case may be, the Mortgage Pool.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

            "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Interest Certificates evidencing a $1,000 denomination.

            "Special Servicer": Lennar Partners, Inc. or its successor in interest, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

            (a) the related Mortgagor shall have failed to make any Monthly Payment and such failure has continued unremedied for 60 days (or, in the event that (i) the Mortgagor has failed to make a Balloon Payment, (ii) the Master Servicer has received written evidence (satisfactory to it) from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan and (iii) the related Mortgagor has continued to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such failure has continued unremedied for the lesser of 120 days and the period within which such refinancing was expected to occur); or

            (b) the Master Servicer shall have determined, in its good faith, reasonable judgment, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the event that (i) the Mortgagor is expected to default in the making of a Balloon Payment, (ii) the Master Servicer has received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan and (iii) the Master Servicer reasonably expects the related Mortgagor will continue to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such default is likely to remain unremedied for the lesser of 120 days and the period within which such refinancing is expected to occur); or

            (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan when a Liquidation Event has occurred with respect to such Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through
(g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

            (w) with respect to the circumstances described in clause (a) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to
                  Section 3.20);

            (x)   with respect to the circumstances described in clauses (b),
                  (d), (e) and (f) above, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (y) with respect to the circumstances described in clause (c) above, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

            (z) with respect to the circumstances described in clause (g) above, such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Mortgage Loan becoming a Specially Serviced Mortgage Loan.

            "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(c).

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), the Cut-off Date Balance of such Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such Mortgage Loan (or successor REO Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor or REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinate Available Distribution Amount": With respect to any Distribution Date, the excess, if any, of the Available Distribution Amount for such Distribution Date, over the aggregate distributions, if any, to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a).

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II or Class R-III Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

            "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

            "Tenant": A tenant under a Credit Lease.

            "Termination Fee": In connection with any termination of the initial Master Servicer by the Depositor pursuant to Section 6.12, the termination fee payable pursuant to (i) the Master Servicer Appointment Agreement dated as of November 1, 1998, between the Depositor and the initial Master Servicer, (ii) the Agreement to Appointment of Master Servicer dated as of November 1, 1998, between the Depositor and LBHI and (iii) the Agreement to Appointment of Master Servicer dated as of November 1, 1998, between the Depositor and LUBS.

            "Transaction Documents": Collectively, the following documents: (i) this Agreement; (ii) the Mortgage Loan Purchase Agreements; (iii) the Underwriting Agreement dated as of November 17, 1998, between the Depositor and the Underwriter relating to the sale by the Depositor to the Underwriter of the Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E and Class X Certificates; and (iv) the Assignment Agreement dated as of November 24, 1998, between the Depositor and the Underwriter relating to the transfer by the Depositor to the Underwriter of the Class R-I, Class R-II and Class R-III Certificates.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

            "Trust": The common law trust created hereunder.

            "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, REMIC III and the Grantor Trust.

            "Trustee": LaSalle National Bank or its successor in interest, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

            "Trustee Fee": With respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by
(ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

            "Trustee Fee Rate": 0.003%.

            "Trustee Liability": As defined in Section 8.05(b).

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued during the related Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Distribution Date, accrued during the related Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest shall accrue on the basis of a 360- day year consisting of twelve 30-day months.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular

Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such REMIC II Regular Interest as provided below. The portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocated to any Class of Principal Balance Certificates or any Component of the Class X Certificates in accordance with the definitions of "Distributable Certificate Interest" and "Distributable Component Interest", respectively, shall be deemed to have first been allocated to the Corresponding REMIC II Regular Interest.

            "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Mortgage Loan, and the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(j), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(k), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to
Section 4.04(c).

            "Underwriter": Lehman Brothers Inc. or its successor in interest.

            "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

            "Unrestricted Servicer Reports": Each of the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Estimate Report, REO Status Report and Loan Payoff Notification Report.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates.

            "Watch List Report": A report, substantially in the form of Exhibit P attached hereto, identifying (as of the Determination Date immediately preceding the preparation of such report) each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.05x, (ii) that has a Stated Maturity Date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months,
(viii) that is late in making its Monthly Payment three or more times in the preceding twelve months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent.

            "Weighted Average REMIC I Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective REMIC I Remittance Rates applicable to the REMIC I Regular Interests for such Distribution Date, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Stated Maturity Date or Anticipated Repayment Date), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^0.16667}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.438%.

            SECTION 1.02. General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
        REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01. Creation of Trust; Conveyance of Mortgage Loans.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as an "LB Commercial Mortgage Trust". LaSalle National Bank is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans, and (ii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver and deposit with, or cause the Mortgage Loan Sellers (pursuant to their respective Mortgage Loan Purchase Agreements) to deliver to and deposit with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned, with copies of the Mortgage Notes, Mortgages and reserve agreements for the Mortgage Loans to be delivered to the Master Servicer and the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreements and this Section 2.01(b).

            Also in connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall deliver to the Trustee on or before the initial P&I Advance Date the Initial Deposit for each Mortgage Loan originated during November 1998 as to which the related Mortgagor is not required to pay a full month's interest in December 1998. The Trustee shall hold such funds uninvested in an Eligible Account in its name until the P&I Advance Date of the initial Distribution Date and on such P&I Advance Date shall transfer such funds to the Collection Account for distribution to the Certificateholders on the initial Distribution Date.

            (c) The Trustee shall, as to each Mortgage Loan, promptly (and in any event within 45 days following the later of Closing Date and the date on which the complete Mortgage File for such Mortgage Loan (including, without limitation, all necessary recording and filing information) has been delivered to the Trustee or its agent), at the Depositor's expense, submit for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to the Mortgage Loan, in favor of the Trustee referred to in clause
(iv) of the definition of "Mortgage File", and each UCC-2 and UCC-3 assignment in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original. The Trustee shall forward a copy of each of the aforementioned assignments to the Master Servicer promptly following the Trustee's receipt thereof. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and shall deliver to the Trustee the substitute or corrected document (and the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate).

            (d) All documents and records in the possession of the Depositor or either Mortgage Loan Seller that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all unapplied Escrow Payments and Reserve Funds in the possession of the Depositor or either Mortgage Loan Seller that relate to the Mortgage Loans, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the Depositor) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (e) It is not intended that this Agreement create a partnership or a joint-stock association.

            SECTION 2.02. Acceptance of Trust Fund by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and the Underwriter that, as to each Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit C, (i) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and (ii) the Mortgage Note received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor),
(B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

            (b) On or about the 90th day following the Closing Date (and, if any exceptions are noted, again on or about the first anniversary of the Closing
Date), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing to each of the other parties hereto, each Mortgage Loan Seller and the Underwriter that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses (i) through (v), (vii) and (viii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and
(vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (d) In performing the reviews contemplated by Subsections (a) and
(b) above, the Trustee may conclusively rely on the Depositor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through
(v), (vii) and (viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Subsections (a) and (b) above.

            (e) For so long as the initial Trustee is the Trustee, it shall maintain continuous possession of the Mortgage Files and the Collection Account in the State of Illinois.

            SECTION 2.03. Repurchase of Mortgage Loans for Document Defects and
                          Breaches of Representations and Warranties.

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of the Depositor set forth in Section 2.04(b) (a "Breach"), and such Document Defect or Breach, as the case may be, materially and adversely affects the interests of the Certificateholders in, or the value of, any Mortgage Loan, such party shall give prompt written notice thereof to each of the Rating Agencies, the related Mortgage Loan Seller and the other parties hereto. Promptly upon becoming aware of any such Document Defect or Breach that materially and adversely affects the interests of the Certificateholders in, or the value of, any Mortgage Loan (including through such written notice provided by any party hereto, as provided above), the Depositor shall, not later than 90 days from the earlier of the Depositor's discovery or receipt of notice of such Document Defect or Breach, as the case may be (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Document Defect or Breach), cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or, if such Document Defect or Breach, as the case may be, cannot be cured within such 90-day period, repurchase the affected Mortgage Loan at the applicable Purchase Price by wire transfer of immediately available funds to the Custodial Account; provided, however, that if (i) such Document Defect or Breach is capable of being cured but not within such 90-day period, (ii) such Document Defect or Breach is not related to any Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Depositor has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, then the Depositor shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the Depositor receiving such additional 90-day period, the Depositor shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial 90- day period and what actions the Depositor is pursuing in connection with the cure thereof and stating that the Depositor anticipates that such Document Defect or Breach will be cured within such additional 90-day period; and provided, further, that if, any such Document Defect is still not cured after the initial 90 days and any such additional 90-day period solely due to the failure of a recording office to have returned the recorded document, then the Depositor shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the Depositor certifies to the Trustee every 30 days thereafter that the Document Defect is still in effect solely because of the failure of a recording office to have returned the recorded document and that the Depositor is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

            (b) In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Depositor, upon delivery to each of them of a receipt executed by the Depositor, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the Depositor or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare (at the expense of the Depositor), execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

            (c) This Section 2.03 provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.

            SECTION 2.04. Representations, Warranties and Covenants of the
                          Depositor.

            (a) The Depositor hereby represents , warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Master Servicer and the Special Servicer, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto.

            (ix) The Depositor is transferring the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests.

            (x) Attached hereto as Exhibit X is a true, correct and complete copy of the Depositor's organizational documents in effect as of the Closing Date.

            (xi) As of the Closing Date, the Depositor shall hold the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, and the Depositor shall not transfer its interest in such Certificates to any Affiliate unless (A) it is for prompt resale to an Independent third party or (B) it delivers to each Rating Agency an Opinion of Counsel to the effect that such Affiliate would not be consolidated with the Underwriter or either Seller in the event of an insolvency of the Underwriter, either Seller or any particular equity holder holding a 49% or greater equity interest in such Affiliate..

            (b) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, with respect to each Mortgage Loan, as of the Closing Date or such other date specified in the particular representation and warranty, that:

            (i) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date;

            (ii) If such Mortgage Loan was originated by the related Mortgage Loan Seller or another Affiliate of the Depositor, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage Loan was not originated by the related Mortgage Loan Seller or another Affiliate of the Depositor, then, to the best of the Depositor's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

            (iii) The Depositor owns such Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, and no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Depositor's right to assign or transfer such Mortgage Loan;

            (iv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

            (v) Each of the related Mortgage Note, Mortgage(s), Assignment(s) of Leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and a legal opinion to such effect was obtained by the originator of such Mortgage Loan at the time of origination;

            (vi) As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, to the best knowledge of the Depositor, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements;

            (vii) The assignment of the related Mortgage(s) and Assignment(s) of Leases to the Trustee constitutes the legal, valid, binding and enforceable assignment of such documents in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (other than on the parking garage portion of the Mortgaged Property securing the Bayside Loan), which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for (A) liens for real estate taxes and special assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan, (C) other matters to which like properties are commonly subject and which do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by such Mortgage or materially and adversely affect the value or marketability of such Mortgaged Property or the ability of the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note, and (D) in the case of the parking garage portion of the Mortgaged Property securing the Bayside Loan, the lien of a mortgage securing certain municipal bonds; and such encumbrances do not materially interfere with the current use or operation of the related Mortgaged Property, and there exists with respect to such Mortgaged Property an assignment of leases and rents provision, whether as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property (other than on the parking garage portion of the Mortgaged Property securing the Bayside Loan), subject only to encumbrances described in subsections (A), (B), (C) and (D) of this subparagraph (viii);

            (ix) The related Mortgage Loan Seller has filed and/or recorded in all appropriate public filing and recording offices all UCC-1 financing statements necessary to create and perfect a security interest in and lien on the items of personal property described therein, which personal property includes, in the case of healthcare facilities and hotel properties, all furniture, fixtures, equipment and other personal property located at the subject Mortgaged Property that is owned by the related Mortgagor and necessary or material to the operation of the subject Mortgaged Property (or, if not filed and/or recorded, has submitted such UCC-1 financing statements for filing and/or recording and such UCC-1 financing statements are in form and substance acceptable for filing and/or recording), to the extent perfection may be effected pursuant to applicable law by recording or filing;

            (x) All taxes and governmental assessments that prior to the Cut-off Date became due and owing in respect of, and affect, any related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

            (xi) As of the date of its origination, there was no proceeding pending for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof, and each such Mortgaged Property was free of material damage; and, as of the Cutoff Date, the Depositor has not received any notice of the commencement of any proceeding for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof, and such Mortgaged Property is free of material damage;

            (xii) Each related Mortgaged Property is covered by an ALTA (or its equivalent) lender's title insurance policy insuring that each related Mortgage is a valid first lien on such Mortgaged Property (other than the parking garage portion of the Mortgaged Property securing the Bayside
      Loan) in the original principal amount of the Mortgage Loan after all advances of principal, or there is a binding commitment from a title insurer qualified and licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance policy, if issued, is in full force and effect, is freely assignable and will inure solely to the benefit of the Trustee as mortgagee of record, or any such commitment is a legal, valid and binding obligation of such insurer; no claims have been made under such title insurance policy, if issued; and to the best knowledge of the Depositor, no prior mortgagee has done, by act or omission, anything which would materially impair the coverage of any such title insurance policy;

            (xiii) As of the date of its origination, all insurance required under each related Mortgage, which insurance covered (except where a Tenant under a Credit Lease is permitted to self-insure) such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to 100% of the full insurable replacement cost of the improvements located on such Mortgaged Property (except to the extent not permitted by applicable law and then in such event in an amount in excess of the initial principal balance of the Mortgage Loan, together with an "agreed value endorsement"), was in full force and effect with respect to each related Mortgaged Property; and, as of the Cut-off

      Date, to the best knowledge of the Depositor, all insurance required under each Mortgage, which insurance covers (except where a Tenant under a Credit Lease is permitted to self-insure) such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Depositor; except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of the Mortgage Loan;

            (xiv) Other than payments due but not yet 30 days or more delinquent, there is, to the best of the Depositor's knowledge, (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or any related Mortgage, and (B) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Depositor has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of each Mortgage Loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related Mortgage File, no person or party other than the mortgagee may declare an event of default or accelerate the related indebtedness under such Mortgage Loan, Mortgage Note or Mortgage;

            (xv) As of the Cut-off Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

            (xvi) The Mortgage Loan accrues interest on the basis of the actual number of days elapsed over a 360-day year or on the basis of a 360-day year consisting of twelve 30-day months; and the Mortgage Loan accrues interest (payable in arrears) at a fixed rate of interest (except with respect to the ARD Loans, as to which the accrual rate for interest increases after their respective Anticipated Repayment Dates, and except in connection with the occurrence of a default and the accrual of default interest);

            (xvii) Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, any related Mortgaged Property to secure any other promissory note or obligation, (other than another Mortgage Loan in the Trust Fund);

            (xviii) Such Mortgage Loan is or constitutes part of a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing the Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan. For purposes of the preceding sentence, the fair market value of the real property securing the Mortgage Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage Loan, and was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan;

            (xix) Prepayment Premiums and Yield Maintenance Charges payable with respect to the Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (xx) One or more environmental site assessments were performed by an environmental consulting firm independent of the Depositor and the Depositor's affiliates with respect to each related Mortgaged Property during the 13-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s);

            (xxi) The related Mortgage Note, Mortgage(s) and Assignment(s) of Leases, if any, contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property or Properties of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to applicable reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time, in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (xxii) To the best of the Depositor's knowledge, after due inquiry, the related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding;

            (xxiii) Such Mortgage Loan is secured by either a mortgage on a fee simple interest or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property;

            (xxiv) Unless such Mortgage Loan is an ARD Loan, such Mortgage Loan does not provide for negative amortization;

            (xxv) Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property;

            (xxvi) The related Mortgage contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee, any related Mortgaged Property or interest therein, is directly or indirectly encumbered in connection with subordinate financing; provided that certain members of the Mortgagors listed on Exhibit W-1 hereto, are known to have incurred debt secured by their ownership interest in the related Mortgagor;

            (xxvii) Except with respect to transfers of certain non-controlling interests in the related Mortgagor as specified in the related Mortgage, and except with respect to one or more transfers of the related Mortgaged Property to a person that satisfies certain criteria (including criteria related to bankruptcy remoteness and property management experience) specified in the related Mortgage, each related Mortgage contains either
      (A) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers;

            (xxviii) Except in the case of the Omni Loan, the Ontario Mills Loan and the Arden Loan, such Mortgage Loan, together with any other Mortgage Loan made to the same Mortgagor or to an affiliate of such Mortgagor, does not represent more than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool;

            (xxix) Except as set forth in the related Mortgage File, the terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner nor has any portion of a related Mortgaged Property been released from the Lien of the related Mortgage to an extent, which in any such event materially interferes with the security intended to be provided by such Mortgage;

            (xxx) Each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date;

            (xxxi) The terms of the related Mortgage Note or Mortgage do not provide for the release of any material portion of the related Mortgaged Property from the lien of such Mortgage without either (A) payment in full of the Mortgage Loan or (B) delivery of defeasance collateral in the form of U.S. government securities;

            (xxxii) The related Mortgagor has covenanted in the Mortgage Loan documents to maintain the related Mortgaged Property in compliance with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent institutional commercial and multifamily mortgage lenders with respect to the foregoing matters; the Depositor has received no notice of any material violation of any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of such Mortgaged Property; to the Depositor's knowledge (based on surveys and/or title insurance obtained in connection with the origination of such Mortgage Loan), as of the date of such origination, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (xii) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent;

            (xxxiii) Except with respect to Credit Lease Loans, the related Mortgagor has covenanted in the Mortgage Loan documents to deliver each year to the mortgagee an operating statement of each related Mortgaged Property covering the twelve-month period identified therein;

            (xxxiv) In the case of each Mortgage Loan having a Cut-off Date Balance in excess of 2.5% of the aggregate Cut-off Date Balance of the Mortgage Pool, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property or Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Mortgaged Property;

            (xxxv) No advance of funds has been made, directly or indirectly, by the Depositor to the Mortgagor other than pursuant to the Mortgage Note and no funds have been received from any person other than such Mortgagor for or on account of payments due on the Mortgage Note;

            (xxxvi) To the Depositor's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the

      Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan;

            (xxxvii) Such Mortgage Loan complied with all applicable usury laws in effect at its date of origination;

            (xxxviii) To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan;

            (xxxix) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage;

            (xl) Except in the case of the Bayside Loan and the parking garage portion of the related Mortgaged Property, the related Mortgage Note is not secured by any collateral that secures a mortgage loan that is not in the Trust Fund; if the Mortgage Loan is cross-collateralized, it is cross-collateralized only with other Mortgage Loans in the Trust Fund; and the security interest/lien on each item of collateral for such Mortgage Loan has been assigned to the Trustee;

            (xli) The improvements on the related Mortgaged Property either are not located in a flood hazard area as defined by the Federal Insurance Administration or are covered by flood hazard insurance;

            (xlii) Except with respect to the Mortgage Loans listed on Exhibit W-2 hereto, one or more engineering assessments were performed by an engineering consulting firm independent of the Depositor and the Depositor's affiliates with respect to each related Mortgaged Property during the 19-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s);

            (xliii) All escrow deposits and payments relating to the Mortgage Loan are under control of the Depositor or the servicer of such Mortgage Loan and all amounts required as of the date hereof under the Mortgage Loan Documents to be deposited by the related Mortgagor have been deposited;

            (xliv) The related Mortgagor has represented to the Depositor that as of the date of origination of the Mortgage Loan, such Mortgagor, the related lessee, franchisor or operator was in possession of all licenses, permits and authorizations then required for use of the related Mortgaged Property, which were valid and in full force and effect;

            (xlv) The origination, servicing and collection practices used by the Depositor or any prior holder of the Mortgage Note have been in all respects legal and have met customary industry standards;

            (xlvi) Except as set forth in Exhibit W-3, the Mortgage Loan is secured in whole or in part by a fee simple interest;

            (xlvii) If such Mortgage Loan is secured in whole or in material part by the interest of a Mortgagor as a lessee under a Ground Lease but not by the related fee interest:

                  (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

                  (B) Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor; provided, that the lessor's consent to a subsequent sale is required under the Ground Lease related to the Mortgage Loans listed in Exhibit W-4 hereto;

                  (C) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee thereunder and that any such action without such consent is not binding on such mortgagee, its successors or assigns;

                  (D) Unless otherwise set forth in the Ground Lease, the Ground
            Lease does not permit any increase in the amount of rent payable by the ground lessee thereunder during the term of the Mortgage Loan;

                  (E) Such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan, and to the actual knowledge of the Depositor, at the Closing Date, such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (1) there is no material default, and
            (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

                  (F) Such Ground Lease or an estoppel or consent letter
            received by the mortgagee from the lessor, requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee from the lessor, further provides either
            (1) that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of the Ground Lease the lessor will enter into a new lease with the mortgagee;

                  (G) The ground lessee's interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any exceptions stated in the related title insurance policy or opinion of title, which exceptions do not and will not materially and adversely interfere with (1) the ability of the related Mortgagor timely to pay in full the principal and interest on the related Mortgage Note, (2) the use of such Mortgaged Property for the use currently being made thereof, or (3) the value of the Mortgaged Property;

                  (H) The mortgagee is permitted a reasonable opportunity to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease;

                  (I) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein) that extends not less than 10 years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (J) Except with respect to the Ground Lease related to each of the Mortgage Loans listed in Exhibit W-4 hereto, under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee from the lessor and the related Mortgage, taken together, any related insurance proceeds or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

                  (K) Such Ground Lease does not impose any restrictions on
            subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

                  (L) Except with respect to Mortgage Loans listed on Exhibit
            W-4 hereto, the ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy, and for any reason, upon the request of the lender; and

                  (M) The terms of the related Ground Lease have not been
            waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage;

            (xlviii) If such Mortgage Loan is secured in whole or in part by the interest of the related mortgagor under a Ground Lease and by the related fee interest, such fee interest is subject, and subordinated of record, to the related Mortgage, and such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest;

            (xlix) If such Mortgage Loan is a Credit Lease Loan:

                  (A) Except with respect to the Credit Lease Loans listed in
            Exhibit W-5 hereto, the lease payments due under the related Credit Lease, together with any escrow payments held by the Depositor or its designee, are equal to or greater than the payments due with respect to the related Mortgage Loan;

                  (B) Except with respect to Credit Lease Loans as indicated in
            Exhibit W-5 hereto, the Mortgagor does not have monetary obligations under the related Credit Lease, and every monetary obligation associated with managing, owning, developing and operating the leased property, including, but not limited to, the costs associated with utilities, taxes, insurance, maintenance and repairs is an obligation of the related Tenant;

                  (C) Except with respect to Credit Lease Loans listed in
            Exhibit W-5 hereto, the Mortgagor does not have any nonmonetary obligations under the related Credit Lease, except for the delivery of possession of the leased property;

                  (D) Except with respect to the Credit Lease Loans listed in
            Exhibit W-5 hereto, the Mortgagor has not made any representation or warranty in the related Credit Lease, a breach of which would result in the termination of, or an offset or abatement with respect to, such Credit Lease;

                  (E) The related Tenant cannot terminate or abate rental
            payments under such Credit Lease for any reason prior to the payment in full of: (1) the principal balance of the related Mortgage Loan;
            (2) all accrued and unpaid interest on such Mortgage Loan; and (3) any other sums due and payable under such Mortgage Loan, as of the termination date, which date is a rent payment date, except for a material default by the related Mortgagor under the Credit Lease or due to a casualty or condemnation event, in which case, a Lease Enhancement Policy insures against such risk;

                  (F) In the event the related Tenant assigns or sublets the related leased property, such Tenant (and if applicable, the related guarantor) remains obligated under the related Credit Lease;

                  (G) Each property related to a Credit Lease Loan is a separate tax lot;

                  (H) Except with respect to the Credit Lease Loans listed in
            Exhibit W-5 hereto, the related Tenant has agreed to indemnify the Mortgagor from any claims of any nature other than the acts or omissions of the related Mortgagor, (1) to which the Mortgagor is subject because of such Mortgagor's estate in the leased property, or (2) arising from (I) injury to or death of any person or damage to or loss of property on the leased property or connected with the use, condition or occupancy of the leased property, (II) Tenant's violation of the related Credit Lease, or (III) any act or omission of the Tenant;

                  (I) Except with respect to the Mortgage Loans listed in
            Exhibit W-5 hereto, related Tenant has agreed to indemnify the Mortgagor from any claims of any nature arising as a result of any hazardous material affecting the leased property and due to such Tenant's use of the leased property;

                  (J) In connection with Credit Lease Loans with respect to
            which a guaranty exists, the related guarantor guarantees the payment due under the related Credit Lease and such guaranty, on its face, contains no conditions to such payment;

                  (K) With respect to Credit Lease Loans that have the benefit of residual value insurance policies and lease enhancement policies, each such policy has been obtained, and with respect to the Credit Leases other than bond-type leases, the required premiums have been paid; and

                  (L) The list of lease guarantors, if any, attached as Exhibit
            W-5 hereto, is accurate in all material respects; and

                  (1) Except in the case of Fresno Loan and the Arden Loan, the
            Due Date for each Mortgage Loan is scheduled to be the first day of the month.

            (c) The Depositor hereby makes for the benefit of the Certificateholders and the other parties hereto the following representations, warranties and covenants, which shall be in effect each and every day until (but only until) such time as it unconditionally sells to an Independent third party or parties all of its interest in the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (such period, the "Depositor Restricted Period"):

            (i) All corporate formalities shall be observed by the Depositor, the Underwriter and each Seller, including keeping proper corporate books and records and taking appropriate action at the appropriate times by the Board of Directors and officers of the Depositor. The Depositor shall not declare dividends without approval from its Board of Directors.

            (ii) Each of the Depositor, the Sellers and the Underwriter shall, at all times and in all material respects, comply with all provisions in each Transaction Document to which it is a party.

            (iii) The Depositor shall engage in transactions with each Seller, the Underwriter and the other affiliates of the Depositor (A) only on terms and conditions comparable to transactions on an arm's-length basis with unaffiliated persons and (B) only with prior unanimous approval of the Board of Directors of the Depositor.

            (iv) The Depositor shall not allow the Sellers nor any of its other affiliates to guarantee the obligations of the Depositor.

            (v) The Sellers' and the Depositor's respective accounting records will identify the Mortgage Loans and other assets of the Depositor as property of the Depositor (except to the extent such Mortgage Loans are assigned to the Trust) consistent with generally accepted accounting principles. The consolidated financial statements of the Underwriter will contain footnotes which describe the sale by each Seller to the Depositor of its Mortgage Loans and the separate existence of the Depositor. Furthermore, the Depositor's financial statements shall treat the Mortgage Loans and other assets of the Depositor as assets owned by it, except to the extent that such Mortgage Loans have been assigned to the Trust.

            (vi) There is no other agreement, arrangement or understanding, written or otherwise (including, without limitation, with respect to the transfer of the Mortgage Loans), that supplements or otherwise modifies the agreements expressed in the Transaction Documents.

            (vii) The other transactions in which the Depositor is engaged are of a nature similar to the transactions contemplated by the Transaction Documents.

            (viii) The Depositor has not conducted and shall not conduct its business activities in violation of its organizational documents in the form attached hereto as Exhibit X, and shall not modify the provisions of Articles III, V, VIII, IX or X of its certificate of incorporation in the form attached hereto as Exhibit X, in any event unless it receives written confirmation from each Rating Agency that doing so would not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency.

            (ix) The Depositor understands and acknowledges that non-affiliated Certificateholders and Certificate Owners have purchased their respective Certificates or interests therein based on the assumption that the Depositor will be maintained as a separate entity having the characteristics referred to in the foregoing assumptions of this Section 2.04(c) and the organizational documents of the Depositor attached hereto as Exhibit X. The Depositor further understands and acknowledges that such parties have relied on the legal separateness of the Depositor and its separate credit in connection with the transactions contemplated by the Transaction Documents and would be prejudiced by any consolidation of the Depositor with either Seller in an insolvency of such Seller or with the Underwriter in an insolvency of the Underwriter.

            In the event that at any time during the Depositor Restricted Period there is a breach of any of the foregoing representations, warranties or covenants of the Depositor contained in this Section 2.04(c), the Depositor shall within 45 days of the earlier of its discovery or notice of such breach take one of the following actions: (i) cure such breach in all material respects so that (as confirmed by an Opinion of Counsel acceptable to the Rating Agencies) its separateness as a legal entity would not be jeopardized by the insolvency of the Underwriter or either Seller; or (ii) transfer all of its interest in the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to an Independent third party; or (iii) transfer all of its interest in the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to an affiliated special purpose entity and deliver to each Rating Agency an Opinion of Counsel to the effect that such Affiliate would not be consolidated with the Depositor, either Seller or the Underwriter in the event of an insolvency of the Depositor, either Seller, the Underwriter or any particular equity holder holding a 49% or greater equity interest in such Affiliate.

            (d) The representations, warranties and covenants of the Depositor set forth in Section 2.04(a), Section 2.04(b) and Section 2.04(c) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

            SECTION 2.05. Execution, Authentication and Delivery of Class R-I
                          Certificates; Creation of REMIC I Regular Interests.

            The Trustee hereby acknowledges the assignment to it of the assets included in the Trust Fund. Concurrently with such assignment and in exchange therefor, (a) the REMIC I Regular Interests have been issued, and (b) pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating

Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

            SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of
                          REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests.

            SECTION 2.07. Execution, Authentication and Delivery of Class R-II
                          Certificates.

            Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, (a) the REMIC II Regular Interests have been issued and (b) pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The rights of the Class R-II Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests, shall be as set forth in this Agreement.

            SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance
                          of REMIC III by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

            SECTION 2.09. Execution, Authentication and Delivery of REMIC III
                          Certificates.

            Concurrently with the assignment to the Trustee of the REMIC II Regular Interests and in exchange therefor, pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the Holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01. Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders, as determined in the good faith and reasonable judgement of the Master Servicer or the Special Servicer, as the case may be, in accordance with any and all applicable laws, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b) Subject to Section 3.01(a) and Section 6.11 (taking account of
Section 6.11(b)), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) in accordance with the Servicing Standard and subject to Section 3.20 and
Section 6.11 (taking account of Section 6.11(b)), any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            SECTION 3.02. Collection of Mortgage Loan Payments.

            (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard. The Special Servicer shall ensure that with respect to Specially Serviced Mortgage Loans, the Mortgagors make payments directly to the Master Servicer. Upon receipt of payments with respect to Mortgage Loans, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive or defer any Default Interest or late payment charge in connection with any payment on a Mortgage Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02 if any Advance has been made as to such delinquent payment.

            (b) All amounts collected in respect of any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date), exclusive, however, in the case of an ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage

Loan; seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than remaining unpaid principal and, in the case of an ARD Loan after its Anticipated Repayment Date, other than Additional Interest); tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such ARD Loan to but not including the date of receipt.

            SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                          Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments shall be deposited and retained. Subject to the terms of the related Mortgage Loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Mortgage Loan or, in the case of clauses (iv) and (v), to the extent of interest or other income earned on such amounts) only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for any Servicing Advances made to cover any of the items described in the immediately preceding clause (i); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay the Master Servicer interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of Mortgage Loan to be paid to the Mortgagor; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

            (b) The Master Servicer shall, as to each and every Mortgage Loan,
(i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, for the Mortgage Loans that require the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan (or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.03(e), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

            (c) The Master Servicer shall, as to each and every Mortgage Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            If the Master Servicer or Special Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice is given to the Master Servicer or the Special Servicer, as applicable, then (subject to a determination that such Servicing Advance would, if made, be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Section 3.03(c), then (subject to a determination that such Servicing Advance would, if made, be a Nonrecoverable Servicing Advance) the Fiscal Agent shall make such Servicing Advance within three Business Days of such failure by the Trustee and, thereby, the Trustee shall be deemed not to be in default under this Agreement. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance (excluding Servicing Advances determined to be Nonrecoverable Servicing Advances prior to the Master Servicer's or the Special Servicer's, as the case may be, refusal to make such Servicing

Advance) hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in
Section 7.01.

            (d) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) out of late payment charges and Default Interest collected (A) on or in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance relates and (B) during the same Collection Period in which such Servicing Advance is reimbursed; and (ii) to the extent that such late payment charges and Default Interest are insufficient, but only after the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Custodial Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate and in accordance with Section 3.05(a), for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the Custodial Account.

            (e) None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by either the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee and the Depositor, setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust and shall take into account the factors specified in Section 3.18(e) and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute, within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent, as applicable, shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee or the Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

            Notwithstanding anything set forth herein to the contrary, however, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Custodial Account any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, the Depositor and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

            (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, capital improvements and/or environmental remediation at the related Mortgaged Property if the repairs, capital improvements and/or environmental remediation have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related Mortgage Loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.

            SECTION 3.04. Custodial Account, Collection Account and Interest
                          Reserve Account.

            (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Custodial Account"), in which the amounts described in clauses (i) through (viii) below shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Custodial Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto):

            (i) all payments on account of principal of the Mortgage Loans, including, without limitation, Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, including, without limitation, Default Interest and Additional Interest, and late payment charges;

            (iii) all Prepayment Premiums and Yield Maintenance Charges;

            (iv) all Insurance Proceeds and Liquidation Proceeds (other than that portion of the Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Collection Account pursuant to Section 9.01) received in respect of any Mortgage Loan;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c); and

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made.

            The foregoing requirements for deposit in the Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees need not be deposited by the Master Servicer in the Custodial Account. If the Master Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a certificate is not required). The Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Custodial Account pursuant to Section 3.16(c).

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Collection Account") to be held in trust for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account. The Master Servicer shall deliver to the Trustee each month on or before the P&I Advance Date therein, for deposit in the Collection Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clause (b)(ii)(B) of the definition thereof) for the related Distribution Date then on deposit in the Custodial Account, together with (i) any Prepayment Premiums or Yield Maintenance Charges received on the Mortgage Loans during the related Collection Period, (ii) any Additional Interest collected on any ARD Loan after its Anticipated Repayment Date and (iii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Collection Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (iii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls or Section 3.19(d) in connection with a Balloon Payment Interest Shortfall; and

            (iv) the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Custodial Account pursuant to Section 9.01.

            The Trustee shall, upon receipt, deposit in the Collection Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            On the P&I Advance Date in March of each year (commencing in March
1999), the Trustee shall transfer from the Interest Reserve Account to the Collection Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Loans.

            (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Collection Account and deposit in the Interest Reserve Account with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date.

            (d) Funds in the Custodial Account, the Collection Account and the Interest Reserve Account (other than Additional Interest received in respect of the ARD Loans after their respective Anticipated Repayment Dates) may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Custodial Account as of the Closing Date and of the new location of the Custodial Account prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of the location of each of the Collection Account and the Interest Reserve Account as of the Closing Date and of the new location of each of the Collection Account and the Interest Reserve Account prior to any change thereof.

            SECTION 3.05. Permitted Withdrawals From the Custodial Account, the
                          Collection Account and the Interest Reserve Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of
      Section 3.04(b) and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances, the Fiscal Agent's, the Trustee's and Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

            (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay (A) to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan and (B) to itself, out of general collections on the Mortgage Loans and REO Properties, any Master Servicing Fee earned in respect of any Mortgage Loan or REO Loan that remains unpaid in accordance with clause
      (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or the related REO Property and the deposit into the Custodial Account of all amounts received in connection therewith;

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and/or REO Loan, as applicable, in the amounts and from the sources specified in Section 3.11(c);

            (vi) to reimburse the Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby, the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

            (vii) to reimburse the Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances;

            (viii) to pay the Fiscal Agent, the Trustee, itself or the Special Servicer, as the case may be, in that order, any interest accrued and payable in accordance with Section 3.03(d) or 4.03(d), as applicable, on any Advance made thereby, the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of late payment charges and Default Interest collected (1) on or in respect of the related Mortgage Loan or REO Loan, as the case may be, and (2) during the same Collection Period in which such Advance is reimbursed, and (B) to the extent that the late payment charges and Default Interest described in the immediately preceding clause (A) are insufficient, but only after such Advance has been reimbursed, out of general collections on the Mortgage Loans and any REO Properties if such Advance has been reimbursed on a prior date;

            (ix) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Custodial Account for any Collection Period, (B) Prepayment Interest Excesses and (C) Default Interest and late payment charges actually collected that accrued in respect of non-Specially Serviced Mortgage Loans (to the extent such Default Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause
      (viii)(A) above), and to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), Default Interest and late payment charges actually collected that accrued in respect of Specially Serviced Mortgage Loans and REO Loans (to the extent such Default Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause (viii)(A) above;

            (xi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a) or 4.03(c);

            (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to Section 6.03;

            (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (C) the cost of recording this Agreement in accordance with Section 11.02(a) and (D) the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

            (xiv) to pay itself, the Special Servicer, the Depositor, the Dominant Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xv) to pay, in accordance with Section 3.03(e), out of general collections on the Mortgage Loans and any REO Properties, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances; and

            (xvi) to clear and terminate the Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Custodial Account pursuant to clauses
(ii) - (xv) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Custodial Account amounts permitted to be paid to the Special Servicer (or to any such third party contractor), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as applicable, is entitled (unless pursuant to this Agreement it is otherwise clear that the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is entitled to such amounts, in which case a certificate is not required). The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Custodial Account for reimbursements of Advances or interest thereon.

            (b) The Trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes (in no particular order of priority):

            (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to pay the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b), Section 8.05 and/or Section 8.17(b), as applicable;

            (iii) to pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Collection Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Collection Account for any Collection Period);

            (iv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of the Opinions of Counsel sought by the Trustee or the REMIC Administrator (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Sections 9.02(a)(i), 10.01(i) and 10.02(e), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (v) to pay, out of general collections on the Mortgage Loans and any REO Properties, any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Depositor, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j) or Section 10.02(f);

            (vi) to pay the REMIC Administrator, out of general collections on the Mortgage Loans and any REO Properties, any amounts reimbursable to it pursuant to Section 10.01(f) or Section 10.02(b);

            (vii) to pay the Master Servicer any amounts deposited by the Master Servicer in the Collection Account in error;

            (viii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

            (ix) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

            (c) On each P&I Advance Date in March, the Trustee shall withdraw from the Interest Reserve Account and deposit in the Collection Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Loans during January and/or February of the same year in accordance with Section 3.04(c). In addition, the Trustee may from time to time make withdrawals from the Interest Reserve Account to pay the Master Servicer, as additional servicing compensation in accordance with
Section 3.11(b), interest and investment income earned in respect of amounts held in the Interest Reserve Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Interest Reserve Account for any Collection Period).

            SECTION 3.06. Investment of Funds in the Servicing Accounts, the
                          Reserve Accounts, the Custodial Account, the
                          Collection Account, the Interest Reserve Account and the REO Account.

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account or the Custodial Account and may direct in writing the Trustee with respect to the Collection Account and the Interest Reserve Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein (other than Additional Interest received in respect of the ARD Loans after their respective Anticipated Repayment Dates) in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided that, in the case of any Servicing Account or Reserve Account, such investment direction shall be subject to the related Mortgage Loan documents. In the event the Master Servicer shall have failed to give investment directions for the Collection Account or Interest Reserve Account by 11:00 a.m. New York City time on any Business Day on which there may be uninvested cash, such funds shall be invested in securities described in clause (v) of the definition of "Permitted Investments". The Trustee agrees that funds in the Collection Account will be invested in accordance herewith on the day of receipt if received by 5:00 p.m. New York City time. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts and the Custodial Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder," "security entitlement," "control," "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC . If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Custodial Account, Servicing Accounts and Reserve Accounts), the Trustee (in the case of the Collection Account and the Interest Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

      (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

      (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Custodial Account, the Collection Account or the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period (and, in the case of Servicing Accounts and Reserve Accounts, to the extent not otherwise payable to Mortgagors under applicable law or the related Mortgage Loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(f) or 3.05(a) or withdrawal by the Trustee at its direction in accordance with Section 3.05(b), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related Mortgage Loan documents or applicable law), the Custodial Account, the Collection Account and the Interest Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Collection Period.

            (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.02, upon the request of Certificateholders entitled to a majority of the Voting Rights allocated to a Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

      SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and
                    Fidelity Coverage.

            (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided further that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable best efforts to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A2" from Moody's and "AA" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency). The Dominant Controlling Class Certificateholder may request that earthquake insurance, to the extent such insurance may reasonably be obtained, be secured for one or more Mortgaged Properties at the expense of the Dominant Controlling Class Certificateholder. Subject to Section 3.17(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have (or any entities that guarantee or back, in writing, such Qualified Insurers' obligations shall have) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A2" from Moody's and "AA" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans, including, without limitation, Specially Serviced Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; and, in each case, such insurance shall be issued by a Qualified Insurer. Any amounts collected by the Master

Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of the Dominant Controlling Class Certificateholder) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan or REO Loan, notwithstanding that the terms of such Mortgage Loan so permit, but shall be recoverable by the Master Servicer and the Special Servicer as a Servicing Advance.

            (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A2" from Moody's and "AA" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "Baa3" from Moody's and "A" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by either Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties are part of the Trust Fund) also keep in force with Qualified Insurers having a "claims paying ability" or "financial strength" rating, as applicable, of at least "Baa3" from Moody's and "A" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by either Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or, in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A2" by Moody's and "A" by S&P (or, in the case of either Rating Agency, such lower rating as will not result in qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

            (d) Within 30 days after the Closing Date, the Master Servicer shall notify the insurer under the Lease Enhancement Policy and any Residual Value Insurance Policy for any Credit Lease Loan that (i) both the Master Servicer and the Special Servicer shall be sent notices under each such policy and (ii) the Trustee for the benefit of the Certificateholders shall be the loss payee under each such policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Event") giving rise to a claim under any Lease Enhancement Policy or Residual Value Insurance Policy, the Master Servicer shall notify the Special Servicer thereof within three Business Days after learning of such event. The Special Servicer shall prepare and file a "proof of loss" form with the appropriate insurer within five Business Days after receiving notice of any Insured Event under any such policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. The Special Servicer shall give notice to the Master Servicer of any claim made under any Lease Enhancement Policy or Residual Value Insurance Policy and of any termination of any such policy of which the Master Servicer does not already have notice. Notwithstanding the foregoing, with respect to each Lease Enhancement Policy and Residual Value Insurance Policy, the Master Servicer will monitor the dates by which any claim or action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders and at least ten Business Days prior to any date on which any action must be taken under such policy to realize the full value of such policy for the benefit of the Certificateholders, the Master Servicer shall notify the Special Servicer to take such action and, upon such notice, the Special Servicer shall take such action, consistent with the Servicing Standard.

            In the event that the Master Servicer receives notice of any termination of a Lease Enhancement Policy or a Residual Value Insurance Policy, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer and the Trustee of such termination in writing. Upon receipt of such notice, the Special Servicer shall, notwithstanding that the servicing of the related Mortgage Loan may not have been transferred to the Special Servicer in accordance with Section 3.21 hereof, address such termination in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of such termination of a Lease Enhancement Policy or a Residual Value Insurance Policy shall be paid by the Special Servicer and shall be reimbursable to it as a Trust Fund expense (to the extent not required to be paid, and actually paid, by the related Mortgagor under the applicable Mortgage Loan documents).

            SECTION 3.08. Enforcement of Alienation Clauses.

            With respect to all Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless: (i) the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer and each Rating Agency); and (ii) such waiver is consistent with Section 6.11; provided that, if the then unpaid principal balance of the subject Mortgage Loan is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, the Special Servicer shall not exercise any such waiver in respect of a due-on-sale provision without receiving prior written confirmation from each Rating Agency that such action would not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates and, provided, further, that, the Special Servicer shall, in no event, exercise any such waiver in respect of a due-on-encumbrance provision without receiving prior written confirmation from each Rating Agency that such action would not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates.

      SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                    Appraisals.

            (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. The Special Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). The Special Servicer shall be responsible for any determination whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained as provided below in this Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard; provided that any such bid of the Special Servicer, on behalf of the Trust, with respect to a Mortgaged Property located in Puerto Rico shall be equal to the aggregate of all amounts then due and owing under the related Mortgage Loan. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in
Section 3.18(e), and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance. With respect to each Required Appraisal Loan, the Special Servicer will be required to obtain a Required Appraisal within 60 days of a Mortgage Loan becoming a Required Appraisal Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes (in accordance with the Servicing Standard) no material change has occurred with respect to the related Mortgaged Property that would draw into question the applicability of such appraisal, in which case such appraisal shall be the Required Appraisal) and thereafter shall obtain an updated Required Appraisal once every 12 months for so long as such Mortgage Loan remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee and Master Servicer, in each such case, promptly following the Special Servicer's receipt of the subject item, and based thereon, the Special Servicer shall calculate and notify the Trustee, the Master Servicer and the Controlling Class Representative of any resulting Appraisal Reduction Amount. The Special Servicer shall advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Special Servicer as a Servicing Advance out of the Custodial Account pursuant to Section 3.05(a). At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class

Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal", and upon the written request of the Controlling Class Representative, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on such appraisal and notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer as part of the Trust Fund under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of
      Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section
6.11 and the Special Servicer has previously determined (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) in accordance with the Servicing Standard, and based on a Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee and the Master Servicer), that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the Custodial Account pursuant to Section 3.05.

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust, subject to
Section 6.11, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property, and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

            (e) The Special Servicer shall report to the Master Servicer, the Underwriter and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

            (g) The Special Servicer shall, with the reasonable cooperation of the Master Servicer, prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and each year deliver to the Trustee and the REMIC Administrator an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

            (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee and the Master Servicer. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the seventh Business Day following such Final Recovery Determination.

      SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                    Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Collection Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Custodial Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11. Servicing Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to a Mortgage Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days and, in the case of a Mortgage Loan originated during November 1998, as to such month, on the basis of the actual number of days elapsed from the origination date through the end of such month). The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            (b) Additional servicing compensation in the form of (i) late payment charges, Default Interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Mortgage Loan and accrued during the time that such Mortgage Loan was not a Specially Serviced Mortgage Loan, (ii) modification fees actually paid by a Mortgagor with respect to a modification, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.20(c) and (iii) fifty percent (50%) of each assumption fee and assumption application fee to the extent actually paid by a Mortgagor and accrued or earned with respect to any Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Custodial Account; provided that the Master Servicer's right to receive late payment charges and Default Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on

Advances in respect of the related Mortgage Loan. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses; (ii) interest or other income earned on deposits in the Custodial Account, the Collection Account and the Interest Reserve Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts and Reserve Accounts maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period). The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to a Specially Serviced Mortgage Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days and, in the case of any other partial period of less than a full month, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Custodial Account pursuant to Section 3.05(a).

            In addition, with respect to each Corrected Mortgage Loan, the Special Servicer shall be entitled to receive the Workout Fee, unless the basis on which such Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the Depositor's obligation to repurchase such Mortgage Loan pursuant to Section 2.03, in which case, if such Mortgage Loan is repurchased within the 180-day period described in Section 2.03(a), no Workout Fee will be payable from or based upon the receipt of, any Purchase Price paid by the Depositor in satisfaction of such repurchase obligation. Furthermore, no Workout Fees will be payable from or based upon the receipt of any Liquidation Proceeds paid by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder in connection with the purchase of all the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 hereof. As to each Corrected Mortgage Loan, subject to the exceptions provided for in the two preceding sentences, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest and Additional Interest), Prepayment Premiums and/or Yield Maintenance Charges received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Mortgage Loan becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause (and other than a termination as a result of an Event of Default under Section 7.01(a)(x) or 7.01(a)(xi)) or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Dominant Controlling Class Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder pursuant to Section 9.01, or by the Depositor pursuant to Section 2.03 within 180 days of its discovery or notice of the Breach or Document Defect that gave rise to the repurchase obligation, and other than in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or Liquidation Proceeds; provided that no Liquidation Fee shall be payable with respect to any such Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan; and provided, further, that (without limiting the Special Servicer's right to any Workout Fee that is properly payable therefrom), no Liquidation Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph or in connection with a condemnation or other governmental taking of a Mortgaged Property or REO Property.

            Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (d) Additional servicing compensation in the form of (i) late payment charges or Default Interest actually collected that accrued with respect to a Specially Serviced Mortgage Loan or an REO Loan, (ii) fifty percent (50%) of all assumption fees and assumption application fees collected on all Mortgage Loans and (iii) one hundred percent (100%) of all modification fees and extension fees collected on all Mortgage Loans (other than modification fees collected in connection with modifications, waivers and amendments agreed to by the Master Servicer pursuant to Section 3.20(c), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Custodial Account pursuant to
Section 3.04(a); provided that the Special Servicer's right to receive late payment charges and Default Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances in respect of the related Specially Serviced Mortgage Loan. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Custodial Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except or expressly provided in this Agreement.

      SECTION 3.12. Property Inspections; Collection of Financial Statements;
                    Delivery of Certain Reports.

            (a) The Special Servicer shall at its expense perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan. In addition, the Special Servicer shall at its expense perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year. Beginning in 1999, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a non-Specially Serviced Mortgage Loan (i) at least once every three calendar years in the case of Mortgaged Properties securing Credit Lease Loans, (ii) at least once every two calendar years in the case of Mortgage Loans that have outstanding principal balances of $2,000,000 or less and (iii) at least once every calendar year in the case of all other such Mortgaged Properties; provided that if, with respect to any Credit Lease Loan, the Master Servicer shall gain actual knowledge that either Rating Agency has reduced below "BB" (or the equivalent) or withdrawn its rating of the long-term senior unsecured debt obligations or the long-term senior credit facilities of the applicable Rated Party under the related

Credit Lease, the Master Servicer shall promptly inspect the related Mortgaged Property. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee and to each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriter upon request, subject to payment of a reasonable fee.

            The Special Servicer, in the case of any Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer, in the case of all other Mortgage Loans, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer or the Dominant Controlling Class Certificateholder, in each case upon request.

            Within 30 days after receipt by the Master Servicer or the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update and forward to the Trustee and each other an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

            The Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer with respect to each other Mortgage Loan, shall each prepare and maintain and forward to each other one Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special Servicer, as applicable, within thirty days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be. The Master Servicer and the Special Servicer shall each use the "Normalized" column from the NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the NOI Adjustment Worksheet for such property. Copies of Operating Statement Analyses and NOI Adjustment Worksheets are to be made available by the Master Servicer to the Trustee, the Special Servicer or the Dominant Controlling Class Certificateholder, in each case upon request.

            (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of the end of the preceding calendar month: (i) a CSSA Property File Report; and (ii) a Comparative Financial Status Report. Not later than 2:00 p.m. (New York City time) on the second Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans, any REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Mortgage Loans, any Corrected Mortgage Loans, providing the required information as of such Determination Date: (i) a Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report; and (v) an REO Status Report.

            (c) Not later than 2:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Special Servicer and, upon request, the Dominant Controlling Class Representative: (i) the most recent Historical Loan Modification Report, Historical Loss Estimate Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (ii) the most recent CSSA Property File Report, Delinquent Loan Status Report, Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer);
(iii) a CSSA Loan File Report; and (iv) a Watch List Report with information that is current as of such Determination Date. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.03(d) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

            (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee, the Special Servicer and, upon request, the Dominant Controlling Class Representative the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c) to the extent that the underlying information is solely within the control of the Master Servicer or the Special Servicer. In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.12(b), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under
Section 3.12(b) of this Agreement.

            SECTION 3.13. Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriter and each other, on or before March 15 of each year, beginning March 15, 1999 (or, as to any such year, such later date as is contemplated by the last sentence of this Section 3.13), an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to December 31, 1998, inclusive) and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any of REMIC I, REMIC II or REMIC III as a REMIC or the Grantor Trust as a grantor trust, from the Internal Revenue Service or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is not required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Performance Certification to be delivered by each of the Master Servicer and the Special Servicer during the following year, may be delivered on or before April 30 of such following year.

            SECTION 3.14. Reports by Independent Public Accountants.

            On or before March 15 of each year, beginning March 15, 1999 (or, as to any such year, such later date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriter and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is not required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer during the following year, may be delivered on or before April 30 of such following year.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

            SECTION 3.15. Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriter, the Rating Agencies, the Depositor and any Certificateholder, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder or any regulatory authority that may exercise authority over a Certificateholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including, without limitation, copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law.

            SECTION 3.16. Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property by the end of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any of REMIC I, REMIC II or REMIC III or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be covered by, and reimbursable as, a Servicing Advance.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of any REO Property. Funds in the REO Account (other than any such funds representing Additional Interest) may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the Business Day following each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the Custodial Account) the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections in respect of any REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

            SECTION 3.17. Management of REO Property.

            (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

            (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the REMIC Administrator shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the

      Proposed Plan. After receiving the information described in the preceding sentence from the REMIC Administrator, the Special Servicer shall either
      (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

            The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective Mortgaged Property. In connection with performing their respective duties under this Section 3.17(a), both the Special Servicer and the REMIC Administrator may consult with counsel and tax accountants, the cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

            (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), either result in the receipt by REMIC I, REMIC II or REMIC III of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. The Special Servicer shall notify the Master Servicer if it shall have made any such Servicing Advance within the previous 30-day period.

            (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

            (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and
      (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

            SECTION 3.18. Sale of Mortgage Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

            (b) If the Special Servicer has determined in good faith that any Defaulted Mortgage Loan will become subject to foreclosure or similar proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee, following its receipt of such notice, shall, within 10 days after receipt of such notice, notify the Dominant Controlling Class Certificateholder. The Dominant Controlling Class Certificateholder may at its option, at any time after its receipt of such notice and prior to the liquidation thereof, purchase any such Defaulted Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price; provided that, if the Dominant Controlling Class Certificateholder has not purchased any such Defaulted Mortgage Loan within 30 days after its receipt of such notice, then (i) for 10 days following the expiration of such 30-day period, its right to effect such purchase will be subordinate to the rights of the Master Servicer and the Special Servicer pursuant to subsection (c) below and (ii) thereafter, its right to effect such purchase will be of equal priority with the rights of the Special Servicer pursuant to subsection (c) below. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Custodial Account, and the Trustee, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Dominant Controlling Class Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Dominant Controlling Class Certificateholder ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Dominant Controlling Class Certificateholder.

            (c) If the Dominant Controlling Class Certificateholder has not purchased any Defaulted Mortgage Loan within 30 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Master Servicer or the Special Servicer (with preference given to the Special Servicer) may at its option, at any time after the expiration of such 30-day period and with priority over the Dominant Controlling Class Certificateholder for the first 10 days following such 30-day period, purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Custodial Account, and the Trustee, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

            (d) The Special Servicer, at any time, may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or
Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. Subject to Sections 3.18(h) and 6.11, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan.

            The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Sections 3.18(h) and 6.11, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest, provided that the Special Servicer is not obligated to the first bidder) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by
Section 3.16(a), then (subject to Section 6.11) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            The Special Servicer shall give the Trustee, the Depositor, the Master Servicer and the Controlling Class Representative not less than ten Business Days' prior written notice of its intention to sell any Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer is bidding, shall be submitted by it to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

            (f) Subject to Sections 3.18(a) through 3.18(e) above and Section 6.11, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Custodial Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (g) Any sale of a Defaulted Mortgage Loan or any REO Property pursuant to this Section 3.18 shall be for cash only and shall be on a servicing released basis. The provisions of this Section 3.18 shall in no way limit the obligations of the Special Servicer to proceed with respect to any Specially Serviced Mortgage Loan in accordance with Section 3.09 at the same time that such Mortgage Loan may be offered or eligible for sale in accordance with this
Section 3.18.

            (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may, subject to Section 6.11, accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

            SECTION 3.19. Additional Obligations of the Master Servicer.

            (a) The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and have not become REO Loans and (ii) the sum of (1) the aggregate of all Master Servicing Fees received by the Master Servicer for such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.05% per annum with respect to each and every Mortgage Loan) and (2) the aggregate amount of Prepayment Interest Excesses received in respect of the entire Mortgage Pool during such Collection Period.

            (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (c) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(c), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.03(d), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within ten (10) days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.03(d), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(c) , the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

            (d) In the event that a Balloon Payment Interest Shortfall occurs with respect to the Arden Loan during the Collection Period in which the Stated Maturity Date for such Mortgage Loan occurs, the Master Servicer shall deposit, out of its own funds without any right of reimbursement, in the Collection Account on or before the related P&I Advance Date an amount equal to the entire portion of such Balloon Payment Interest Shortfall.

            SECTION 3.20. Modifications, Waivers, Amendments and Consents.

            (a) Subject to Sections 3.20(b) through 3.20(h) below and further subject to Section 6.11, the Special Servicer (or, under the limited circumstances set forth in Section 3.20(c), the Master Servicer) may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

            (b) All modifications, waivers or amendments of any Mortgage Loan (including the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

            (c) In the case of any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible for responding to any request by a Mortgagor for the consent of the mortgagee or a modification, waiver or amendment of any term thereof provided that such consent or modification, waiver or amendment would not (except as permitted by Section 3.02(a) hereof) affect the amount or timing of any of the payment terms of such Mortgage Loan (including, without limitation, payment terms related to late payment charges), result in the release of the related Mortgagor from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release or substitution of any material collateral for such Mortgage Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. With respect to any action proposed to be taken by the Master Servicer under this Section 3.20(c) where the thresholds in clauses (i) through (v) below are exceeded, or which involves the situations excepted by the previous sentence, the Special Sevicer only may take such action. To the extent consistent with the foregoing, but subject to Section 3.20(f), the Master Servicer shall also be responsible for the following:

            (i) Approving any waiver affecting the timing of receipt of financial statements from any Mortgagor provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

            (ii) Approving routine leasing activity with respect to leases for less than the lesser of (A) 20,000 square feet and (B) 20% of the related Mortgaged Property;

            (iii) Approving a transfer of equity in a Mortgagor from one current equity holder to another provided that such transfer of equity does not
      (A) affect (if applicable) the status of such Mortgagor or such equity holder as a special purpose, bankruptcy-remote entity, (B) result in a change of control of such Mortgagor, (C) cause the transferee to hold more than 49% of the equity in such Mortgagor or (D) relate to a Mortgage Loan that represents 2% or more of the then aggregate principal balance of the Mortgage Pool;

            (iv) Approving annual budgets for the related Mortgaged Property, provided that no such budget (A) relates to a fiscal year in which an Anticipated Repayment Date occurs, (B) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (C) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date); and

            (v) Approving a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties and (B) the related Mortgage Loan does not represent 2% or more of the then aggregate principal balance of the Mortgage Pool.

Except as permitted by Section 3.02(a) and this Section 3.20(c), the Master Servicer may not agree to waive, modify or amend any term of any Mortgage Loan or respond to any Mortgagor requests for mortgagee consent. Furthermore, the Master Servicer may not agree to any modification, waiver or amendment of any term of any Mortgage Loan that would cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            (d) Except as provided in Section 3.02(a), Section 3.08 or Section 3.20(e), the Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;


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

            (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

            (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            (e) Notwithstanding Section 3.20(d), but subject to the third paragraph of this Section 3.20(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the monthly payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan or (iv) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) and (C) such modification, waiver or amendment would not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            In addition, notwithstanding Section 3.20(d), but subject to the third paragraph of this Section 3.20(e), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and, if the extension is for more than six months beyond the related Stated Maturity Date, the Special Servicer has obtained an appraisal, in accordance with the standards of the Appraisal Institute, of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event shall the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the prevailing interest rate for comparable loans at the time of such modification as determined by the Special Servicer, unless (A) such Mortgage Loan is a Balloon Loan, (B) the related Mortgagor has failed to make the Balloon Payment at its Stated Maturity Date and (C) such Balloon Loan is not a Specially Serviced Mortgage

Loan (other than by reason of the failure to make its Balloon Payment) and has not been delinquent with respect to a Monthly Payment (other than the Balloon Payment) in the preceding twelve months, in which case the Special Servicer may permit up to three one-year extensions at the then-existing Mortgage Rate for such Mortgage Loan (provided that such limitation of extensions made at below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a Ground Lease (but not the related fee interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such Ground Lease;
(iv) reduce the Mortgage Rate to a rate below the-then prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer; or (v) defer interest due on any Mortgage Loan in excess of 10% of the unpaid principal balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall take any of the following actions unless (1) the mortgagee is not given discretion under the terms of the related Mortgage Loan or (2) it has received prior written confirmation from each Rating Agency that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

            (i) with respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager;

            (ii) with respect to each Mortgage Loan with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, the giving of any consent or approval regarding the transfer of any interest in the related Mortgaged Property or of any direct or indirect interest in (A) the related Mortgagor or (B) the general partner(s), managing member(s), shareholder(s), limited partner(s) or other equity owner(s) of the related Mortgagor or any other entity required to be a single purpose entity in respect of such Mortgage Loan;

            (iii) with respect to the Mansards Loan, the giving of any consent or approval to remove or replace the "Lock-box Bank" (as defined in the related loan documents);

            (iv) with respect to the Inland Loan, the giving of any consent or approval to (A) adopting new budgets, or modifying, changing, supplementing, altering or amending any provision of existing budgets, or
      (B) the use, or engagement, of insurance companies; and

            (v) with respect to the Bayside Loan, the giving of any consent or approval to (A) liquidate permitted investments prior to their maturity or
      (B) modify, change, supplement, alter or amend any term, condition or covenant of the related ground lease.

            (g) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

            (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer), an original recorded counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 30 calendar days) following the execution and recordation thereof.

            (j) To the extent that either the Master Servicer or Special Servicer waives any Default Interest or late payment charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer out of such Default Interest or late payment charges shall be reduced proportionately based upon the respective amounts that had been payable thereto out of such Default Interest or late payment charges immediately prior to such waiver.

            (k) If, with respect to any Defeasance Loan under which the lender can require defeasance in lieu of prepayment, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay the related Defeasance Loan in accordance with the terms thereof, then, except as set forth below, the Master Servicer shall (i) promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, (ii) notify each Rating Agency, the Trustee, the Underwriter and the Special Servicer of its request to the Mortgagor to defease a Mortgage Loan and (iii) upon the written confirmation from each Rating Agency described in the next paragraph, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral in the name of the Trustee, as trustee for the registered holders of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4.

            Notwithstanding the above, but subject to the related Mortgage Loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral in lieu of prepayment under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor will be liable for any shortfalls from the Defeasance Collateral or otherwise become subjected to recourse liability with respect to the Defeasance Loan, (iii) such defeasance would result in a new Mortgagor on the Defeasance Loan (unless such new Mortgagor is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan), or
(iv) each Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the ratings then assigned by it to any Class of Certificates.

            SECTION 3.21. Transfer of Servicing Between Master Servicer and
                          Special Servicer; Record Keeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination that a Servicing Transfer Event has occurred giving rise to a Mortgage Loan becoming a Specially Serviced Mortgage Loan. The Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially Serviced Mortgage Loan in accordance with the requirements hereof.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (vi) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiv) and (xxx) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            SECTION 3.22. Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Section 7.01(a)(ix), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 60 days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.22(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause
(ii)) none of the Trustee, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of such Special Servicer; and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service the Mortgage Loan for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans.

            (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 60 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect), provided that neither the Trustee nor any successor Master Servicer shall enter into a new Sub-Servicing Agreement with a Sub-Servicer that was a party to a Sub-Servicing Agreement as of the Closing Date, if such new Sub-Servicing Agreement amends, alters or fails to restate any rights of the Underwriter under the existing Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of the Underwriter as a third party beneficiary under such Sub-Servicing Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from the Underwriter; or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) or an event described in the following paragraph has occurred and is continuing, without paying any sub-servicer termination fee (except as and to the extent contemplated by the following paragraph), and in any additional manner provided for in such Sub-Servicing Agreement.

            If the Master Servicer is terminated and, in order to obtain a successor, it is necessary to terminate the Sub-Servicer under any Sub-Servicing Agreement contemplated by the prior paragraph, then the Trustee shall be permitted to (and such Sub-Servicing Agreement shall provide that the Trustee may) terminate such Sub-Servicer without the payment of any penalty or fee. In connection therewith, (i) subject to Section 7.02, the Trustee shall use reasonable efforts to obtain a successor master servicer that is willing to utilize such Sub-Servicer, (ii) the parties hereto shall keep confidential the termination rights contemplated by this paragraph (provided that this provision is not intended to limit a potential successor's ability to review this Agreement) and (iii) the Trustee shall notify the Depositor prior to terminating such Sub-Servicer. If the Trustee is unable to obtain a successor master servicer that is willing to utilize such Sub-Servicer and meets the requirements of Sections 6.02 and 7.02, then the Trustee shall use reasonable efforts to solicit good faith bids for the primary servicing of the Mortgage Loans covered by such Sub-Servicing Agreement, shall appoint as successor master servicer the Person qualified hereunder in accordance with Sections 6.02 and 7.02 to act as Master Servicer that submitted the highest cash bid for such primary servicing and shall deliver to such Sub-Servicer the proceeds (net of related expenses) from the sale of such primary servicing; provided that the Trustee shall not be responsible if, despite its reasonable efforts, a fair market value bid for such primary servicing cannot be obtained or no party submits a bid, in which case the Trustee shall appoint a successor Master Servicer qualified in accordance with Sections 6.02 and 7.02.

            The Sub-Servicing Agreements in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.


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

            SECTION 3.23. Representations and Warranties of the Master Servicer.

            (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Master Servicer is a national banking association, duly organized and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

            (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (ix) The Master Servicer has reviewed all Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date.

            (b) The representations and warranties of the Master Servicer set forth in Section 3.23(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 3.24. Representations and Warranties of the Special
                          Servicer.

            (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (ix) The Special Servicer will review all Sub-Servicing Agreements entered into by it after the Closing Date.

            (b) The representations and warranties of the Special Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 3.25. Year 2000 Readiness.

            Each of the Master Servicer and the Special Servicer shall take all action reasonably necessary to assure that its computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of any such party, any other such party shall provide the requesting party with reasonable assurance of such other party's year 2000 readiness. The Trustee shall take such action as is reasonably necessary to cure any deficiencies with regard to the processing or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems maintained by the Trustee in the conduct of its trust business which would materially and adversely affect its abilities to perform its obligations under this Agreement. Without limiting any rights or remedies of the Trust, the Certificateholders or any other party hereto for a breach under any other Section of this Agreement that may arise out of the failure of the Master Servicer, the Special Servicer or the Trustee to be year 2000 ready by January 1, 2000, the sole remedy of the Trust, the Certificateholders and any other party hereto with respect to a breach on the part of the Master Servicer, the Special Servicer or the Trustee to comply with this Section 3.25 shall be to terminate the defaulting party in accordance with the applicable provisions of
Article VII.


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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01. Distributions.

            (a) On each Distribution Date prior to the Final Distribution Date, distributions in respect of the Senior Certificates out of the Available Distribution Amount will be made as follows:

            (i) On each Distribution Date prior to the earlier of the Class A Principal Distribution Cross-Over Date and the Final Distribution Date, the Trustee shall, based on information provided by the Master Servicer and the Special Servicer, withdraw from the Collection Account and apply 84% of the Group 1 Distribution Amount for such Distribution Date, for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                  (A) to distributions of interest to the Holders of the Class
            A-1-a, the Holders of the Class A-1-b and the Holders of the Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates (or, in the case of the Class X Certificates, the portion thereof that constitutes Distributable Component Interest in respect of Components X-A-1-a and X-A-1-b of the Class X Certificates) for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (B) to distributions of principal to the Holders of the Class
            A-1-a Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to 84% of the Loan Group 1 Principal Amounts for such Distribution Date;

                  (C) after the Class Principal Balance of the Class A-1-a
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-1-b Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to 84% of the Loan Group 1 Principal Amounts for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-a Certificates pursuant to Section 4.01(a)(i)(B) above);

                  (D) if and to the extent not otherwise paid or payable, as the case may be, pursuant to Section 4.01(a)(ii) below, to distributions of interest to the Holders of the Class A-2 Certificates and the Holders of the Class X Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, all unpaid

            Distributable Certificate Interest accrued in respect of each such Class of Certificates (or, in the case of the Class X Certificates, the portion thereof that constitutes Distributable Component Interest in respect of Components X-A-2, X-B, X-C, X-D, X-E, X-F, X-G, X-H, X-J, X-K, X-L, X-M and X-N of the Class X Certificates) for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; and

                  (E) if the Class Principal Balances of the Class A-1-a and
            Class A-1-b Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately preceding such Distribution Date, net of any and all distributions of principal paid or payable, as the case may be, in respect of such Class of Certificates pursuant to Section 4.01(a)(ii) below) equal to 84% of the Loan Group 1 Principal Amounts for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1- a Certificates pursuant to Section 4.01(a)(i)(B) above and/or to the Holders of the Class A-1-b Certificates pursuant to Section 4.01(a)(i)(C) above).

            (ii) On each Distribution Date prior to the earlier of the Class A Principal Distribution Cross-Over Date and the Final Distribution Date, the Trustee shall, based on information provided by the Master Servicer and the Special Servicer, withdraw from the Collection Account and apply the other 16% of the Group 1 Distribution Amount for such Distribution Date, together with 100% of the Group 2 Distribution Amount for such Distribution Date, for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                  (A) to distributions of interest to the Holders of the Class
            A-2 and the Holders of the Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates (or, in the case of the Class X Certificates, the portion thereof that constitutes Distributable Component Interest in respect of Components X-A-2, X-B, X-C, X-D, X-E, X-F, X-G, X-H, X-J, X-K, X-L, X-M and X-N of the Class X Certificates) for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (B) to distributions of principal to the Holders of the Class
            A-2 Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the aggregate of 100% of the Loan Group 2 Principal Amounts for such Distribution Date and 16% of the Loan Group 1 Principal Amounts for such Distribution Date;

                  (C) if and to the extent not otherwise paid or payable, as the case may be, pursuant to Section 4.01(a)(i) above, to distributions of interest to the Holders of the Class A-1-a Certificates, the Holders of the Class A-1-b Certificates and the Holders of the Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates (or, in the case of the Class X Certificates, the portion thereof that constitutes Distributable Component Interest in respect of Components X-A-1-a and X-A-1-b of the Class X Certificates) for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (D) after the Class Principal Balance of the Class A-2
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-1-a Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date, net of any and all distributions of principal paid or payable, as the case may be, in respect of such Class of Certificates pursuant to Section 4.01(a)(i) above) equal to the aggregate of 100% of the Loan Group 2 Principal Amounts for such Distribution Date and 16% of the Loan Group 1 Principal Amounts for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-2 Certificates pursuant to Section 4.01(a)(ii)(B) above); and

                  (E) after the Class Principal Balances of the Class A-2 and
            Class A-1-a Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-1-b Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date, net of any and all distributions of principal paid or payable, as the case may be, in respect of such Class of Certificates pursuant to Section 4.01(a)(i) above) equal to the aggregate of 100% of the Loan Group 2 Principal Amounts for such Distribution Date and 16% of the Loan Group 1 Principal Amounts for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-2 Certificates pursuant to Section 4.01(a)(ii)(B) above and/or to the Holders of the Class A-1-a Certificates pursuant to Section 4.01(a)(ii)(C) above).

            (iii) Notwithstanding Sections 4.01(a)(i) and 4.01(a)(ii) above, if for any Distribution Date prior to the earlier of the Class A Principal Distribution Cross-Over Date and the Final Distribution Date the application of the Group 1 Distribution Amount and the Group 2 Distribution Amount for such date in the manner provided in Sections 4.01(a)(i) and 4.01(a)(ii) above would result in a shortfall in the payment of Distributable Certificate Interest with respect to any Class of Senior Certificates, then the Trustee shall apply the entire Available Distribution Amount for such date first to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any. The Trustee shall then apply any remaining portion of such Available Distribution Amount (up to the Principal Distribution Amount for the subject Distribution Date) to make distributions of principal on the Class A-1-a, Class A-1-b and Class A-2 Certificates as follows:

                  (A) an amount equal to the lesser of (1) 84% of the Group 1
            Principal Amounts for the subject Distribution Date and (2) the product of (I) such entire remaining portion of such Available Distribution Amount, multiplied by (II) a fraction, the numerator of which is equal to 84% of the Group 1 Principal Amounts for the subject Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for the subject Distribution Date, shall be applied to make distributions of principal on the Class A-1-a Certificates, the Class A-1-b Certificates and the Class A-2 Certificates, in that order, in each case until the related Class Principal Balance is reduced to zero; and

                  (B) an amount equal to the lesser of (1) 16% of the Group 1
            Principal Amounts and 100% of the Group 2 Principal Amounts for the subject Distribution Date and (2) the product of (I) such entire remaining portion of such Available Distribution Amount, multiplied by (II) a fraction, the numerator of which is equal to 16% of the Group 1 Principal Amounts and 100% of the Group 2 Principal Amounts for the subject Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for the subject Distribution Date, shall be applied to make distributions of principal on the Class A-2 Certificates, the Class A-1-a Certificates and the Class A-1-b Certificates, in that order, in each case until the related Certificate Balance is reduced to zero.

            (iv) On each Distribution Date coinciding with or following the Class A Principal Distribution Cross-Over Date but prior to the Final Distribution Date, the Trustee shall, based on information provided by the Master Servicer and the Special Servicer, withdraw from the Collection Account and apply the Available Distribution Amount for such Distribution Date, for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                  (A) to distributions of interest to the Holders of the
            respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (B) to distributions of principal to the Holders of the
            respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Class Principal Balance of each such Class of Certificates outstanding immediately prior to such Distribution Date; and

                  (C) to distributions to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, pro rata as among such Classes in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed.

            If no Class A Principal Distribution Cross-Over Date occurs, or if the Class A Principal Distribution Cross-Over Date coincides with the Final Distribution Date, this Section 4.01(a)(iv) shall be inapplicable (all distributions on the Final Distribution Date to be made in accordance with Section 9.01).

            (v) All distributions of interest made in respect of the Class X Certificates on any Distribution Date pursuant to Section 4.01(a)(i)(A) and Section 4.01(a)(ii)(C) above shall be deemed to have been made in respect of Components X-A-1-a and X-A-1-b of the Class X Certificates, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such Components of the Class X Certificates for such Distribution Date and, to the extent not previously deemed paid pursuant to this Section 4.01(a)(v), for all prior Distribution Dates, if any. All distributions of interest made in respect of the Class X Certificates on any Distribution Date pursuant to Section 4.01(a)(i)(D) and Section 4.01(a)(ii)(A) above shall be deemed to have been made in respect of Components X-A-2, X-B, X-C, X-D, X-E, X-F, X-G, X-H, X-J, X-K, X-L, X-M and X-N of the Class X Certificates, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such Components of the Class X Certificates for such Distribution Date and, to the extent not previously deemed paid pursuant to this Section 4.01(a)(iv), for all prior Distribution Dates, if any. All distributions of interest made in respect of the Class X Certificates on any Distribution Date pursuant to Section 4.01(a)(iii) or Section 4.01(a)(iv) above shall be deemed to have been made in respect of Components X-A-1-a, X-A-1-b, X-A- 2, X-B, X-C, X-D, X-E, X-F, X-G, X-H, X-J, X-K, X-L, X-M and X-N of the Class X Certificates, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such Components of the Class X Certificates for such Distribution Date and, to the extent not previously deemed paid pursuant to this Section 4.01(a)(v), for all prior Distribution Dates, if any.

            (b) On each Distribution Date prior to the Final Distribution Date, the Trustee shall, based on information provided by the Master Servicer and the Special Servicer, withdraw from the Collection Account and apply the Subordinate Available Distribution Amount for such Distribution Date, for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

            (i) to distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to Section 4.01(a) above).

            (iii) to distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (iv) to distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (v) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (vi) to distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (vii) to distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (viii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (ix) to distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (x) to distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xi) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (xii) to distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xiii) to distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xiv) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (xv) to distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xvi) to distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xvii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (xviii) to distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xix) to distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xx) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (xxi) to distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xxii) to distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxiii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this
      Section 4.01(b));

            (xxiv) to distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xxv) to distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxvi) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (xxvii) to distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xxviii) to distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxix) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (xxx) to distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xxxi) to distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxii) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (xxxiii) to distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xxxiv) to distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxv) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

            (xxxvi) to distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xxxvii) to make distributions to the Holders of the Class R-III Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to Section 4.01(a) above and Section 4.01(b)(i) through Section 4.01(b)(xxxvi) above;

            (xxxviii) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j); and

            (xxxix) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of Certificates on such Distribution Date pursuant to Section 4.01(a) above and Sections 4.01(b)(i) through Section 4.01(b)(xxxviii) above.

            (c) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amount received in respect of any Mortgage Loan or REO Loan during the related Collection Period that represents Net Prepayment Consideration and shall distribute such Net Prepayment Consideration as follows:

            (i) if (A) such Net Prepayment Consideration was received in respect of a Group 1 Mortgage Loan or successor REO Loan, (B) any Class of Class A Certificates remained outstanding as of the commencement of business on such Distribution Date, and (C) distributions are being made pursuant to
      Section 4.01(a)(i), then 84% of such Net Prepayment Consideration shall be distributed among the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata in accordance with, the applicable Prepayment Consideration Entitlement for each such Class of Certificates;

            (ii) if (A) such Net Prepayment Consideration was received in respect of a Group 1 Mortgage Loan or successor REO Loan, (B) any Class of Class A Certificates remained outstanding as of the commencement of business on such Distribution Date, and (C) distributions are being made pursuant to Section 4.01(a)(ii), then 16% of such Net Prepayment Consideration shall be distributed among the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata in accordance with, the applicable Prepayment Consideration Entitlement for each such Class of Certificates;

            (iii) if (A) such Net Prepayment Consideration was received in respect of a Group 2 Mortgage Loan or successor REO Loan, (B) any Class of Class A Certificates remained outstanding as of the commencement of business on such Distribution Date, and (C) distributions are being made pursuant to Section 4.01(a)(ii), then 100% of such Net Prepayment Consideration shall be distributed among the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata in accordance with, the applicable Prepayment Consideration Entitlement for each such Class of Certificates; and

            (iv) if (A) such Net Prepayment Consideration was received in respect of any Mortgage Loan or successor REO Loan, (B) any Class of Class A Certificates remained outstanding as of the commencement of business on such Distribution Date, and (C) distributions are being made pursuant to
      Section 4.01(a)(iii) or Section 9.01, then 100% of such Net Prepayment Consideration shall be distributed among the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata in accordance with, the applicable Prepayment Consideration Entitlement for each such Class of Certificates.

            Any Net Prepayment Consideration not otherwise distributed in respect of the Class A Certificates pursuant to the foregoing provisions of this
Section 4.01(c) shall be distributed among the Holders of the respective Classes of Principal Balance Certificates (other than the Class A Certificates), up to an amount equal to, and pro rata in accordance with, the applicable Prepayment Consideration Entitlement for each such Class of Certificates.

            Any Net Prepayment Consideration not otherwise distributed in respect of the Principal Balance Certificates pursuant to the foregoing provisions of this Section 4.01(c) shall be distributed to the Holders of the Class X Certificates. Any Net Prepayment Consideration distributed in respect of the Class X Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective Components of the Class X Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such Components were reduced on such Distribution Date by deemed distributions of principal pursuant to Section 4.01(j).

            (d) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amounts that represent Additional Interest actually collected on the ARD Loans and any successor REO Loans during the related Collection Period and shall distribute such amounts among the Holders of the Class A-1-b, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, on a pro rata basis in accordance with the respective initial Class Principal Balances of such Classes of Certificates, without regard to whether any such Class is entitled to distributions of principal on such Distribution Date (whether by reason of its Class Principal Balance having been reduced to zero or by reason of it not yet being entitled to distributions of principal).

            (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate, but taking into account possible future distributions of Additional Interest) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-III Certificateholders.

            (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date.

            (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (h) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates, but taking into account possible future distributions of Additional Interest) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject thereto.

            (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Notwithstanding any other provision of this Agreement, any Puerto Rican withholding tax imposed on interest payments received by any REMIC Pool with respect to a Mortgage Loan secured by a Mortgaged Property located in Puerto Rico as a result of a Certificateholder's ownership of more than 50% of the related Mortgagor, shall be specially allocated to such Certificateholder and the amount of such tax shall be treated as distributed to such Certificateholder.

            (j) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a),
Section 4.01(b), Section 4.01(c) or Section 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates; and all distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(c) or Section 9.01, and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such Component. In each case, if such distribution on any such Class of Certificates was a distribution of interest, of principal, of additional interest (in the form of Net Prepayment Consideration) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest, of principal, of additional interest (in the form of Net Prepayment Consideration) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses, as the case may be, previously allocated to REMIC III in respect of such REMIC II Regular Interest. The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to
Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01, as applicable, shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(j). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(j), actual distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as applicable.

            (k) On each Distribution Date, including, without limitation, the Final Distribution Date, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

            (i) as deemed distributions of interest in respect of all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest in respect of each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

            (ii) as deemed distributions of principal in respect of all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the Principal Distribution Amount for such Distribution Date attributable to the related Mortgage Loan (or successor REO Loan); and

            (iii) as deemed distributions in respect of all the REMIC I Regular Interests, up to an amount equal to, pro rata in accordance with, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses previously allocated to each REMIC I Regular Interest (with compounded interest).

            Any Net Prepayment Consideration distributed to any Class of Regular Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Loan, as the case may be, in respect of which such premium or charge was received.

            SECTION 4.02. Statements to Certificateholders; CSSA Loan File
                          Report.

            (a) On each Distribution Date, the Trustee shall forward by first class mail (or, in the case of each Rating Agency and any of the other Persons entitled thereto who so request, by electronic medium) to the Depositor, the Underwriter, the Master Servicer, the Special Servicer, the Controlling Class Representative, each Rating Agency, the Holders of each Class of Regular Interest Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement (a "Distribution Date Statement"), based on information provided to it by the Master Servicer and the Special Servicer, setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums, Yield Maintenance Charges and Additional Interest, respectively;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

            (v) the Available Distribution Amount, the Group 1 Distribution Amount and Group 2 Distribution Amount for such Distribution Date;

            (vi) the aggregate amount of P&I Advances made in respect of the prior Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii);

            (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed Servicing Advances in accordance with Section 3.03(d) as of the close of business on the related Determination Date;

            (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than REO Loans) as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced;

            (xi) as to each Mortgage Loan referred to in the preceding clause
      (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, (C) whether the delinquency is in respect of its Balloon Payment, (D) whether a notice of acceleration has been sent to the related Mortgagor and, if so, the date of such notice, (E) whether an Environmental Assessment of the related Mortgaged Property has been performed as contemplated by Section 3.09(c) and, if the assessment is such that the Special Servicer cannot make the determination set forth in clauses (i) and (ii) of the first sentence of
      Section 3.09(c), a brief description of the results of such Environmental Assessment, and (F) a brief description of the status of any foreclosure proceedings or any workout or loan modification negotiations with the related Mortgagor;

            (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the

      Certificates), and (D) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any REO Property that was included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates);

            (xiv) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

            (xv) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xvi) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date;

            (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

            (xviii) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

            (xix) the Principal Distribution Amount, the Loan Group 1 Principal Amounts and the Loan Group 2 Principal Amounts for such Distribution Date, in each case, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xx) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period;

            (xxi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

            (xxii) the Class Principal Balance of each Class of Principal Balance Certificates and the Class Notional Amount of the Class X Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxiii) the Certificate Factor for each Class of Regular Interest Certificates immediately following such Distribution Date;

            (xxiv) the aggregate amount of interest on Advances paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with Section 3.03(d) and/or Section 4.03(d);

            (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date;

            (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period (in the case of subclause (B)) of Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

            (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

            (xxviii) the original and then current ratings for each Class of Regular Interest Certificates;

            (xxix) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (A) during the related Collection Period and
      (B) since the Closing Date; and

            (xxx) (A) the aggregate amount of servicing compensation (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns.

In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (vi) through (xv), (xix), (xx), (xxiv), (xxv),
(xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

            On each Distribution Date, the Trustee shall forward by first class mail (or, in the case of each Rating Agency and any of the other Persons entitled thereto who so request, by electronic medium) to each Certificateholder, the Underwriter, the Depositor, each Rating Agency and each other Person that was forwarded a Distribution Date Statement on such Distribution Date, a copy of the following reports delivered to it by the Master Servicer pursuant to Section 3.12(c) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date): (i) the Delinquent Loan Status Report; (ii) the Historical Loss Estimate Report; (iii) the Historical Loan Modification Report; (iv) the REO Status Report; (v) the Watch List Report; (vi) a Loan Payoff Notification Report; and (vii) the Comparative Financial Status Report. Upon request, the Trustee shall prepare and deliver or shall cause to be delivered on each Distribution Date by first class mail (or, in the case of each Rating Agency and any of the other Persons entitled thereto who so request, by electronic medium) to each Certificateholder, the Underwriter, the Depositor, each Rating Agency and each other Person that was forwarded a Distribution Date Statement on such Distribution Date a copy of the CSSA Loan File Report containing information regarding each Mortgage Loan and the CSSA Property File Report containing information regarding each Mortgaged Property and REO Property as of the end of the preceding calendar month. The Distribution Date Statement, the CSSA Loan File Report, the CSSA Property File Report and the reports referred to in the second preceding sentence collectively constitute the "Certificateholder Reports". Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special

Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party or each other.

            A Certificateholder or Certificate Owner may obtain certain information contained in each Distribution Date Statement by calling the Trustee's ASAP System at (312) 904-2200 and requesting statement number 371, or such other mechanism as the Trustee may have in place from time to time. With the consent of the Depositor, the Trustee may make certain information concerning the Mortgage Loans and the Certificates available to Certificateholders and Certificate Owners through the Trustee's website at www.lnbabs.com on the internet. Account numbers on the Trustee's ASAP System and passwords for the Trustee's website may be obtained by calling (312) 904-2200 and following the voice prompts for obtaining account numbers. Certificate Factor information may be obtained by potential purchasers of the Certificates or interests therein, by calling (800) 246-5761. Additionally, the Trustee shall make available to the Master Servicer, the Special Servicer, the Certificateholders, Certificate Owners identified to the Trustee in writing, the Depositor, the Underwriter, each Rating Agency, and Bloomberg, L.P. (and may in its discretion and upon receipt of written consent of the Underwriter or the Depositor publish on the internet) by means of electronic access to a datafile in the "CSSA Loan periodic update file" and the "CSSA Property File" with the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Estimate Report, REO Status Report, Loan Payoff Notification Report and the Watch List Report attached (provided such reports have been delivered to the Trustee pursuant to Section 3.12(c) in an electronic format acceptable to the Trustee) via the Trustee's bulletin board (accessible by dialing (714) 282-3990). The Trustee may disclaim responsibility for any information therein for which it is not the original source. With the consent of the Depositor, the Master Servicer may, but is not required to, make available each month, the Distribution Date Statement, the Unrestricted Servicer Reports, the CSSA Loan File Report and the CSSA loan setup file on its internet websites. With the consent of the Depositor, the Master Servicer may, but is not required to, make available each month, the Restricted Servicer Reports, the CSSA Property File Report and the Prospectus and Prospectus Supplement to the other parties hereto, the Underwriter, the Rating Agencies and any Certificateholder or Certificate Owner via the Master Servicer's internet website with the use of a password provided by the Master Servicer to such Person; provided that, in the case of a Certificateholder or Certificate Owner, the Master Servicer has received from such Person a certification reasonably acceptable to the Master Servicer confirming such Person's Ownership Interest in the Certificates. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require registration and the acceptance of a disclaimer.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses
(i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            On each Distribution Date, the Trustee shall forward to the Depositor, to each Rating Agency, to each Holder of a Residual Interest Certificate, to the Underwriter (at Three World Financial Center, New York, New York 10285, Attention: Trish Hall, or such other address as the Underwriter may designate) and, in the case of reports regarding the respective Classes of Book-Entry Certificates, if any, to The Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), a copy of the reports forwarded to the Holders of the Regular Interest Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I, Class R-II and Class R-III Certificates on such Distribution Date.

            Upon written request of the Depositor or the Underwriter, without payment of any fee, and upon written request of any Certificateholders or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) on computer diskette to such party (such computer diskette and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Master Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            The information to be furnished by the Trustee to the Certificateholders pursuant to Sections 4.02(a) and (b) shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any person any other information with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in Sections 4.02(a) and (b), is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

            (b) Not later than 2:00 p.m. (New York City time) on the third Business Day following each Determination Date, the Master Servicer shall furnish to the Trustee, the Depositor, the Underwriter and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow promptly, an accurate and complete CSSA Loan File Report providing the required information for the Mortgage Loans as of such Determination Date.

            In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on the CSSA Loan File Report provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer (if other than the Special Servicer or an Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CSSA Loan File Report caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the Depositor or any Mortgagor with respect to the CSSA Loan File Report.

            SECTION 4.03. P&I Advances.

            (a) On or before 3:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to Section 4.03(c) below, satisfy its obligations to make P&I Advances with respect to the related Distribution Date, first, by transferring to the Trustee for deposit in the Collection Account amounts then held in the Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in a Collection Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 383-9356 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 383-0535 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such P&I Advance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then (i) the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date and (ii) the provisions of Sections
7.01 and 7.02 shall apply. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent shall make such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including received as net income from REO Properties) as of the close of business on the related Determination Date; provided that, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of each P&I Advance, if any, required to be made in respect of such Required Appraisal Loan during the period that such Appraisal Reduction

Amount continues to exist, shall be reduced (it being herein agreed and acknowledged that there shall be no reduction in the principal portion of any such P&I Advance) to equal the product of (x) the amount of the interest portion of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by (y) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan; and provided, further, that the Holders of Certificates representing a majority of the Voting Rights allocated to the most subordinate Class of Principal Balance Certificates (other than the Class A, Class B, Class C, Class D or Class E Certificates) will be entitled, to the extent that it does not adversely affect the distributions with respect to any more senior Class of Certificates, to elect (by written notice to the Master Servicer and the Trustee three (3) Business Days prior to the related P&I Advance Date) not to receive the benefits of P&I Advances on any particular Distribution Date, in which case each P&I Advance that would otherwise be made on the related P&I Advance Date will be reduced by that portion thereof (calculated as described in the next paragraph) that would otherwise be distributable on such Class of Certificates on such Distribution Date. If the Holders of Certificates representing a majority of the Voting Rights allocated to the most subordinate Class of Principal Balance Certificates (other than the Class A, Class B, Class C, Class D or Class E Certificates) elect with respect to any Distribution Date to forego the benefits of P&I Advances in accordance with the second proviso to the preceding sentence, then (i) the interest portion of each P&I Advance shall be reduced by an amount equal to the product of (A) the amount of the interest portion of such P&I Advance that would otherwise be required without regard to such election or any related Appraisal Reduction Amount, multiplied by (B) a fraction, the numerator of which is equal to the Class Principal Balance of such Class of Principal Balance Certificates outstanding immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Principal Balance of all the Classes of Principal Balance Certificates outstanding immediately prior to such Distribution Date, and (ii) the principal portion of each P&I Advance shall be reduced by an amount equal to the product of (X) the amount of the principal portion of such P&I Advance that would otherwise be required without regard to such election or any related Appraisal Reduction Amount, multiplied by (Y) a fraction, the numerator of which is equal to the portion of the Principal Distribution Amount allocable to such Class of Principal Balance Certificates on such Distribution Date, and the denominator of which is equal to the entire Principal Distribution Amount for such Distribution Date; provided that such reductions in the P&I Advances with respect to such Distribution Date may not result in the Available Distribution Amount for such Distribution Date being less than the total of all payments distributable in respect of all more senior Classes of Certificates on such date pursuant to Sections 4.01(a) and 4.01(b); and provided, further, that no such reduction in the interest portion of a P&I Advance shall be in addition to the reduction therein caused by an Appraisal Reduction Amount for the related Mortgage Loan, but rather the applicable reduction to such interest portion shall equal the greater of the reduction resulting from such election and the reduction resulting from such Appraisal Reduction Amount. The Trustee shall, upon request and with the reasonable cooperation of the Master Servicer, calculate the amount of P&I Advances to be made on any Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee, the Fiscal Agent and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.18(e)), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or Fiscal Agent, as applicable, shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            (d) Subject to the next sentence, the Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby (with its own funds) for so long as such P&I Advance is outstanding, such interest to be payable: (i) out of late payment charges and Default Interest collected (A) on the particular Mortgage Loan or REO Loan as to which such P&I Advance relates and (B) during the same Collection Period in which such P&I Advance is reimbursed; and (ii) to the extent that such late payment charges and Default Interest are insufficient, but only after the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Custodial Account. The Master Servicer shall, in accordance with Section 3.05(a), reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Custodial Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received as of the related P&I Advance Date.

            SECTION 4.04. Allocation of Realized Losses and Additional Trust
                          Fund Expenses.

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1-a Certificates, the Class A-1-b Certificates and the Class A-2 Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(j), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest G, REMIC II Regular Interest F, REMIC II Regular Interest E, REMIC II Regular Interest D, REMIC II Regular Interest C and REMIC II Regular Interest B shall be reduced sequentially, in that order, in each case, until such excess or the related Uncertificated Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal Balances of REMIC II Regular Interest A-1-a, REMIC II Regular Interest A-1-b and REMIC II Regular Interest A-2 shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(k), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

            SECTION 4.05. Calculations.

            The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06. Use of Agents.

            The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.


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                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01. The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4 and A-5; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03, beneficial ownership interests in the Registered Certificates and the Class F and Class G Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates (other than the Class X Certificates), $250,000 in the case of the Class X Certificates, and $250,000 in the case of the Non-Registered Certificates (other than the Residual Interest Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 10%.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02. Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

            (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a transfer of such Certificate by the Depositor, the Underwriter or any of their respective Affiliates or, in the case of a Book-Entry Non-Registered Certificate, a transfer thereof to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special

Servicer, the REMIC Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of a Definitive Non-Registered Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B hereto are, with respect to the subject transfer, true and correct. If a transfer of any interest in a Book-Entry Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a transfer of any interest therein by the Depositor, the Underwriter or any of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C or as Exhibit F-2D, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. If any Transferee of an interest in a Book-Entry Non-Registered Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2C or Exhibit F-2D hereto are, with respect to the subject transfer, true and correct. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No transfer of a Non-Registered Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 of ERISA or
Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any transfer of a Non-Registered Certificate or any interest therein by the Depositor, the Underwriter or any of their respective Affiliates or, in the case of a Book-Entry Non-Registered Certificate, any transfer of such Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03, the Certificate Registrar shall refuse to register the transfer of a Definitive NonRegistered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Book-Entry Non-Registered Certificate shall be required to obtain from its prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Subordinate Certificate (including, without limitation, a Class B, Class C, Class D or Class E Certificate) or any interest therein does not, in connection with the subject transfer, deliver to the Certificate Registrar (in the case of a Definitive Subordinate Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Subordinate Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) (A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)
      (B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the REMIC Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Interest Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Interest Certificate and (2) not to transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the REMIC Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder".

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this
            Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of

            Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
            Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause (ii) (A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The REMIC Administrator shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
      Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating with respect to any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the REMIC Administrator or the Trust), to the effect that doing so will not (1) cause any of REMIC I, REMIC II or REMIC III to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate, Subordinate Certificate or Residual Interest Certificate or an interest in any such Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            SECTION 5.03. Book-Entry Certificates.

            (a) Each Class of Registered Certificates and the Class F and Class G Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, a transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, or (iii) after the occurrence of an Event of Default, Certificate Owners entitled to a majority of the Voting Rights allocated to the Book-Entry Certificates advise the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinate Certificate) which interests are transferable through the book-entry facilities of the Depository.

            SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05. Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.


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                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

            SECTION 6.01. Liability of Depositor, Master Servicer and Special
                          Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02. Merger, Consolidation or Conversion of Depositor,
                          Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Each of the Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in the qualification, downgrade or withdrawal of any rating or ratings then assigned to any Class of Certificates, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23 (in the case of a successor or surviving Person to the Master Servicer) or Section 3.24 (in the case of a successor or surviving Person to the Special Servicer), as applicable.


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

            SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                          and Special Servicer.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any "out-of-pocket" loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates, other than any such loss, liability or expense: (i) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (ii) that, under generally accepted servicing practices in the commercial real estate loan servicing industry, constitutes a normal and customary servicing expense (including expenses of the Master Servicer, the Special Servicer and the Rating Agencies associated with assumptions) with respect to non-defaulted Mortgage Loans or that is normally borne by servicers in the commercial real estate loan servicing industry without reimbursement; (iii) which constitutes allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses; (iv) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (v) incurred in connection with any breach on the part of the party seeking indemnification of a representation, warranty or covenant made herein; or (vi) incurred by reason of willful misfeasance, bad faith or negligence on the part of the party seeking indemnification in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Custodial Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(c).

            SECTION 6.04. Resignation of Master Servicer and the Special
                          Servicer.

            The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto has been found,
(ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a qualification, downgrade or withdrawal of any rating or ratings then assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

            Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee and/or the Special Servicing Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
                          Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriter and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriter and the Trustee with its most recent publicly available financial statements and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                          Cooperate with Trustee.

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                          with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate
                          with Special Servicer.

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09. Designation of Special Servicer by the Controlling
                          Class.

            (a) The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders may also select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Controlling Class and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated Person (whether designated by Holders of the Controlling Class or by the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrade or withdrawal of any rating or ratings then assigned to any Class of the Certificates; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person, and (3) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if such Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter received on the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)) and (iii) such Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Custodial Account or the REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties. The Trustee shall notify the other parties hereto and the Certificateholders of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

            (b) Notwithstanding the foregoing, if the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth above in this Section 6.09 may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

            SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                          Certificate.

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

            SECTION 6.11. Certain Powers of the Controlling Class
                          Representative.

            (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 6.11(b), the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Controlling Class Representative in writing and the Controlling Class Representative has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term of a Mortgage Loan;

            (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

            (iv) any acceptance of a discounted payoff;

            (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (vi) any release of collateral for a Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage
      Loan);

            (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage
      Loan);

            (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

            (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b).

            Each of the Master Servicer and the Special Servicer shall notify the Controlling Class Representative of any release or substitution of collateral for a Mortgage Loan even if such release or substitution is in accordance with such Mortgage Loan.

            (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 6.11(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including, without limitation, the Special Servicer's obligation to act in accordance with the Servicing Standard.

            (c) The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Controlling Class Representative may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, that the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

            SECTION 6.12. Termination of Master Servicer.

            At any time prior to the third anniversary of the Closing Date, the Depositor may terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder, upon (i) the payment to the Master Servicer of a Termination Fee, and (ii) the delivery of 60 days' prior written notice, provided that the Depositor has appointed a successor willing and able to assume the obligations of the Master Servicer hereunder (the "Replacement Master Servicer"), and provided, further, that such termination and appointment would not (as confirmed in writing by each Rating Agency) result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to any Class of Certificates. Any designated Replacement Master Servicer may not become the Master Servicer hereunder until the Trustee has received: (i) written confirmation from all of the Rating Agencies that the appointment of such Person will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the Certificates; (ii) a written agreement pursuant to which the Replacement Master Servicer assumes all of the obligations and duties of the Master Servicer hereunder; and (iii) an Opinion of Counsel (at the expense of the Depositor or the Replacement Master Servicer) to the effect that, upon the execution and delivery of the written agreement described in the immediately preceding clause (ii), the designated Replacement Master Servicer shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Replacement Master Servicer in accordance with its terms. Upon the later of sixty days after the receipt by the Master Servicer of such written notice of termination and the date on which the Trustee shall have received each of the items described in the preceding sentence, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Replacement Master Servicer pursuant to and under this section. The Master Servicer agrees that if it is terminated pursuant to this Section 6.12, it shall provide the Replacement Master Servicer with all documents and records, including those in electronic form, requested thereby to enable the Replacement Master Servicer to assume the Master Servicer's functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer by the Master Servicer to the Replacement Master Servicer for administration by it of all cash amounts that shall at the time or should have been credited by the Master Servicer to the Custodial Account, the Collection Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Mortgage Loan; provided, however, that the Master Servicer, if terminated pursuant to this Section 6.12, shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination. The Depositor shall promptly notify the other parties hereto, and the Trustee shall notify the Certificateholders, of any termination of the initial Master Servicer pursuant to this Section 6.12.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01. Events of Default.

            (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to deposit into the Custodial Account, any amount required to be so deposited or remitted by it under this Agreement; or

            (ii) any failure by the Special Servicer to deposit into the REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Custodial Account, any amount required to be so deposited or remitted under this Agreement; or

            (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Collection Account, any amount required to be so deposited or remitted by it under this Agreement, which continues unremedied until 11:00 a.m. (New York City time) on the applicable Distribution Date; or

            (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

            (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30- day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (vi) any breach on the part of the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (x) one or more ratings assigned by either Rating Agency to the Certificates has been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which such Rating Agency has determined is a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

            (xi) the Master Servicer or the Special Servicer, as the case may be, is no longer "approved" by either Rating Agency to act in such capacity for pools of mortgage loans similar to the Mortgage Pool with ratings similar to that of the Certificates.

When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i) - (ix) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. If any Event of Default described in clauses
(x)-(xi) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights, if any, as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Custodial Account, the Collection Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) if the Special Servicer is the Defaulting Party, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage

Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this
Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses
(i)-(ix) of subsection (a) above unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Asset-Backed Securities Trust Services Group has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            SECTION 7.02. Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have) all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of
Section 6.02 (including, without limitation, Rating Agency confirmation of ratings), as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to
Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03. Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04. Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii), (iii) or (x)-(xi) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.

Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
                                AND FISCAL AGENT

            SECTION 8.01. Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

            SECTION 8.02. Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01 and Article X:

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
      Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

            (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

            SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                          Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II,
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Sections 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

            The Trustee, the Fiscal Agent or any agent of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent.

            SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                          Trustee.

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Collection Account, prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee's Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            SECTION 8.06. Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least "Aa2" or "AA", as applicable (or, if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, of at least investment grade) from each Rating Agency (or, in the case of either Rating Agency, such other rating as shall not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of the Certificates by such Rating Agency, as confirmed in writing by such Rating Agency). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause either Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

            SECTION 8.07. Resignation and Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any current or revised Distribution Date Statement, CSSA Loan File Report, CSSA Property File Report or other report or statement required by
Section 4.02 and such failure shall continue unremedied for a period of five days, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

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            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            SECTION 8.08. Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Trust Fund if the Trustee has been removed in accordance with Section 8.07(c) without cause) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer and the Certificateholders.

            SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

            Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or Section 8.17(a), as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11. Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, either Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07.

            SECTION 8.12. Appointment of Authenticating Agents.

            (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent appointed in accordance with this
Section 8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            SECTION 8.13. Appointment of REMIC Administrators.

            (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as REMIC Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the REMIC Administrator. The Trustee shall cause any such REMIC Administrator appointed by it to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator appointed in accordance with this
Section 8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator appointed in accordance with this Section 8.13 by giving written notice of termination to such REMIC Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator.

            SECTION 8.14. Access to Certain Information.

            (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii) all Certificateholder Reports delivered to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a); (xi) the Schedule of Exceptions to Mortgage File Delivery prepared by the Trustee pursuant to Section 2.02(a) and any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; and (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h). The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer and copies of any Operating Statement Analyses and NOI Adjustment Worksheets prepared by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

            In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require: (a) in the case of Certificate Owners, a confirmation executed by the requesting Person (in a form reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person (in a form reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed to keep such information confidential (except that any Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

            SECTION 8.15. Reports to the Securities and Exchange Commission;
                          Available Information.

            The Depositor shall prepare for filing, and the Trustee shall execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act. The Depositor agrees to indemnify and hold harmless the Trustee with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Trustee's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Trustee as a result of such liability in such amount as is necessary to limit the Trustee's responsibility for any such payment to any amount resulting from its own fault.

            SECTION 8.16. Representations and Warranties of Trustee.

            (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

            (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

            (b) The representations and warranties of the Trustee set forth in
Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 8.17. The Fiscal Agent.

            (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa2" from Moody's and "AA" from S&P (or, in the case of either Rating Agency, such lower rating as will not (as confirmed in writing by such Rating Agency) result in any of the ratings then assigned by such Rating Agency to the respective Classes of Certificates being qualified, downgraded or withdrawn).

            (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 8.17(b) or otherwise pursuant to the Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

            (c) All fees and expenses of the Fiscal Agent (other than interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the Special Servicer.

            (d) The obligations of the Fiscal Agent set forth in this Section
8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become

Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of
Section 8.17(a) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in a qualification, downgrade or withdrawal of any of the then current ratings on the Certificates.

            (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

            SECTION 8.18. Representations and Warranties of Fiscal Agent.

            (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as the Closing Date, that:

            (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

            (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

            (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

            (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

            (b) The representations and warranties of the Fiscal Agent set forth in Section 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

            (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

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                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                          Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, the Master Servicer, the Underwriter, the Special Servicer or the Dominant Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the greater of (x) the aggregate Purchase Price of all the Mortgage Loans and any REO Properties then included in REMIC I and (y) the aggregate fair market value of such Mortgage Loans and REO Properties (determined as mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee), minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.03(d) and, in the case of the Master Servicer, Section 4.03(d), and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Depositor, the Underwriter, the Special Servicer, the Dominant Controlling Class Certificateholder or the Master Servicer, in that order of priority (with the Depositor having the highest priority), may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-off Date Balance of the Mortgage Pool set forth in the Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the

Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, the Dominant Controlling Class Certificateholder's, the Underwriter's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, the Master Servicer, the Special Servicer, the Dominant Controlling Class Certificateholder, the Underwriter or the Depositor, as applicable, shall deliver to the Trustee for deposit in the Collection Account not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion of such purchase price which would, if it were then on deposit in the Custodial Account, be payable to any Person pursuant to any of clauses (ii) through (xv) of Section 3.05(a), which portion shall be deposited in the Custodial Account). In addition, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such P&I Advance Date from the Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Dominant Controlling Class Certificateholder, the Underwriter or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the Dominant Controlling Class Certificateholder, the Underwriter or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's, the Underwriter's or the Dominant Controlling Class Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account that are allocable to payments on the Class of

Certificates so presented and surrendered. Amounts on deposit in the Collection Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of
Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest, shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

            (i) to distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) to distributions of principal to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata in accordance with, the Class Principal Balance of each such Class of Certificates outstanding immediately prior to such Distribution Date;

            (iii) to distributions to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

            (iv) to distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) to distributions of principal to the Holders of the Class B Certificates, up to an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

            (vi) to distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

            (vii) to distributions of interest to the Holders of the Class C Certificates up to an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) to distributions of principal to the Holders of the Class C Certificates, up to an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

            (ix) to distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

            (x) to distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xi) to distributions of principal to the Holders of the Class D Certificates, up to an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

            (xii) to distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

            (xiii) to distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiv) to distributions of principal to the Holders of the Class E Certificates, up to an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

            (xv) to distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

            (xvi) to distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvii) to distributions of principal to the Holders of the Class F Certificates, up to an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

            (xviii) to distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses if any, previously allocated to the Class F Certificates and not previously reimbursed;

            (xix) to distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xx) to distributions of principal to the Holders of the Class G Certificates, up to an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

            (xxi) to distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

            (xxii) to distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiii) to distributions of principal to the Holders of the Class H Certificates, up to an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date;

            (xxiv) to distributions to the Holders of the Class H Certificates up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

            (xxv) to distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvi) to distributions of principal to the Holders of the Class J Certificates, up to an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date;

            (xxvii) to distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

            (xxviii) to distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxix) to distributions of principal to the Holders of the Class K Certificates, up to an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date;

            (xxx) to distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

            (xxxi) to distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxii) to distributions of principal to the Holders of the Class L Certificates, up to an amount equal to the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date;

            (xxxiii) to distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

            (xxxiv) to distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxv) to distributions of principal to the Holders of the Class M Certificates, up to an amount equal to the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date;

            (xxxvi) to distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

            (xxxvii) to distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxviii) to distributions of principal to the Holders of the Class N Certificates, up to an amount equal to the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date;

            (xxxix) to distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

            (xl) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to clauses (i) through (xxxix) above;

            (xli) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j); and

            (xlii) to distributions to the Holders of the Class R-I Certificates, up to an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses
      (i) through (xli) above.

            All distributions of interest made in respect of the Class X Certificates on the final Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of the respective Components of such Class, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such Components for such Distribution Date and, to the extent not previously deemed paid pursuant to Section 4.01(a)(iv), for all prior Distribution Dates.

            Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Collection Account as of the final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class X, Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates in accordance with Section 4.01(c).

            Any amounts representing Additional Interest on deposit in the Collection Account as of the final Distribution Date shall be distributed among the Holders of the Class A-1-b, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates in accordance with Section 4.01(d).

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

            All actual distributions on the respective Classes of REMIC III Certificates on the final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to first have been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(k) and then from REMIC II to REMIC III on the various REMIC II Regular Interests in accordance with Section 4.01(j).

            SECTION 9.02. Additional Termination Requirements.

            (a) If the Depositor, the Underwriter, the Dominant Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC
III) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the REMIC Administrator, an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this
Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II and REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II and REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in an Opinion of Counsel obtained at the expense of the Trust Fund;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Underwriter, the Dominant Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

            (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
      Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            SECTION 10.01. REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Interest Certificates (or, in the case of the X Certificates, each of the Components of such Class) are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

            (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I, REMIC II and REMIC III, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each of REMIC I, REMIC II and REMIC
III) as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I, REMIC II and REMIC III in the performance of its duties as such.

            (e) For purposes of Treasury regulation Section 1.860G-1(a)(4)(iii), the related Legal Final Distribution Date has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Interest Certificates (or, in the case of the Class X Certificates, each Component of such Class).

            (f) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I, REMIC II and REMIC III (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.01(i) or 10.01(j)).

            (g) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, sign and file all of the other Tax Returns in respect of REMIC I, REMIC II and REMIC III. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I, REMIC II and REMIC III as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this
Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (h) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

            (i) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any of REMIC I, REMIC II or REMIC III to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC, or


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(ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any of REMIC I, REMIC II or REMIC III (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) or the result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code (any such endangerment of REMIC status or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could result from such action or failure to act. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III, or causing any of REMIC I, REMIC II or REMIC III to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on any of REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; (v) the Depositor, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the REMIC Administrator out of amounts on deposit in the Collection Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (k) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

            (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I, REMIC II or REMIC III, (C) the termination of REMIC I, REMIC II and REMIC III pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Custodial Account, the Collection Account, the Interest Reserve Account or the REO Account for gain; or (iii) the acquisition of any assets for REMIC I, REMIC II or REMIC III (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Custodial Account, the Collection Account, the Interest Reserve Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02 Grantor Trust Administration.

            (a) The REMIC Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

            (c) The REMIC Administrator shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section
10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section
10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (d) The REMIC Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

            (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC

Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee.

            (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

            (g) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to the Grantor Trust on a calendar year and on an accrual basis.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01. Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMICs created hereunder at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; or
(vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); provided that such amendment (other than any amendment for any of the specific purposes described in clauses (v) and (vi) above) shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by either an Opinion of Counsel to such effect or, in the case of a Class of Certificates to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in a qualification, downgrade or withdrawal of any rating then assigned by it to such Class of Certificates.

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 662/3% of the Voting Rights allocated to each of the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 or the Servicing Standard without the consent of the Holders of all Regular Interest Certificates then outstanding or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. In addition, this Agreement may be amended from time to time by the agreement of the parties hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, provided that (i) each Rating Agency has confirmed in writing that such amendment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by such Rating Agency to the Certificates, (ii) 100% of the holders of each Class of non-rated Certificates, if any, that is materially and adversely affected by such amendment have consented thereto and (iii) the Underwriter has consented to such amendment. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any of REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions, cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Custodial Account or the Collection Account pursuant to
Section 3.05(a).

            SECTION 11.02. Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Custodial Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03. Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04. Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said state, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05. Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285,
Attention: LB Commercial Mortgage Trust, Series 1998-C4, facsimile number:
212-526-3746; (ii) in the case of the Master Servicer, First Union National Bank, First Union Capital Markets, Charlotte Plaza, 23rd Floor, 201 South College Street, Charlotte, North Carolina, 28288-1075, Attention: LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4, facsimile number: (704) 383-9356; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 700 N.W. 107th Avenue, Suite 400, Miami, Florida 33172,
Attention: LBCMT Series 1998-C4, facsimile number: (305) 226-7691; (iv) in the case of the Trustee, LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group-LBCMT Series 1998-C4, facsimile number: (312) 904-2084; (v) in the case of the Underwriter, Lehman Brothers, Inc., Three World Financial Center, New York, New York 10285, Attention: LB Commercial Mortgage Trust, Series 1998-C4, facsimile number: 212-526-3746; (vi) in the case of the Rating Agencies, (A) S&P, Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004, Attention:
Real Ratings Group, Surveillance Manager, facsimile number: (212) 412-0597, and
(B) Moody's Investors Service, Inc., 99 Church Street, New York, New York,
Attention: CMBS-Monitoring, facsimile number (212) 553-1350; and (vii) in the case of the Fiscal Agent, to the Trustee on behalf of the Fiscal Agent; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06. Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07. Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including, without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and any Principal Prepayments received on or prior to the Cut-off Date), all amounts held from time to time in the Custodial Account, the Collection Account, the Interest Reserve Account and, if established, the REO Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, with the reasonable cooperation of the Depositor, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the New York UCC.

            SECTION 11.08. Streit Act.

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            SECTION 11.09. Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. The Underwriter shall be a third party beneficiary to this Agreement solely with respect to its rights to receive the reports, statements and other information to which it is entitled hereunder, to preserve its rights under Sub-Servicing Agreements as contemplated by Section 3.22(d) and to terminate the Trust Fund pursuant to Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement on the Closing Date shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.22(d), provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.10. Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.11. Notices to Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Fiscal Agent, the Master Servicer or the Special Servicer;

            (iv) the repurchase of Mortgage Loans by the Depositor pursuant to
      Section 2.03;

            (v) any change in the location of the Collection Account or the Interest Reserve Account;

            (vi) the final payment to any Class of Certificateholders; and

            (vii) any sale or disposition of any Mortgage Loan or REO Property.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of the Custodial Account.

            (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

            (iii) any Officers' Certificate delivered by it to the Trustee pursuant to Section 3.03(e) or 4.03(c).

            (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

            (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            SECTION 11.12. Global Opinions.

            Notwithstanding anything herein to the contrary, where any party hereto is required or permitted to rely upon an Opinion of Counsel with respect to any particular matter, such Opinion of Counsel need not specifically reference such particular matter, but rather such Opinion of Counsel may address general matters of law in respect of nonspecific circumstances which clearly encompass the facts of such particular matter (any such Opinion of Counsel, a "Global Opinion"); provided that no Global Opinion may be relied upon if it is more than 12 months old or if the subject party has reason to believe that such Global Opinion no longer expresses a correct legal opinion.

            SECTION 11.13. Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                   STRUCTURED ASSET SECURITIES
                                    CORPORATION
                                      Depositor

                                   By: ___________________________________
                                       Name:
                                       Title:


                                   FIRST UNION NATIONAL BANK
                                      Master Servicer

                                   By: ___________________________________
                                       Name:
                                       Title:


                                   LENNAR PARTNERS, INC.
                                      Special Servicer

                                   By: ___________________________________
                                       Name:
                                       Title:


                                   LASALLE NATIONAL BANK
                                      Trustee

                                   By: ______________________________________
                                       Name:
                                       Title:

                                   ABN AMRO BANK N.V.
                                      Fiscal Agent

                                   By: ___________________________________
                                       Name:
                                       Title:

                                   By: ___________________________________
                                       Name:
                                       Title:

STATE OF NEW YORK          )
                     )  ss.:
COUNTY OF NEW YORK         )

            On the ____day of November, 1998, before me, a notary public in and for said State, personally appeared ______________, known to me to be a _______________ of STRUCTURED ASSET SECURITIES CORPORATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   _____________________________
                                                           Notary Public

[Notarial Seal]

STATE OF ___________________)
                     )  ss.:
COUNTY OF __________________)

            On the ______ day of November, 1998, before me, a notary public in and for said State, personally appeared ________________ known to me to be a ___________ of FIRST UNION NATIONAL BANK, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   _____________________________
                                                           Notary Public

[Notarial Seal]

STATE OF ___________________)
                     )  ss.:
COUNTY OF __________________)

            On the ______ day of November, 1998, before me, a notary public in and for said State, personally appeared ___________________________, known to me to be a ___________ of LENNAR PARTNERS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   _____________________________
                                                           Notary Public

[Notarial Seal]

STATE OF ___________________)
                     )  ss.:
COUNTY OF __________________)

            On the ______ day of November, 1998, before me, a notary public in and for said State, personally appeared _____________________ and _____________________, known to me to be a _________________ and
_____________________, respectively, of LASALLE NATIONAL BANK, one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   _____________________________
                                                           Notary Public

[Notarial Seal]

STATE OF ___________________)
                     )  ss.:
COUNTY OF __________________)

            On the ______ day of November, 1998, before me, a notary public in and for said State, personally appeared _____________________ and _____________________, known to me to be a _________________ and
_____________________, respectively, of ABN AMRO BANK N.V., one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   _____________________________
                                                           Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

           FORM OF CLASS A-1-a, CLASS A-1-b AND CLASS A-2 CERTIFICATES

          CLASS [A-1-a] [A-1-b] [A-2] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 1998-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Pass-Through Rate:  ___%                    Initial Certificate Principal
                                            Balance of this Certificate as of
                                            the Closing Date:

Date of Pooling and Servicing               $____________
Agreement: November 1, 1998

Cut-off Date:  As defined in the            Class Principal Balance of all the
   Pooling and Servicing Agreement          Class [A-1-a] [A-1-b] [A-2]
                                            Certificates as of the Closing Date:
                                            $____________

Closing Date: November 24, 1998
                                            Aggregate unpaid principal balance
First Distribution Date:                    of the Mortgage Pool as of the
December 15, 1998                           Cut-off Date, after deducting
                                            payments of principal due on or
Master Servicer:                            before such date (the "Initial Pool
First Union National Bank                   Balance"):
                                            $2,025,590,706

Special Servicer:
Lennar Partners, Inc.

Trustee:
LaSalle National Bank

Fiscal Agent:
 ABN AMRO Bank N.V.

Certificate No. [A-1-a] [A-1-b] [A-2]-___   CUSIP No. _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 24, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES) (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $_________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE AS TO WHETHER OR HOW THE MORTGAGE LOANS WILL PREPAY.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                      A-1-2

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle National Bank as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                      A-1-3

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier


                                      A-1-4
of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and
(ii) the purchase by the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 662/3% of the Voting Rights allocated to each of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-1-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         LASALLE NATIONAL BANK
                                            as Trustee

                                         By:____________________________________
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1-a] [A-1-b] [A-2] Certificates referred to in the within-mentioned Agreement.

Dated:

                                         LASALLE NATIONAL BANK,
                                            as Certificate Registrar

                                         By:____________________________________
                                                      Authorized Officer


                                      A-1-6

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to __________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

            This information is provided by __________________________________, the assignee named above, or ___________________________________________________
________, as its agent.


                                      A-1-7

                                   EXHIBIT A-2

                           FORM OF CLASS X CERTIFICATE

              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Pass-Through Rate:  Variable                Initial Certificate Notional Amount
                                            of this Certificate as of the
                                            Closing Date:
Date of Pooling and Servicing               $____________
Agreement:  November 1, 1998

Cut-off Date:  As defined in the            Class Notional Amount of all the
  Pooling and Servicing Agreement           Class X Certificates as of the
                                            Closing Date:
Closing Date:  November 24, 1998            $____________

                                            Aggregate unpaid principal balance
First Distribution Date:                    of the Mortgage Pool as of the
December 15, 1998                           Cut-off Date, after deducting
                                            payments of principal due on or
                                            before such date (the "Initial Pool
Master Servicer:                            Balance"):
First Union National Bank                   $2,025,590,706

Special Servicer:
Lennar Partners, Inc.

Trustee:
LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.
Certificate No. X-___                       CUSIP No.___________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 24, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES) (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $_________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE AS TO WHETHER OR HOW THE MORTGAGE LOANS WILL PREPAY.]

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT


                                      A-2-2

OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle National Bank as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in


                                      A-2-3
certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right


                                      A-2-4
to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 662/3% of the Voting Rights allocated to each of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-2-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         LASALLE NATIONAL BANK
                                            as Trustee

                                         By:____________________________________
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:

                                         LASALLE NATIONAL BANK,
                                         as Certificate Registrar

                                         By:____________________________________
                                                      Authorized Officer


                                      A-2-6

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to __________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

            This information is provided by __________________________________, the assignee named above, or ___________________________________________________
________, as its agent.


                                      A-2-7

                                   EXHIBIT A-3

           FORM OF CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES

        CLASS [B][C][D][E] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Pass-Through Rate:  ____%                   Initial Certificate Principal
                                            Balance of this Certificate as of
                                            the Closing Date:
Date of Pooling and Servicing               $_______________
Agreement:  November 1, 1998

Cut-off Date:  As defined in the            Class Principal Balance of all the
  Pooling and Servicing Agreement           Class [B][C][D][E] Certificates as
                                            of the Closing Date:
                                            $____________
Closing Date:  November 24, 1998
                                            Aggregate unpaid principal balance
First Distribution Date:                    of the Mortgage Pool as of the
December 15, 1998                           Cut-off Date, after deducting
                                            payments of principal due on or
                                            before such date (the "Initial Pool
Master Servicer:                            Balance"):
First Union National Bank                   $2,025,590,706

Special Servicer:
Lennar Partners, Inc.

Trustee:
LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. [B][C][D][E]-___            CUSIP No. _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 24, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0%


                                      A-3-2

(EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES) (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $_________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE AS TO WHETHER OR HOW THE MORTGAGE LOANS WILL PREPAY.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle National Bank as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may


                                      A-3-3
be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA


                                      A-3-4
or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate by the Depositor, Lehman Brothers Inc. (the "Underwriter") or any of their respective Affiliates or any transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register any transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt form the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier


                                      A-3-5
of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and
(ii) the purchase by the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 662/3% of the Voting Rights allocated to each of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-3-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         LASALLE NATIONAL BANK,
                                            as Trustee

                                         By:____________________________________
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [B][C][D][E] Certificates referred to in the within-mentioned Agreement.

Dated:

                                         LASALLE NATIONAL BANK,
                                            as Certificate Registrar

                                         By:____________________________________
                                                      Authorized Officer


                                      A-3-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to __________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

            This information is provided by __________________________________, the assignee named above, or ___________________________________________________
________, as its agent.


                                      A-3-8

                                   EXHIBIT A-4

                   FORM OF CLASS F, CLASS G, CLASS H, CLASS J,
               CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES

            CLASS [F] [G] [H] [J] [K] [L] [M] [N] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 1998-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Pass-Through Rate:  ____%                   Initial Certificate Principal
                                            Balance of this Certificate as of
                                            the Closing Date:
Date of Pooling and Servicing               $____________
Agreement:  November 1, 1998

Cut-off Date:  As defined in the            Class Principal Balance of all the
  Pooling and Servicing Agreement           Class [F] [G] [H] [J] [K] [L] [M]
                                            [N] Certificates as of the Closing
                                            Date:
Closing Date:  November 24, 1998            $____________

First Distribution Date:                    Aggregate unpaid principal balance
December 15, 1998                           of the Mortgage Pool as of the
                                            Cut-off Date, after deducting
Master Servicer:                            payments of principal due on or
First Union National Bank                   before such date (the "Initial Pool
                                            Balance"):
Special Servicer:                           $2,025,590,706
Lennar Partners, Inc.

Trustee:
LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. [F][G][H][J][K]
[L][M][N]-___                            CUSIP No.  ____________

[FOR CLASS F AND CLASS G CERTIFICATES ONLY: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                      A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 24, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES) (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $__________ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $_______ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE AS TO WHETHER OR HOW THE MORTGAGE LOANS WILL PREPAY.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle National Bank as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.


                                      A-4-3

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                      A-4-4

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, Lehman Brothers Inc. (the "Underwriter") or any of their respective Affiliates or, if this Certificate constitutes a Book-Entry Certificate, a transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. If this Certificate constitutes a Book-Entry Certificate and a transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest herein by the Depositor, the Underwriter or any of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement or as Exhibit F-2D to the Agreement, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. If this Certificate constitutes a Book-Entry Certificate and any Transferee of an interest herein does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2C or Exhibit F-2D attached to the Agreement are, with respect to the subject transfer, true and correct. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this


                                      A-4-5

Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate or any interest herein by the Depositor, the Underwriter or any of their respective Affiliates or, if this Certificate constitutes a Book-Entry Certificate, any transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Book-Entry Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Book-Entry Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.


                                      A-4-6

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [For Class F and Class G Certificates only: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 662/3% of the Voting Rights allocated to each of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.


                                      A-4-7

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-4-8

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         LASALLE NATIONAL BANK,
                                            as Trustee

                                         By:____________________________________
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [F] [G] [H] [J] [K] [L] [M] [N] Certificates referred to in the within-mentioned Agreement.

Dated:

                                         LASALLE NATIONAL BANK,
                                            as Certificate Registrar

                                         By:____________________________________
                                                      Authorized Officer


                                      A-4-9

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to __________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

            This information is provided by __________________________________, the assignee named above, or ___________________________________________________
________, as its agent.


                                     A-4-10

                                   EXHIBIT A-5

           FORM OF CLASS R-I, CLASS R-II AND CLASS R-III CERTIFICATES

                  CLASS [R-I][R-II][R-III] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement:  November 1, 1998             Certificate in the related Class:  ___%

Cut-off Date:  As defined in the
   Pooling and Servicing Agreement

                                         Aggregate unpaid principal balance
Closing Date:  November 24, 1998         of the Mortgage Pool as of the
                                         Cut-off Date, after deducting
First Distribution Date:                 payments of principal due on or
December 15, 1998                        before such date (the "Initial Pool
                                         Balance"): $2,025,590,706
Master Servicer:
First Union National Bank

Special Servicer:
Lennar Partners, Inc.

Fiscal Agent:
ABN AMRO Bank N.V.

Trustee:
LaSalle National Bank

Certificate No. [R-I][R-II][R-III]- __   CUSIP No. ___________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.


                                      A-5-2

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle National Bank as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing
Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


                                      A-5-3

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, Lehman Brothers Inc. (the "Underwriter") or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder desiring to effect a transfer sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or


                                      A-5-4
qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate or any interest herein by the Depositor, the Underwriter or any of their respective Affiliates, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt form the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form


                                      A-5-5
attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause REMIC I, REMIC II or REMIC III to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, an international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed


                                      A-5-6
by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Dominant Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.



                                      A-5-7

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to each of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-5-8

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         LASALLE NATIONAL BANK,
                                            as Trustee

                                         By:____________________________________
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [R-I] [R-II] [R-III] Certificates referred to in the within-mentioned Agreement.

Dated:

                                         LASALLE NATIONAL BANK,
                                            as Certificate Registrar

                                         By:____________________________________
                                                      Authorized Officer


                                      A-5-9

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to __________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

            This information is provided by __________________________________, the assignee named above, or ___________________________________________________
________, as its agent.


                                     A-5-10

                                   SCHEDULE B

                             MORTGAGE LOAN SCHEDULE

Lehman Brothers Commercial Mortgage Trust 98 - C4                      Annex A-2

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
1       TRT Holdings                                                           ARD              $249,347,368      $1,649,167
2       Mills                                                                  ARD               145,000,000         940,467
3       Arden II                                    57             53          ARD               111,200,000         621,034
4       Fresno                                      35             32          ARD                69,000,000         437,035
5       Bayside                                                                Balloon            62,936,317         374,483
6       Inland                                     120            119          ARD                54,600,000         293,399
7       Montgomery Mall                                                        ARD                47,643,694           Step*
8       Mansards Apartment Community                                           Balloon            45,871,866         303,264
9       Best Western President Hotel                                           Balloon            30,818,758         236,868
10      Hundred Oaks Shopping Center                                           Balloon            27,481,479         178,364
11      Sterling Apartments                                                    Balloon            22,984,600         149,483
12      Warwick Hotel                                                          Balloon            18,480,470         129,929
13      Avion at Sunrise Mountain Apartments                                   Balloon            18,073,694         120,298
14      Park at Memorial Apartments                                            Balloon            17,732,659         115,191
15      Lee Farm Corporate Park                                                Balloon            17,689,266         118,950
16      Rodin Place                                                            ARD                17,510,145         120,391
17      MacArthur Properties2                                                  Balloon            17,225,889         116,508
18      University Place                                                       Balloon            15,150,000         107,491
19      Milburn NYC                                                            Balloon            15,000,000         108,421
21      Savannah Square                                                        Balloon            14,138,000          95,739
22      Winston Salem Industrial                                               Balloon            13,963,957          95,030
23      Covington Portfolio                                                    Balloon            13,891,086          92,704
24      Glen Hollow Apartments                                                 Balloon            13,679,553          90,045
25      Holiday Office Park                                                    Balloon            12,342,671          83,580
26      Gateway Business Center                                                Balloon            11,968,591          80,968
27      Motorola                                                               Balloon            11,492,142          74,207
28      Ellis Building                                                         Balloon            11,074,203          77,746
29      Super K-Mart                                                           Balloon            10,566,533          76,823
30      Hospital Professional Bldg II                                          Balloon            10,384,441          68,286
31      Garden Ridge - Stockbridge                                             Balloon            10,377,575          89,731
32      Jefferson Square                                                       Balloon            10,178,868          67,998
33      Wellington Farms Apartments                                            Balloon             9,794,148          66,190
34      Arbor Ridge Apartments                                                 Balloon             9,749,066          64,280
35      L'Atriums on the Creek                                                 Balloon             9,286,153          61,188
36      Country Oaks Apartments                                                Balloon             9,240,421          65,495
37      Garden Ridge                                                           Balloon             8,587,890          57,911
38      Riverwalk Plaza                                                        Balloon             8,531,461          56,557
39      Pinnacle Center                                                        Balloon             8,471,798          60,133
40      Yaohan Plaza                                                           Balloon             8,224,477          57,911
41      Fullerton University Shopping Center                                   Balloon             8,193,399          49,745
42      Presidential Estates Apartments                                        Balloon             8,038,072          53,071
43      5 La-Z-Boy Retail Locations                                            Balloon             7,991,787          56,849
44      Promenade Apartments                                                   Balloon             7,738,378          50,834
45      Miramonte Apartments                                                   Balloon             7,644,893          49,770
46      Ashton Meadows Apartments                                              Balloon             7,538,678          49,522
47      Sullivan Street                                                        Balloon             7,481,918          47,011
48      Market at Cedar Hill Shopping Center                                   Balloon             7,366,676          55,097
49      Grant Village Apartments                                               Balloon             7,345,035          47,623
50      11 East Adams                                                          Balloon             7,163,405          50,427
51      Southgate Towers Apartments                                            Balloon             6,995,368          45,681
52      Chesterfield Meadows Shopping Center                                   Balloon             6,890,520          46,930
53      Northgate Shopping Center                                              Balloon             6,842,598          47,631
54      45 Executive Drive                                                     Balloon             6,721,157          46,059
55      Cipriano Square                                                        Balloon             6,715,501          43,675
56      Cineplex Multiplex                                                     Fully Amortizing    6,585,686          50,199
57      Black & Decker                                                         Balloon             6,553,178          46,365
58      Staten Island Hotel                                                    Balloon             6,485,303          46,148
59      Cloverleaf Shopping Center                                             Balloon             6,283,510          42,508
60      Deer Park Apartments                                                   Balloon             6,100,295          43,960
61      Kmart Town Center                                                      Balloon             6,000,000          38,876
62      Kash and Karry - Tampa                                                 Balloon             5,997,685           Step*
63      River Place                                                            Balloon             5,979,956          42,368
64      Security Public Storage                                                Balloon             5,886,611          41,813
65      Newcastle Motel                                                        Balloon             5,769,717          42,978


                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
1       TRT Holdings                             $195,225,103         9/1/08         9/1/23         6.250         300
2       Mills                                     125,623,449        12/1/08        12/1/28         6.750         360
3       Arden II                                  101,284,797        4/16/08        4/16/28         6.610         300
4       Fresno                                     62,890,459        8/10/08        8/10/31         6.520         360
5       Bayside                                    53,186,796                       11/1/08         5.920         360
6       Inland                                     54,600,000        10/1/08        10/1/33         6.360          0
7       Montgomery Mall                            43,790,880         8/1/05         8/1/28         6.790         360
8       Mansards Apartment Community               42,277,571                        7/1/05         6.910         360
9       Best Western President Hotel               25,430,657                        5/1/08         7.875         294
10      Hundred Oaks Shopping Center               23,825,825                       10/1/08         6.750         360
11      Sterling Apartments                        19,937,901                       10/1/08         6.770         360
12      Warwick Hotel                              14,768,276                       10/1/08         6.930         300
13      Avion at Sunrise Mountain Apartments       15,781,492                        9/1/08         6.990         360
14      Park at Memorial Apartments                15,385,526                        9/1/08         6.750         360
15      Lee Farm Corporate Park                    16,785,415                       10/1/03         7.100         360
16      Rodin Place                                15,465,930         1/1/08         1/1/28         7.250         352
17      MacArthur Properties2                      15,103,797                        9/1/08         7.150         360
18      University Place                           13,434,112                       11/1/08         7.650         360
19      Milburn NYC                                12,091,418                       11/1/08         7.250         300
21      Savannah Square                            12,415,097                        7/1/08         7.150         360
22      Winston Salem Industrial                   12,277,831                        7/1/08         7.200         360
23      Covington Portfolio                        12,145,114                        8/1/08         7.010         360
24      Glen Hollow Apartments                     11,910,103                        9/1/08         6.880         360
25      Holiday Office Park                        10,820,361                       10/1/08         7.170         360
26      Gateway Business Center                    10,507,386                        7/1/08         7.140         360
27      Motorola                                   10,529,258                       10/1/05         6.700         360
28      Ellis Building                              8,851,490                        9/1/08         6.900         300
29      Super K-Mart                                6,805,935                        8/1/13         7.280         300
30      Hospital Professional Bldg II               9,550,159                        9/1/05         6.870         360
31      Garden Ridge - Stockbridge                  3,883,837                        9/1/16         8.940         267
32      Jefferson Square                            9,664,093                        8/1/03         7.020         360
33      Wellington Farms Apartments                 9,043,225                       10/1/05         7.150         360
34      Arbor Ridge Apartments                      8,497,022                        8/1/08         6.890         360
35      L'Atriums on the Creek                      8,543,028                        9/1/05         6.890         360
36      Country Oaks Apartments                     7,404,943                       10/1/08         7.020         300
37      Garden Ridge                                7,524,112                        9/1/08         7.120         360
38      Riverwalk Plaza                             7,441,645                        9/1/08         6.950         360
39      Pinnacle Center                             5,430,991                        5/1/18         7.613         357
40      Yaohan Plaza                                7,297,346                        6/1/08         7.540         360
41      Fullerton University Shopping Center        7,681,880                       10/1/03         6.110         360
42      Presidential Estates Apartments             7,003,899                        9/1/08         6.910         360
43      5 La-Z-Boy Retail Locations                 6,412,247                       10/1/08         7.060         300
44      Promenade Apartments                        6,733,848                        9/1/08         6.860         360
45      Miramonte Apartments                        6,633,322                       10/1/08         6.780         360
46      Ashton Meadows Apartments                   6,560,071                        9/1/08         6.860         360
47      Sullivan Street                             6,438,960                        8/1/08         6.420         360
48      Market at Cedar Hill Shopping Center        6,627,203                        8/1/07         8.100         349
49      Grant Village Apartments                    6,366,259                       10/1/08         6.740         360
50      11 East Adams                               5,730,951                        9/1/08         6.930         300
51      Southgate Towers Apartments                 6,074,644                       10/1/08         6.810         360
52      Chesterfield Meadows Shopping Center        4,291,614                        9/1/18         7.220         360
53      Northgate Shopping Center                   5,449,334                       10/1/08         6.820         300
54      45 Executive Drive                          5,910,393                       10/1/08         7.290         360
55      Cipriano Square                             5,825,334                       10/1/08         6.770         360
56      Cineplex Multiplex                                NAP                        9/1/23         7.830         300
57      Black & Decker                              5,248,231                       10/1/08         7.000         300
58      Staten Island Hotel                         5,207,642                        9/1/08         7.050         300
59      Cloverleaf Shopping Center                  5,516,377                        7/1/08         7.140         360
60      Deer Park Apartments                        3,908,694                        8/1/13         7.180         300
61      Kmart Town Center                           5,196,248                       11/1/08         6.740         360
62      Kash and Karry - Tampa                      1,997,999                        9/1/18         6.610         278
63      River Place                                 5,251,755                        8/1/05         6.990         300
64      Security Public Storage                     4,724,000                        9/1/08         7.030         300
65      Newcastle Motel                             4,702,647                       10/1/08         7.580         300


                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
1       TRT Holdings                                   2           118         25          2.34      49.9        39.1          1
2       Mills                                          0           120         23          1.73      58.0        50.2          1
3       Arden II                                       4           114         25          2.35      47.3        43.1          1
4       Fresno                                         3           117         24          1.74      60.7        55.3          1
5       Bayside                                        1           120         24          1.80      61.7        52.2          1
6       Inland                                         1           119         24          2.74      51.5        51.5          1
7       Montgomery Mall                                3            81         25          1.48      67.1        61.7          1
8       Mansards Apartment Community                   4            80         44          1.35      78.5        72.3          2
9       Best Western President Hotel                   0           114         24          1.47      66.3        54.7          1
10      Hundred Oaks Shopping Center                   1           119         47          1.92      57.3        49.6          1
11      Sterling Apartments                            1           119         47          1.57      55.8        48.4          1
12      Warwick Hotel                                  1           119         47          1.57      55.2        44.1          1
13      Avion at Sunrise Mountain Apartments           2           118         58          1.27      78.2        68.3          2
14      Park at Memorial Apartments                    2           118         46          1.33      79.9        69.3          2
15      Lee Farm Corporate Park                        1            59         25          1.34      70.8        67.1          1
16      Rodin Place                                    2           110         37          1.34      76.8        67.8          1
17      MacArthur Properties2                          2           118         46          1.30      67.0        58.8          1
18      University Place                               0           120         48          1.38      73.9        65.5          1
19      Milburn NYC                                    0           120         48          1.46      68.2        55.0          1
21      Savannah Square                                4           116         44          1.37      74.8        65.7          1
22      Winston Salem Industrial                       4           116         32          1.37      77.8        68.4          1
23      Covington Portfolio                            3           117         45          1.32      79.2        69.2          1
24      Glen Hollow Apartments                         2           118         46          1.40      79.5        69.2          2
25      Holiday Office Park                            1           119         47          1.31      75.7        66.4          1
26      Gateway Business Center                        4           116         44          1.34      73.7        64.7          1
27      Motorola                                       1            83         47          1.27      74.1        67.9          1
28      Ellis Building                                 2           118         46          1.30      75.3        60.2          1
29      Super K-Mart                                   3           177         45          1.26      72.9        46.9          1
30      Hospital Professional Bldg II                  2            82         46          1.38      71.6        65.9          1
31      Garden Ridge - Stockbridge                     0           214         48          NAP       NAP         NAP           1
32      Jefferson Square                               3            57         25          1.46      74.8        71.1          1
33      Wellington Farms Apartments                    1            83         47          1.20      79.0        72.9          2
34      Arbor Ridge Apartments                         3           117         45          1.28      79.3        69.1          2
35      L'Atriums on the Creek                         2            82         34          1.40      79.0        72.7          2
36      Country Oaks Apartments                        1           119         47          1.26      79.7        63.8          2
37      Garden Ridge                                   2           118         46          1.34      77.4        67.8          1
38      Riverwalk Plaza                                2           118         46          1.32      79.9        69.7          1
39      Pinnacle Center                                3           234         120         1.52      73.7        47.2          1
40      Yaohan Plaza                                   5           115         43          1.35      74.8        66.3          1
41      Fullerton University Shopping Center           1            59         35          1.40      74.5        69.8          1
42      Presidential Estates Apartments                2           118         46          1.31      79.6        69.3          2
43      5 La-Z-Boy Retail Locations                    1           119         47          1.25      75.8        60.8          1
44      Promenade Apartments                           2           118         34          1.33      79.8        69.4          2
45      Miramonte Apartments                           1           119         47          1.26      79.2        68.7          1
46      Ashton Meadows Apartments                      2           118         34          1.26      78.9        68.7          2
47      Sullivan Street                                3           117         45          2.08      52.0        44.7          1
48      Market at Cedar Hill Shopping Center           3           105         33          1.27      72.6        65.3          1
49      Grant Village Apartments                       1           119         47          1.60      67.5        58.5          2
50      11 East Adams                                  2           118         46          1.45      65.7        52.6          1
51      Southgate Towers Apartments                    1           119         47          1.65      70.7        61.4          2
52      Chesterfield Meadows Shopping Center           2           238         46          1.35      79.2        49.3          1
53      Northgate Shopping Center                      1           119         47          1.34      76.9        61.2          1
54      45 Executive Drive                             1           119         47          1.34      73.1        64.2          1
55      Cipriano Square                                1           119         47          1.46      79.9        69.3          1
56      Cineplex Multiplex                             2           298         142         1.41      62.1        NAP           1
57      Black & Decker                                 1           119         47          1.31      74.9        60.0          1
58      Staten Island Hotel                            2           118         46          1.73      64.9        52.1          1
59      Cloverleaf Shopping Center                     4           116         44          1.37      74.8        65.7          1
60      Deer Park Apartments                           3           177         81          1.27      79.7        51.1          2
61      Kmart Town Center                              0           120         48          1.45      76.9        66.6          1
62      Kash and Karry - Tampa                         1           238         47          NAP       NAP         NAP           1
63      River Place                                    3            81         45          1.49      63.6        55.9          1
64      Security Public Storage                        2           118         46          1.50      69.3        55.6          1
65      Newcastle Motel                                1           119         47          1.45      74.9        61.1          1


                                                                   Annex A-2 - 1

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
66      Aventura Medical Plaza                                                 Balloon             5,711,693          38,986
67      Southgate Village Shopping Center                                      Balloon             5,693,841          39,634
68      Brewery District Office                                                Balloon             5,692,246          38,923
69      Kent Business Center                                                   Balloon             5,636,555          37,065
70      Villa Maria                                                            Balloon             5,600,000          37,257
71      Kash and Karry - Hudson                                                Balloon             5,597,347           Step*
72      Forest Hill Shopping Center                                            Balloon             5,591,979          37,445
73      Wyntree Apartments                                                     Balloon             5,587,721          36,508
74      Keebler Krossing Shopping Center                                       Balloon             5,542,204          37,410
75      Havasu North Shopping Center                                           Balloon             5,516,228          35,619
76      Valencia Entertainment Center                                          Balloon             5,492,256          37,036
77      444 Saw Mill River Road                                                Balloon             5,488,665          36,740
78      Twin Lakes Apartments                                                  Balloon             5,388,696          35,854
79      Little Prairie Shopping Center                                         ARD                 5,361,172          35,420
80      JJ Court Apartments                                                    Balloon             5,355,867          33,072
81      Citadel                                                                Balloon             5,191,745          33,279
82      Roanoke West Apartments                                                Balloon             5,159,541          36,212
83      Foothills Center                                                       Balloon             5,147,214          35,869
84      Ardsley Plaza                                                          Balloon             5,128,991          35,025
85      Wyngrove Apartments                                                    Balloon             4,989,037          32,596
86      450 Village Company                                                    Balloon             4,987,945          31,341
87      Lone Mountain Plaza Shopping Center                                    Balloon             4,986,441          33,299
88      Kmart Store No. 4219 - Ashwaubenon, WI                                 Fully Amortizing    4,985,461           Step*
89      Holiday Inn Express - Minnetonka                                       Balloon             4,939,533          36,291
90      335-355 Franklin Street                                                Balloon             4,939,353          32,518
91      Fountain Park Apartments                                               Balloon             4,797,026          32,031
92      Brittany Court Apartments                                              Balloon             4,792,802          31,484
93      Sully Square Shopping Center                                           Balloon             4,596,530          28,623
94      Capitol View Office Building                                           Balloon             4,590,912          31,224
95      The Oaks Apartments                                                    Balloon             4,581,215          30,944
96      Hampshire Place                                                        Balloon             4,489,561          31,547
97      Shops at Butler Creek                                                  ARD                 4,469,945          31,681
98      Mosside Village                                                        Balloon             4,391,003          29,480
99      River North Concourse                                                  Balloon             4,388,859          30,046
100     Quality Suites                                                         Balloon             4,373,095          31,234
101     Huntington Pointe Apartments                                           ARD                 4,369,259          29,244
102     St. Lawrence Plaza                                                     Balloon             4,214,860          30,787
103     Days Inn - San Diego                                                   Balloon             4,200,000          31,202
104     Beechwood South Apartments                                             Balloon             4,138,655          27,554
105     Bell Atlantic of Virginia                                              Balloon             4,132,482          34,832
106     Sunnyslope Shopping Centre                                             Balloon             4,086,243          28,378
107     Uptown Shopping Center                                                 Balloon             4,084,927          31,689
108     Woodman Lassen Apartments                                              Balloon             4,034,209          25,943
109     Comfort Inn - Blacksburg                                               Balloon             3,995,822          28,220
110     Castle Rockland                                                        Balloon             3,994,450          27,097
111     K-Mart Plaza                                                           Balloon             3,992,223          27,314
112     Lock It Up - San Jose                                                  Balloon             3,991,121          28,655
113     Holiday Inn - Ashland                                                  Balloon             3,966,388          28,808
114     Grandland Shopping Center                                              Balloon             3,900,000          25,947
115     North County Plaza                                                     Balloon             3,894,562          26,367
116     Christiansburg Hills Plaza Shopping Center                             Balloon             3,894,508          26,262
117     Forest Village Apartments                                              Balloon             3,894,332          25,921
118     Bronxville West                                                        Balloon             3,792,432          25,717
119     Days Inn - Laurel                                                      Balloon             3,791,881          27,724
120     Stratford Executive Park                                               Balloon             3,737,878          26,888
121     Chenault Creek                                                         Balloon             3,729,721          24,782
122     Greenbriar Market Place                                                Balloon             3,697,405          23,655
123     Alston Arms Apartments                                                 Balloon             3,673,898          26,240
124     Citi Centre                                                            ARD                 3,662,054          25,384
125     Kmart - La Crosse                           60             60          Fully Amortizing    3,650,000          21,596
126     Walgreen - Camp Bowie                                                  Fully Amortizing    3,637,119          27,663
127     Sun Ridge Apartments                                                   Balloon             3,612,501          23,231
128     410-420 Tarrytown Road                                                 Balloon             3,597,722          23,854
129     New York Plaza                                                         Balloon             3,492,692          23,262
130     Lake Arbor Shopping Center                                             Balloon             3,490,560          23,356
131     Eckerd Drug Store                                                      Balloon             3,407,706           Step*
132     Sleep Inn                                                              Fully Amortizing    3,400,000          30,849


                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
66      Aventura Medical Plaza                      5,017,559                       10/1/08         7.250         360
67      Southgate Village Shopping Center           4,534,482                       10/1/08         6.820         300
68      Brewery District Office                     5,005,073                        9/1/08         7.260         360
69      Kent Business Center                        5,338,671                        9/1/03         6.870         360
70      Villa Maria                                 4,883,814                       11/1/08         7.000         360
71      Kash and Karry - Hudson                     1,584,999                        9/1/18         6.610         271
72      Forest Hill Shopping Center                 4,293,591                        9/1/13         7.050         360
73      Wyntree Apartments                          4,858,542                        8/1/08         6.800         360
74      Keebler Krossing Shopping Center            4,856,946                        9/1/08         7.130         360
75      Havasu North Shopping Center                4,775,968                       10/1/08         6.700         360
76      Valencia Entertainment Center               4,811,931                        9/1/08         7.120         360
77      444 Saw Mill River Road                     5,065,877                        8/1/05         7.040         360
78      Twin Lakes Apartments                       4,707,716                        8/1/08         6.980         360
79      Little Prairie Shopping Center              4,689,805         2/1/08         2/1/28         6.860         360
80      JJ Court Apartments                         4,582,012                       10/1/08         6.270         360
81      Citadel                                     4,753,938                        9/1/05         6.620         360
82      Roanoke West Apartments                     4,588,747                        9/1/07         7.430         349
83      Foothills Center                            4,545,837                       10/1/08         7.460         360
84      Ardsley Plaza                               4,512,537                        4/1/08         7.200         353
85      Wyngrove Apartments                         4,337,983                        8/1/08         6.800         360
86      450 Village Company                         4,292,640                        8/1/08         6.420         360
87      Lone Mountain Plaza Shopping Center         4,363,097                        7/1/08         7.010         360
88      Kmart Store No. 4219 - Ashwaubenon, WI            NAP                       11/1/18         7.100         240
89      Holiday Inn Express - Minnetonka            4,009,752                        9/1/08         7.410         300
90      335-355 Franklin Street                     4,681,914                        8/1/03         6.875         360
91      Fountain Park Apartments                    4,190,058                       10/1/08         7.030         360
92      Brittany Court Apartments                   4,170,641                        9/1/08         6.860         360
93      Sully Square Shopping Center                3,941,308                       10/1/08         6.350         360
94      Capitol View Office Building                4,033,534                        8/1/08         7.200         360
95      The Oaks Apartments                         4,024,784                        5/1/08         7.110         360
96      Hampshire Place                             3,589,569                        9/1/08         6.910         300
97      Shops at Butler Creek                       3,981,096         1/1/08         1/1/28         7.570         360
98      Mosside Village                             3,845,065                        8/1/08         7.070         360
99      River North Concourse                       3,864,757                        7/1/08         7.260         360
100     Quality Suites                              3,519,029                        8/1/08         7.080         300
101     Huntington Pointe Apartments                4,048,202         2/1/05         2/1/28         6.990         360
102     St. Lawrence Plaza                          3,783,443                        8/1/07         7.840         347
103     Days Inn - San Diego                        3,417,410                       11/1/08         7.560         300
104     Beechwood South Apartments                  3,618,482                        7/1/08         6.980         360
105     Bell Atlantic of Virginia                     483,964                        9/1/13         6.590         195
106     Sunnyslope Shopping Centre                  3,458,973                        7/1/08         7.130         330
107     Uptown Shopping Center                      2,786,574                        9/1/08         6.960         240
108     Woodman Lassen Apartments                   3,489,027                       10/1/08         6.660         360
109     Comfort Inn - Blacksburg                    3,198,144                       10/1/08         6.980         300
110     Castle Rockland                             3,505,067                        9/1/08         7.180         360
111     K-Mart Plaza                                3,364,291                        8/1/10         7.260         360
112     Lock It Up - San Jose                       2,549,595                        9/1/13         7.150         300
113     Holiday Inn - Ashland                       3,499,258                        9/1/05         7.280         300
114     Grandland Shopping Center                   3,401,227                       11/1/08         7.000         360
115     North County Plaza                          3,415,661                        9/1/08         7.160         360
116     Christiansburg Hills Plaza Shopping Cente   2,408,534                        9/1/18         7.120         360
117     Forest Village Apartments                   3,400,432                        9/1/08         6.990         360
118     Bronxville West                             3,329,451                        8/1/08         7.170         360
119     Days Inn - Laurel                           3,350,155                        9/1/05         7.355         300
120     Stratford Executive Park                    3,015,165                        8/1/08         7.160         300
121     Chenault Creek                              3,259,256                        7/1/08         6.960         360
122     Greenbriar Market Place                     2,203,665                       10/1/18         6.610         360
123     Alston Arms Apartments                      2,956,386                        8/1/08         7.080         300
124     Citi Centre                                 3,237,690         3/1/08         3/1/28         7.350         353
125     Kmart - La Crosse                                 NAP                       11/1/18         7.100         180
126     Walgreen - Camp Bowie                             NAP                        7/1/18         6.650         237
127     Sun Ridge Apartments                        3,124,309                       10/1/08         6.660         360
128     410-420 Tarrytown Road                      3,136,710                       10/1/08         6.960         360
129     New York Plaza                              3,052,108                        8/1/08         6.990         360
130     Lake Arbor Shopping Center                  2,682,695                        7/1/13         7.030         360
131     Eckerd Drug Store                             654,451                        9/1/18         6.730         267
132     Sleep Inn                                         NAP                       11/1/13         7.050         180


                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
66      Aventura Medical Plaza                         1           119         35          1.30      69.7        61.2          1
67      Southgate Village Shopping Center              1           119         47          1.34      76.4        60.9          1
68      Brewery District Office                        2           118         46          1.39      75.4        66.3          1
69      Kent Business Center                           2            58         25          1.42      73.9        70.0          1
70      Villa Maria                                    0           120         48          1.30      72.7        63.4          1
71      Kash and Karry - Hudson                        1           238         47          NAP       NAP         NAP           1
72      Forest Hill Shopping Center                    2           178         82          1.33      79.9        61.3          1
73      Wyntree Apartments                             3           117         45          1.32      79.8        69.4          2
74      Keebler Krossing Shopping Center               2           118         46          1.31      78.9        69.1          1
75      Havasu North Shopping Center                   1           119         47          1.46      79.9        69.2          1
76      Valencia Entertainment Center                  2           118         46          1.41      74.5        65.2          1
77      444 Saw Mill River Road                        3            81         45          1.44      68.6        63.3          1
78      Twin Lakes Apartments                          3           117         45          1.37      74.0        64.7          2
79      Little Prairie Shopping Center                 9           111         39          1.32      76.0        66.5          1
80      JJ Court Apartments                            1           119         47          1.43      79.2        67.8          2
81      Citadel                                        2            82         46          1.44      74.2        67.9          1
82      Roanoke West Apartments                        3           106         22          1.33      79.4        70.6          2
83      Foothills Center                               1           119         24          1.39      71.1        62.8          1
84      Ardsley Plaza                                  0           113         41          1.33      75.4        66.4          1
85      Wyngrove Apartments                            3           117         45          1.48      77.1        67.0          2
86      450 Village Company                            3           117         45          2.39      42.6        36.7          1
87      Lone Mountain Plaza Shopping Center            4           116         44          1.50      64.3        56.3          1
88      Kmart Store No. 4219 - Ashwaubenon, WI         0           240         48          NAP       NAP         NAP           1
89      Holiday Inn Express - Minnetonka               2           118         46          1.68      74.8        60.8          1
90      335-355 Franklin Street                        3            57         25          1.37      70.6        66.9          1
91      Fountain Park Apartments                       1           119         47          1.33      80.0        69.8          2
92      Brittany Court Apartments                      2           118         34          1.37      79.2        68.9          2
93      Sully Square Shopping Center                   1           119         47          1.48      61.3        52.6          1
94      Capitol View Office Building                   3           117         45          1.25      76.5        67.2          1
95      The Oaks Apartments                            6           114         42          1.31      73.3        64.4          2
96      Hampshire Place                                2           118         46          1.33      74.8        59.8          1
97      Shops at Butler Creek                          10          110         26          1.47      65.7        58.5          1
98      Mosside Village                                3           117         45          1.44      73.2        64.1          1
99      River North Concourse                          4           116         44          1.30      74.4        65.5          1
100     Quality Suites                                 3           117         81          1.43      74.8        60.2          1
101     Huntington Pointe Apartments                   9            75         39          1.24      77.7        72.0          2
102     St. Lawrence Plaza                             2           105         46          1.23      77.3        69.4          1
103     Days Inn - San Diego                           0           120         36          1.44      64.6        52.6          1
104     Beechwood South Apartments                     4           116         44          1.25      79.1        69.1          2
105     Bell Atlantic of Virginia                      2           178         46          NAP       NAP         NAP           1
106     Sunnyslope Shopping Centre                     4           116         32          1.32      74.3        62.9          1
107     Uptown Shopping Center                         2           118         46          1.24      71.7        48.9          1
108     Woodman Lassen Apartments                      1           119         47          1.32      79.1        68.4          2
109     Comfort Inn - Blacksburg                       1           119         47          1.51      69.5        55.6          1
110     Castle Rockland                                2           118         46          1.35      75.4        66.1          1
111     K-Mart Plaza                                   3           141         57          1.39      72.3        60.9          1
112     Lock It Up - San Jose                          2           178         82          1.48      74.2        47.4          1
113     Holiday Inn - Ashland                          2            82         34          1.49      74.8        66.0          1
114     Grandland Shopping Center                      0           120         48          1.33      78.3        68.3          1
115     North County Plaza                             2           118         46          1.49      67.7        59.4          1
116     Christiansburg Hills Plaza Shopping Cente      2           238         46          1.28      74.9        46.3          1
117     Forest Village Apartments                      2           118         46          1.35      79.5        69.4          2
118     Bronxville West                                3           117         45          1.37      70.2        61.7          1
119     Days Inn - Laurel                              2            82         34          1.50      74.4        65.7          1
120     Stratford Executive Park                       3           117         45          1.41      68.6        55.3          1
121     Chenault Creek                                 4           116         56          1.37      78.5        68.6          2
122     Greenbriar Market Place                        1           239         47          1.59      74.7        44.5          1
123     Alston Arms Apartments                         3           117         45          1.51      72.0        58.0          2
124     Citi Centre                                    1           112         39          1.26      79.6        70.4          1
125     Kmart - La Crosse                              0           240         48          NAP       NAP         NAP           1
126     Walgreen - Camp Bowie                          1           236         47          NAP       NAP         NAP           1
127     Sun Ridge Apartments                           1           119         47          1.32      78.5        67.9          2
128     410-420 Tarrytown Road                         1           119         47          1.47      76.5        66.7          1
129     New York Plaza                                 3           117         45          1.28      77.6        67.8          1
130     Lake Arbor Shopping Center                     4           176         80          1.33      76.7        59.0          1
131     Eckerd Drug Store                              1           238         47          NAP       NAP         NAP           1
132     Sleep Inn                                      0           180         60          2.15      40.0        NAP           1


Annex A-2 - 2

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
133     Hall of Fame Marina                                                    Balloon             3,398,051          23,263
134     Contemporary Village Apartments                                        Balloon             3,395,070          22,620
135     Commerce Exchange Business Park                                        Balloon             3,391,027          22,872
136     428 Tolland Turnpike                                                   Fully Amortizing    3,380,752          26,749
137     Tropicana Center and Flamingo Jones                                    Balloon             3,347,172          23,107
138     Cameron Ridge Apartments                                               Balloon             3,295,063          21,668
139     Loudon Plaza                                                           Balloon             3,268,667          22,408
140     Smartpark                                                              Balloon             3,236,444          23,512
141     One North Penn Office Building                                         Balloon             3,220,369          21,543
142     Kmart                                       60             60          Fully Amortizing    3,199,473          18,930
143     125 Canal Street                                                       Balloon             3,198,195          22,004
144     Alton Circle                                                           Balloon             3,198,029          21,397
145     Country Club Apartments                                                Balloon             3,197,926          21,032
146     Trailing Vine Place Apartment                                          Balloon             3,193,249          21,182
147     Bayway Shopping Center                                                 Balloon             3,184,932          21,895
148     Park Row East Apartments                                               Balloon             3,147,766          20,055
149     Thunderbird Square                                                     Balloon             3,100,000          21,676
150     Walgreens                                                              Fully Amortizing    3,097,451          23,706
151     Sherwood Gardens Apts.                                                 Balloon             3,091,525          20,583
152     Star Plaza                                                             Balloon             3,077,564          20,567
153     Stratford Place Apartments                                             Balloon             3,048,023          20,047
154     Morrell Plaza Shopping Center                                          Balloon             3,045,524          20,189
155     Fountain Hills Plaza Shopping Center                                   Balloon             2,998,101          19,879
156     La Quinta Apartments                                                   Balloon             2,995,501          19,678
157     Franklin Properties                                                    Balloon             2,994,746          23,079
158     Foot Hills Shopping Center                                             Balloon             2,991,909          20,020
159     Walgreen - Portage                                                     Balloon             2,970,449          22,759
160     Riverchase Apartments                                                  Balloon             2,921,453          20,900
161     Quality Inn                                                            Balloon             2,915,397          20,823
162     350-360 Tarrytown Road                                                 Balloon             2,848,196          18,885
163     Kings Bay Plaza                                                        Balloon             2,830,000          20,470
164     Hidden Valley Apartments                                               Balloon             2,822,945          17,819
165     Warlick Plaza                                                          Balloon             2,800,000          18,254
166     Upland Plaza                                                           Balloon             2,800,000          20,060
167     Sharon Lakes Plaza                                                     Balloon             2,794,585          19,158
168     Randolph Plaza                                                         Balloon             2,790,861          19,987
169     Orangewood Business Plaza                                              Balloon             2,773,275          18,499
170     Guilford Village                                                       Balloon             2,700,000          17,351
171     North County Office                                                    Balloon             2,696,235          18,254
172     1 Ethel Blvd                                                           Fully Amortizing    2,683,453          24,740
173     The Embassy Cinema                                                     Balloon             2,646,597          18,511
174     Staples - Galesburg                                                    Balloon             2,640,770          21,004
175     Pinebrook Village                                                      Balloon             2,625,000          18,988
176     Studio Inn                                                             Balloon             2,593,980          18,244
177     Plaza 114                                                              Balloon             2,593,845          17,537
178     201 Federal Road                                                       Fully Amortizing    2,585,281          20,455
179     Eckerd                                                                 Fully Amortizing    2,520,704           Step*
180     Glen Ellen Mobile Home Park                                            Balloon             2,514,914          16,969
181     Plaza West Strip Center                                                Balloon             2,500,000          19,942
182     Atrium at Delk Center                                                  Balloon             2,500,000          16,802
183     3650 Industrial Avenue                                                 Balloon             2,498,475          16,767
184     Jacksonville Apartments                                                Balloon             2,496,497          16,868
185     West Bay Office Park                                                   Balloon             2,495,230          17,190
186     Sav-On Drug Store                                                      Balloon             2,494,928          16,801
187     Holiday Inn Express - Fargo                                            Balloon             2,494,604          18,151
188     Smokey Hill Plaza Shopping Center                                      Balloon             2,494,441          17,893
189     Rue Granville Apartments                                               Balloon             2,478,165          15,545
190     Revco - Savannah                                                       Balloon             2,440,922           Step*
191     Turnberry Crossing Shopping Center                                     Balloon             2,395,067          16,048
192     Rite Aid - Walkill                                                     Fully Amortizing    2,379,613           Step*
193     Lucky Industrial Park                                                  Balloon             2,378,613          15,976
194     Target Center                                                          Balloon             2,368,784          16,025
195     Golfsmith                                                              Balloon             2,348,513          15,572
196     70 Garden Court                                                        Balloon             2,346,691          15,824
197     Bonita Harbor Apartments                                               Balloon             2,342,225          16,669
198     Caputo                                                                 Balloon             2,298,639          15,581
199     Heather Ridge Village                                                  Balloon             2,296,801          15,565
                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
133     Hall of Fame Marina                         2,987,385                       10/1/08         7.280         360
134     Contemporary Village Apartments             3,129,215                        9/1/05         7.000         360
135     Commerce Exchange Business Park             2,974,750                        7/1/08         7.110         360
136     428 Tolland Turnpike                              NAP                        8/1/18         7.190         240
137     Tropicana Center and Flamingo Jones         3,003,354                       10/1/05         7.030         324
138     Cameron Ridge Apartments                    3,120,923                        9/1/03         6.870         360
139     Loudon Plaza                                2,877,651                        8/1/08         7.280         360
140     Smartpark                                   2,621,640                        7/1/08         7.260         300
141     One North Penn Office Building              2,815,618                        9/1/08         7.040         360
142     Kmart                                             NAP                       11/1/18         7.100         180
143     125 Canal Street                            2,815,269                       10/1/08         7.330         360
144     Alton Circle                                2,794,849                       10/1/08         7.050         360
145     Country Club Apartments                     2,782,227                       10/1/08         6.880         360
146     Trailing Vine Place Apartment               3,029,383                        8/1/03         6.950         360
147     Bayway Shopping Center                      2,811,927                        4/1/08         7.280         360
148     Park Row East Apartments                    2,877,358                       10/1/05         6.570         360
149     Thunderbird Square                          2,738,638                       11/1/08         7.500         360
150     Walgreens                                         NAP                        4/1/18         6.650         234
151     Sherwood Gardens Apts.                      2,702,962                        7/1/08         6.980         360
152     Star Plaza                                  2,690,059                        9/1/08         7.030         360
153     Stratford Place Apartments                  2,651,810                       10/1/08         6.880         360
154     Morrell Plaza Shopping Center               2,656,486                        9/1/08         6.950         360
155     Fountain Hills Plaza Shopping Center        2,613,925                       10/1/08         6.960         360
156     La Quinta Apartments                        2,606,650                        9/1/08         6.860         360
157     Franklin Properties                         2,034,821                       10/1/08         6.900         240
158     Foot Hills Shopping Center                  2,299,452                        7/1/13         7.030         360
159     Walgreen - Portage                            883,036                        9/1/18         7.680         284
160     Riverchase Apartments                       2,350,205                        9/1/08         7.110         300
161     Quality Inn                                 2,346,018                        8/1/08         7.080         300
162     350-360 Tarrytown Road                      2,483,230                       10/1/08         6.960         360
163     Kings Bay Plaza                             2,521,782                       11/1/08         7.850         360
164     Hidden Valley Apartments                    2,429,372                       10/1/08         6.480         360
165     Warlick Plaza                               2,428,867                       11/1/08         6.800         360
166     Upland Plaza                                2,488,986                       11/1/08         7.750         360
167     Sharon Lakes Plaza                          2,589,472                        8/1/05         7.280         360
168     Randolph Plaza                              2,247,850                        8/1/08         7.110         300
169     Orangewood Business Plaza                   2,421,737                       10/1/08         7.020         360
170     Guilford Village                            2,333,201                       11/1/08         6.660         360
171     North County Office                         2,364,689                        9/1/08         7.160         360
172     1 Ethel Blvd                                      NAP                        9/1/13         7.210         180
173     The Embassy Cinema                          2,340,589                        9/1/08         7.490         360
174     Staples - Galesburg                           830,409                        5/1/13         6.650         217
175     Pinebrook Village                           2,339,109                       11/1/08         7.850         360
176     Studio Inn                                  2,074,624                        9/1/08         6.920         300
177     Plaza 114                                   2,275,409                        7/1/08         7.130         357
178     201 Federal Road                                  NAP                        8/1/18         7.190         240
179     Eckerd                                            NAP                        6/1/18         6.710         237
180     Glen Ellen Mobile Home Park                 2,205,068                        8/1/08         7.120         360
181     Plaza West Strip Center                     1,724,406                       11/1/08         7.370         240
182     Atrium at Delk Center                       1,965,033                       11/1/08         6.450         300
183     3650 Industrial Avenue                      2,185,201                       10/1/08         7.080         360
184     Jacksonville Apartments                     2,188,385                        9/1/08         7.140         360
185     West Bay Office Park                        2,199,504                        8/1/08         7.330         360
186     Sav-On Drug Store                           2,186,420                        8/1/08         7.100         360
187     Holiday Inn Express - Fargo                 2,018,389                        9/1/08         7.300         300
188     Smokey Hill Plaza Shopping Center           2,008,523                        9/1/08         7.140         300
189     Rue Granville Apartments                    2,129,093                       10/1/08         6.420         360
190     Revco - Savannah                              613,071                       10/1/18         6.950         275
191     Turnberry Crossing Shopping Center          2,096,203                        8/1/08         7.050         360
192     Rite Aid - Walkill                                NAP                        7/1/18         7.010         237
193     Lucky Industrial Park                       2,081,820                        9/1/08         7.080         360
194     Target Center                               2,079,586                        7/1/08         7.140         360
195     Golfsmith                                   2,047,575                       10/1/08         6.960         360
196     70 Garden Court                             2,056,006                        9/1/08         7.120         360
197     Bonita Harbor Apartments                    1,882,496                        8/1/08         7.040         300
198     Caputo                                      2,015,653                       10/1/08         7.180         360
199     Heather Ridge Village                       2,014,889                        9/1/08         7.170         360

                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
133     Hall of Fame Marina                            1           119         47          1.45      61.8        54.3          1
134     Contemporary Village Apartments                2            82         46          1.52      75.4        69.5          2
135     Commerce Exchange Business Park                4           116         44          1.31      74.5        65.4          1
136     428 Tolland Turnpike                           3           237         234         1.53      71.9        NAP           1
137     Tropicana Center and Flamingo Jones            1            83         47          1.32      73.6        66.0          1
138     Cameron Ridge Apartments                       2            58         28          1.34      70.9        67.1          2
139     Loudon Plaza                                   3           117         45          1.34      73.0        64.3          1
140     Smartpark                                      4           116         44          1.49      51.4        41.6          1
141     One North Penn Office Building                 2           118         46          1.36      71.6        62.6          1
142     Kmart                                          0           240         48          NAP       NAP         NAP           1
143     125 Canal Street                               1           119         47          1.30      80.0        70.4          1
144     Alton Circle                                   1           119         59          1.33      78.0        68.2          1
145     Country Club Apartments                        1           119         35          1.28      78.6        68.4          2
146     Trailing Vine Place Apartment                  3            57         25          1.33      79.8        75.7          2
147     Bayway Shopping Center                         7           113         41          1.40      74.1        65.4          1
148     Park Row East Apartments                       1            83         35          1.41      70.0        63.9          2
149     Thunderbird Square                             0           120         48          1.32      74.7        66.0          1
150     Walgreens                                      1           233         47          NAP       NAP         NAP           1
151     Sherwood Gardens Apts.                         4           116         44          1.55      77.3        67.6          1
152     Star Plaza                                     2           118         46          1.36      76.9        67.3          1
153     Stratford Place Apartments                     1           119         35          1.29      78.5        68.3          2
154     Morrell Plaza Shopping Center                  2           118         46          1.29      66.2        57.7          1
155     Fountain Hills Plaza Shopping Center           1           119         35          1.36      75.0        65.3          1
156     La Quinta Apartments                           2           118         34          1.37      77.8        67.7          2
157     Franklin Properties                            1           119         47          1.32      78.8        53.5          2
158     Foot Hills Shopping Center                     4           176         80          1.37      74.8        57.5          1
159     Walgreen - Portage                             1           238         47          NAP       NAP         NAP           1
160     Riverchase Apartments                          2           118         46          1.25      77.9        62.7          2
161     Quality Inn                                    3           117         81          1.42      74.8        60.2          1
162     350-360 Tarrytown Road                         1           119         47          1.49      69.5        60.6          1
163     Kings Bay Plaza                                0           120         25          1.26      74.5        66.4          1
164     Hidden Valley Apartments                       1           119         47          1.38      77.3        66.6          2
165     Warlick Plaza                                  0           120         48          1.43      77.8        67.5          1
166     Upland Plaza                                   0           120         36          1.33      73.7        65.5          1
167     Sharon Lakes Plaza                             3            81         33          1.35      79.8        74.0          1
168     Randolph Plaza                                 3           117         45          1.32      70.7        57.0          1
169     Orangewood Business Plaza                      1           119         47          1.40      71.1        62.1          1
170     Guilford Village                               0           120         36          1.49      71.8        62.1          1
171     North County Office                            2           118         46          1.40      77.9        68.3          1
172     1 Ethel Blvd                                   2           178         46          1.45      48.8        NAP           1
173     The Embassy Cinema                             2           118         46          1.40      69.6        61.6          1
174     Staples - Galesburg                            1           174         47          NAP       NAP         NAP           1
175     Pinebrook Village                              0           120         25          1.40      75.0        66.8          1
176     Studio Inn                                     2           118         46          1.51      59.8        47.8          1
177     Plaza 114                                      1           116         44          1.50      74.1        65.0          1
178     201 Federal Road                               3           237         234         1.39      71.8        NAP           1
179     Eckerd                                         2           235         118         NAP       NAP         NAP           1
180     Glen Ellen Mobile Home Park                    3           117         45          1.26      79.0        69.2          1
181     Plaza West Strip Center                        0           120         60          1.29      74.6        51.5          1
182     Atrium at Delk Center                          0           120         48          1.60      64.1        50.4          1
183     3650 Industrial Avenue                         1           119         47          1.31      79.3        69.4          1
184     Jacksonville Apartments                        2           118         58          1.34      75.7        66.3          2
185     West Bay Office Park                           3           117         45          1.41      73.4        64.7          1
186     Sav-On Drug Store                              3           117         45          1.26      77.0        67.5          1
187     Holiday Inn Express - Fargo                    2           118         46          1.58      74.5        60.3          1
188     Smokey Hill Plaza Shopping Center              2           118         46          1.37      73.4        59.1          1
189     Rue Granville Apartments                       1           119         47          1.38      79.9        68.7          2
190     Revco - Savannah                               0           239         48          NAP       NAP         NAP           1
191     Turnberry Crossing Shopping Center             3           117         45          1.60      71.5        62.6          1
192     Rite Aid - Walkill                             1           236         47          NAP       NAP         NAP           1
193     Lucky Industrial Park                          2           118         46          1.29      79.3        69.4          1
194     Target Center                                  4           116         44          1.33      59.0        51.8          1
195     Golfsmith                                      1           119         47          1.40      73.4        64.0          1
196     70 Garden Court                                2           118         34          1.40      72.2        63.3          1
197     Bonita Harbor Apartments                       3           117         45          1.36      73.2        58.8          2
198     Caputo                                         1           119         47          1.34      79.3        69.5          2
199     Heather Ridge Village                          2           118         58          1.47      70.7        62.0          1


                                                                   Annex A-2 - 3

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
200     Leviner Office Building                                                Balloon             2,296,706          15,379
201     Shoppes of Avon                                                        Balloon             2,296,706          15,379
202     Buckner Village Apartments                                             Balloon             2,296,681          15,333
203     San Marco Village                                                      Balloon             2,244,078          15,151
204     Staples                                                                Balloon             2,223,692          15,103
205     Transcor                                                               Balloon             2,200,000          15,492
206     Vista Park Apartments                                                  Balloon             2,198,582          14,489
207     Windsor Estates                                                        Balloon             2,196,917          14,844
208     Roland Park Shopping Center                                            Balloon             2,194,383          14,978
209     Pathmark Shopping Center                                               Balloon             2,186,160          19,444
210     Old Lake Place Shopping Center                                         Balloon             2,181,456          13,913
211     West Flagler Shops                                                     Balloon             2,173,409          13,690
212     3128 North Ashland Avenue                                              Balloon             2,170,714          14,778
213     Westgate Plaza                                                         Balloon             2,148,841          14,989
214     Hillsboro Shoppes                                                      Balloon             2,136,065          13,878
215     Kmart - Tacoma                                                         Balloon             2,098,838          14,526
216     Post Office Annex Building                                             Balloon             2,048,757          13,777
217     Eckerd - Greensboro                                                    Fully Amortizing    2,045,996           Step*
218     Regal Pointe Apartments                                                Balloon             2,021,018          13,773
219     Clarksville Crossing                                                   Balloon             1,998,922          13,943
220     Merchants Plaza                                                        Balloon             1,998,813          13,535
221     Statewide Self Storage                                                 Balloon             1,998,030          14,456
222     25227 Grogans Mill Office Building                                     Balloon             1,970,624          14,161
223     Florida Space Center                                                   Balloon             1,970,624          14,161
224     Fairway Gardens                                                        Balloon             1,943,385          13,670
225     Rite Aid - West Haven                                                  Balloon             1,902,371          14,035
226     Staples                                                                Balloon             1,898,883          12,897
227     Commerce Point                                                         Balloon             1,847,793          12,307
228     93 Broadway                                                            Balloon             1,847,439          12,545
229     Arvada Square Shopping Center                                          Balloon             1,823,873          12,191
230     Battlefield Center                                                     Balloon             1,798,749          11,543
231     CVS - Asheboro                                                         Fully Amortizing    1,776,000           Step*
232     NFC Office Plaza                                                       Balloon             1,771,992          12,620
233     Oakwood Terrace Apartments                                             Balloon             1,750,000          10,866
234     CVS - Ballentine                                                       Fully Amortizing    1,750,000          12,507
235     Jackson's Landing Apartments                                           Balloon             1,717,554          11,536
236     Centergate                                                             Balloon             1,696,686          11,597
237     King Kullen Shopping Center                                            Balloon             1,689,305          15,025
238     Anaheim Springs Office                                                 Balloon             1,676,250          12,003
239     AUS Building                                                           Balloon             1,674,281          11,864
240     Queens West Industustrial                                              Balloon             1,648,927          10,834
241     Forest Hill Park Apartment Complex                                     Balloon             1,636,312          11,675
242     West Brandon Square                                                    Balloon             1,622,644          10,811
243     CVS - Stanley                                                          Fully Amortizing    1,597,097          13,117
244     Deer Park                                                              Balloon             1,595,926          10,904
245     Fairmont Building                                                      Balloon             1,595,057          11,710
246     Papago Place                                                           Balloon             1,572,782          10,606
247     Humble Office Building                                                 Balloon             1,547,780          10,364
248     Golden Oak Village Apartments                                          Balloon             1,547,769          10,343
249     CVS - Denver                                                           Balloon             1,547,289          11,934
250     Free State Self Storage                                                Balloon             1,546,635          11,223
251     Brookmeade Plaza                                                       Balloon             1,498,545          10,910
252     80 Garden Court                                                        Balloon             1,497,888          10,101
253     CVS - Sunset Beach                                                     Fully Amortizing    1,497,089          11,549
254     Centenial Mall                                                         Balloon             1,495,189          10,794
255     CVS - King's Mountian                                                  Fully Amortizing    1,491,080          11,594
256     Southland (7-11)                                                       Fully Amortizing    1,462,648           Step*
257     North Grove Plaza                                                      Balloon             1,450,000          10,488
258     Thomas Center                                                          Balloon             1,448,553          10,425
259     4708 North Milwaukee                                                   Balloon             1,447,143           9,852
260     9255 South Western Avenue                                              Balloon             1,447,143           9,852
261     Greenwich/Laguardia                                                    Balloon             1,422,863           9,347
262     Kmart - Rock Springs Plaza                                             Balloon             1,399,225           9,684
263     Rockwood Plaza Shopping Center                                         Balloon             1,398,043           9,456
264     Sierra Carmichael Apartments                                           Balloon             1,397,167           9,418
265     1501 Estes Avenue                                                      Balloon             1,397,122           9,361
266     581 Wolcott Street                                                     Fully Amortizing    1,392,074          11,014

                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
200     Leviner Office Building                     2,008,567                        9/1/08         7.050         360
201     Shoppes of Avon                             2,008,567                        9/1/08         7.050         360
202     Buckner Village Apartments                  2,006,977                        9/1/08         7.020         360
203     San Marco Village                           1,969,103                        7/1/08         7.120         360
204     Staples                                     1,950,939                       10/1/08         7.200         360
205     Transcor                                    1,980,322                       11/1/05         7.250         324
206     Vista Park Apartments                       1,913,808                       10/1/08         6.900         360
207     Windsor Estates                             1,925,779                        9/1/08         7.140         360
208     Roland Park Shopping Center                 1,701,587                        7/1/13         7.230         360
209     Pathmark Shopping Center                    1,012,475                        9/1/08         6.730         180
210     Old Lake Place Shopping Center              1,882,523                       10/1/08         6.580         360
211     West Flagler Shops                          1,869,353                       10/1/08         6.460         360
212     3128 North Ashland Avenue                   1,907,656                        8/1/08         7.210         360
213     Westgate Plaza                              1,361,777                       10/1/18         7.470         360
214     Hillsboro Shoppes                           1,852,420                       10/1/08         6.760         360
215     Kmart - Tacoma                              1,322,637                       10/1/18         7.390         360
216     Post Office Annex Building                  1,792,807                       10/1/08         7.100         360
217     Eckerd - Greensboro                               NAP                        7/1/18         7.050         237
218     Regal Pointe Apartments                     1,870,866                        8/1/05         7.220         360
219     Clarksville Crossing                        1,266,769                       10/1/18         7.470         360
220     Merchants Plaza                             1,752,285                       10/1/08         7.170         360
221     Statewide Self Storage                      1,612,476                       10/1/08         7.250         300
222     25227 Grogans Mill Office Building          1,815,879                        9/1/03         7.160         300
223     Florida Space Center                        1,587,710                        9/1/08         7.160         300
224     Fairway Gardens                             1,555,734                        8/1/08         6.910         300
225     Rite Aid - West Haven                         541,521                        6/1/18         7.180         282
226     Staples                                     1,665,970                       10/1/08         7.200         360
227     Commerce Point                              1,449,107                       10/1/08         6.340         300
228     93 Broadway                                 1,621,515                        9/1/08         7.190         360
229     Arvada Square Shopping Center               1,593,516                       10/1/08         7.040         360
230     Battlefield Center                          1,554,815                       10/1/08         6.640         360
231     CVS - Asheboro                                    NAP                        8/1/18         7.010         237
232     NFC Office Plaza                            1,423,329                        9/1/08         7.060         300
233     Oakwood Terrace Apartments                  1,498,379                       11/1/08         6.330         360
234     CVS - Ballentine                                  NAP                       11/1/18         5.970         240
235     Jackson's Landing Apartments                1,503,246                        9/1/08         7.080         360
236     Centergate                                  1,492,586                        8/1/08         7.250         360
237     King Kullen Shopping Center                   782,366                        9/1/08         6.730         180
238     Anaheim Springs Office                      1,348,894                        9/1/08         7.120         300
239     AUS Building                                1,411,176                        7/1/08         7.280         324
240     Queens West Industustrial                   1,434,201                       10/1/08         6.870         360
241     Forest Hill Park Apartment Complex          1,315,151                        9/1/08         7.080         300
242     West Brandon Square                         1,417,222                        9/1/08         7.000         360
243     CVS - Stanley                                     NAP                        7/1/18         7.660         237
244     Deer Park                                   1,404,639                        7/1/08         7.240         360
245     Fairmont Building                           1,295,537                        8/1/08         7.390         300
246     Papago Place                                1,493,897                        9/1/03         7.120         360
247     Humble Office Building                      1,353,599                        9/1/08         7.050         360
248     Golden Oak Village Apartments               1,187,326                        9/1/13         7.030         360
249     CVS - Denver                                   48,956                       10/1/18         6.910         240
250     Free State Self Storage                     1,250,257                        9/1/08         7.270         300
251     Brookmeade Plaza                            1,211,943                       10/1/08         7.320         300
252     80 Garden Court                             1,312,344                        9/1/08         7.120         360
253     CVS - Sunset Beach                                NAP                       10/1/18         6.910         240
254     Centenial Mall                              1,207,551                        8/1/08         7.200         300
255     CVS - King's Mountian                             NAP                        6/1/18         6.910         238
256     Southland (7-11)                                  NAP                        7/1/13         6.900         177
257     North Grove Plaza                           1,292,079                       11/1/08         7.850         360
258     Thomas Center                               1,166,897                       10/1/08         7.190         300
259     4708 North Milwaukee                        1,271,770                        8/1/08         7.210         360
260     9255 South Western Avenue                   1,271,770                        8/1/08         7.210         360
261     Greenwich/Laguardia                         1,238,159                        9/1/08         6.860         360
262     Kmart - Rock Springs Plaza                    881,756                       10/1/18         7.390         360
263     Rockwood Plaza Shopping Center              1,225,816                        9/1/08         7.150         360
264     Sierra Carmichael Apartments                1,224,717                        8/1/08         7.110         360
265     1501 Estes Avenue                           1,222,785                        8/1/08         7.050         360
266     581 Wolcott Street                                NAP                        8/1/18         7.190         240

                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
200     Leviner Office Building                        2           118         46          1.34      70.7        61.8          1
201     Shoppes of Avon                                2           118         46          1.48      74.6        65.2          1
202     Buckner Village Apartments                     2           118         46          1.50      76.6        66.9          2
203     San Marco Village                              4           116         44          1.51      70.1        61.5          2
204     Staples                                        1           119         47          1.32      79.7        69.9          1
205     Transcor                                       0            84         48          1.28      80.0        72.0          1
206     Vista Park Apartments                          1           119         47          1.31      79.9        69.6          2
207     Windsor Estates                                2           118         46          1.50      77.1        67.6          2
208     Roland Park Shopping Center                    4           176         44          1.32      74.6        57.9          1
209     Pathmark Shopping Center                       2           118         46          1.86      25.1        11.6          1
210     Old Lake Place Shopping Center                 1           119         47          1.63      71.5        61.7          1
211     West Flagler Shops                             1           119         47          1.58      74.9        64.5          1
212     3128 North Ashland Avenue                      3           117         45          1.53      72.4        63.6          1
213     Westgate Plaza                                 1           239         47          1.40      74.9        47.4          1
214     Hillsboro Shoppes                              1           119         47          1.56      74.9        65.0          1
215     Kmart - Tacoma                                 1           239         47          1.41      75.0        47.2          1
216     Post Office Annex Building                     1           119         59          1.31      73.2        64.0          1
217     Eckerd - Greensboro                            1           236         47          NAP       NAP         NAP           1
218     Regal Pointe Apartments                        3            81         33          1.31      74.9        69.3          2
219     Clarksville Crossing                           1           239         47          1.39      74.9        47.4          1
220     Merchants Plaza                                1           119         47          1.40      71.4        62.6          1
221     Statewide Self Storage                         1           119         47          1.88      58.3        47.0          1
222     25227 Grogans Mill Office Building             2            58         34          1.39      73.0        67.3          1
223     Florida Space Center                           2           118         46          1.34      66.8        53.8          1
224     Fairway Gardens                                3           117         45          1.25      74.7        59.8          2
225     Rite Aid - West Haven                          3           235         45          NAP       NAP         NAP           1
226     Staples                                        1           119         47          1.39      74.5        65.3          1
227     Commerce Point                                 1           119         47          1.45      73.3        57.5          1
228     93 Broadway                                    2           118         46          1.40      73.2        64.2          1
229     Arvada Square Shopping Center                  1           119         47          1.37      67.6        59.0          1
230     Battlefield Center                             1           119         47          1.53      72.8        62.9          1
231     CVS - Asheboro                                 0           237         120         NAP       NAP         NAP           1
232     NFC Office Plaza                               2           118         46          1.35      76.4        61.4          1
233     Oakwood Terrace Apartments                     0           120         48          1.37      74.5        63.8          2
234     CVS - Ballentine                               0           240         120         NAP       NAP         NAP           1
235     Jackson's Landing Apartments                   2           118         46          1.39      79.9        69.9          1
236     Centergate                                     3           117         45          1.56      73.3        64.5          1
237     King Kullen Shopping Center                    2           118         46          3.59      18.0         8.3          1
238     Anaheim Springs Office                         2           118         46          1.35      71.3        57.4          1
239     AUS Building                                   4           116         44          1.36      74.4        62.7          1
240     Queens West Industustrial                      1           119         47          1.35      56.9        49.5          1
241     Forest Hill Park Apartment Complex             2           118         46          1.53      77.9        62.6          2
242     West Brandon Square                            2           118         46          1.43      74.6        65.2          1
243     CVS - Stanley                                  1           236         119         NAP       NAP         NAP           1
244     Deer Park                                      4           116         44          1.34      76.0        66.9          2
245     Fairmont Building                              3           117         45          1.30      74.5        60.5          1
246     Papago Place                                   2            58         24          1.41      74.9        71.1          1
247     Humble Office Building                         2           118         46          1.36      72.0        63.0          1
248     Golden Oak Village Apartments                  2           178         46          1.21      82.3        63.2          2
249     CVS - Denver                                   1           239         119         NAP       NAP         NAP           1
250     Free State Self Storage                        2           118         46          1.32      73.6        59.5          1
251     Brookmeade Plaza                               1           119         47          1.39      73.1        59.1          1
252     80 Garden Court                                2           118         34          1.31      52.6        46.0          1
253     CVS - Sunset Beach                             1           239         119         NAP       NAP         NAP           1
254     Centenial Mall                                 3           117         33          1.35      66.5        53.7          1
255     CVS - King's Mountian                          3           235         117         NAP       NAP         NAP           1
256     Southland (7-11)                               1           176         47          NAP       NAP         NAP           1
257     North Grove Plaza                              0           120         25          1.29      68.2        60.8          1
258     Thomas Center                                  1           119         47          1.47      60.4        48.6          1
259     4708 North Milwaukee                           3           117         45          1.48      72.4        63.6          1
260     9255 South Western Avenue                      3           117         45          1.41      72.4        63.6          1
261     Greenwich/Laguardia                            2           118         46          1.37      69.4        60.4          1
262     Kmart - Rock Springs Plaza                     1           239         47          1.34      66.6        42.0          1
263     Rockwood Plaza Shopping Center                 2           118         46          1.42      63.5        55.7          1
264     Sierra Carmichael Apartments                   3           117         45          1.31      66.5        58.3          2
265     1501 Estes Avenue                              3           117         45          1.30      69.9        61.1          1
266     581 Wolcott Street                             3           237         234         1.33      69.6        NAP           1


Annex A-2 - 4

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
267     Dixie Commerce Center                                                  Balloon             1,376,388           9,311
268     IHOP                                                                   Fully Amortizing    1,375,000           Step*
269     Ridge at White Oak Apartments                                          Balloon             1,366,055           9,175
270     388 Tarrytown Road                                                     Balloon             1,299,209           8,728
271     Governors Park Office Park                                             Balloon             1,298,133           8,684
272     Remax Building                                                         Balloon             1,297,438           8,833
273     Ferndale Mobile Village                                                Balloon             1,296,626           8,416
274     Lions Lair Travel Park                                                 Balloon             1,296,024           9,556
275     Rite Aid - Richmond                                                    Balloon             1,278,688           Step*
276     Hartstown Village Apartment Complex                                    Balloon             1,197,302           8,543
277     6300 Richmond                                                          Balloon             1,196,106           8,589
278     Pindle East Apartments                                                 Balloon             1,160,178           8,286
279     Lake of 610                                                            Balloon             1,097,536           7,845
280     Ames - Palmer Plaza                                                    Balloon             1,049,419           7,263
281     Grogan's Forest Shopping Center                                        Balloon               898,388           6,843
282     Bearden Place Shopping Center                                          Balloon               747,765           5,577
283     56th Street Warehouse                                                  Fully Amortizing      745,925           6,719
284     Frys In-Line Space                                                     Balloon               709,597           4,872
285     2120 South Oak Park Ave                                                Balloon               698,621           4,756
286     Shops on Cumberland                                                    Balloon               598,212           4,461

                                                                                              $2,025,590,706
                                                                                              ==============

                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
267     Dixie Commerce Center                       1,208,350                        7/1/08         7.140         360
268     IHOP                                              NAP                        8/1/18         7.100         237
269     Ridge at White Oak Apartments               1,195,603                        9/1/08         7.080         360
270     388 Tarrytown Road                          1,136,604                       10/1/08         7.090         360
271     Governors Park Office Park                  1,134,978                        9/1/08         7.040         360
272     Remax Building                              1,140,208                        8/1/08         7.210         360
273     Ferndale Mobile Village                     1,124,146                       10/1/08         6.750         360
274     Lions Lair Travel Park                      1,054,215                        8/1/08         7.440         300
275     Rite Aid - Richmond                           375,480                       11/1/16         7.050         257
276     Hartstown Village Apartment Complex           962,305                        9/1/08         7.080         300
277     6300 Richmond                                 964,256                        8/1/08         7.140         300
278     Pindle East Apartments                        933,595                        8/1/08         7.080         300
279     Lake of 610                                   964,876                        9/1/05         7.100         300
280     Ames - Palmer Plaza                           661,316                       10/1/18         7.390         360
281     Grogan's Forest Shopping Center               607,081                       10/1/08         6.750         240
282     Bearden Place Shopping Center                 610,576                        8/1/08         7.570         300
283     56th Street Warehouse                             NAP                        9/1/14         7.500         192
284     Frys In-Line Space                            624,318                       10/1/08         7.310         360
285     2120 South Oak Park Ave                       613,958                        8/1/08         7.210         360
286     Shops on Cumberland                           488,462                        8/1/08         7.570         300

                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
267     Dixie Commerce Center                          4           116         44          1.41      74.6        65.5          1
268     IHOP                                           0           237         48          NAP       NAP         NAP           1
269     Ridge at White Oak Apartments                  2           118         46          1.33      79.9        69.9          1
270     388 Tarrytown Road                             1           119         47          1.41      72.2        63.1          1
271     Governors Park Office Park                     2           118         46          1.33      74.2        64.9          1
272     Remax Building                                 3           117         45          1.59      73.3        64.4          1
273     Ferndale Mobile Village                        1           119         47          1.29      76.3        66.1          1
274     Lions Lair Travel Park                         3           117         45          1.48      70.4        57.3          1
275     Rite Aid - Richmond                            2           216         118         NAP       NAP         NAP           1
276     Hartstown Village Apartment Complex            2           118         46          1.46      74.8        60.1          2
277     6300 Richmond                                  3           117         45          1.45      70.4        56.7          1
278     Pindle East Apartments                         3           117         45          1.40      72.5        58.3          2
279     Lake of 610                                    2            82         46          1.37      73.2        64.3          1
280     Ames - Palmer Plaza                            1           239         47          1.29      70.0        44.1          1
281     Grogan's Forest Shopping Center                1           119         47          1.40      71.9        48.6          1
282     Bearden Place Shopping Center                  3           117         45          1.30      72.6        59.3          1
283     56th Street Warehouse                          2           190         46          1.26      67.8        NAP           1
284     Frys In-Line Space                             1           119         47          1.37      75.1        66.1          1
285     2120 South Oak Park Ave                        3           117         45          1.48      69.9        61.4          1
286     Shops on Cumberland                            3           117         45          1.50      74.3        60.7          1

* Refer to the sheet "Step" in the file named LB98C4.XLS contained in the back cover of the Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan

                                   SCHEDULE C

                         FORM OF SCHEDULE OF EXCEPTIONS
                            TO MORTGAGE FILE DELIVERY

Attn:                         Initial Certification
                                    All Loans
                     LEHMAN BROTHERS (1011) Account: 500285
                       Pool: 285 Account Name: LB 1998-C4

------------------------------------------------------------------------------------------------------------------------------------
  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
MARKET AT CEDAR
  HILL
           RA54      $6,675,000.00     ON HAND
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SEVEN J INVESTMENTS,
  LLC
           RB27      $5,170,073.68
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED  3510 - Copy only in file -
                                                                                                COPY OF NOTE ONLY           12/02/97
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK

------------------------------------------------------------------------------------------------------------------------------------
ST. LAWRENCE
  ASSOCIATES LP
           RB42      $4,220,389.52     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: CONSOLIDATION OF NOTES AGREEMENT

------------------------------------------------------------------------------------------------------------------------------------
NORVELL SUNSET, LLC
           RJ58      $1,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/15/98
                                                   Doc Memo: WACHOVIA-LEHNAN & LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED  3510 - Copy only in file     10/08/98

------------------------------------------------------------------------------------------------------------------------------------
NORVELL DENVER LLC
           RJ59      $1,550,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/11/98
                                                   Doc Memo: WACHOVIA-LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED  3510 - Copy only in file     10/08/98

------------------------------------------------------------------------------------------------------------------------------------
LITTLE PRAIRIE
  CENTER, LLC
           RJ69      $5,400,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: WARD COOK-LEHMAN & LEHMAN-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
NORVELL KINGS
  MOUNTAIN LLC
           RKO7      $1,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: WACHOVIA-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
NORVELL
  STANLEY, LLC
           RKO8      $1,600,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing -
                                                                                                LEHMAN-BLANK                10/15/98
                                                   Doc Memo: WACHOVIA-LEHMAN & LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CENTER II
  ASSOCIATES
           RL29      $3,680,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ARDSLEY
  ASSOCIATES, L.L.C.
           RM51      $5,125,912.43     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Dcc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MIDWEST PORTGAGE LP
           RM58      $2,974,173.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BERETANIA PROPERTY
  INVESTMENTS, LLC
           RM80      $3,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NEWPORT-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
PRESIDENT HOTEL
  ASSOCIATES L.P.
       RN61          $32,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
               Memo: THIS LOAN HAS AN AGGREGATE LOAN AMOUNT OF $32MM
                     THE "GAP" NOTE IS FOR $8,178,087.55. W/ADD'L GAP DOCS.

------------------------------------------------------------------------------------------------------------------------------------
OLD-VINE PINNACLE
  ASSOCIATES LLC
       RN66           $8,500,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FCRD OAKS, INC.
       RP30           $5,000,000.00   ON HAND
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
YAHI LLC
       RP85           $8,250,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
AMERICAN DEVELOPMENT
  CORPORATION
       RR31           $2,600,000.00   ON HAND
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DIV PLAZA 114, LLC
       RR38           $2,600,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
GATEWAY BUSINESS
  CENTER LLC
       RR57          $12,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BOCAL CORPORATION
       RR70           $2,250,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LAKE ARBOR
  ASSOCIATES LLC
       RR71           $3,500,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
                     Memo: PROMISSORY NOTE IS ALONE IN THE FILE; ALL OTHER CUSTODIAL DOCUMENTS ARE MISSING AND ARE EXCEPTIONS.

------------------------------------------------------------------------------------------------------------------------------------
FOOTHILLS
  ASSOCIATES LLC
       RR72           $3,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/19/98
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CHENAULT CREEK
  DEVELOPMENT ASSOC LP
       RR79           $3,740,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND FINANCIAL TO BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MANSARDS APARTMENTS
  L.P.
       RR86          $46,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SAVANNAH SQUARE INC
       RR88          $14,175,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NEWPORT-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SULLIVAN PROPERTIES, LP
       RR94           $7,500,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
                     Memo: THERE IS A GAP NOTE & MTG IN FILE.

------------------------------------------------------------------------------------------------------------------------------------
450 VILLAGE COMPANY
       RR95           $5,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DIXIE COMMERCE
  CENTER, LTD.
       RR96           $1,380,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
750 LLC
       RS15           $4,400,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
S.O. PARTNERS, LLC
       RS18           $2,500,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SIERRA CARMICHAEL
  APARTMENTS, LLC
       RS20           $1,400,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SLJ COMMERCE/
  EXCHANGE, LTD
       RS21           $3,400,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ARDEN REALTY
  FINANCE IV, LLC
       RS33         $111,200,000.00   ON HAND
                                        DM         ALLONGE              NOT RECEIVED-NOT REVIEWED
                                                   Doc Memo: LEHMAN BROTHERS REALTY CORPORATION-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LONE MOUNTAIN
  CENTER LLC
       RS36           $5,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BANC ONE-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PALMA TERMINAL INC
       RS42           $3,250,000.00   ON HAND
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
JERBIL, INC
       RS46           $2,700,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY TO BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BEECHWOOD SOUTH, LTD.
       RS47           $4,150,000.00   ON HAND
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RIVERWALK PLAZA
  JOINT VENTURE
       RS48           $8,544,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
                     Memo: THERE ARE SEVERAL NOTES IN THIS FILE
                           CONSOLIDATED, & FUTURE ADVANCE ALONG WITH ALL ORIGINAL NOTES (SEE TAB#33)

------------------------------------------------------------------------------------------------------------------------------------
WINSTON-SALEM
  INVESTORS LLC
       RS50          $14,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MILELLI REALTY
  PARTNERS
       RS51           $3,100,000.00   ON HAND
                                        OK         ALLONGE            RECEIVED      -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LIBERTY SQUARE
  ASSOCIATES LP
       RS61           $4,100,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
WORTH INVESTMENTS LLC
       RS62           $2,200,000.00   ON HAND
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
155 GAITHER DRIVE LLC
       RS64           $1,680,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CLOVERLEAF SHOPPING
  CTR. ASSOCIATES
       RS65           $6,300,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NEWPORT-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
DEER PARK APARTMENTS
  LLC
       RS83           $1,600,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
HACIENDA APARTMENTS,
  L.L.C.
       RS84           $5,600,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SOUTH HILLS
  ASSOCIATES, L.L.C.
       RS85           $5,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ABOUT FACE
 PROPERTIES LP
       RS88             $750,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: MELLON-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ABOUT FACE
  PROPERTIES LP
       RS89             $600,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: MELLON-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
201 FEDERAL ROAD
  ASSOCIATES LLC
       RS90           $2,600,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
TWIN LAKES
  APARTMENTS LTD
       RS95           $5,400,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: RENEWAY AND CONSOLIDATION PROMISSORY NOTE
                     Memo: ORIGINAL FUTURE-ADVANCE PROMISSORY NOTE IN THE SUM OF $2,181,281.59 ALSO IN FILE.

------------------------------------------------------------------------------------------------------------------------------------
SOUTHGATE ASSOCIATES
       RS96          $13,920,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
                     Memo: THERE ARE 3 PROPERTIES TO THIS DEAL
                           SOUTHGATE SHOPPING PLAZA
                           WESTGATE PLAZA
                           ROCKY MOUNTAIN PLAZA

------------------------------------------------------------------------------------------------------------------------------------
FAIRWAY HOUSING
  ASSOCIATES LLC
       RT05           $1,950,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
579 WOLCOTT STREET
  ASSOCIATES LLC
       RT07           $1,400,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
428 TOLLAND TURNPIKE
  ASSOCIATES LLC
       RT08           $3,400,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
COLUMBIA HAVEN GROUP,
   LLC C/O JRN
       RT09           $1,909,482.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED  3312 - Endorsement(s)
                                                                                               are missing or incorrect.    10/12/98
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
WARWICK INVESTORS I
       RT13           $2,500,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
NEWPORT HISTORIC LLC
       RT17           $2,925,000.00   ON HAND
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
NEWPORT COLONIAL, LLC
       RTl8           $4,387,500.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
NBJ, INC.
       RT19           $1,200,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MONROEVILLE
  ASSOCIATES, LP
       RT21           $4,400,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED  3312 - Endorsement(s)
                                                                                               are missing or incorrect.    10/12/98
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
TRIPLE FOUR SAW
  MILL LLC
       RT30           $5,500,000.00   ON HAND
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: CONSOLIDATED, EXTENDED, AND RESTATEMENT OF NOTES AGREEMENT

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
JACKSONVILLE
  APARTMENTS, LLC
       RT37           $2,500,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
HEATHER RIDGE VILLAGE
  SHOPPING CENTER
       RT38           $2,300,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RANCHO SAN MARCOS
  PROPERTIES, LLC
       RT39           $4,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CHMB LLC
       RT40           $1,600,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
GOLDEN OAK VILLAGE LP
       RT41           $1,550,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: MELLON-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CLAREMONT AVION LLC
       RT42          $18,100,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NEWPORT MORTGAGE TO BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
LKG PORT JEFFERSON,
  LLC
       RT44           $2,200,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMDW-LMMCC-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: CONSOLIDATION OF NOTES AGREEMENT
                     Memo: THERE ARE 2 NOTES IN FILE.
                           1. PROMISSORY NOTE $2.2MM
                           2. MORTGAGE NOTE $1,202,002.96

------------------------------------------------------------------------------------------------------------------------------------
LG LINDENHURST
  ASSOCIATES, LLC
       RT45           $1,700,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMDW-LMMCC & LMMCC-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
                     Memo: THERE ARE 2 NOTES IN FILE
                           1. PROMISSORY NOTE $1.7mm
                           2. MORTGAGE NOTE $481.375.41

------------------------------------------------------------------------------------------------------------------------------------
CARO GROUP LLC
       RT46           $1,776,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
D.P.L., LLC
       RT48           $6,120,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: COLUMBUS BANK-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SKY FOUR REALTY LLC
       RT51           $3,275,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo:            LMDW-LMMCC-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
TRAILING VINE PLACE
  LP
       RT52           $3,200,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo:            NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RPI NEW YORK PLAZA
  LTD
       RT53           $3,500,000.00   ON HAND
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SOJ LLC
       RT54           $2,400,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BONITA BAY
  APARTMENTS LTD
       RT55           $2,350,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SHARON LAKES, INC
       RT56           $2,800,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC & LMMCC-LEHMAN & LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MONTGOMERY MALL
  ASSOCIATES LP
       RT58          $47,750,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
OAK TREE INVESTMENT
  LLC
       RT60          $10,600,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CAPITOL VIEW URBAN
  RENEWAL ASSOC LL
       RT67           $4,600,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RANDOLPH INVESTMENTS,
  LLC
       RT71           $2,800,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
1608 DEVELOPMENT
  LIMITED PARTNERSHP
       RT72           $3,750,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY TO BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
VALSHOP, LLC.
       RT75           $5,500,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo:            NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BPL-BAVA, LLC C/O
  VELSOR PROPERTIES
       RT76           $4,156,559.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
STERLING 18TH STREET,
  LLC
       RT77           $6,000,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
STERLING MILWAUKEE,
  LLC
       RT78           $1,450,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
STERLING WESTERN, LLC
       RT79           $1,450,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -NOT REVIE

------------------------------------------------------------------------------------------------------------------------------------
STERLING ASHLAND, LLC
       RT80           $2,175,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
STERLING OAK PARK, LLC
       RT82             $700,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
11 EAST ADAMS LLC
       RT83           $7,180,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
VERNON C. AND
  EILEEN M. KOMPPA
       RT84           $1,400,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK SIGNATURE MISSING
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
KWC LLC
       RT86          $10,200,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DAVENPORT APARTMENT
  HOLDINGS, LLC
       RU08           $4,950,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY TO BLANK (LEHMAN)
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PPSF, LLC
       RU11           $1,300,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing -
                                                                                               LAUREATE TO BLANK            10/05/98
                                                   Doc Memo: LAUREATE-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PALMER PARKWAY, LLC
       RU12           $3,800,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED
                     Memo: THERE ARE 2 NOTES/MTGS IN FILE
                           1. CONS. EXT. RESTMNT OF NOTES AGMNT $3.8MM
                           2. MTG NOTE (GAP) $1,424,000.00

------------------------------------------------------------------------------------------------------------------------------------
100 OAKS, LP
       RU13          $27,500,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
GLEN ELLEN MOBILE
  HOME PARK
       RU14           $2,520,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PINDLE EAST
  ASSOCIATES, L.P.
       RU32           $1,164,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CENTER GATE
  PARTNERSHIP
       RU34           $1,700,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: W. LYMAN CASE & COMPANY-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CENTENNIAL MALL TIC,
  LLC
       RU37           $1,500,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LION'S LAIR AT
  GRASSEY KEY, LTD.
       RU40           $1,300,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEGG MASON-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FALLON GARDEN CORP.
       RU42           $8,600,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
REGAL POINTE, LTD.
       RU43           $2,025,000.00   ON HAND
                                        OK         ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                        OK         NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
ARBOR RIDGE, LP
       RU50          $9,770,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CHESTERFIELD MEADOWS
  SHOPPING ASSOC
       RU51          $6,900,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: LAUREATE-BLANK

------------------------------------------------------------------------------------------------------------------------------------
LUCKY INDUSTRIAL
  PARK, LLC
       RU52          $2,382,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY TO BLANK(LEHMAN)
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ZENITH, INC.
       RU53          $1,975,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
OCEANSIDE-NIERMAN
  OFFICE
       RU59          $2,700,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
OCEANSIDE-NIERMAN LP
       RU6O          $3,900,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: INCLUDES ALLONGE TO BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
RED CIRCLE
  HOSPITALITY CORP
       RU61          $4,950,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
HUNTINGTON THEATER
  ASSOCIATES, LLC
       RU79          $6,600,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MILLBANK HOTEL
  PARTNERS-LAUREL, LP
       RU80          $3,800,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MILLBANK HOTEL
  PARTNERS-ASHLAND
  LTD
       RU81          $3,975,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FOREST HILL-WD, LTD.
       RU82          $5,600,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND FINANCIAL TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SMOKY HILL
  CENTER, LTD
       RU83          $2,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - NORTHLAND-BLANK           10/19/98
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
DCG INVESTORS 1993,
  LP
       RU84          $4,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  3313 - Endorsement(s) is
                                                                                               incomplete - WARD COOK TO   10/26/98
                                                                                               LEHMAN
                                                   Doc Memo: WARD COOK-LEHMAN & LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
555 SOUTH FRONT
  STREET, LTD
       RU85          $5,700,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CROYDON ASSOCIATES,
  III LP
       RU95          $13,700,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MORRELL PARK
  ASSOCIATES
       RU96          $3,050,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BRIDGE-CAMERON
  RIDGE, LLC
       RU97          $3,300,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
KVBC INVESTMENTS,
  L.L.C.
       RU98          $5,645,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO TO BLANK
                                         OK        NOTE INSTRUMENT   RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
POKRAS FAMILY LP
       RU99          $3,350,000.00     ON HAND
                                         CO        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/14/98
                                                   Doc Memo: HOLIDAY-BLANK
                                         CO        ALLONGE                                     3510 - Copy only in file -
                                                                                               COPY ONLY                    10/14/98
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: ALLONGE IN FILE ENDORSED TO BLANK.

------------------------------------------------------------------------------------------------------------------------------------
RINCON DEL SAN JON
  PROPERTIES
       RV00          $1,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo:NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
TOWN ASSOCIATES, LP
       RV02          $4,100,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
1996-COUNTRY CLUB,
  LTD
       RV03          $3,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
1996-STRATFORD
  PLACE LTD
       RV04          $3,050,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - HOLIDAY FENOGLIO TO       10/13/98
                                                                                               LEHMAN/LEHMAN TO BLANK
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LANSING MARC, LLC
       RV05          $12,350,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/16/98
                                                   Doc Memo: LEHMAN TO BLANK
------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SHIP TO SHORE LLC
       RV06          $2,650,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ANAHEIM SPRINGS L.L.C.
       RV07          $1,680,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
NYLIND-COLUMBIA
  DEVELOPMENT CO. LLC
       RV08          $2,383,816.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/14/98
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
1441-47 WEST 70TH
  AVENUE ASSOC.
       RV12          $2,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - MISSING LMMCC-BLANK        10/16/98
                                                                                               (HAVE LMRESI-LMMCC)
                                                   Doc Memo: LMRESI-LMMCC-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

           Memo:THERE ARE MULTIPLE BORROWERS

------------------------------------------------------------------------------------------------------------------------------------
SAINT THOMAS
  PROPERTIES, L.L.C.
       RV15          $7,750,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SPEEDWAY/KOLB
  PROPERTIES, L.L.C.
       RV16          S7,550,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FSF PRESIDENTIAL
  ESTATES ASSOC., LLC
       RV17          $8,050,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  3312 - Endorsement(s) are
                                                                                               missing or incorrect.        10/21/98
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BUCKNER VILLAGE
  APARTMENTS, LTD
       RV18          $2,300,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LA QUINTA PROPERTIES,
  L.L.C.
       RV19          $3,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BRITTANY COURT
  PROPERTIES, L.L.C.
       RV20          $4,800,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
610 TECH CENTER
       RV24          $1,100,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
KEEBLER CROSSING, LLC
       RV27          $5,550,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
TROUTMAN PROPERTIES,
  INC.
       RV29          $1,368,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: COLUMBUS BANK TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
TROUTMAN PROPERTIES,
  INC.
       RV30          $1,720,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: COLUMBUS BANK TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ALSTON-ARMS
  ASSOCIATES, L.P.
       RV33          $3,686,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  3312 - Endorsement(s) are
                                                                                               missing or incorrect.        10/21/98
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ROCKWOOD PROPERTIES,
  L.L.C.
       RV34          $1,400,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MACARTHUR PROPERTIES,
  LLC
       RV35          $17,250,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: NOTE MODIFICATION, EXTENSION AND RESTATEMENT AGREEMENT

------------------------------------------------------------------------------------------------------------------------------------
CENTRES SAVANNAH LP
       RV36          $2,440,922.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
GARGA REALTY, LLC
       RV40          $10,377,575.00    ON HAND
                                         DM        ALLONGE              NOT RECEIVED-NOT REVIEWED
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LAUREL REALTY OF
  ARIZONA, LLC
       RV42          $1,575,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo:NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
           Memo:THIS FILE CONTAINS THE NOTE AND THE ALLONGE ONLY. ALL OTHER DOCUMENTS ARE MISSING.

------------------------------------------------------------------------------------------------------------------------------------
HUMBLE CENTRAL, LP
       RV43          $1,550,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo:NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DEERBROOK POINT, LP
       RV44          $2,300,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SHOPPES OF AVON, LLC
       RV46          $2,300,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FOREST VILLAGE LLC
       RV47          $3,900,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
           Memo:THERE ARE 2 NOTES IN FILE.
                1. GAP NOTE $2,669,670.10
                2. CONSD.EXT.RESTMNT AGMNT $3.9MM

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
L'ATRIUM ON THE
  CREEK I, LP
       RV48          $9,300,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - NORTHLAND FINANCIAL        10/28/98
                                                                                               TO BLANK
                                                   Doc Memo: NORTHLAND FINANCIAL TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
TRICONY SARASOTA LTD.
       RV49          $11,100,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC & LMMCC TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
           Memo:ASSIGNMENT OF MANAGEMENT AGREEMENT ANTENNA SITE IS OK; MANAGEMENT AGREEMENT FOR ANTENNA SITE COPY

------------------------------------------------------------------------------------------------------------------------------------
RDP OF MICHIGAN,
  L.L.C.
       RV50          $1,281,016.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CONTEMP. VILL., LLC
       RV51          $3,400,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MIDWEST HOSPITALITY
  CORP
       RV53          $2,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DANIEL G KAMIN
  CHRISTIANSBURG, LLC
       RV55          $3,900,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  3313 - Endorsement(s) is
                                                                                               incomplete - HOLIDAY        10/14/98
                                                                                               FENOGLIO TO LEHMAN
                                                   Doc Memo: HOLIDAY-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SECURITY PUBLIC
  STORAGE-SAN MATEO, L
       RV57          $5,900,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CP/RP ROCKLAND
  ASSOCIATES LP
       RV58          $4,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: CONSOLIDATION OF NOTES AGREEMENT

------------------------------------------------------------------------------------------------------------------------------------
56TH STREET L.L.C.
       RV59          $750,000.00       ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
STAR PLAZA, L.L.C.
       RV72          $3,082,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ONE NORTH PENN, LLC
       RV73          $3,225,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/14/98
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CENTRES T. OAKS, LTD.
       RV75          $3,412,721.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
WINDSTAR RETAIL
  LIMITED PTNRSHP
       RV76          $2,350,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK

------------------------------------------------------------------------------------------------------------------------------------
MIRAMONTE APARTMENTS,
  LLC
       RV77          $7,650,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CLAREMONT WELLINGTON,
  LLC
       RV78          $9,800,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - Newport-Blank              11/09/98
                                                   Doc Memo: NEWPORT-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FREE STATE STORAGE, LP
       RV79          $1,550,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PACIFICA ROSECRANS LP
       RV80          $4,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
THE STATEN ISLAND
  HOTEL LTD
       RV85          $6,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
BVD DREAM JOINT
  VENTURE
       RV95          $1,625,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: MELLON MORTGAGE TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
HOSPITAL PROFESSIONAL
  BUILDING II
       RV96          $10,400,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PINNACLE CITADEL, LLC
       RV97          $5,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND FINANCIAL TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FLORIDA SPACE CENTER
       RV98          $1,975,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
HOUSTON LAGUARDIA
  PARTNERS
       RV99          $1,425,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FOUNTAIN HILLS-OLD
  VINE LP
       RW00          $3,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND FINANCIAL TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
93 BROADWAY, LLC
       RW01          $1,850,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - LEGG MASON TO BLANK        10/14/98
                                                   Doc Memo: LMDW-LMMCC & LMMCC-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
THOMAS CENTER, LLC
       RW02          $1,450,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/14/98
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LANDVEGAS LP
       RW04          $3,103,956.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LANDBOWIE LP
       RW05          $3,644,585.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CAROLEX, LLC
       RW06          $2,530,034.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0700 - Signatures missing -
                                                                                               LAUREATE REALTY TO           11/09/98
                                                                                               BLANK
                                                   Doe Memo: LAUREATE REALTY TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
HAMPSHIRE PLACE
  L.L.C.
       RW07          $4,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - LMRESI-LMMCC IS            11/10/98
                                                                                               PHOTOCOPY (HAVE LMMCC-
                                                                                               BLANK=OK)
                                                   Doc Memo: LMRESI-LMMCC-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -NOT REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
SOUTHGATE TOWERS LLC
       RW11          $7,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PARK AT MEMORIAL LP
       RW12          $17,760, 000.00   ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED 0702 - Document is missing    11/03/98
                                                   Doc Memo: NEWPORT-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
STUDIO INN, BAY ST.
  LOUIS MS.LLC
       RW19          $2,600,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NEWPORT MORTGAGE TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RIVERCHASE LP
       RW20          $2,928,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FOREST HILL PARK
  APTS. LTD.
       RW26          $1,640,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: MELLON MORTGAGE TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
HARTSTOWN VILLAGE
  APTS. LTD.
       RW27          $1,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: MELLON MORTGAGE TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
TAMPA GANDY, LLC
       RW31          $6,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/14/98
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
GARDENDALE
  DEVELOPMENT, LLP
       RW33          $6,850,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
VALLEYDALE (5)
  DEVELOPMENT, LLP
       RW34          $5,700,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ALFRED N. MARULLI,
  JR.
       RW36          $2,137,500.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
GREENBRIER REAL
  ESTATE INVESTMENT
       RW37          $8,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RIVERLAND DEVELOPMENT
  COMPANY
       RW38          $5,520,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND FINANCIAL TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
CANYON BENEVEST
  UPLAND, LLC
       RW39          $2,800,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0700 - Signatures missing -
                                                                                               NORTHLAND-BLANK              10/16/98
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
POA INVESTORS LLC
       RW40          $2,050,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
STATEWIDE STORAGE
  ANTIOCH
       RW41          $2,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BELGRAVIA TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SUDSON STATE ROAD, LLC
       RW45          $5,600,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
HIDDEN VALLEY
  PARTNERS, LP
       RW52          $2,825,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
GATOR RUE PARTNERS,
  LTD
       RW55          $2,480,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
DC PARTNERS LLC
       RW56          $2,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY TO BLANK

------------------------------------------------------------------------------------------------------------------------------------
PARK ROW EAST
  APARTMENTS LTD
       RW57          $3,150,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ORSETT/FOOTHILLS,
  LLC
       RW59          $5,150,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND FINANCIAL TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FSF KIRIWOOD
  ASSOCIATES, LP
       RW60          $4,800,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
TENNESSEE HOTEL
  GROUP I, LP
       RW6l          $3,400,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - LAUREATE REALTY-BLANK      10/19/98
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RIC GALESBURG TRUST
       RW64          $2,646,619.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
BROOKMEADE PLAZA LLC
       RW65          $1,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - LEGG MASON TO BLANK        10/16/98
                                                   Doc Memo: LMDW-LMMCC-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RIC MARION TRUST
       RW67          $1,900,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RIC WARSAW TRUST
       RW68          $2,225,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
T.A.T. PROPERTY
       RW70          $6,725,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: TWO: LEGG MASON DORMAN & WILSON TO LEGG MASON MORTGAGE CAPITAL
                                                             AND LEGG MASON MORTGAGE CAPITAL TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
GOVERNOR'S PARK, LLC
       RW73          $1,300,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NEWPORT-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
NEWCASTLE MOTEL, INC.
       RW74          $5,775,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
WRC ROLLING
  MEADOWS, LP
       RW75          $11,500,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DANIEL G. KAMIN
  WESTGATE, LLC
       RW78          $2,150,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DANIEL G. KAMIN
  CLARKSVILLE CROSSIN
       RW79          $2,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
OMNI BERKSHIRE CORP
  & HCD DALLAS
       RW85          $250,000,000.00   ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: SECORE-RACER-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PARK LAKE APARTMENTS,
  INC.
       RW86          $2,300,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ARVADA SQUARE
  ASSOCIATES, LP
       RW89          $1,825,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/14/98
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
GROGAN'S FOREST, LTD
       RW93          $900,000.00       ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO FOWLER-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FSF SUNRIDGE
  ASSOCIATES, LLC
       RW94          $3,615,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ORANGEWOOD BUSINESS
  PLAZA, LLC
       RW95          $2,775,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DANIEL G. KAMIN ROCK
  SPRINGS, LLC
       RW96          $1,400,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DANIEL G KAMIN
  PALMER, LLC
       RX00          $1,050,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MANHATTAN BROOK ASSOCIATES
       RX01          $3,600,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/11/98
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
ROGER BRADLEY REALTY
  ASSOCIATES
       RX02          $2,850,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/11/98
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
           Memo: 2 NOTES
                 1. CONS, EXT & RESTATMENT $2,850,000.00
                 2. PROMISSORY $2,850,000.00

------------------------------------------------------------------------------------------------------------------------------------
DANIEL G KAMIN
  TACOMA, LLC
       RX03          $2,100,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SUNRISE AVENUE, LP
       RX06          $2,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0700 - Signatures missing    10/11/98
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
48TH AVENUE, LLC
       RX07          $1,650,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/14/98
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
TILE PROPERTIES-
  BATTLEFIELD, LLC
       RX08          $1,800,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
VISTA PARK PARTNERS
       RX13          $2,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
COUNTRY OAKS
  APARTMENTS, LTD
       RX14          $9,250,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
TRS @ PALM BAY INC.
       RX15          $1,466,286.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
125 CANAL STREET CORP.
       RX20          $3,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PLAZA WEST STRIP LLC
       RX21          $2,500,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
L & G TRI VALLEY, LLC
       RX22          $710,000.00       ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND FINANCIAL TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ALTON CIRCLE, LLC
       RX23          $3,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
J.J. COURT
       RX24          $5,360,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: TWO: WARD COOK TO LEHMAN & LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MERCHANT'S PLAZA AT
  PONTE VERDA LTD
       RX25          $2,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC-LEHMAN
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
           Memo: 3 NOTES
                 1. CONSD RENEWAL FIXED $2MM
                 2. RENEWAL $1,855,970.44
                 3. FUTURE ADVANCE PROMISSORY $144,029.56

------------------------------------------------------------------------------------------------------------------------------------
GRANITE PROPERTIES
       RX26          $1,300,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/11/98
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
           Memo: 2 NOTES
                 1. CONSD. EXT & RESTMNT $1.3MM
                 2. PROMISSORY $1.3

------------------------------------------------------------------------------------------------------------------------------------
ENSIGN 1998 INVESTMENTS
  LIMITED PAR
       RX27          $1,776,000.00     ON HAND
                                         DM        ALLONGE              NOT RECEIVED-NOT REVIEWED 0702 - Document is missing
                                                   Doc Memo: WACHOVIA-BLANK OR LEHMAN
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
195 LLC
       RX29          $6,560,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO FOWLER TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
HALL OF FAME
  MARINA INC
       RX36          $3,400,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
OLD LAKE PLACE, LLC
       RX40          $2,183,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO FOWLER TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
THE FRANKLIN GROUP,
  LLC
       RX41          $3,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: BANKBOSTON TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
CASCADE LODGING, LLC
       RX42          $4,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NEWPORT-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FULLERTON UNIVERSITY
  SHOPPING CENTR
       RX43          $8,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
PALACE GROUP, LLC
       RX44          $1,375,000.00     ON HAND
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
KENNEDY BOULEVARD
  ASSOCIATES 1, LP
       RX46          $23,000,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
MZLTV, LTD
       RX54          $1,850,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  3510 - Copy only in file     11/06/98
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED  3312 - Endorsement(s) are
                                                                                               missing or incorrect. -      10/08/98
                                                                                               HOLIDAY FENOGLIO TO LEHMAN/
                                                                                               LEHMAN TO BLANK

------------------------------------------------------------------------------------------------------------------------------------
ELM & STATE
  VENTURES, LLC
       RX56          $2,050,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0700 - Signatures missing    11/06/98
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FERNDALE MOBIL HOME
  VILLAGE, LLC
       RX63          $1,297,500.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/15/98
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
FSF WOODMAN LASSEN
  ASSOCIATES, LLC
       RX64          $4,037,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
OAKWOOD TERRACE, LTD.
       RX70          $1,750,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: NORTHLAND FINANCIAL TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
AVENTURA MEDICAL
  PLAZA ASSOCIATES
       RX71          $5,715,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO FOWLER TO BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
G & I DANBURY, LLC
       RX72          $17,700,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SECOND SULLY LP
       RX74          $4,600,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0700 - Signatures missing -
                                                                                               LEHMAN TO BLANK              11/13/98
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
DANIEL G. KAMIN
  GREENBRIAR, LLC
       RX75          $3,700,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
WARWICK CORP.
       RX76          $18,500,000.00    ON HAND
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED  3312 - Endorsement(s) are
                                                                                               missing or incorrect. -      11/12/98
                                                                                               LEHMAN TO BLANK

------------------------------------------------------------------------------------------------------------------------------------
CIPRIANO SQUARE PLAZA
  CORPORATION
       RX88          $6,720,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: CONSOLIDATED, AMENDED AND RESTATED NOTE AGREEMENT IN FILE

------------------------------------------------------------------------------------------------------------------------------------
INLAND REAL ESTATE
  LB I LLC
       RX89          $54,600,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - LEHMAN-BLANK               10/21/98
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
BAYSIDE CENTER L.P.
       RX91          $63,000,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing   10/21/98
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BICKLEY ROAD
  ASSOCIATES, LLC
       RX95          $1,750,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RD GRANDLAND LLC
       RX96          $3,900,000.00     ON HAND
                                       DM          ALLONGE              NOT RECEIVED-NOT REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                       OK          NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BURKE PLAZA
  CORPORATION
       RX97          $6,000,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
UNIVERSITY PLACE
  PROPERTIES, LLC
       RX99          $15,150,000.00    ON HAND
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: ALLONGE FROM HOLIDAY TO BLANK IN FILE

------------------------------------------------------------------------------------------------------------------------------------
NEWTON ASSOCIATES
       RY02          $2,800,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - LAUREATE-BLANK             11/09/98
                                                   Doc Memo: LAUREATE-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
BCAP THUNDERBIRD
  HOLDINGS, LLC
       RY10          $3,100,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
RD MANATI, LP
       RY11          $5,600,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
165TH STREET, INC.
       RY15          $2,200,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
THE MILBURN HOTEL,
  LLC
       RY16          $15,000,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
GUILFORD VILLAGE WEST,
  LLC
       RYl7          $2,700,000.00     ON HAND
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
J & W GREENBAY, LLC
       RYl9          $4,985,461.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
J & W LACROSSE, LLC
       RY2l          $3,650,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
LA SALA PINEBROOK
  ASSSOCIATES, LP
       RY22          $2,625,000.00     ON HAND
                                         CO        ALLONGE              RECEIVED    -REVIEWED  0700 - Signatures missing    11/13/98

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SOUTHEAST PARTNERS
       RY23          $2,830,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  3510 - Copy only in file     11/12/98
                                                   Doc Memo: LEHMAN TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
SOUTHEAST PARTNERS
       RY24          $1,450,000.00     ON HAND
                                         DM        ALLONGE              NOT RECEIVED-NOT REVIEWED
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
JWH JOLIET, LLC
       RY29          $3,199,473.10     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LEHMAN-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
WEST FLAGLER
  PARTNERS, LTD
       RY33          $2,175,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: LMRESI-LMMCC-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
ONTARIO MILLS LP
       RY92          $145,000,000.00   ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED  0702 - Document is missing
                                                                                               - LEHMAN-BLANK               11/13/98
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
GRANT VILLAGE
  APARTMENTS, LLC
       RV21-         $2,621,537.34     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

           Memo: ALL MORTGAGE DOCUMENTS FOR THIS LOAN ARE CONSOLIDATED WITH LOAN NO. RV21A. THE MORTGAGE SECURING
                 THIS NOTE IS THE 7.350 MILLION CONSOLIDATION, MODIFICATION, SPREADER AND EXTENSION AGREEMENT TO
                 BE FOUND IN RV21A

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
IKE'S CAT, LLC
       RV21A         $4,728,462.66     ON HAND
                                         DM        ALLONGE              NOT RECEIVED-NOT REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: CONSOLIDATION, EXTENSION AND RESTATEMENT OF NOTES AGREEMENT

------------------------------------------------------------------------------------------------------------------------------------
FRESNO LIMITED
  PARTNERSHIP
       FRESNO        $69,000,000.00    ON HAND
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED  3312 - Endorsement(s) are
                                                                                               missing or incorrect. -      10/06/98
                                                                                               Missing endorsement from
                                                                                               Secore to the Trust.
                                         OK        NOTE INSTRUMENT                             3510 - Copy only in file     10/06/98

------------------------------------------------------------------------------------------------------------------------------------
ACWORTH DUE WEST
  ASSOCIATES LLC
       970319003     $5,100,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: file contains Allonge from Holliday Fenoglio to blank

------------------------------------------------------------------------------------------------------------------------------------
RODIN MARKET PARTNERS
       970820022     $17,625,000.00    ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY FENOGLIO TO BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED

------------------------------------------------------------------------------------------------------------------------------------
HUNTINGTON POINTE LLC
       HUNTINGTON    $4,850,000.00     ON HAND
                                         OK        ALLONGE              RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK
                                         OK        NOTE INSTRUMENT      RECEIVED    -REVIEWED
                                                   Doc Memo: HOLIDAY-BLANK

------------------------------------------------------------------------------------------------------------------------------------

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

  Borrower Name/                     Loan Status/
   Loan Number        Loan Amount   Doc Cond Code  Document             Document Status        Exception Item               Cleared
   -----------        -----------   -------------  --------             ---------------        --------------               -------
                                       285         $2,028,397,553.73

LASALLE NATIONAL BANK                                   Account Name: LB 1998-C4
Report: POOL CERTIFICATION STATUS REPORT                Run By: LIPPS   11/24/98
Set/Report/Ver: MAIN / CL01/ X                                          12:17 pm

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                              ________, 19__

LaSalle National Bank, as Trustee
135 South LaSalle Street
Chicago, Illinois 60674-4107

Attention: Asset-Backed Securities Trust Services
           Group-LB Commercial Mortgage Trust, Series 1998-C4

           Re: LB Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 1998-C4

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), by and among Structured Asset Securities Corporation as depositor, the undersigned as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer, ABN AMRO Bank N.V. as fiscal agent, and you as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Mortgagor's Name:___________________________________________________

            Address:____________________________________________________________

            Loan No.:___________________________________________________________

If only particular documents in the Mortgage File are requested, please specify which:__________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______      1.    Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______      2.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                         FIRST UNION NATIONAL BANK

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                              ___________, 19__

LaSalle National Bank, as Trustee
135 South LaSalle Street
Chicago, Illinois 60674-4107

Attention: Asset-Backed Securities Trust Services
           Group-LB Commercial Mortgage Trust, Series 1998-C4

           Re: LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through
               Certificates, Series 1998-C4

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), by and among Structured Asset Securities Corporation as depositor, First Union National Bank as master servicer (the "Master Servicer"), the undersigned as special servicer (the "Special Servicer"), ABN AMRO Bank N.V. as fiscal agent, and you as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Mortgagor's Name:___________________________________________________

            Address:____________________________________________________________

            Loan No.:___________________________________________________________

If only particular documents in the Mortgage File are requested, please specify which:__________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______      1.    The Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______      2.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                         LENNAR PARTNERS, INC.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                      D-2-2

                                    EXHIBIT E

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

      1. With respect to any Mortgaged Property, "Net Operating Income" or "NOI" shall mean for each fiscal year or portion thereof, the related Revenue allocable to such period, less (i) the related Expenses allocable to such period, and (ii) any related Reserves for such period.

            With respect to any Mortgaged Property, "Revenue" shall mean, for each fiscal year or portion thereof, all revenue derived by the related Mortgagor arising from the Mortgaged Property, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds; provided that Revenue shall not include
(a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to the Mortgagor or an Affiliate of the Mortgagor, (e) any item of income otherwise includible in Revenue but paid directly by any tenant to a Person other than the Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) rent paid by or on behalf of any lessee under a space lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent, unless such space lease has been affirmed by the trustee in such proceeding or action, or (h) rent paid by or on behalf of any lessee under a space lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof; and provided, further, that Revenue shall be adjusted to account for vacancies and credit losses as and to the extent contemplated in the Prospectus Supplement dated November 17, 1998 relating to LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4.

            With respect to any Mortgaged Property, "Expenses" shall mean, for each fiscal year or portion thereof, all expenses directly attributable to the operation, repair and/or maintenance of the Mortgaged Property, including, without limitation, tenant improvement costs, leasing commissions, impositions, insurance premiums, real estate taxes, management fees, advertising, payments to third party suppliers, and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning, and (except in the case of real estate taxes) actually paid for by the Mortgagor; provided that (a) Expenses shall not include any of the foregoing items for which Reserves had been escrowed, which Reserves had been taken into account in calculating the NOI for such period or any prior period; (b) Expenses shall not include interest, principal and premium, if any, due under the Mortgage Note or otherwise in connection with any other secured indebtedness, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation and (c) notwithstanding the preceding clause (b), in the case of the Mortgaged Property that secures the Mortgage Loan identified on the Mortgage Loan Schedule as "Bayside", Expenses shall be increased by the amount of debt service payments (interest, principal and premium, if any) and escrow, reserve or other similar payments or deposits due or otherwise required to be made under or with respect to the indebtedness owed by the related Mortgagor in favor of the City of Miami, Florida, and secured by a lien on the parking garage portion of such Mortgaged Property.

            Revenues and Expenses shall be calculated based on financial statements, Mortgagor tax returns and/or rent rolls, in each case to the extent appropriate and consistent with the Servicing Standard.

            With respect to any Mortgaged Property, "Reserves" shall mean, for each fiscal year or portion thereof, all replacement reserves and/or reserves for tenant improvements and leasing commissions escrowed during such period.

      2. With respect to any Mortgaged Property "Debt Service Coverage Ratio" shall mean, for each fiscal year or portion (not less than three months) thereof, without regard to any cross-collateralization feature of the related Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of any debt service on the related Mortgage Loan) generated by such Mortgaged Property (such Net Operating Income to be annualized if the relevant period is less than twelve months) to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of any date of determination, multiplied by 12.


                                      E-1-2

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                               _____________, 19__

LaSalle National Bank, as Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60674-4107

Attention: Asset-Backed Securities Trust Services Group-
           LB Commercial Mortgage Trust, Series 1998-C4

           Re: LB Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 1998-C4, Class __, [having an initial aggregate Certificate Principal Balance as of November 24, 1998 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to _____________________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1998, among Structured Asset Securities Corporation, as Depositor, First Union National Bank, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                         Very truly yours,

                                         _______________________________________
                                         (Transeror)

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                      F-1-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                               _____________, 19__

LaSalle National Bank, as Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60674-4107

Attention: Asset-Backed Securities Trust Services Group-
           LB Commercial Mortgage Trust, Series 1998-C4

           Re: LB Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 1998-C4, Class__, [having an initial aggregate Certificate Principal Balance as of November 24, 1998 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to _____________________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1998, among Structured Asset Securities Corporation, as Depositor, First Union National Bank, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                         Very truly yours,

                                         _______________________________________
                                         (Transferee)

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                     F-2A-2

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                         _______________________________________
                                         (Nominee)

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                     F-2A-3

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2A-4
            months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________


                                     F-2A-5

      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificates
      Yes   No    only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.


                                     F-2A-6

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                         _______________________________________
                                         Print Name of Transferee

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________
                                            Date:_______________________________


                                     F-2A-7

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


                                     F-2A-8

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ____  _____
      Yes    No         Will the Transferee be purchasing the Transferred
                        Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                     F-2A-9

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                         _______________________________________
                                         Print Name of Transferee or Adviser

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                         IF AN ADVISER:

                                         _______________________________________
                                         Print Name of Transferee

                                         Date:__________________________________


                                     F-2A-10

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                               _____________, 19__

LaSalle National Bank, as Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60674-4107

Attention: Asset-Backed Securities Trust Services Group-
           LB Commercial Mortgage Trust, Series 1998-C4

           Re: LB Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 1998-C4, Class __, [having an initial aggregate Certificate Principal Balance as of November 24, 1998 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to _____________________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1998, among Structured Asset Securities Corporation, as Depositor, First Union National Bank, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or Exhibit F-2B to the Pooling and Servicing Agreement, or (B) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a


                                     F-2B-2
distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                         Very truly yours,

                                         _______________________________________
                                         (Transferee)

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________
                                            Date:_______________________________


                                     F-2B-3

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                         _______________________________________
                                         (Nominee)

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                     F-2B-4

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                     BOOK-ENTRY NON-REGISTERED CERTIFICATES

                               ____________, 19__

[TRANSFEROR]

                  Re: LB Commercial Mortgage Trust, Commercial Mortgage
                      Pass-Through Certificates, Series 1998-C4, Class __, [having an initial aggregate Certificate Principal Balance as of November 24, 1998 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to
__________________________________________ (the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), which were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1998, among Structured Asset Securities Corporation, as Depositor, First Union National Bank, as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

      1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

      2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     F-2C-2

      4. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                         Very truly yours,

                                         _______________________________________
                                         (Transferee)

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2C-4

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)______________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan


                                     F-2C-5
participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificates
      Yes   No    only for the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                     F-2C-6

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                         _______________________________________
                                         Print Name of Transferee

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Date:_______________________________


                                     F-2C-7

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


                                     F-2C-8

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ____   ____   Will the Transferee be purchasing the Transferred
      Yes    No     Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                         _______________________________________
                                         Print Name of Transferee or Adviser

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                         IF AN ADVISER:

                                         _______________________________________
                                         Print Name of Transferee

                                         Date:__________________________________


                                     F-2C-9

                                  EXHIBIT F-2D

                        FORM II OF TRANSFEREE CERTIFICATE
          FOR TRANSFERS OF INTERESTS IN BOOK-ENTRY PRIVATE CERTIFICATES

                               ____________, 19__

[TRANSFEROR]

            Re: LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4, Class __, [having an initial aggregate Certificate Principal Balance as of November 24, 1998 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to
__________________________________________ (the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), which were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1998, among Structured Asset Securities Corporation, as Depositor, First Union National Bank, as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

            1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received (A) a certificate from such Certificate

Owner's prospective transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person


                                     F-2D-2
to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                         Very truly yours,

                                         _______________________________________
                                         (Transferee)

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                     F-2D-3

                                   EXHIBIT G-1

                        FORM I OF TRANSFEREE CERTIFICATE
         IN CONNECTION WITH ERISA (DEFINITIVE SUBORDINATED CERTIFICATES)

                                         [Date]

LaSalle National Bank, as Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60674-4107

Attention: Asset-Backed Securities Trust Services
           Group-LB Commercial Mortgage Trust, Series 1998-C4

           Re: LB Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 1998-C4 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate Certificate Principal Balance as of November 24, 1998 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1998, among Structured Asset Securities Corporation, as depositor, First Union National Bank as master servicer, Lennar Partners, Inc. as special servicer, LaSalle National Bank as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                         Very truly yours,

                                         _______________________________________
                                         (Transferee)

                                         By:____________________________________
                                         Name:
                                         Title:


                                      G-1-2

                                   EXHIBIT G-2

                        FORM II OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                         [Date]

[TRANSFEROR]

            Re: LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class ___ Certificates [having an initial aggregate Certificate Principal Balance as of November 24, 1998 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation, as depositor, First Union National Bank as master servicer, Lennar Partners, Inc. as special servicer, LaSalle National Bank as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

                                         Very truly yours,

                                         _______________________________________
                                         (Transferee)

                                         By:____________________________________
                                         Name:
                                         Title:


                                      G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

STATE OF                 )
                         ) ss:
COUNTY OF                )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")), a ________________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Interest Certificates, and (ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a "non-United States person". (For this purpose, a "disqualified organization" means (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), or
(iv) rural electric and telephone cooperatives described in Section 1381 of the Code. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.)

      3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Interest Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Interest Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-

Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation
Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is _____________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificate to a Person other than the Transferee and clause (ii)(B) of
Section 5.02(d) which authorizes the Trustee to negotiate a mandatory disposition of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of
Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Interest Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Interest Certificates.


                                      H-1-2

            11. The Transferee will, in connection with any transfer that it makes of the Residual Interest Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Interest Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a "United States person". A "United States person" is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.


                                      H-1-3

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _____, ____.

                                         [NAME OF TRANSFEREE]


                                         By:____________________________________
                                                      [Name of Officer]
                                                      [Title of Officer]

[Corporate Seal]

ATTEST:

______________________________
[Assistant] Secretary

            Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this _____ day of __________________,
_____.

                                         _______________________________________
                                         NOTARY PUBLIC

                                         COUNTY OF _________
                                         STATE OF __________
                                         My Commission expires the _________
                                         day of ___________, 19__.


                                      H-1-4

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES

                                         [Date]

LaSalle National Bank, as Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60674-4107

Attention:  Asset-Backed Securities Trust Services
            Group-LB Commercial Mortgage Trust, Series 1998-C4

            Re: Lehman Brothers Commercial Mortgage Trust, Commercial
                Mortgage Pass-Through Certificates, Series 1998-C4 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation, as depositor, First Union National Bank as master servicer, Lennar Partners, Inc. as special servicer, LaSalle National Bank as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                         Very truly yours,

                                         _______________________________________
                                         (Transferor)

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                      H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                         [Date]

Moody's Investors Service, Inc.
99 Church Street, 4th Floor
New York, New York  10007

Attention: Commercial Mortgage Surveillance

Standard & Poor's Ratings Services,
  a Division of the McGraw-Hill Companies, Inc.
25 Broadway
New York, New York 10004

Ladies and Gentlemen:

      This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of November 1, 1998 and relating to LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

      Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

      The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

      Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                         Very truly yours,

                                         LASALLE NATIONAL BANK,
                                            as Trustee

                                         By:____________________________________
                                         Name:
                                         Title:

Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.

By:  ________________________________
Name:
Title:
Date:


STANDARD & POOR'S RATINGS SERVICES,
  A DIVISION OF THE MCGRAW-HILL COMPANIES, INC.

By:  ________________________________
Name:
Title:
Date:


                                      I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                         [Date]

[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]
[REMIC ADMINISTRATOR]

Re: LB Commercial Mortgage Trust, Commercial Mortgage
    Pass-Through Certificates, Series 1998-C4

Ladies and Gentlemen:

      Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of November 1, 1998, relating to LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                         _______________________________________

                                         By:____________________________________
                                         Name:
                                         Title:

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                            Schedule 1 to Exhibit J.

            This Schedule 1 is attached to and incorporated in a financing statement pertaining to Structured Asset Securities Corporation as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle National Bank as trustee for the holders of the Debtor's Mortgage Pass-Through Certificates, Series 1998-C4 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, First Union National Bank as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 1998-C4 (collectively, the "Series 1998-C4 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

            The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

            (1) the mortgage loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule attached hereto as Exhibit A;

            (2) the note or other evidence of indebtedness (the "Mortgage Note") of the related borrower (the "Mortgagor") under each Mortgage Loan, the related mortgage, deed of trust or other similar instrument securing such Mortgage Note (the "Mortgage") and each other legal, credit and servicing document related to such Mortgage Loan (collectively with the related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

            (3) (a) the Custodial Account required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Custodial Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (4) All REO Property acquired in respect of defaulted Mortgage
Loans;

            (5) (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (6) (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer and/or the Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

            (7) (a) the Collection Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (8) All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trustee and to be serviced by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement;

            (9) any and all general intangibles (as defined in the Uniform Commercial Code) consisting of, arising from or relating to any of the foregoing; and

            (10) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER RELATED MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE SERIES 1998-C1 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY WITH RESPECT TO THE MORTGAGE LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE

MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                            Exhibit A to SCHEDULE 1 OF EXHIBIT J

                             MORTGAGE LOAN SCHEDULE

Lehman Brothers Commercial Mortgage Trust 98 - C4

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
1       TRT Holdings                                                           ARD              $249,347,368      $1,649,167
2       Mills                                                                  ARD               145,000,000         940,467
3       Arden II                                    57             53          ARD               111,200,000         621,034
4       Fresno                                      35             32          ARD                69,000,000         437,035
5       Bayside                                                                Balloon            62,936,317         374,483
6       Inland                                     120            119          ARD                54,600,000         293,399
7       Montgomery Mall                                                        ARD                47,643,694           Step*
8       Mansards Apartment Community                                           Balloon            45,871,866         303,264
9       Best Western President Hotel                                           Balloon            30,818,758         236,868
10      Hundred Oaks Shopping Center                                           Balloon            27,481,479         178,364
11      Sterling Apartments                                                    Balloon            22,984,600         149,483
12      Warwick Hotel                                                          Balloon            18,480,470         129,929
13      Avion at Sunrise Mountain Apartments                                   Balloon            18,073,694         120,298
14      Park at Memorial Apartments                                            Balloon            17,732,659         115,191
15      Lee Farm Corporate Park                                                Balloon            17,689,266         118,950
16      Rodin Place                                                            ARD                17,510,145         120,391
17      MacArthur Properties2                                                  Balloon            17,225,889         116,508
18      University Place                                                       Balloon            15,150,000         107,491
19      Milburn NYC                                                            Balloon            15,000,000         108,421
21      Savannah Square                                                        Balloon            14,138,000          95,739
22      Winston Salem Industrial                                               Balloon            13,963,957          95,030
23      Covington Portfolio                                                    Balloon            13,891,086          92,704
24      Glen Hollow Apartments                                                 Balloon            13,679,553          90,045
25      Holiday Office Park                                                    Balloon            12,342,671          83,580
26      Gateway Business Center                                                Balloon            11,968,591          80,968
27      Motorola                                                               Balloon            11,492,142          74,207
28      Ellis Building                                                         Balloon            11,074,203          77,746
29      Super K-Mart                                                           Balloon            10,566,533          76,823
30      Hospital Professional Bldg II                                          Balloon            10,384,441          68,286
31      Garden Ridge - Stockbridge                                             Balloon            10,377,575          89,731
32      Jefferson Square                                                       Balloon            10,178,868          67,998
33      Wellington Farms Apartments                                            Balloon             9,794,148          66,190
34      Arbor Ridge Apartments                                                 Balloon             9,749,066          64,280
35      L'Atriums on the Creek                                                 Balloon             9,286,153          61,188
36      Country Oaks Apartments                                                Balloon             9,240,421          65,495
37      Garden Ridge                                                           Balloon             8,587,890          57,911
38      Riverwalk Plaza                                                        Balloon             8,531,461          56,557
39      Pinnacle Center                                                        Balloon             8,471,798          60,133
40      Yaohan Plaza                                                           Balloon             8,224,477          57,911
41      Fullerton University Shopping Center                                   Balloon             8,193,399          49,745
42      Presidential Estates Apartments                                        Balloon             8,038,072          53,071
43      5 La-Z-Boy Retail Locations                                            Balloon             7,991,787          56,849
44      Promenade Apartments                                                   Balloon             7,738,378          50,834
45      Miramonte Apartments                                                   Balloon             7,644,893          49,770
46      Ashton Meadows Apartments                                              Balloon             7,538,678          49,522
47      Sullivan Street                                                        Balloon             7,481,918          47,011
48      Market at Cedar Hill Shopping Center                                   Balloon             7,366,676          55,097
49      Grant Village Apartments                                               Balloon             7,345,035          47,623
50      11 East Adams                                                          Balloon             7,163,405          50,427
51      Southgate Towers Apartments                                            Balloon             6,995,368          45,681
52      Chesterfield Meadows Shopping Center                                   Balloon             6,890,520          46,930
53      Northgate Shopping Center                                              Balloon             6,842,598          47,631
54      45 Executive Drive                                                     Balloon             6,721,157          46,059
55      Cipriano Square                                                        Balloon             6,715,501          43,675
56      Cineplex Multiplex                                                     Fully Amortizing    6,585,686          50,199
57      Black & Decker                                                         Balloon             6,553,178          46,365
58      Staten Island Hotel                                                    Balloon             6,485,303          46,148
59      Cloverleaf Shopping Center                                             Balloon             6,283,510          42,508
60      Deer Park Apartments                                                   Balloon             6,100,295          43,960
61      Kmart Town Center                                                      Balloon             6,000,000          38,876
62      Kash and Karry - Tampa                                                 Balloon             5,997,685           Step*
63      River Place                                                            Balloon             5,979,956          42,368
64      Security Public Storage                                                Balloon             5,886,611          41,813
65      Newcastle Motel                                                        Balloon             5,769,717          42,978


                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
1       TRT Holdings                             $195,225,103         9/1/08         9/1/23         6.250         300
2       Mills                                     125,623,449        12/1/08        12/1/28         6.750         360
3       Arden II                                  101,284,797        4/16/08        4/16/28         6.610         300
4       Fresno                                     62,890,459        8/10/08        8/10/31         6.520         360
5       Bayside                                    53,186,796                       11/1/08         5.920         360
6       Inland                                     54,600,000        10/1/08        10/1/33         6.360          0
7       Montgomery Mall                            43,790,880         8/1/05         8/1/28         6.790         360
8       Mansards Apartment Community               42,277,571                        7/1/05         6.910         360
9       Best Western President Hotel               25,430,657                        5/1/08         7.875         294
10      Hundred Oaks Shopping Center               23,825,825                       10/1/08         6.750         360
11      Sterling Apartments                        19,937,901                       10/1/08         6.770         360
12      Warwick Hotel                              14,768,276                       10/1/08         6.930         300
13      Avion at Sunrise Mountain Apartments       15,781,492                        9/1/08         6.990         360
14      Park at Memorial Apartments                15,385,526                        9/1/08         6.750         360
15      Lee Farm Corporate Park                    16,785,415                       10/1/03         7.100         360
16      Rodin Place                                15,465,930         1/1/08         1/1/28         7.250         352
17      MacArthur Properties2                      15,103,797                        9/1/08         7.150         360
18      University Place                           13,434,112                       11/1/08         7.650         360
19      Milburn NYC                                12,091,418                       11/1/08         7.250         300
21      Savannah Square                            12,415,097                        7/1/08         7.150         360
22      Winston Salem Industrial                   12,277,831                        7/1/08         7.200         360
23      Covington Portfolio                        12,145,114                        8/1/08         7.010         360
24      Glen Hollow Apartments                     11,910,103                        9/1/08         6.880         360
25      Holiday Office Park                        10,820,361                       10/1/08         7.170         360
26      Gateway Business Center                    10,507,386                        7/1/08         7.140         360
27      Motorola                                   10,529,258                       10/1/05         6.700         360
28      Ellis Building                              8,851,490                        9/1/08         6.900         300
29      Super K-Mart                                6,805,935                        8/1/13         7.280         300
30      Hospital Professional Bldg II               9,550,159                        9/1/05         6.870         360
31      Garden Ridge - Stockbridge                  3,883,837                        9/1/16         8.940         267
32      Jefferson Square                            9,664,093                        8/1/03         7.020         360
33      Wellington Farms Apartments                 9,043,225                       10/1/05         7.150         360
34      Arbor Ridge Apartments                      8,497,022                        8/1/08         6.890         360
35      L'Atriums on the Creek                      8,543,028                        9/1/05         6.890         360
36      Country Oaks Apartments                     7,404,943                       10/1/08         7.020         300
37      Garden Ridge                                7,524,112                        9/1/08         7.120         360
38      Riverwalk Plaza                             7,441,645                        9/1/08         6.950         360
39      Pinnacle Center                             5,430,991                        5/1/18         7.613         357
40      Yaohan Plaza                                7,297,346                        6/1/08         7.540         360
41      Fullerton University Shopping Center        7,681,880                       10/1/03         6.110         360
42      Presidential Estates Apartments             7,003,899                        9/1/08         6.910         360
43      5 La-Z-Boy Retail Locations                 6,412,247                       10/1/08         7.060         300
44      Promenade Apartments                        6,733,848                        9/1/08         6.860         360
45      Miramonte Apartments                        6,633,322                       10/1/08         6.780         360
46      Ashton Meadows Apartments                   6,560,071                        9/1/08         6.860         360
47      Sullivan Street                             6,438,960                        8/1/08         6.420         360
48      Market at Cedar Hill Shopping Center        6,627,203                        8/1/07         8.100         349
49      Grant Village Apartments                    6,366,259                       10/1/08         6.740         360
50      11 East Adams                               5,730,951                        9/1/08         6.930         300
51      Southgate Towers Apartments                 6,074,644                       10/1/08         6.810         360
52      Chesterfield Meadows Shopping Center        4,291,614                        9/1/18         7.220         360
53      Northgate Shopping Center                   5,449,334                       10/1/08         6.820         300
54      45 Executive Drive                          5,910,393                       10/1/08         7.290         360
55      Cipriano Square                             5,825,334                       10/1/08         6.770         360
56      Cineplex Multiplex                                NAP                        9/1/23         7.830         300
57      Black & Decker                              5,248,231                       10/1/08         7.000         300
58      Staten Island Hotel                         5,207,642                        9/1/08         7.050         300
59      Cloverleaf Shopping Center                  5,516,377                        7/1/08         7.140         360
60      Deer Park Apartments                        3,908,694                        8/1/13         7.180         300
61      Kmart Town Center                           5,196,248                       11/1/08         6.740         360
62      Kash and Karry - Tampa                      1,997,999                        9/1/18         6.610         278
63      River Place                                 5,251,755                        8/1/05         6.990         300
64      Security Public Storage                     4,724,000                        9/1/08         7.030         300
65      Newcastle Motel                             4,702,647                       10/1/08         7.580         300


                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
1       TRT Holdings                                   2           118         25          2.34      49.9        39.1          1
2       Mills                                          0           120         23          1.73      58.0        50.2          1
3       Arden II                                       4           114         25          2.35      47.3        43.1          1
4       Fresno                                         3           117         24          1.74      60.7        55.3          1
5       Bayside                                        1           120         24          1.80      61.7        52.2          1
6       Inland                                         1           119         24          2.74      51.5        51.5          1
7       Montgomery Mall                                3            81         25          1.48      67.1        61.7          1
8       Mansards Apartment Community                   4            80         44          1.35      78.5        72.3          2
9       Best Western President Hotel                   0           114         24          1.47      66.3        54.7          1
10      Hundred Oaks Shopping Center                   1           119         47          1.92      57.3        49.6          1
11      Sterling Apartments                            1           119         47          1.57      55.8        48.4          1
12      Warwick Hotel                                  1           119         47          1.57      55.2        44.1          1
13      Avion at Sunrise Mountain Apartments           2           118         58          1.27      78.2        68.3          2
14      Park at Memorial Apartments                    2           118         46          1.33      79.9        69.3          2
15      Lee Farm Corporate Park                        1            59         25          1.34      70.8        67.1          1
16      Rodin Place                                    2           110         37          1.34      76.8        67.8          1
17      MacArthur Properties2                          2           118         46          1.30      67.0        58.8          1
18      University Place                               0           120         48          1.38      73.9        65.5          1
19      Milburn NYC                                    0           120         48          1.46      68.2        55.0          1
21      Savannah Square                                4           116         44          1.37      74.8        65.7          1
22      Winston Salem Industrial                       4           116         32          1.37      77.8        68.4          1
23      Covington Portfolio                            3           117         45          1.32      79.2        69.2          1
24      Glen Hollow Apartments                         2           118         46          1.40      79.5        69.2          2
25      Holiday Office Park                            1           119         47          1.31      75.7        66.4          1
26      Gateway Business Center                        4           116         44          1.34      73.7        64.7          1
27      Motorola                                       1            83         47          1.27      74.1        67.9          1
28      Ellis Building                                 2           118         46          1.30      75.3        60.2          1
29      Super K-Mart                                   3           177         45          1.26      72.9        46.9          1
30      Hospital Professional Bldg II                  2            82         46          1.38      71.6        65.9          1
31      Garden Ridge - Stockbridge                     0           214         48          NAP       NAP         NAP           1
32      Jefferson Square                               3            57         25          1.46      74.8        71.1          1
33      Wellington Farms Apartments                    1            83         47          1.20      79.0        72.9          2
34      Arbor Ridge Apartments                         3           117         45          1.28      79.3        69.1          2
35      L'Atriums on the Creek                         2            82         34          1.40      79.0        72.7          2
36      Country Oaks Apartments                        1           119         47          1.26      79.7        63.8          2
37      Garden Ridge                                   2           118         46          1.34      77.4        67.8          1
38      Riverwalk Plaza                                2           118         46          1.32      79.9        69.7          1
39      Pinnacle Center                                3           234         120         1.52      73.7        47.2          1
40      Yaohan Plaza                                   5           115         43          1.35      74.8        66.3          1
41      Fullerton University Shopping Center           1            59         35          1.40      74.5        69.8          1
42      Presidential Estates Apartments                2           118         46          1.31      79.6        69.3          2
43      5 La-Z-Boy Retail Locations                    1           119         47          1.25      75.8        60.8          1
44      Promenade Apartments                           2           118         34          1.33      79.8        69.4          2
45      Miramonte Apartments                           1           119         47          1.26      79.2        68.7          1
46      Ashton Meadows Apartments                      2           118         34          1.26      78.9        68.7          2
47      Sullivan Street                                3           117         45          2.08      52.0        44.7          1
48      Market at Cedar Hill Shopping Center           3           105         33          1.27      72.6        65.3          1
49      Grant Village Apartments                       1           119         47          1.60      67.5        58.5          2
50      11 East Adams                                  2           118         46          1.45      65.7        52.6          1
51      Southgate Towers Apartments                    1           119         47          1.65      70.7        61.4          2
52      Chesterfield Meadows Shopping Center           2           238         46          1.35      79.2        49.3          1
53      Northgate Shopping Center                      1           119         47          1.34      76.9        61.2          1
54      45 Executive Drive                             1           119         47          1.34      73.1        64.2          1
55      Cipriano Square                                1           119         47          1.46      79.9        69.3          1
56      Cineplex Multiplex                             2           298         142         1.41      62.1        NAP           1
57      Black & Decker                                 1           119         47          1.31      74.9        60.0          1
58      Staten Island Hotel                            2           118         46          1.73      64.9        52.1          1
59      Cloverleaf Shopping Center                     4           116         44          1.37      74.8        65.7          1
60      Deer Park Apartments                           3           177         81          1.27      79.7        51.1          2
61      Kmart Town Center                              0           120         48          1.45      76.9        66.6          1
62      Kash and Karry - Tampa                         1           238         47          NAP       NAP         NAP           1
63      River Place                                    3            81         45          1.49      63.6        55.9          1
64      Security Public Storage                        2           118         46          1.50      69.3        55.6          1
65      Newcastle Motel                                1           119         47          1.45      74.9        61.1          1

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
66      Aventura Medical Plaza                                                 Balloon             5,711,693          38,986
67      Southgate Village Shopping Center                                      Balloon             5,693,841          39,634
68      Brewery District Office                                                Balloon             5,692,246          38,923
69      Kent Business Center                                                   Balloon             5,636,555          37,065
70      Villa Maria                                                            Balloon             5,600,000          37,257
71      Kash and Karry - Hudson                                                Balloon             5,597,347           Step*
72      Forest Hill Shopping Center                                            Balloon             5,591,979          37,445
73      Wyntree Apartments                                                     Balloon             5,587,721          36,508
74      Keebler Krossing Shopping Center                                       Balloon             5,542,204          37,410
75      Havasu North Shopping Center                                           Balloon             5,516,228          35,619
76      Valencia Entertainment Center                                          Balloon             5,492,256          37,036
77      444 Saw Mill River Road                                                Balloon             5,488,665          36,740
78      Twin Lakes Apartments                                                  Balloon             5,388,696          35,854
79      Little Prairie Shopping Center                                         ARD                 5,361,172          35,420
80      JJ Court Apartments                                                    Balloon             5,355,867          33,072
81      Citadel                                                                Balloon             5,191,745          33,279
82      Roanoke West Apartments                                                Balloon             5,159,541          36,212
83      Foothills Center                                                       Balloon             5,147,214          35,869
84      Ardsley Plaza                                                          Balloon             5,128,991          35,025
85      Wyngrove Apartments                                                    Balloon             4,989,037          32,596
86      450 Village Company                                                    Balloon             4,987,945          31,341
87      Lone Mountain Plaza Shopping Center                                    Balloon             4,986,441          33,299
88      Kmart Store No. 4219 - Ashwaubenon, WI                                 Fully Amortizing    4,985,461           Step*
89      Holiday Inn Express - Minnetonka                                       Balloon             4,939,533          36,291
90      335-355 Franklin Street                                                Balloon             4,939,353          32,518
91      Fountain Park Apartments                                               Balloon             4,797,026          32,031
92      Brittany Court Apartments                                              Balloon             4,792,802          31,484
93      Sully Square Shopping Center                                           Balloon             4,596,530          28,623
94      Capitol View Office Building                                           Balloon             4,590,912          31,224
95      The Oaks Apartments                                                    Balloon             4,581,215          30,944
96      Hampshire Place                                                        Balloon             4,489,561          31,547
97      Shops at Butler Creek                                                  ARD                 4,469,945          31,681
98      Mosside Village                                                        Balloon             4,391,003          29,480
99      River North Concourse                                                  Balloon             4,388,859          30,046
100     Quality Suites                                                         Balloon             4,373,095          31,234
101     Huntington Pointe Apartments                                           ARD                 4,369,259          29,244
102     St. Lawrence Plaza                                                     Balloon             4,214,860          30,787
103     Days Inn - San Diego                                                   Balloon             4,200,000          31,202
104     Beechwood South Apartments                                             Balloon             4,138,655          27,554
105     Bell Atlantic of Virginia                                              Balloon             4,132,482          34,832
106     Sunnyslope Shopping Centre                                             Balloon             4,086,243          28,378
107     Uptown Shopping Center                                                 Balloon             4,084,927          31,689
108     Woodman Lassen Apartments                                              Balloon             4,034,209          25,943
109     Comfort Inn - Blacksburg                                               Balloon             3,995,822          28,220
110     Castle Rockland                                                        Balloon             3,994,450          27,097
111     K-Mart Plaza                                                           Balloon             3,992,223          27,314
112     Lock It Up - San Jose                                                  Balloon             3,991,121          28,655
113     Holiday Inn - Ashland                                                  Balloon             3,966,388          28,808
114     Grandland Shopping Center                                              Balloon             3,900,000          25,947
115     North County Plaza                                                     Balloon             3,894,562          26,367
116     Christiansburg Hills Plaza Shopping Center                             Balloon             3,894,508          26,262
117     Forest Village Apartments                                              Balloon             3,894,332          25,921
118     Bronxville West                                                        Balloon             3,792,432          25,717
119     Days Inn - Laurel                                                      Balloon             3,791,881          27,724
120     Stratford Executive Park                                               Balloon             3,737,878          26,888
121     Chenault Creek                                                         Balloon             3,729,721          24,782
122     Greenbriar Market Place                                                Balloon             3,697,405          23,655
123     Alston Arms Apartments                                                 Balloon             3,673,898          26,240
124     Citi Centre                                                            ARD                 3,662,054          25,384
125     Kmart - La Crosse                           60             60          Fully Amortizing    3,650,000          21,596
126     Walgreen - Camp Bowie                                                  Fully Amortizing    3,637,119          27,663
127     Sun Ridge Apartments                                                   Balloon             3,612,501          23,231
128     410-420 Tarrytown Road                                                 Balloon             3,597,722          23,854
129     New York Plaza                                                         Balloon             3,492,692          23,262
130     Lake Arbor Shopping Center                                             Balloon             3,490,560          23,356
131     Eckerd Drug Store                                                      Balloon             3,407,706           Step*
132     Sleep Inn                                                              Fully Amortizing    3,400,000          30,849


                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
66      Aventura Medical Plaza                      5,017,559                       10/1/08         7.250         360
67      Southgate Village Shopping Center           4,534,482                       10/1/08         6.820         300
68      Brewery District Office                     5,005,073                        9/1/08         7.260         360
69      Kent Business Center                        5,338,671                        9/1/03         6.870         360
70      Villa Maria                                 4,883,814                       11/1/08         7.000         360
71      Kash and Karry - Hudson                     1,584,999                        9/1/18         6.610         271
72      Forest Hill Shopping Center                 4,293,591                        9/1/13         7.050         360
73      Wyntree Apartments                          4,858,542                        8/1/08         6.800         360
74      Keebler Krossing Shopping Center            4,856,946                        9/1/08         7.130         360
75      Havasu North Shopping Center                4,775,968                       10/1/08         6.700         360
76      Valencia Entertainment Center               4,811,931                        9/1/08         7.120         360
77      444 Saw Mill River Road                     5,065,877                        8/1/05         7.040         360
78      Twin Lakes Apartments                       4,707,716                        8/1/08         6.980         360
79      Little Prairie Shopping Center              4,689,805         2/1/08         2/1/28         6.860         360
80      JJ Court Apartments                         4,582,012                       10/1/08         6.270         360
81      Citadel                                     4,753,938                        9/1/05         6.620         360
82      Roanoke West Apartments                     4,588,747                        9/1/07         7.430         349
83      Foothills Center                            4,545,837                       10/1/08         7.460         360
84      Ardsley Plaza                               4,512,537                        4/1/08         7.200         353
85      Wyngrove Apartments                         4,337,983                        8/1/08         6.800         360
86      450 Village Company                         4,292,640                        8/1/08         6.420         360
87      Lone Mountain Plaza Shopping Center         4,363,097                        7/1/08         7.010         360
88      Kmart Store No. 4219 - Ashwaubenon, WI            NAP                       11/1/18         7.100         240
89      Holiday Inn Express - Minnetonka            4,009,752                        9/1/08         7.410         300
90      335-355 Franklin Street                     4,681,914                        8/1/03         6.875         360
91      Fountain Park Apartments                    4,190,058                       10/1/08         7.030         360
92      Brittany Court Apartments                   4,170,641                        9/1/08         6.860         360
93      Sully Square Shopping Center                3,941,308                       10/1/08         6.350         360
94      Capitol View Office Building                4,033,534                        8/1/08         7.200         360
95      The Oaks Apartments                         4,024,784                        5/1/08         7.110         360
96      Hampshire Place                             3,589,569                        9/1/08         6.910         300
97      Shops at Butler Creek                       3,981,096         1/1/08         1/1/28         7.570         360
98      Mosside Village                             3,845,065                        8/1/08         7.070         360
99      River North Concourse                       3,864,757                        7/1/08         7.260         360
100     Quality Suites                              3,519,029                        8/1/08         7.080         300
101     Huntington Pointe Apartments                4,048,202         2/1/05         2/1/28         6.990         360
102     St. Lawrence Plaza                          3,783,443                        8/1/07         7.840         347
103     Days Inn - San Diego                        3,417,410                       11/1/08         7.560         300
104     Beechwood South Apartments                  3,618,482                        7/1/08         6.980         360
105     Bell Atlantic of Virginia                     483,964                        9/1/13         6.590         195
106     Sunnyslope Shopping Centre                  3,458,973                        7/1/08         7.130         330
107     Uptown Shopping Center                      2,786,574                        9/1/08         6.960         240
108     Woodman Lassen Apartments                   3,489,027                       10/1/08         6.660         360
109     Comfort Inn - Blacksburg                    3,198,144                       10/1/08         6.980         300
110     Castle Rockland                             3,505,067                        9/1/08         7.180         360
111     K-Mart Plaza                                3,364,291                        8/1/10         7.260         360
112     Lock It Up - San Jose                       2,549,595                        9/1/13         7.150         300
113     Holiday Inn - Ashland                       3,499,258                        9/1/05         7.280         300
114     Grandland Shopping Center                   3,401,227                       11/1/08         7.000         360
115     North County Plaza                          3,415,661                        9/1/08         7.160         360
116     Christiansburg Hills Plaza Shopping Cente   2,408,534                        9/1/18         7.120         360
117     Forest Village Apartments                   3,400,432                        9/1/08         6.990         360
118     Bronxville West                             3,329,451                        8/1/08         7.170         360
119     Days Inn - Laurel                           3,350,155                        9/1/05         7.355         300
120     Stratford Executive Park                    3,015,165                        8/1/08         7.160         300
121     Chenault Creek                              3,259,256                        7/1/08         6.960         360
122     Greenbriar Market Place                     2,203,665                       10/1/18         6.610         360
123     Alston Arms Apartments                      2,956,386                        8/1/08         7.080         300
124     Citi Centre                                 3,237,690         3/1/08         3/1/28         7.350         353
125     Kmart - La Crosse                                 NAP                       11/1/18         7.100         180
126     Walgreen - Camp Bowie                             NAP                        7/1/18         6.650         237
127     Sun Ridge Apartments                        3,124,309                       10/1/08         6.660         360
128     410-420 Tarrytown Road                      3,136,710                       10/1/08         6.960         360
129     New York Plaza                              3,052,108                        8/1/08         6.990         360
130     Lake Arbor Shopping Center                  2,682,695                        7/1/13         7.030         360
131     Eckerd Drug Store                             654,451                        9/1/18         6.730         267
132     Sleep Inn                                         NAP                       11/1/13         7.050         180


                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
66      Aventura Medical Plaza                         1           119         35          1.30      69.7        61.2          1
67      Southgate Village Shopping Center              1           119         47          1.34      76.4        60.9          1
68      Brewery District Office                        2           118         46          1.39      75.4        66.3          1
69      Kent Business Center                           2            58         25          1.42      73.9        70.0          1
70      Villa Maria                                    0           120         48          1.30      72.7        63.4          1
71      Kash and Karry - Hudson                        1           238         47          NAP       NAP         NAP           1
72      Forest Hill Shopping Center                    2           178         82          1.33      79.9        61.3          1
73      Wyntree Apartments                             3           117         45          1.32      79.8        69.4          2
74      Keebler Krossing Shopping Center               2           118         46          1.31      78.9        69.1          1
75      Havasu North Shopping Center                   1           119         47          1.46      79.9        69.2          1
76      Valencia Entertainment Center                  2           118         46          1.41      74.5        65.2          1
77      444 Saw Mill River Road                        3            81         45          1.44      68.6        63.3          1
78      Twin Lakes Apartments                          3           117         45          1.37      74.0        64.7          2
79      Little Prairie Shopping Center                 9           111         39          1.32      76.0        66.5          1
80      JJ Court Apartments                            1           119         47          1.43      79.2        67.8          2
81      Citadel                                        2            82         46          1.44      74.2        67.9          1
82      Roanoke West Apartments                        3           106         22          1.33      79.4        70.6          2
83      Foothills Center                               1           119         24          1.39      71.1        62.8          1
84      Ardsley Plaza                                  0           113         41          1.33      75.4        66.4          1
85      Wyngrove Apartments                            3           117         45          1.48      77.1        67.0          2
86      450 Village Company                            3           117         45          2.39      42.6        36.7          1
87      Lone Mountain Plaza Shopping Center            4           116         44          1.50      64.3        56.3          1
88      Kmart Store No. 4219 - Ashwaubenon, WI         0           240         48          NAP       NAP         NAP           1
89      Holiday Inn Express - Minnetonka               2           118         46          1.68      74.8        60.8          1
90      335-355 Franklin Street                        3            57         25          1.37      70.6        66.9          1
91      Fountain Park Apartments                       1           119         47          1.33      80.0        69.8          2
92      Brittany Court Apartments                      2           118         34          1.37      79.2        68.9          2
93      Sully Square Shopping Center                   1           119         47          1.48      61.3        52.6          1
94      Capitol View Office Building                   3           117         45          1.25      76.5        67.2          1
95      The Oaks Apartments                            6           114         42          1.31      73.3        64.4          2
96      Hampshire Place                                2           118         46          1.33      74.8        59.8          1
97      Shops at Butler Creek                          10          110         26          1.47      65.7        58.5          1
98      Mosside Village                                3           117         45          1.44      73.2        64.1          1
99      River North Concourse                          4           116         44          1.30      74.4        65.5          1
100     Quality Suites                                 3           117         81          1.43      74.8        60.2          1
101     Huntington Pointe Apartments                   9            75         39          1.24      77.7        72.0          2
102     St. Lawrence Plaza                             2           105         46          1.23      77.3        69.4          1
103     Days Inn - San Diego                           0           120         36          1.44      64.6        52.6          1
104     Beechwood South Apartments                     4           116         44          1.25      79.1        69.1          2
105     Bell Atlantic of Virginia                      2           178         46          NAP       NAP         NAP           1
106     Sunnyslope Shopping Centre                     4           116         32          1.32      74.3        62.9          1
107     Uptown Shopping Center                         2           118         46          1.24      71.7        48.9          1
108     Woodman Lassen Apartments                      1           119         47          1.32      79.1        68.4          2
109     Comfort Inn - Blacksburg                       1           119         47          1.51      69.5        55.6          1
110     Castle Rockland                                2           118         46          1.35      75.4        66.1          1
111     K-Mart Plaza                                   3           141         57          1.39      72.3        60.9          1
112     Lock It Up - San Jose                          2           178         82          1.48      74.2        47.4          1
113     Holiday Inn - Ashland                          2            82         34          1.49      74.8        66.0          1
114     Grandland Shopping Center                      0           120         48          1.33      78.3        68.3          1
115     North County Plaza                             2           118         46          1.49      67.7        59.4          1
116     Christiansburg Hills Plaza Shopping Cente      2           238         46          1.28      74.9        46.3          1
117     Forest Village Apartments                      2           118         46          1.35      79.5        69.4          2
118     Bronxville West                                3           117         45          1.37      70.2        61.7          1
119     Days Inn - Laurel                              2            82         34          1.50      74.4        65.7          1
120     Stratford Executive Park                       3           117         45          1.41      68.6        55.3          1
121     Chenault Creek                                 4           116         56          1.37      78.5        68.6          2
122     Greenbriar Market Place                        1           239         47          1.59      74.7        44.5          1
123     Alston Arms Apartments                         3           117         45          1.51      72.0        58.0          2
124     Citi Centre                                    1           112         39          1.26      79.6        70.4          1
125     Kmart - La Crosse                              0           240         48          NAP       NAP         NAP           1
126     Walgreen - Camp Bowie                          1           236         47          NAP       NAP         NAP           1
127     Sun Ridge Apartments                           1           119         47          1.32      78.5        67.9          2
128     410-420 Tarrytown Road                         1           119         47          1.47      76.5        66.7          1
129     New York Plaza                                 3           117         45          1.28      77.6        67.8          1
130     Lake Arbor Shopping Center                     4           176         80          1.33      76.7        59.0          1
131     Eckerd Drug Store                              1           238         47          NAP       NAP         NAP           1
132     Sleep Inn                                      0           180         60          2.15      40.0        NAP           1

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
133     Hall of Fame Marina                                                    Balloon             3,398,051          23,263
134     Contemporary Village Apartments                                        Balloon             3,395,070          22,620
135     Commerce Exchange Business Park                                        Balloon             3,391,027          22,872
136     428 Tolland Turnpike                                                   Fully Amortizing    3,380,752          26,749
137     Tropicana Center and Flamingo Jones                                    Balloon             3,347,172          23,107
138     Cameron Ridge Apartments                                               Balloon             3,295,063          21,668
139     Loudon Plaza                                                           Balloon             3,268,667          22,408
140     Smartpark                                                              Balloon             3,236,444          23,512
141     One North Penn Office Building                                         Balloon             3,220,369          21,543
142     Kmart                                       60             60          Fully Amortizing    3,199,473          18,930
143     125 Canal Street                                                       Balloon             3,198,195          22,004
144     Alton Circle                                                           Balloon             3,198,029          21,397
145     Country Club Apartments                                                Balloon             3,197,926          21,032
146     Trailing Vine Place Apartment                                          Balloon             3,193,249          21,182
147     Bayway Shopping Center                                                 Balloon             3,184,932          21,895
148     Park Row East Apartments                                               Balloon             3,147,766          20,055
149     Thunderbird Square                                                     Balloon             3,100,000          21,676
150     Walgreens                                                              Fully Amortizing    3,097,451          23,706
151     Sherwood Gardens Apts.                                                 Balloon             3,091,525          20,583
152     Star Plaza                                                             Balloon             3,077,564          20,567
153     Stratford Place Apartments                                             Balloon             3,048,023          20,047
154     Morrell Plaza Shopping Center                                          Balloon             3,045,524          20,189
155     Fountain Hills Plaza Shopping Center                                   Balloon             2,998,101          19,879
156     La Quinta Apartments                                                   Balloon             2,995,501          19,678
157     Franklin Properties                                                    Balloon             2,994,746          23,079
158     Foot Hills Shopping Center                                             Balloon             2,991,909          20,020
159     Walgreen - Portage                                                     Balloon             2,970,449          22,759
160     Riverchase Apartments                                                  Balloon             2,921,453          20,900
161     Quality Inn                                                            Balloon             2,915,397          20,823
162     350-360 Tarrytown Road                                                 Balloon             2,848,196          18,885
163     Kings Bay Plaza                                                        Balloon             2,830,000          20,470
164     Hidden Valley Apartments                                               Balloon             2,822,945          17,819
165     Warlick Plaza                                                          Balloon             2,800,000          18,254
166     Upland Plaza                                                           Balloon             2,800,000          20,060
167     Sharon Lakes Plaza                                                     Balloon             2,794,585          19,158
168     Randolph Plaza                                                         Balloon             2,790,861          19,987
169     Orangewood Business Plaza                                              Balloon             2,773,275          18,499
170     Guilford Village                                                       Balloon             2,700,000          17,351
171     North County Office                                                    Balloon             2,696,235          18,254
172     1 Ethel Blvd                                                           Fully Amortizing    2,683,453          24,740
173     The Embassy Cinema                                                     Balloon             2,646,597          18,511
174     Staples - Galesburg                                                    Balloon             2,640,770          21,004
175     Pinebrook Village                                                      Balloon             2,625,000          18,988
176     Studio Inn                                                             Balloon             2,593,980          18,244
177     Plaza 114                                                              Balloon             2,593,845          17,537
178     201 Federal Road                                                       Fully Amortizing    2,585,281          20,455
179     Eckerd                                                                 Fully Amortizing    2,520,704           Step*
180     Glen Ellen Mobile Home Park                                            Balloon             2,514,914          16,969
181     Plaza West Strip Center                                                Balloon             2,500,000          19,942
182     Atrium at Delk Center                                                  Balloon             2,500,000          16,802
183     3650 Industrial Avenue                                                 Balloon             2,498,475          16,767
184     Jacksonville Apartments                                                Balloon             2,496,497          16,868
185     West Bay Office Park                                                   Balloon             2,495,230          17,190
186     Sav-On Drug Store                                                      Balloon             2,494,928          16,801
187     Holiday Inn Express - Fargo                                            Balloon             2,494,604          18,151
188     Smokey Hill Plaza Shopping Center                                      Balloon             2,494,441          17,893
189     Rue Granville Apartments                                               Balloon             2,478,165          15,545
190     Revco - Savannah                                                       Balloon             2,440,922           Step*
191     Turnberry Crossing Shopping Center                                     Balloon             2,395,067          16,048
192     Rite Aid - Walkill                                                     Fully Amortizing    2,379,613           Step*
193     Lucky Industrial Park                                                  Balloon             2,378,613          15,976
194     Target Center                                                          Balloon             2,368,784          16,025
195     Golfsmith                                                              Balloon             2,348,513          15,572
196     70 Garden Court                                                        Balloon             2,346,691          15,824
197     Bonita Harbor Apartments                                               Balloon             2,342,225          16,669
198     Caputo                                                                 Balloon             2,298,639          15,581
199     Heather Ridge Village                                                  Balloon             2,296,801          15,565
                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
133     Hall of Fame Marina                         2,987,385                       10/1/08         7.280         360
134     Contemporary Village Apartments             3,129,215                        9/1/05         7.000         360
135     Commerce Exchange Business Park             2,974,750                        7/1/08         7.110         360
136     428 Tolland Turnpike                              NAP                        8/1/18         7.190         240
137     Tropicana Center and Flamingo Jones         3,003,354                       10/1/05         7.030         324
138     Cameron Ridge Apartments                    3,120,923                        9/1/03         6.870         360
139     Loudon Plaza                                2,877,651                        8/1/08         7.280         360
140     Smartpark                                   2,621,640                        7/1/08         7.260         300
141     One North Penn Office Building              2,815,618                        9/1/08         7.040         360
142     Kmart                                             NAP                       11/1/18         7.100         180
143     125 Canal Street                            2,815,269                       10/1/08         7.330         360
144     Alton Circle                                2,794,849                       10/1/08         7.050         360
145     Country Club Apartments                     2,782,227                       10/1/08         6.880         360
146     Trailing Vine Place Apartment               3,029,383                        8/1/03         6.950         360
147     Bayway Shopping Center                      2,811,927                        4/1/08         7.280         360
148     Park Row East Apartments                    2,877,358                       10/1/05         6.570         360
149     Thunderbird Square                          2,738,638                       11/1/08         7.500         360
150     Walgreens                                         NAP                        4/1/18         6.650         234
151     Sherwood Gardens Apts.                      2,702,962                        7/1/08         6.980         360
152     Star Plaza                                  2,690,059                        9/1/08         7.030         360
153     Stratford Place Apartments                  2,651,810                       10/1/08         6.880         360
154     Morrell Plaza Shopping Center               2,656,486                        9/1/08         6.950         360
155     Fountain Hills Plaza Shopping Center        2,613,925                       10/1/08         6.960         360
156     La Quinta Apartments                        2,606,650                        9/1/08         6.860         360
157     Franklin Properties                         2,034,821                       10/1/08         6.900         240
158     Foot Hills Shopping Center                  2,299,452                        7/1/13         7.030         360
159     Walgreen - Portage                            883,036                        9/1/18         7.680         284
160     Riverchase Apartments                       2,350,205                        9/1/08         7.110         300
161     Quality Inn                                 2,346,018                        8/1/08         7.080         300
162     350-360 Tarrytown Road                      2,483,230                       10/1/08         6.960         360
163     Kings Bay Plaza                             2,521,782                       11/1/08         7.850         360
164     Hidden Valley Apartments                    2,429,372                       10/1/08         6.480         360
165     Warlick Plaza                               2,428,867                       11/1/08         6.800         360
166     Upland Plaza                                2,488,986                       11/1/08         7.750         360
167     Sharon Lakes Plaza                          2,589,472                        8/1/05         7.280         360
168     Randolph Plaza                              2,247,850                        8/1/08         7.110         300
169     Orangewood Business Plaza                   2,421,737                       10/1/08         7.020         360
170     Guilford Village                            2,333,201                       11/1/08         6.660         360
171     North County Office                         2,364,689                        9/1/08         7.160         360
172     1 Ethel Blvd                                      NAP                        9/1/13         7.210         180
173     The Embassy Cinema                          2,340,589                        9/1/08         7.490         360
174     Staples - Galesburg                           830,409                        5/1/13         6.650         217
175     Pinebrook Village                           2,339,109                       11/1/08         7.850         360
176     Studio Inn                                  2,074,624                        9/1/08         6.920         300
177     Plaza 114                                   2,275,409                        7/1/08         7.130         357
178     201 Federal Road                                  NAP                        8/1/18         7.190         240
179     Eckerd                                            NAP                        6/1/18         6.710         237
180     Glen Ellen Mobile Home Park                 2,205,068                        8/1/08         7.120         360
181     Plaza West Strip Center                     1,724,406                       11/1/08         7.370         240
182     Atrium at Delk Center                       1,965,033                       11/1/08         6.450         300
183     3650 Industrial Avenue                      2,185,201                       10/1/08         7.080         360
184     Jacksonville Apartments                     2,188,385                        9/1/08         7.140         360
185     West Bay Office Park                        2,199,504                        8/1/08         7.330         360
186     Sav-On Drug Store                           2,186,420                        8/1/08         7.100         360
187     Holiday Inn Express - Fargo                 2,018,389                        9/1/08         7.300         300
188     Smokey Hill Plaza Shopping Center           2,008,523                        9/1/08         7.140         300
189     Rue Granville Apartments                    2,129,093                       10/1/08         6.420         360
190     Revco - Savannah                              613,071                       10/1/18         6.950         275
191     Turnberry Crossing Shopping Center          2,096,203                        8/1/08         7.050         360
192     Rite Aid - Walkill                                NAP                        7/1/18         7.010         237
193     Lucky Industrial Park                       2,081,820                        9/1/08         7.080         360
194     Target Center                               2,079,586                        7/1/08         7.140         360
195     Golfsmith                                   2,047,575                       10/1/08         6.960         360
196     70 Garden Court                             2,056,006                        9/1/08         7.120         360
197     Bonita Harbor Apartments                    1,882,496                        8/1/08         7.040         300
198     Caputo                                      2,015,653                       10/1/08         7.180         360
199     Heather Ridge Village                       2,014,889                        9/1/08         7.170         360

                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
133     Hall of Fame Marina                            1           119         47          1.45      61.8        54.3          1
134     Contemporary Village Apartments                2            82         46          1.52      75.4        69.5          2
135     Commerce Exchange Business Park                4           116         44          1.31      74.5        65.4          1
136     428 Tolland Turnpike                           3           237         234         1.53      71.9        NAP           1
137     Tropicana Center and Flamingo Jones            1            83         47          1.32      73.6        66.0          1
138     Cameron Ridge Apartments                       2            58         28          1.34      70.9        67.1          2
139     Loudon Plaza                                   3           117         45          1.34      73.0        64.3          1
140     Smartpark                                      4           116         44          1.49      51.4        41.6          1
141     One North Penn Office Building                 2           118         46          1.36      71.6        62.6          1
142     Kmart                                          0           240         48          NAP       NAP         NAP           1
143     125 Canal Street                               1           119         47          1.30      80.0        70.4          1
144     Alton Circle                                   1           119         59          1.33      78.0        68.2          1
145     Country Club Apartments                        1           119         35          1.28      78.6        68.4          2
146     Trailing Vine Place Apartment                  3            57         25          1.33      79.8        75.7          2
147     Bayway Shopping Center                         7           113         41          1.40      74.1        65.4          1
148     Park Row East Apartments                       1            83         35          1.41      70.0        63.9          2
149     Thunderbird Square                             0           120         48          1.32      74.7        66.0          1
150     Walgreens                                      1           233         47          NAP       NAP         NAP           1
151     Sherwood Gardens Apts.                         4           116         44          1.55      77.3        67.6          1
152     Star Plaza                                     2           118         46          1.36      76.9        67.3          1
153     Stratford Place Apartments                     1           119         35          1.29      78.5        68.3          2
154     Morrell Plaza Shopping Center                  2           118         46          1.29      66.2        57.7          1
155     Fountain Hills Plaza Shopping Center           1           119         35          1.36      75.0        65.3          1
156     La Quinta Apartments                           2           118         34          1.37      77.8        67.7          2
157     Franklin Properties                            1           119         47          1.32      78.8        53.5          2
158     Foot Hills Shopping Center                     4           176         80          1.37      74.8        57.5          1
159     Walgreen - Portage                             1           238         47          NAP       NAP         NAP           1
160     Riverchase Apartments                          2           118         46          1.25      77.9        62.7          2
161     Quality Inn                                    3           117         81          1.42      74.8        60.2          1
162     350-360 Tarrytown Road                         1           119         47          1.49      69.5        60.6          1
163     Kings Bay Plaza                                0           120         25          1.26      74.5        66.4          1
164     Hidden Valley Apartments                       1           119         47          1.38      77.3        66.6          2
165     Warlick Plaza                                  0           120         48          1.43      77.8        67.5          1
166     Upland Plaza                                   0           120         36          1.33      73.7        65.5          1
167     Sharon Lakes Plaza                             3            81         33          1.35      79.8        74.0          1
168     Randolph Plaza                                 3           117         45          1.32      70.7        57.0          1
169     Orangewood Business Plaza                      1           119         47          1.40      71.1        62.1          1
170     Guilford Village                               0           120         36          1.49      71.8        62.1          1
171     North County Office                            2           118         46          1.40      77.9        68.3          1
172     1 Ethel Blvd                                   2           178         46          1.45      48.8        NAP           1
173     The Embassy Cinema                             2           118         46          1.40      69.6        61.6          1
174     Staples - Galesburg                            1           174         47          NAP       NAP         NAP           1
175     Pinebrook Village                              0           120         25          1.40      75.0        66.8          1
176     Studio Inn                                     2           118         46          1.51      59.8        47.8          1
177     Plaza 114                                      1           116         44          1.50      74.1        65.0          1
178     201 Federal Road                               3           237         234         1.39      71.8        NAP           1
179     Eckerd                                         2           235         118         NAP       NAP         NAP           1
180     Glen Ellen Mobile Home Park                    3           117         45          1.26      79.0        69.2          1
181     Plaza West Strip Center                        0           120         60          1.29      74.6        51.5          1
182     Atrium at Delk Center                          0           120         48          1.60      64.1        50.4          1
183     3650 Industrial Avenue                         1           119         47          1.31      79.3        69.4          1
184     Jacksonville Apartments                        2           118         58          1.34      75.7        66.3          2
185     West Bay Office Park                           3           117         45          1.41      73.4        64.7          1
186     Sav-On Drug Store                              3           117         45          1.26      77.0        67.5          1
187     Holiday Inn Express - Fargo                    2           118         46          1.58      74.5        60.3          1
188     Smokey Hill Plaza Shopping Center              2           118         46          1.37      73.4        59.1          1
189     Rue Granville Apartments                       1           119         47          1.38      79.9        68.7          2
190     Revco - Savannah                               0           239         48          NAP       NAP         NAP           1
191     Turnberry Crossing Shopping Center             3           117         45          1.60      71.5        62.6          1
192     Rite Aid - Walkill                             1           236         47          NAP       NAP         NAP           1
193     Lucky Industrial Park                          2           118         46          1.29      79.3        69.4          1
194     Target Center                                  4           116         44          1.33      59.0        51.8          1
195     Golfsmith                                      1           119         47          1.40      73.4        64.0          1
196     70 Garden Court                                2           118         34          1.40      72.2        63.3          1
197     Bonita Harbor Apartments                       3           117         45          1.36      73.2        58.8          2

198     Caputo                                         1           119         47          1.34      79.3        69.5          2
199     Heather Ridge Village                          2           118         58          1.47      70.7        62.0          1

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
200     Leviner Office Building                                                Balloon             2,296,706          15,379
201     Shoppes of Avon                                                        Balloon             2,296,706          15,379
202     Buckner Village Apartments                                             Balloon             2,296,681          15,333
203     San Marco Village                                                      Balloon             2,244,078          15,151
204     Staples                                                                Balloon             2,223,692          15,103
205     Transcor                                                               Balloon             2,200,000          15,492
206     Vista Park Apartments                                                  Balloon             2,198,582          14,489
207     Windsor Estates                                                        Balloon             2,196,917          14,844
208     Roland Park Shopping Center                                            Balloon             2,194,383          14,978
209     Pathmark Shopping Center                                               Balloon             2,186,160          19,444
210     Old Lake Place Shopping Center                                         Balloon             2,181,456          13,913
211     West Flagler Shops                                                     Balloon             2,173,409          13,690
212     3128 North Ashland Avenue                                              Balloon             2,170,714          14,778
213     Westgate Plaza                                                         Balloon             2,148,841          14,989
214     Hillsboro Shoppes                                                      Balloon             2,136,065          13,878
215     Kmart - Tacoma                                                         Balloon             2,098,838          14,526
216     Post Office Annex Building                                             Balloon             2,048,757          13,777
217     Eckerd - Greensboro                                                    Fully Amortizing    2,045,996           Step*
218     Regal Pointe Apartments                                                Balloon             2,021,018          13,773
219     Clarksville Crossing                                                   Balloon             1,998,922          13,943
220     Merchants Plaza                                                        Balloon             1,998,813          13,535
221     Statewide Self Storage                                                 Balloon             1,998,030          14,456
222     25227 Grogans Mill Office Building                                     Balloon             1,970,624          14,161
223     Florida Space Center                                                   Balloon             1,970,624          14,161
224     Fairway Gardens                                                        Balloon             1,943,385          13,670
225     Rite Aid - West Haven                                                  Balloon             1,902,371          14,035
226     Staples                                                                Balloon             1,898,883          12,897
227     Commerce Point                                                         Balloon             1,847,793          12,307
228     93 Broadway                                                            Balloon             1,847,439          12,545
229     Arvada Square Shopping Center                                          Balloon             1,823,873          12,191
230     Battlefield Center                                                     Balloon             1,798,749          11,543
231     CVS - Asheboro                                                         Fully Amortizing    1,776,000           Step*
232     NFC Office Plaza                                                       Balloon             1,771,992          12,620
233     Oakwood Terrace Apartments                                             Balloon             1,750,000          10,866
234     CVS - Ballentine                                                       Fully Amortizing    1,750,000          12,507
235     Jackson's Landing Apartments                                           Balloon             1,717,554          11,536
236     Centergate                                                             Balloon             1,696,686          11,597
237     King Kullen Shopping Center                                            Balloon             1,689,305          15,025
238     Anaheim Springs Office                                                 Balloon             1,676,250          12,003
239     AUS Building                                                           Balloon             1,674,281          11,864
240     Queens West Industustrial                                              Balloon             1,648,927          10,834
241     Forest Hill Park Apartment Complex                                     Balloon             1,636,312          11,675
242     West Brandon Square                                                    Balloon             1,622,644          10,811
243     CVS - Stanley                                                          Fully Amortizing    1,597,097          13,117
244     Deer Park                                                              Balloon             1,595,926          10,904
245     Fairmont Building                                                      Balloon             1,595,057          11,710
246     Papago Place                                                           Balloon             1,572,782          10,606
247     Humble Office Building                                                 Balloon             1,547,780          10,364
248     Golden Oak Village Apartments                                          Balloon             1,547,769          10,343
249     CVS - Denver                                                           Balloon             1,547,289          11,934
250     Free State Self Storage                                                Balloon             1,546,635          11,223
251     Brookmeade Plaza                                                       Balloon             1,498,545          10,910
252     80 Garden Court                                                        Balloon             1,497,888          10,101
253     CVS - Sunset Beach                                                     Fully Amortizing    1,497,089          11,549
254     Centenial Mall                                                         Balloon             1,495,189          10,794
255     CVS - King's Mountian                                                  Fully Amortizing    1,491,080          11,594
256     Southland (7-11)                                                       Fully Amortizing    1,462,648           Step*
257     North Grove Plaza                                                      Balloon             1,450,000          10,488
258     Thomas Center                                                          Balloon             1,448,553          10,425
259     4708 North Milwaukee                                                   Balloon             1,447,143           9,852
260     9255 South Western Avenue                                              Balloon             1,447,143           9,852
261     Greenwich/Laguardia                                                    Balloon             1,422,863           9,347
262     Kmart - Rock Springs Plaza                                             Balloon             1,399,225           9,684
263     Rockwood Plaza Shopping Center                                         Balloon             1,398,043           9,456
264     Sierra Carmichael Apartments                                           Balloon             1,397,167           9,418
265     1501 Estes Avenue                                                      Balloon             1,397,122           9,361
266     581 Wolcott Street                                                     Fully Amortizing    1,392,074          11,014

                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
200     Leviner Office Building                     2,008,567                        9/1/08         7.050         360
201     Shoppes of Avon                             2,008,567                        9/1/08         7.050         360
202     Buckner Village Apartments                  2,006,977                        9/1/08         7.020         360
203     San Marco Village                           1,969,103                        7/1/08         7.120         360
204     Staples                                     1,950,939                       10/1/08         7.200         360
205     Transcor                                    1,980,322                       11/1/05         7.250         324
206     Vista Park Apartments                       1,913,808                       10/1/08         6.900         360
207     Windsor Estates                             1,925,779                        9/1/08         7.140         360
208     Roland Park Shopping Center                 1,701,587                        7/1/13         7.230         360
209     Pathmark Shopping Center                    1,012,475                        9/1/08         6.730         180
210     Old Lake Place Shopping Center              1,882,523                       10/1/08         6.580         360
211     West Flagler Shops                          1,869,353                       10/1/08         6.460         360
212     3128 North Ashland Avenue                   1,907,656                        8/1/08         7.210         360
213     Westgate Plaza                              1,361,777                       10/1/18         7.470         360
214     Hillsboro Shoppes                           1,852,420                       10/1/08         6.760         360
215     Kmart - Tacoma                              1,322,637                       10/1/18         7.390         360
216     Post Office Annex Building                  1,792,807                       10/1/08         7.100         360
217     Eckerd - Greensboro                               NAP                        7/1/18         7.050         237
218     Regal Pointe Apartments                     1,870,866                        8/1/05         7.220         360
219     Clarksville Crossing                        1,266,769                       10/1/18         7.470         360
220     Merchants Plaza                             1,752,285                       10/1/08         7.170         360
221     Statewide Self Storage                      1,612,476                       10/1/08         7.250         300
222     25227 Grogans Mill Office Building          1,815,879                        9/1/03         7.160         300
223     Florida Space Center                        1,587,710                        9/1/08         7.160         300
224     Fairway Gardens                             1,555,734                        8/1/08         6.910         300
225     Rite Aid - West Haven                         541,521                        6/1/18         7.180         282
226     Staples                                     1,665,970                       10/1/08         7.200         360
227     Commerce Point                              1,449,107                       10/1/08         6.340         300
228     93 Broadway                                 1,621,515                        9/1/08         7.190         360
229     Arvada Square Shopping Center               1,593,516                       10/1/08         7.040         360
230     Battlefield Center                          1,554,815                       10/1/08         6.640         360
231     CVS - Asheboro                                    NAP                        8/1/18         7.010         237
232     NFC Office Plaza                            1,423,329                        9/1/08         7.060         300
233     Oakwood Terrace Apartments                  1,498,379                       11/1/08         6.330         360
234     CVS - Ballentine                                  NAP                       11/1/18         5.970         240
235     Jackson's Landing Apartments                1,503,246                        9/1/08         7.080         360
236     Centergate                                  1,492,586                        8/1/08         7.250         360
237     King Kullen Shopping Center                   782,366                        9/1/08         6.730         180
238     Anaheim Springs Office                      1,348,894                        9/1/08         7.120         300
239     AUS Building                                1,411,176                        7/1/08         7.280         324
240     Queens West Industustrial                   1,434,201                       10/1/08         6.870         360
241     Forest Hill Park Apartment Complex          1,315,151                        9/1/08         7.080         300
242     West Brandon Square                         1,417,222                        9/1/08         7.000         360
243     CVS - Stanley                                     NAP                        7/1/18         7.660         237
244     Deer Park                                   1,404,639                        7/1/08         7.240         360
245     Fairmont Building                           1,295,537                        8/1/08         7.390         300
246     Papago Place                                1,493,897                        9/1/03         7.120         360
247     Humble Office Building                      1,353,599                        9/1/08         7.050         360
248     Golden Oak Village Apartments               1,187,326                        9/1/13         7.030         360
249     CVS - Denver                                   48,956                       10/1/18         6.910         240
250     Free State Self Storage                     1,250,257                        9/1/08         7.270         300
251     Brookmeade Plaza                            1,211,943                       10/1/08         7.320         300
252     80 Garden Court                             1,312,344                        9/1/08         7.120         360
253     CVS - Sunset Beach                                NAP                       10/1/18         6.910         240
254     Centenial Mall                              1,207,551                        8/1/08         7.200         300
255     CVS - King's Mountian                             NAP                        6/1/18         6.910         238
256     Southland (7-11)                                  NAP                        7/1/13         6.900         177
257     North Grove Plaza                           1,292,079                       11/1/08         7.850         360
258     Thomas Center                               1,166,897                       10/1/08         7.190         300
259     4708 North Milwaukee                        1,271,770                        8/1/08         7.210         360
260     9255 South Western Avenue                   1,271,770                        8/1/08         7.210         360
261     Greenwich/Laguardia                         1,238,159                        9/1/08         6.860         360
262     Kmart - Rock Springs Plaza                    881,756                       10/1/18         7.390         360
263     Rockwood Plaza Shopping Center              1,225,816                        9/1/08         7.150         360
264     Sierra Carmichael Apartments                1,224,717                        8/1/08         7.110         360
265     1501 Estes Avenue                           1,222,785                        8/1/08         7.050         360
266     581 Wolcott Street                                NAP                        8/1/18         7.190         240

                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
200     Leviner Office Building                        2           118         46          1.34      70.7        61.8          1
201     Shoppes of Avon                                2           118         46          1.48      74.6        65.2          1
202     Buckner Village Apartments                     2           118         46          1.50      76.6        66.9          2
203     San Marco Village                              4           116         44          1.51      70.1        61.5          2
204     Staples                                        1           119         47          1.32      79.7        69.9          1
205     Transcor                                       0            84         48          1.28      80.0        72.0          1
206     Vista Park Apartments                          1           119         47          1.31      79.9        69.6          2
207     Windsor Estates                                2           118         46          1.50      77.1        67.6          2
208     Roland Park Shopping Center                    4           176         44          1.32      74.6        57.9          1
209     Pathmark Shopping Center                       2           118         46          1.86      25.1        11.6          1
210     Old Lake Place Shopping Center                 1           119         47          1.63      71.5        61.7          1
211     West Flagler Shops                             1           119         47          1.58      74.9        64.5          1
212     3128 North Ashland Avenue                      3           117         45          1.53      72.4        63.6          1
213     Westgate Plaza                                 1           239         47          1.40      74.9        47.4          1
214     Hillsboro Shoppes                              1           119         47          1.56      74.9        65.0          1
215     Kmart - Tacoma                                 1           239         47          1.41      75.0        47.2          1
216     Post Office Annex Building                     1           119         59          1.31      73.2        64.0          1
217     Eckerd - Greensboro                            1           236         47          NAP       NAP         NAP           1
218     Regal Pointe Apartments                        3            81         33          1.31      74.9        69.3          2
219     Clarksville Crossing                           1           239         47          1.39      74.9        47.4          1
220     Merchants Plaza                                1           119         47          1.40      71.4        62.6          1
221     Statewide Self Storage                         1           119         47          1.88      58.3        47.0          1
222     25227 Grogans Mill Office Building             2            58         34          1.39      73.0        67.3          1
223     Florida Space Center                           2           118         46          1.34      66.8        53.8          1
224     Fairway Gardens                                3           117         45          1.25      74.7        59.8          2
225     Rite Aid - West Haven                          3           235         45          NAP       NAP         NAP           1
226     Staples                                        1           119         47          1.39      74.5        65.3          1
227     Commerce Point                                 1           119         47          1.45      73.3        57.5          1
228     93 Broadway                                    2           118         46          1.40      73.2        64.2          1
229     Arvada Square Shopping Center                  1           119         47          1.37      67.6        59.0          1
230     Battlefield Center                             1           119         47          1.53      72.8        62.9          1
231     CVS - Asheboro                                 0           237         120         NAP       NAP         NAP           1
232     NFC Office Plaza                               2           118         46          1.35      76.4        61.4          1
233     Oakwood Terrace Apartments                     0           120         48          1.37      74.5        63.8          2
234     CVS - Ballentine                               0           240         120         NAP       NAP         NAP           1
235     Jackson's Landing Apartments                   2           118         46          1.39      79.9        69.9          1
236     Centergate                                     3           117         45          1.56      73.3        64.5          1
237     King Kullen Shopping Center                    2           118         46          3.59      18.0         8.3          1
238     Anaheim Springs Office                         2           118         46          1.35      71.3        57.4          1
239     AUS Building                                   4           116         44          1.36      74.4        62.7          1
240     Queens West Industustrial                      1           119         47          1.35      56.9        49.5          1
241     Forest Hill Park Apartment Complex             2           118         46          1.53      77.9        62.6          2
242     West Brandon Square                            2           118         46          1.43      74.6        65.2          1
243     CVS - Stanley                                  1           236         119         NAP       NAP         NAP           1
244     Deer Park                                      4           116         44          1.34      76.0        66.9          2
245     Fairmont Building                              3           117         45          1.30      74.5        60.5          1
246     Papago Place                                   2            58         24          1.41      74.9        71.1          1
247     Humble Office Building                         2           118         46          1.36      72.0        63.0          1
248     Golden Oak Village Apartments                  2           178         46          1.21      82.3        63.2          2
249     CVS - Denver                                   1           239         119         NAP       NAP         NAP           1
250     Free State Self Storage                        2           118         46          1.32      73.6        59.5          1
251     Brookmeade Plaza                               1           119         47          1.39      73.1        59.1          1
252     80 Garden Court                                2           118         34          1.31      52.6        46.0          1
253     CVS - Sunset Beach                             1           239         119         NAP       NAP         NAP           1
254     Centenial Mall                                 3           117         33          1.35      66.5        53.7          1
255     CVS - King's Mountian                          3           235         117         NAP       NAP         NAP           1
256     Southland (7-11)                               1           176         47          NAP       NAP         NAP           1
257     North Grove Plaza                              0           120         25          1.29      68.2        60.8          1
258     Thomas Center                                  1           119         47          1.47      60.4        48.6          1
259     4708 North Milwaukee                           3           117         45          1.48      72.4        63.6          1
260     9255 South Western Avenue                      3           117         45          1.41      72.4        63.6          1
261     Greenwich/Laguardia                            2           118         46          1.37      69.4        60.4          1
262     Kmart - Rock Springs Plaza                     1           239         47          1.34      66.6        42.0          1
263     Rockwood Plaza Shopping Center                 2           118         46          1.42      63.5        55.7          1
264     Sierra Carmichael Apartments                   3           117         45          1.31      66.5        58.3          2
265     1501 Estes Avenue                              3           117         45          1.30      69.9        61.1          1
266     581 Wolcott Street                             3           237         234         1.33      69.6        NAP           1


Annex A-2 - 4

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
267     Dixie Commerce Center                                                  Balloon             1,376,388           9,311
268     IHOP                                                                   Fully Amortizing    1,375,000           Step*
269     Ridge at White Oak Apartments                                          Balloon             1,366,055           9,175
270     388 Tarrytown Road                                                     Balloon             1,299,209           8,728
271     Governors Park Office Park                                             Balloon             1,298,133           8,684
272     Remax Building                                                         Balloon             1,297,438           8,833
273     Ferndale Mobile Village                                                Balloon             1,296,626           8,416
274     Lions Lair Travel Park                                                 Balloon             1,296,024           9,556
275     Rite Aid - Richmond                                                    Balloon             1,278,688           Step*
276     Hartstown Village Apartment Complex                                    Balloon             1,197,302           8,543
277     6300 Richmond                                                          Balloon             1,196,106           8,589
278     Pindle East Apartments                                                 Balloon             1,160,178           8,286
279     Lake of 610                                                            Balloon             1,097,536           7,845
280     Ames - Palmer Plaza                                                    Balloon             1,049,419           7,263
281     Grogan's Forest Shopping Center                                        Balloon               898,388           6,843
282     Bearden Place Shopping Center                                          Balloon               747,765           5,577
283     56th Street Warehouse                                                  Fully Amortizing      745,925           6,719
284     Frys In-Line Space                                                     Balloon               709,597           4,872
285     2120 South Oak Park Ave                                                Balloon               698,621           4,756
286     Shops on Cumberland                                                    Balloon               598,212           4,461

                                                                                              $2,025,590,706
                                                                                              ==============

                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
267     Dixie Commerce Center                       1,208,350                        7/1/08         7.140         360
268     IHOP                                              NAP                        8/1/18         7.100         237
269     Ridge at White Oak Apartments               1,195,603                        9/1/08         7.080         360
270     388 Tarrytown Road                          1,136,604                       10/1/08         7.090         360
271     Governors Park Office Park                  1,134,978                        9/1/08         7.040         360
272     Remax Building                              1,140,208                        8/1/08         7.210         360
273     Ferndale Mobile Village                     1,124,146                       10/1/08         6.750         360
274     Lions Lair Travel Park                      1,054,215                        8/1/08         7.440         300
275     Rite Aid - Richmond                           375,480                       11/1/16         7.050         257
276     Hartstown Village Apartment Complex           962,305                        9/1/08         7.080         300
277     6300 Richmond                                 964,256                        8/1/08         7.140         300
278     Pindle East Apartments                        933,595                        8/1/08         7.080         300
279     Lake of 610                                   964,876                        9/1/05         7.100         300
280     Ames - Palmer Plaza                           661,316                       10/1/18         7.390         360
281     Grogan's Forest Shopping Center               607,081                       10/1/08         6.750         240
282     Bearden Place Shopping Center                 610,576                        8/1/08         7.570         300
283     56th Street Warehouse                             NAP                        9/1/14         7.500         192
284     Frys In-Line Space                            624,318                       10/1/08         7.310         360
285     2120 South Oak Park Ave                       613,958                        8/1/08         7.210         360
286     Shops on Cumberland                           488,462                        8/1/08         7.570         300

                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
267     Dixie Commerce Center                          4           116         44          1.41      74.6        65.5          1
268     IHOP                                           0           237         48          NAP       NAP         NAP           1
269     Ridge at White Oak Apartments                  2           118         46          1.33      79.9        69.9          1
270     388 Tarrytown Road                             1           119         47          1.41      72.2        63.1          1
271     Governors Park Office Park                     2           118         46          1.33      74.2        64.9          1
272     Remax Building                                 3           117         45          1.59      73.3        64.4          1
273     Ferndale Mobile Village                        1           119         47          1.29      76.3        66.1          1
274     Lions Lair Travel Park                         3           117         45          1.48      70.4        57.3          1
275     Rite Aid - Richmond                            2           216         118         NAP       NAP         NAP           1
276     Hartstown Village Apartment Complex            2           118         46          1.46      74.8        60.1          2
277     6300 Richmond                                  3           117         45          1.45      70.4        56.7          1
278     Pindle East Apartments                         3           117         45          1.40      72.5        58.3          2
279     Lake of 610                                    2            82         46          1.37      73.2        64.3          1
280     Ames - Palmer Plaza                            1           239         47          1.29      70.0        44.1          1
281     Grogan's Forest Shopping Center                1           119         47          1.40      71.9        48.6          1
282     Bearden Place Shopping Center                  3           117         45          1.30      72.6        59.3          1
283     56th Street Warehouse                          2           190         46          1.26      67.8        NAP           1
284     Frys In-Line Space                             1           119         47          1.37      75.1        66.1          1
285     2120 South Oak Park Ave                        3           117         45          1.48      69.9        61.4          1
286     Shops on Cumberland                            3           117         45          1.50      74.3        60.7          1

                                   EXHIBIT K

                   FORM OF SCHEDULE OF INITIAL SUB-SERVICERS

                                 Sub-Servicers

Laureat

Legg Mason

Northland Financial Company

Newport Mortgage Company

                                    EXHIBIT L

                          FORM OF CSSA LOAN FILE REPORT

       Commercial Real Estate Secondary Market Securitization Association
                        CSSA "Loan Periodic" Update File
                              (Data Record Layout)

==================================== ===============================================================================================

           Specification                                     Description/Comments
==================================== ===============================================================================================

==================================== ===============================================================================================
Acceptable Media Types               Magnetic Tape, Diskette, Electronic Transfer
Character Set                        ASCII
Field Delineation                    Comma
Density (Bytes-Per-Inch)             1600 or 6250
Magnetic Tape Label                  None (unlabeled)
Magnetic Tape Blocking Factor        10285 (17 records per block)
Physical Media Label                 Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking Factor;
                                          Record Length
Return Address Label                 Required for return of physical media (magnetic tape or diskette)
==================================== ===============================================================================================

==================================== ================================          =====================================================
                                      Field              Format
            Field Name               Number   Type       Example                               Description/Comments
==================================== ================================          =====================================================

==================================== ================================          =====================================================
Transaction Id                          1      AN       XXX97001               Unique Issue Identification Mnemonic
Group Id                                2      AN       XXX9701A               Unique Identification Number Assigned To Each Loan
                                                                                   Group Within An Issue
Loan Id                                 3      AN    00000000012345            Unique Identification Number Assigned To Each
                                                                                   Collateral Item In A Pool
Prospectus Id                           4      AN          123                 Unique Identification Number Assigned To Each
                                                                                   Collateral Item In The Prospectus
Distribution Date                       5      AN       YYYYMMDD               Date Payments  Made To Certificateholders
Current Beginning Sched Balance         6    Numeric    100000.00              Outstanding Scheduled Principal Balance At The
                                                                                   Beginning Of The Current Period
Current Ending Scheduled  Balance       7    Numeric    100000.00              Outstanding Scheduled Principal Balance At The End
                                                                                   Of The Current Period
Paid To Date                            8      AN       YYYYMMDD               Due Date Of The Last Interest Payment Received
Current Index Rate                      9    Numeric      0.09                 Index Rate Used In The Determination Of The Current
                                                                                   Period Gross Interest Rate
Current Note Rate                      10    Numeric      0.09                 Annualized Gross Rate Applicable To Calculate The
                                                                                   Current Period Scheduled Interest
Maturity Date                          11      AN       YYYYMMDD               Date Collateral Is Scheduled To Make Its Final
                                                                                   Payment
Servicer and Trustee Fee Rate          12    Numeric     0.00025               Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                  13    Numeric     0.00001               Annualized Fee/Strip Netted Against Current Note
                                                                                   Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 2                  14    Numeric     0.00001               Annualized Fee/Strip Netted Against Current Note
                                                                                   Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 3                  15    Numeric     0.00001               Annualized Fee/Strip Netted Against Current Note
                                                                                   Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 4                  16    Numeric     0.00001               Annualized Fee/Strip Netted Against Current Note
                                                                                   Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 5                  17    Numeric     0.00001               Annualized Fee/Strip Netted Against Current Note
                                                                                   Rate = Net Pass-Through Rate
Net Pass-Through Rate                  18    Numeric     0.0897                Annualized Interest Rate Applicable To Calculate
                                                                                   The Current Period Remittance Int.
Next Index Rate                        19    Numeric      0.09                 Index Rate Used In The Determination Of The Next
                                                                                   Period Gross Interest Rate
Next Note Rate                         20    Numeric      0.09                 Annualized Gross Interest Rate Applicable To Calc
                                                                                   Of The Next Period Sch. Interest
Next Rate Adjustment Date              21      AN       YYYYMMDD               Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date           22      AN       YYYYMMDD               Date Scheduled P&I Amount Is Next Scheduled To
                                                                                   Change
==================================== ================================          =====================================================

       Commercial Real Estate Secondary Market Securitization Association
                        CSSA "Loan Periodic" Update File
                              (Data Record Layout)

==================================== ================================          =====================================================
                                      Field              Format
            Field Name               Number   Type       Example                                 Description/Comments
==================================== ================================          =====================================================

==================================== ================================          =====================================================
Scheduled Interest Amount              23    Numeric     1000.00               Scheduled Gross Interest Payment Due For The Current
                                                                                   Period
Scheduled Principal Amount             24    Numeric     1000.00               Scheduled Principal Payment Due For The Current
                                                                                   Period
Total Scheduled P&I Due                25    Numeric     1000.00               Scheduled Principal And Interest Payment Due For
                                                                                   The Current Period
Neg am/Deferred Interest Amount        26    Numeric     1000.00               Negative Amortization/Deferred Interest Amount Due
                                                                                   For The Current Period
Unscheduled Principal Collections      27    Numeric     1000.00               Unscheduled Payments Of Principal Received During
                                                                                   The Related Collection Period
Other Principal Adjustments            28    Numeric     1000.00               Unscheduled Principal Adjustments For The Related
                                                                                   Collection Period
Liquidation/Prepayment Date            29      AN       YYYYMMDD               Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yld Maint Rec'd     30    Numeric     1000.00               Additional Payment Req'd From Borrower Due To
                                                                                   Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall) 31    Numeric     1000.00               Scheduled Gross Interest Applicable To The
                                                                                   Prepayment Amount
Liquidation/Prepayment Code            32    Numeric        1                  See Liquidation/Prepayment Codes Legend
Most Recent ASER $                     33    Numeric     1000.00               Excess Of The Principal Balance Over The Defined
                                                                                   Appraisal Percentage
Most Recent ASER Date                  34      AN       YYYYMMDD               Date ASER  Amount Applied To Loan
Cumulative ASER $                      35    Numeric     1000.00               Cumulative ASER Amount
Actual Balance                         36    Numeric    100000.00              Outstanding Actual Principal Balance At The End Of
                                                                                   The Current Period
Total P&I Advance Outstanding          37    Numeric     1000.00               Outstanding P&I Advances At The End Of The Current
                                                                                   Period
Total T&I Advance Outstanding          38    Numeric     1000.00               Outstanding Taxes & Insurance Advances At The End
                                                                                   Of The Current Period
Other Expense Advance Outstanding      39    Numeric     1000.00               Other Outstanding Advances At The End Of The
                                                                                   Current Period
Status of Loan                         40      AN           1                  See Status Of Loan Legend
In Bankruptcy                          41      AN           Y                  Bankruptcy Status Of Loan (If In Bankruptcy "Y",
                                                                                   Else "N")
Foreclosure Date                       42      AN       YYYYMMDD               Date Of Foreclosure
REO Date                               43      AN       YYYYMMDD               Date Of REO
Bankruptcy Date                        44      AN       YYYYMMDD               Date Of Bankruptcy
Net Proceeds Received on Liquidation   45    Numeric    100000.00              Net Proceeds Rec'd On Liquidation To Be Remitted To
                                                                                   The Tr Per The Tr Doc'n
Liquidation Expense                    46    Numeric    100000.00              Expenses Associated With The Liq'n To Be Netted
                                                                                   From The Tr Per The Tr Doc'n
Realized Loss to Trust                 47    Numeric    10000.00               Liquidation Balance Less Net Liquidation Proceeds
                                                                                   Received
Date of Last Modification              48      AN       YYYYMMDD               Date Loan Was Modified
Modification Code                      49    Numeric        1                  See Modification Codes Legend
Modified Note Rate                     50    Numeric      0.09                 Note Rate Loan Modified To
Modified Payment Rate                  51    Numeric      0.09                 Payment Rate Loan Modified To
Preceding Fiscal Year Revenue          52    Numeric     1000.00               Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses         53    Numeric     1000.00               Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI              54    Numeric     1000.00               Preceding Fiscal Year Net Op Income
Preceding Fiscal Year Debt Svc Amt.    55    Numeric     1000.00               Preceding Fiscal Year Debt Svc Amount
Preceding Fiscal Year DSCR             56    Numeric      2.55                 Preceding Fiscal Yr Debt Svc Cvrge Ratio
==================================== ================================          =====================================================

----------------------------------
All Financial Update Fields Are
Calculated and/or Presented in The
Manner Described in The Associated
Trust Documention
----------------------------------

       Commercial Real Estate Secondary Market Securitization Association
                        CSSA "Loan Periodic" Update File
                              (Data Record Layout)

==================================== ================================          =====================================================
                                      Field              Format
            Field Name               Number   Type       Example                                 Description/Comments
==================================== ================================          =====================================================

==================================== ================================          =====================================================
Preceding Fiscal Yr Physical Occ'y     57    Numeric      0.85                 Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date      58      AN       YYYYMMDD               Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue            59    Numeric     1000.00               Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses           60    Numeric     1000.00               Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                61    Numeric     1000.00               Second Preceding Fiscal Year Net Operating Income
Second Preceding FY Debt Service       62    Numeric     1000.00               Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR               63    Numeric      2.55                 Second Preceding Fiscal Year Debt Svc Cvrge Ratio
Sec Preceding FY Physical Occ'y        64    Numeric      0.85                 Second Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Fin'l As of Date      65      AN       YYYYMMDD               Second Preceding Fiscal Year Financial As Of Date
Most Recent Fiscal YTD Revenue         66    Numeric     1000.00               Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses        67    Numeric     1000.00               Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI             68    Numeric     1000.00               Most Recent Fiscal Year To Date Net Operating Income
Most Recent Fiscal YTD Debt Service    69    Numeric     1000.00               Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR            70    Numeric      2.55                 Most Recent Fiscal Year To Date Debt Service
                                                                                   Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.      71    Numeric      0.85                 Most Recent Fiscal Year To Date Physical Occupancy
Most Recent Fiscal YTD Start Date      72      AN       YYYYMMDD               Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date        73      AN       YYYYMMDD               Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date             74      AN       YYYYMMDD               The Date Of The Latest  Available Appraisal For
                                                                                   The Property
Most Recent Appraisal Value            75    Numeric    100000.00              The Latest  Available Appraisal Value For
                                                                                   The Property
Workout Strategy Code                  76    Numeric        1                  See Workout Strategy Codes Legend
Most Recent Spec Svc Transfer Date     77      AN       YYYYMMDD               Date Transferred To The Special Servicer
Most Recent Master Svc Return Date     78      AN       YYYYMMDD               Date Returned To The Master Servicer
Date Asset Expected to Be Resolved     79      AN       YYYYMMDD               Date Asset Is Expected To Be Resolved
Year Last Renovated                    80      AN         1997                 Year Property Last Renovated
==================================== ================================          =====================================================

---------------------------
Most Recent Fiscal YTD
Figures Are From The Last
Financials Processed By The
Servicer Pursuant To The
Terms Of The Trust
Document, And Cover The
Period From The Start Date
To The End Date.
---------------------------

       Commercial Real Estate Secondary Market Securitization Association
                        CSSA "Loan Periodic" Update File
                              (Data Record Layout)

======================================= ===========================================================  ==============================
         Liquidation/Prepayment Code                     Status of Mortgage Loan                            Modification Code
                    Legend                                        Legend                                        Legend
======================================= ===========================================================  ==============================
   1     Partial Liq'n (Curtailment)     A    Payment Not Received But Still In Grace Period           1  Maturity Date Extension
   2     Payoff Prior To Maturity        B    Late Payment But Less Than 1 Month Delinquent            2  Amortization Change
   3     Disposition                     0     Current                                                 3  Principal Write-Off
   4     Repurchase                      1     One Month Delinquent                                    4  Combination
   5     Full Payoff At Maturity         2     Two Months Delinquent
   6     DPO                             3     Three Or More Months Delinquent
   7     Liquidation                     4     Assumed Sched Payment (Performing Matured Ball'n)
                                         7     Foreclosure
=======================================  9     REO                                                   ==============================

                                         ==========================================================

                                         ==========================================================
                                                           Workout Strategy Code
                                                                   Legend
                                         ==========================================================
                                          1     Modification
                                          2     Foreclosure
                                          3     Bankruptcy
                                          4     Extension
                                          5     Note Sale
                                          6     DPO
                                          7     REO
                                          8     Resolved
                                          9     Pending Return to Master Servicer
                                          10    Deed In Lieu Of Foreclosure
                                         ==========================================================

       Commercial Real Estate Secondary Market Securitization Association
                             CSSA "Loan Setup" File
                              (Data Record Layout)

============================================  ======================================================================================

               Specification                                              Description/Comments
============================================  ======================================================================================

============================================  ======================================================================================
Acceptable Media Types                        Magnetic Tape, Diskette, Electronic Transfer
Character Set                                 ASCII
Field Delineation                             Comma
Density (Bytes-Per-Inch)                      1600 or 6250
Magnetic Tape Label                           None (unlabeled)
Magnetic Tape Blocking Factor                 10285 (17 records per block)
Physical Media Label                          Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                                  Factor; Record Length
Return Address Label                          Required for return of physical media (magnetic tape or diskette)
============================================  ======================================================================================

============================================  ===================================  =================================================
                                               Field                     Format
                Field Name                     Number    Type           Example                        Description/Comments
============================================  ===================================  =================================================

============================================  ===================================  =================================================
Transaction Id                                   1        AN            XXX97001          Unique Issue Identification Mnemonic
Group Id                                         2        AN            XXX9701A          Unique Indentification Number Assigned To
                                                                                             Each Loan Group Within An Issue
Loan Id                                          3        AN         00000000012345       Unique Indentification Number Assigned To
                                                                                             Each Collateral Item In A Pool
Offering Document Loan Id                        4        AN              123             Unique Indentification Number Assigned To
                                                                                             Each Collateral Item In The Prospectus
Original Note Amount                             5      Numeric        1000000.00         The Mortgage Loan Balance At Inception Of
                                                                                             The Note
Original Term Of Loan                            6      Numeric           240             Original Number Of Months Until Maturity
                                                                                             Of Loan
Original Amortization Term                       7      Numeric           360             Original Number Of Months Loan Amortized
                                                                                             Over
Original Note Rate                               8      Numeric          0.095            The Note Rate At Inception Of The Note
Original Payment Rate                            9      Numeric          0.095            Original Rate Payment Calculated On
First Loan Payment Due Date                      10       AN            YYYYMMDD          First Payment Date On The Mortgage Loan
Grace Days Allowed                               11     Numeric            10             Number Of Days From Due Date Borrower Is
                                                                                             Permitted To Remit Payment
Interest Only (Y/N)                              12       AN               Y              Y=Yes,  N=No
Balloon (Y/N)                                    13       AN               Y              Y=Yes,  N=No
Interest Rate Type                               14     Numeric            1              1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code                     15     Numeric            1              1=30/360, 2=Actual/365, 3=Actual/360,
                                                                                             4=Actual/Actual, 5=Actual/366,
                                                                                             6=Simple, 7=78'S
Interest in Arrears (Y/N)                        16       AN               Y              Y=Yes,  N=No
Payment Type Code                                17     Numeric            1              See Payment Type Code Legend
Prepayment Lock-out End Date                     18       AN            YYYYMMDD          Date After Which Loan Can Be Prepaid
Yield Maintenance End Date                       19       AN            YYYYMMDD          Date After Which Loan Can Be Prepaid
                                                                                             Without Yield Maintenance
Prepayment Premium End Date                      20       AN            YYYYMMDD          Date After Which Loan Can Be Prepaid
                                                                                             Without Penalty
============================================  ===================================  =================================================

       Commercial Real Estate Secondary Market Securitization Association
                             CSSA "Loan Setup" File
                              (Data Record Layout)

============================================  ===================================  =================================================
                                               Field                     Format
                Field Name                     Number    Type           Example                     Description/Comments
============================================  ===================================  =================================================

============================================  ===================================  =================================================
Prepayment Terms Description                     21       AN              Text            Description Of Prepayment Terms (Not To
                                                                                             Exceed 50 Characters)
ARM Index Code                                   22       AN               A              See Arm Index Code Legend
First Rate Adjustment Date                       23       AN            YYYYMMDD          Date Note Rate Originally Changed
First Payment Adjustment Date                    24       AN            YYYYMMDD          Date Payment Originally Changed
ARM Margin                                       25     Numeric          0.025            Rate Added To Index Used In The
                                                                                             Determination Of The Gross
                                                                                             Interest Rate
Lifetime Rate Cap                                26     Numeric           0.15            Maximum Rate That The Borrower Must Pay
                                                                                             On An Arm Loan Per The Loan Agreement
Lifetime Rate Floor                              27     Numeric           0.05            Minimum Rate That The Borrower Must Pay
                                                                                             On An Arm Loan Per The Loan Agreement
Periodic Rate Increase Limit                     28     Numeric           0.02            Maximum Periodic Increase To The Note
                                                                                             Rate Allowed Per The Loan Agreement
Periodic Rate Decrease Limit                     29     Numeric           0.02            Minimum Periodic Increase To The Note
                                                                                             Rate Allowed Per The Loan Agreement
Periodic Pay Adjustment Max-%                    30     Numeric           0.03            Maximum Periodic % Increase To The
                                                                                             Borrowers P&I Payment Allowed Per The
                                                                                             Loan Agreement
Periodic Pay Adjustment Max-$                    31     Numeric         5000.00           Maximum Periodic Dollar Increase To The
                                                                                             Borrowers P&I Payment Allowed Per The
                                                                                             Loan Agreement
Payment Frequency                                32     Numeric            1              1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                             12=Annually...
Rate Reset Frequency In Months                   33     Numeric            1              1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                             12=Annually...
Pay Reset Frequency In Months                    34     Numeric            1              1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                             12=Annually...
Rounding Code                                    35     Numeric            1              Rounding Method For Sum Of Index Plus
                                                                                             Margin (See Rounding Code Legend)
Rounding Increment                               36     Numeric         0.00125           Used In Conjunction With Rounding Code
Index Look Back In Days                          37     Numeric            45             Use Index In Effect X Days Prior To
                                                                                             Adjustment Date
Negative Amortization Allowed (Y/N)              38       AN               Y              Y=Yes,  N=No
Max Neg Allowed (% Of Orig Bal)                  39     Numeric          0.075            Maximum Lifetime Percentage Increase To
                                                                                             The Original Balance Allowed Per The
                                                                                             Loan Agreement
Maximum Negate Allowed ($)                       40     Numeric         25000.00          Maximum Lifetime Dollar Increase To
                                                                                             The Original Balance Allowed Per The
                                                                                             Loan Agreement
Remaining Term At Securitization                 41     Numeric           240             Remaining Number Of Months Until
                                                                                             Maturity Of Loan At Cutoff
Remaining Amor-Tm At Securitiz'n                 42     Numeric           360             Remaining Number Of Months Loan
                                                                                             Amortized Over At Cutoff
Maturity Date At Securitization                  43       AN            YYYYMMDD          The Scheduled Maturity Date Of The
                                                                                             Mortgage Loan At Securitization
Sched Prin Bal At Securitization                 44     Numeric        1000000.00         The Scheduled Principal Balance Of The
                                                                                             Mortgage Loan At Securitization
Note Rate At Securitization                      45     Numeric          0.095            Cutoff Annualized Gross Interest Rate
                                                                                             Applicable To The Calculation Of
                                                                                             Scheduled Interest
Servicer And Trustee Fee Rate                    46     Numeric         0.00025           Cutoff Annualized Fee Paid To The
                                                                                             Servicer And Trustee
Fee Rate / Strip Rate 1                          47     Numeric         0.00001           Cutoff Annualized Fee/Strip Netted
                                                                                             Against  Current Note Rate To
                                                                                             Determine Net Pass-Through Rate
Fee Rate / Strip Rate 2                          48     Numeric         0.00001           Cutoff Annualized Fee/Strip Netted
                                                                                             Against  Current Note Rate To
                                                                                             Determine Net Pass-Through Rate
Fee Rate / Strip Rate 3                          49     Numeric         0.00001           Cutoff Annualized Fee/Strip Netted
                                                                                             Against  Current Note Rate To
                                                                                             Determine Net Pass-Through Rate
Fee Rate / Strip Rate 4                          50     Numeric         0.00001           Cutoff Annualized Fee/Strip Netted
                                                                                             Against Current Note Rate To Determine
                                                                                             Net Pass-Through Rate
Fee Rate / Strip Rate 5                          51     Numeric         0.00001           Cutoff Annualized Fee/Strip Netted
                                                                                             Against  Current Note Rate To
                                                                                             Determine Net Pass-Through Rate
Net Rate At Securitization                       52     Numeric          0.0947           Cutoff Annualized Interest Rate
                                                                                             Applicable To The Calculation Of
                                                                                             Remittance Interest
Periodic P&I Payment At Securitiz'n              53     Numeric         3000.00           The Periodic Scheduled Principal &
                                                                                             Interest Payment
============================================  ===================================  =================================================

       Commercial Real Estate Secondary Market Securitization Association
                             CSSA "Loan Setup" File
                              (Data Record Layout)

============================================  ===================================  =================================================
                                               Field                     Format
                Field Name                     Number    Type           Example                      Description/Comments
============================================  ===================================  =================================================

============================================  ===================================  =================================================
# Of Properties                                  54     Numeric            13             The Number Of Properties Underlying The
                                                                                             Mortgage Loan
Property Name                                    55       AN              Text            If Number Of Properties Is Greater Than
                                                                                             1 Then "Various"
Property Address                                 56       AN              Text            If Number Of Properties Is Greater Than
                                                                                             1 Then "Various"
Property City                                    57       AN              Text            If Number Of Properties Is Greater Than
                                                                                             1 Then "Various"
Property State                                   58       AN              Text            If Number Of Properties Is Greater Than
                                                                                             1 Then "Various"
Property Zip Code                                59       AN              Text            If Number Of Properties Is Greater Than
                                                                                             1 Then "Various"
Property County                                  60       AN              Text            If Number Of Properties Is Greater Than
                                                                                             1 Then "Various"
Property Type Code                               61       AN               MF             If Number Of Properties Is Greater Than
                                                                                             1 Then "Various" (See Property Type
                                                                                             Code Legend)
Net Square Feet At Securitization                62     Numeric          25000            If Number Of Properties Is Greater Than
                                                                                             1 Then "000000"
# Of Units/Beds/Rms At Securitiz'n               63     Numeric            75             If Number Of Properties Is Greater Than
                                                                                             1 Then "000000"
Year Built                                       64       AN              1990            If Number Of Properties Is Greater Than
                                                                                             1 Then "000000"
NOI At Securitization                            65     Numeric        100000.00          Net Operating Income At Securitization
DSCR At Securitization                           66     Numeric           2.11            DSCR At Securitization
Appraisal Value At Securitization                67     Numeric        1000000.00         Appraisal Value At Securitization
Appraisal Date At Securitization                 68       AN            YYYYMMDD          Appraisal Date At Securitization
Physical Occupancy At Securitization             69     Numeric           0.88            Physical Occupancy At Securitization
Revenue At Securitization                        70     Numeric        100000.00          Revenue At Securitization
Operating Expenses At Securitization             71     Numeric        100000.00          Expenses At Securitization
Securitization Financials As Of Date             72       AN            YYYYMMDD          Securitization Financials As Of Date
Recourse (Y/N)                                   73       AN               Y              Y=Yes,  N=No
Ground Lease (Y/N)                               74       AN               Y              Y=Yes,  N=No
Cross-Collateralized Loan Grouping               75     Numeric           9(3)            All Loans With The Same Numeric Value Are
                                                                                             Crossed
Collection Of Escrows (Y/N)                      76       AN               Y              Y=Yes,  N=No
Collection Of Other Reserves (Y/N)               77       AN               Y              Y=Yes,  N=No
Lien Position At Securitization                  78     Numeric            1              1=First, 2=Second...
============================================  ===================================  =================================================

       Commercial Real Estate Secondary Market Securitization Association
                             CSSA "Loan Setup" File
                              (Data Record Layout)

========================================  ==========================================  =========================================
       Payment Type Code                                  ARM Index Code                            Rounding Code
             Legend                                           Legend                                   Legend
========================================  ==========================================  =========================================
1   Fully Amortizing                      A    11 FHLB COFI  (1 Month)                1   Unrounded
2   Amortizing Balloon                    B    11 FHLB COFI  (6 Month)                2   Nearest Percentage Increment
3   Interest Only / Balloon               C    1 Year CMT Weekly Average Treasury     3   Up To Nearest Percentage Increment
4   Interest Only / Amortizing            D    3 Year CMT Weekly Average Treasury     4   Down To Nearest Percentage Increment
5   Interest Only / Amortizing / Balloon  E    5 Year CMT Weekly Average Treasury
6   Principal Only                        F    Wall Street Journal Prime Rate
9   Other                                 G    1 Month LIBOR
                                          H    3 Month LIBOR
========================================  I    6 Month LIBOR                          =========================================
                                          J    National Mortgage Index Rate
                                               All Others Use Short Text Description

                                          ==========================================

                                          ==========================================
                                                        Property Types Code
                                                              Legend
                                          ==========================================
                                          MF   Multifamily
                                          RT   Retail
                                          HC   Health Care
                                          IN   Industrial
                                          WH   Warehouse
                                          MH   Mobile Home Park
                                          OF   Office
                                          MU   Mixed Use
                                          LO   Lodging
                                          SS   Self Storage
                                          OT   Other
                                          ==========================================

                                    EXHIBIT M

                        FORM OF CSSA PROPERTY FILE REPORT

       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

=============================================  ================================
                                                 Field               Format
                 Field Name                     Number   Type       Example
=============================================  ================================
Transaction Id                                     1      AN        XXX97001
Loan ID                                            2      AN        XXX9701A
Prospectus Loan ID                                 3      AN     00000000012345
Property ID                                        4      AN        1001-001
Distribution Date                                  5      AN        YYYYMMDD
Cross-Collateralized Loan Grouping                 6    Numeric       9(3)
Property Name                                      7      AN          Text
Property Address                                   8      AN          Text
Property City                                      9      AN          Text
Property State                                    10      AN           FL
Property Zip Code                                 11      AN         30303
Property County                                   12      AN          Text
Property Type Code                                13      AN           MF
Year Built                                        14      AN          YYYY
Year Last Renovated                               15      AN          YYYY
Net Square Feet At Securitization                 16    Numeric      25000
# Of Units/Beds/Rooms At Securitization           17    Numeric        75
Property Status                                   18      AN           1
Allocated Percentage of Loan at  Securitization   19    Numeric       0.75
Current Allocated Percentage                      20    Numeric       0.75
Current Allocated Loan Amount                     21    Numeric     5900900
Ground Lease (Y/S/N)                              22      AN           N
Other Escrow / Reserve Balances                   23    Numeric      25000
Most Recent Appraisal Date                        24      AN        YYYYMMDD
Most Recent Appraisal Value                       25    Numeric     1000000
Date Asset is Expected to Be Resolved             26      AN        YYYYMMDD
Foreclosure Date                                  27      AN        YYYYMMDD
=============================================  ================================

=============================================     ====================================================================   ==========
                                                                                                                            CSSA
                 Field Name                                                  Description/Comments                           Loan
=============================================     ====================================================================   ==========
Transaction Id                                                                                                              S1,P1
Loan ID                                                                                                                     S3,P3
Prospectus Loan ID                                From Offering Document                                                    S4,P4
Property ID                                       Should contain Prospectus ID and propety identifier, e.g., 1001-001,
                                                       1000-002
Distribution Date                                                                                                            P5
Cross-Collateralized Loan Grouping                All Loans With The Same Numeric Value Are Crossed                          S75
Property Name                                                                                                                S55
Property Address                                                                                                             S56
Property City                                                                                                                S57
Property State                                                                                                               S58
Property Zip Code                                                                                                            S59
Property County                                                                                                              S60
Property Type Code                                                                                                           S61
Year Built                                                                                                                   S64
Year Last Renovated                                                                                                          P80
Net Square Feet At Securitization                 RT, IN, WH, OF, MU, SS,OT = SF                                             S62
# Of Units/Beds/Rooms At Securitization           MF, MHP, LO, HC = Units                                                    S63
Property Status                                   1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5= Released, 6=
                                                       Same as at securitization
Allocated Percentage of Loan at  Securitization   Issuer to allocate loan % attributable to property for
                                                       multi-property loans
Current Allocated Percentage                      Calculation based on Current Allocated Loan Amount and Current
                                                       SPB for associated loan.
Current Allocated Loan Amount                     Maintained by servicer.                                                    P7
Ground Lease (Y/S/N)                              Either Y=Yes, S=Subordinat, N= No ground lease                             S74
Other Escrow / Reserve Balances                                                                                              S77
Most Recent Appraisal Date                                                                                                   P74
Most Recent Appraisal Value                                                                                                  P75
Date Asset is Expected to Be Resolved             Could be different dates for different properties if foreclosing           P79
Foreclosure Date                                                                                                             P42
=============================================     ====================================================================   ==========

               "Setup File" - Should be included on the diskette
                       as part of the offering document.

       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

=============================================  ================================
                                                 Field               Format
                 Field Name                     Number   Type       Example
=============================================  ================================
REO Date                                          28       AN        YYYYMMDD
Occupancy %                                       29     Numeric       0.75
Occupancy Date                                    30     Numeric     YYYYMMDD
Date Lease Rollover Review                        31       AN        YYYYMMDD
% Sq. Feet expiring 1-12 months                   32     Numeric       0.20
% Sq. Feet  expiring 13-24 months                 33     Numeric       0.20
% Sq. Feet expiring 25-36 months                  34     Numeric       0.20
% Sq. Feet  expiring 37-48 months                 35     Numeric       0.20
% Sq. Feet  expiring 49-60 months                 36     Numeric       0.20
Largest Tenant                                    37       AN          Text
Square Feet of Largest Tenant                     38     Numeric      15000
2nd Largest Tenant                                39       AN          Text
Square Feet of 2nd Largest Tenant                 40     Numeric      15000
3rd Largest Tenant                                41       AN          Text
Square Feet of 3rd Largest Tenant                 42     Numeric      15000
Fiscal Year End Month                             43     Numeric        12
Securitization Financials As Of Date              44       AN        YYYYMMDD
Revenue At Securitization                         45     Numeric     1000000
Operating Expenses At Securitization              46     Numeric     1000000
NOI At Securitization                             47     Numeric     1000000
DSCR At Securitization                            48     Numeric       1.5
Appraisal Value At Securitization                 49     Numeric     1000000
Appraisal Date At Securitization                  50       AN        YYYYMMDD
Physical Occupancy At Securitization              51     Numeric
Date of Last Inspection                           52       AN        YYYYMMDD
=============================================  ================================

=============================================     ====================================================================   ==========
                                                                                                                            CSSA
                 Field Name                                                  Description/Comments                           Loan
=============================================     ====================================================================   ==========
REO Date                                                                                                                    P43
Occupancy %                                       Map to "Most Recent Fiscal YTD Phys. Occ." in CSSA                        P71
Occupancy Date                                    Add a new field to the CSSA Loan file.                                    P71
Date Lease Rollover Review                        Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months
% Sq. Feet  expiring 13-24 months
% Sq. Feet expiring 25-36 months
% Sq. Feet  expiring 37-48 months
% Sq. Feet  expiring 49-60 months
Largest Tenant                                    For Office, WH, Retail, Industrial *Only if disclosed in
                                                      the offering document
Square Feet of Largest Tenant
2nd Largest Tenant                                For Office, WH, Retail, Industrial *Only if disclosed in
                                                      the offering document
Square Feet of 2nd Largest Tenant
3rd Largest Tenant                                For Office, WH, Retail, Industrial *Only if disclosed in
                                                      the offering document
Square Feet of 3rd Largest Tenant
Fiscal Year End Month                             Needed to indicate month ending for borrower's Fiscal Year
Securitization Financials As Of Date                                                                                        S72
Revenue At Securitization                                                                                                   S70
Operating Expenses At Securitization                                                                                        S71
NOI At Securitization                                                                                                       S65
DSCR At Securitization                                                                                                      S66
Appraisal Value At Securitization                                                                                           S67
Appraisal Date At Securitization                                                                                            S68
Physical Occupancy At Securitization                                                                                        S69
Date of Last Inspection
=============================================     ====================================================================   ==========

               "Setup File" - Should be included on the diskette
                       as part of the offering document.

       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

=============================================  ================================
                                                 Field               Format
                 Field Name                     Number   Type       Example
=============================================  ================================
Preceding FY Financial As of Date                 53       AN        YYYYMMDD
Preceding Fiscal Year Revenue                     54     Numeric    1,000,000
Preceding Fiscal Year Expenses                    55     Numeric    1,000,000
Preceding Fiscal Year NOI                         56     Numeric    1,000,000
Preceding Fiscal Year Debt Service Amt.           57     Numeric    1,000,000
Preceding Fiscal Year DSCR                        58     Numeric       1.30
Preceding Fiscal Year Physical Occupancy          59     Numeric       0.90
Sec Preceding FY Financial As of Date             60       AN        YYYYMMDD
Second Preceding FY Revenue                       61     Numeric    1,000,000
Second Preceding FY Expenses                      62     Numeric    1,000,000
Second Preceding FY NOI                           63     Numeric    1,000,000
Second Preceding FY Debt Service                  64     Numeric    1,000,000
Second Preceding FY DSCR                          65     Numeric       1.30
Sec Preceding FY Physical Occupancy               66     Numeric       0.90
=============================================  ================================

=============================================     ====================================================================   ==========
                                                                                                                            CSSA
                 Field Name                                                  Description/Comments                           Loan
=============================================     ====================================================================   ==========
Preceding FY Financial As of Date                                                                                           P58
Preceding Fiscal Year Revenue                                                                                               P52
Preceding Fiscal Year Expenses                                                                                              P53
Preceding Fiscal Year NOI                                                                                                   P54
Preceding Fiscal Year Debt Service Amt.                                                                                     P55
Preceding Fiscal Year DSCR                                                                                                  P56
Preceding Fiscal Year Physical Occupancy                                                                                    P57
Sec Preceding FY Financial As of Date                                                                                       P65
Second Preceding FY Revenue                                                                                                 P59
Second Preceding FY Expenses                                                                                                P60
Second Preceding FY NOI                                                                                                     P61
Second Preceding FY Debt Service                                                                                            P62
Second Preceding FY DSCR                                                                                                    P63
Sec Preceding FY Physical Occupancy                                                                                         P64
=============================================     ====================================================================   ==========

               "Setup File" - Should be included on the diskette
                       as part of the offering document.

       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

===================================================================================================================================
                 Field Name                                       Relationship to Corresponding CSSA 100.1 Field
===================================================================================================================================
Transaction Id                                 Same as CSSA Loan File
Loan ID                                        Same as CSSA Loan File
Prospectus Loan ID                             Same as CSSA Loan File
Property ID
Distribution Date                              Same as CSSA Loan File
Cross-Collateralized Loan Grouping
Property Name                                  If Multi-Prop, no rollup to CSSA Loan File.  Populate S55 with"Various."
Property Address                               If Multi-Prop, no rollup to CSSA Loan File.  Populate S56 with"Various."
Property City                                  If Multi-Prop, and all same then populate S57 with City, otherwise, "Various".
                                                    Missing info= "incomplete"
Property State                                 If Multi-Prop, and all same then populate S58 with State, otherwise, "Various".
                                                    Missing info= "incomplete"
Property Zip Code                              If Multi-Prop, and all same then populate S59 with Zip, otherwise, "Various".
                                                    Missing info= "incomplete"
Property County                                If Multi-Prop, and all same then populate S60 with County, otherwise, "Various".
                                                    Missing info= "incomplete"
Property Type Code                             If Multi-Prop and all same then populate S61 with property type otherwise "Various".
                                                    Missing Info ="incomplete"
Year Built                                     If Multi-Prop, and all same then populate S64 with year otherwise, "000000".
Year Last Renovated                            If Multi-Prop, and all same then populate P80 with year otherwise, "000000".
Net Square Feet At Securitization              Roll-up to loan file if populated. If missing one or more than populate with "00000"
# Of Units/Beds/Rooms At Securitization        Roll-up to loan file if populated. If missing one or more than populate with "00000"
Property Status                                If multi-prop and all same than populate CSSA Loan file with property, status, otherwise various.
Allocated Percentage of Loan at Securitization No field needed in Cssa Loan file
Current Allocated Percentage                   No field needed in Cssa Loan file
Current Allocated Loan Amount                  Roll-up to Current Ending SPB  (P7)
Ground Lease (Y/S/N)                           If any property is Y, or S then S74=Y
Other Escrow / Reserve Balances                If any property populated, then S77=Y
Most Recent Appraisal Date                     If Multi-Prop, and all same then populate P74 with date, otherwise, "000000".
Most Recent Appraisal Value                    Roll-up to CSSA Loan File if populated. If missing any appraisal value, than populate P75 with "000000)
Date Asset is Expected to Be Resolved          If Multi-Prop, latest date from affiliated properties for P79.
Foreclosure Date                               If Multi-Prop, and all same then populate P42 with date, otherwise, "000000".
===================================================================================================================================

               "Setup File" - Should be included on the diskette
                       as part of the offering document.

       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

===================================================================================================================================
                 Field Name                                       Relationship to Corresponding CSSA 100.1 Field
===================================================================================================================================
REO Date                                       If Multi-Prop, and all same then populate P43 with date, otherwise, "000000".
Occupancy %                                    [Weighted Average]  For P71=Sum((Curr. Allocated % Prop A) *(Occupancy Prop A)...
                                                    (Curr. Allocated % Prop Z) * (Occupancy Prop Z)).
                                                    If missing one, then, "00000"
Occupancy Date                                 If Multi-Prop, and all same then populate with date, otherwise, "various+K62".
Date Lease Rollover Review                     No Roll up to the CSSA loan format.
% Sq. Feet expiring 1-12 months                No Roll up to the CSSA loan format.
% Sq. Feet  expiring 13-24 months              No Roll up to the CSSA loan format.
% Sq. Feet expiring 25-36 months               No Roll up to the CSSA loan format.
% Sq. Feet  expiring 37-48 months              No Roll up to the CSSA loan format.
% Sq. Feet  expiring 49-60 months              No Roll up to the CSSA loan format.
Largest Tenant                                 No Roll up to the CSSA loan format.
Square Feet of Largest Tenant                  No Roll up to the CSSA loan format.
2nd Largest Tenant                             No Roll up to the CSSA loan format.
Square Feet of 2nd Largest Tenant              No Roll up to the CSSA loan format.
3rd Largest Tenant                             No Roll up to the CSSA loan format.
Square Feet of 3rd Largest Tenant              No Roll up to the CSSA loan format.
Fiscal Year End Month                          No Roll up to the CSSA loan format.
Securitization Financials As Of Date           If Multi-Prop, and all same then populate S72 with date, otherwise, "000000".
Revenue At Securitization                      Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Operating Expenses At Securitization           Roll up to the CSSA Loan Format, if missing any properties populate S71 with "0000"
NOI At Securitization                          Roll up to the CSSA Loan Format, if missing any properties populate S85 with "0000"
DSCR At Securitization                         [Weighted Average]  S66=Sum((Allocated % at Sec. Prop A) *(DSCR Prop A)...
                                                    ((Allocated % at Sec. Prop Z) * (DSCR  Prop Z).  If missing one, "00000"
Appraisal Value At Securitization              Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Appraisal Date At Securitization               If Multi-Prop, and all same then populate S68 with date, otherwise, "000000".
Physical Occupancy At Securitization           Weighted Average
Date of Last Inspection
===================================================================================================================================

               "Setup File" - Should be included on the diskette
                       as part of the offering document.

       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

===================================================================================================================================
                 Field Name                                     Relationship to Corresponding CSSA 100.1 Field
===================================================================================================================================
Preceding FY Financial As of Date              If Multi-Prop, and all same then populate P58 with date, otherwise,
                                                    "000000+K23K46".K1
Preceding Fiscal Year Revenue                  No Roll up to the CSSA loan format.
Preceding Fiscal Year Expenses                 No Roll up to the CSSA loan format.
Preceding Fiscal Year NOI                      No Roll up to the CSSA loan format.
Preceding Fiscal Year Debt Service Amt.        No Roll up to the CSSA loan format.
Preceding Fiscal Year DSCR                     No Roll up to the CSSA loan format.
Preceding Fiscal Year Physical Occupancy       No Roll up to the CSSA loan format.
Sec Preceding FY Financial As of Date          No Roll up to the CSSA loan format.
Second Preceding FY Revenue                    No Roll up to the CSSA loan format.
Second Preceding FY Expenses                   No Roll up to the CSSA loan format.
Second Preceding FY NOI                        No Roll up to the CSSA loan format.
Second Preceding FY Debt Service               No Roll up to the CSSA loan format.
Second Preceding FY DSCR                       No Roll up to the CSSA loan format.
Sec Preceding FY Physical Occupancy            No Roll up to the CSSA loan format.
===================================================================================================================================

               "Setup File" - Should be included on the diskette
                       as part of the offering document.

                                    EXHIBIT N

                   FORM OF COMPARATIVE FINANCIAL STATUS REPORT

                   LB Commercial Mortgage Trust Series 1998-C4
                      COMPARATIVE FINANCIAL STATUS REPORT
                             as of _______________

============================================================================================================================
      S4         S57     S58                   P7        P8                         S72          S69        S70    S65  S66
----------------------------------------------------------------------------------------------------------------------------
                                                                                       Original Underwriting
----------------------------------------------------------------------------------------------------------------------------
                                                                                             Information
----------------------------------------------------------------------------------------------------------------------------
                                                                                 Basis Year
----------------------------------------------------------------------------------------------------------------------------
                                  Last                                           Financial
                                Property    Scheduled   Paid     Annual            Info
                                 Inspect      Loan      Thru      Debt            as of           %        Total    %   (1)
Prospectus ID   City    State     Date       Balance    Date     Service           Date          Occ      Revenue  NOI  DSCR
----------------------------------------------------------------------------------------------------------------------------
                                 yy/mm                                            yy/mm
----------------------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Total:                                      $                    $                              WA       $        $    WA
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================
                                                                                       Received
----------------------------------------------------------------------------------------------------------------------------
Financial Information:                                                                    Loans               Balance
----------------------------------------------------------------------------------------------------------------------------
                                                                                         #        %          $       %
----------------------------------------------------------------------------------------------------------------------------
Current Full Year:
----------------------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
----------------------------------------------------------------------------------------------------------------------------
Prior Full Year:
----------------------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement and is normally calculated using
    NOI / Debt Service.
----------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

================================================================================================================================
      S4             P65    P64    P59     P61    P63   P58      P57     P52    P54  P56     P72    P73     P66     P68     P70
--------------------------------------------------------------------------------------------------------------------------------
                  2nd Preceding Annual Operating        Preceding Annual Operating           Trailing Financial
--------------------------------------------------------------------------------------------------------------------------------
                            Information                          Information                       Information
--------------------------------------------------------------------------------------------------------------------------------
                  as of _______            Normalized  as of _______            Normalized         Month Reported  Actual
--------------------------------------------------------------------------------------------------------------------------------
                  Financial                           Financial
                    Info                                Info                                 FS     FS
                    as of     %   Total     $    (1)   as of      %    Total     $   (1)    Start  End     Total     $      (%)
Prospectus ID       Date    Occ  Revenue   NOI   DSCR   Date     Occ   Revenue  NOI  DSCR   Date   Date   Revenue   NOI     DSC
--------------------------------------------------------------------------------------------------------------------------------
                   yy/mm                               yy/mm                                yy/mm  yy/mm
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Total:                     WA   $         $     WA               WA   $        $    WA            WA      $        $        WA
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================
                    Required
--------------------------------------------------------------------------------------------------------------------------------
Financial Information  Loans         Balance
--------------------------------------------------------------------------------------------------------------------------------
                      #      %      $       %
--------------------------------------------------------------------------------------------------------------------------------
Current Full Year:
--------------------------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------------------------------------
Prior Full Year:
--------------------------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement and is normally calculated using
    NOI / Debt Service.
--------------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
--------------------------------------------------------------------------------------------------------------------------------

=============================================================
      S4                              (2)
-------------------------------------------------------------
                                       Net Change
-------------------------------------------------------------

-------------------------------------------------------------
                                       Preceding & Basis
-------------------------------------------------------------

                                                %
                                       %      Total    (1)
Prospectus ID                         Occ    Revenue   DSC
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
Total:                                WA      $         WA
-------------------------------------------------------------

-------------------------------------------------------------

=============================================================

-------------------------------------------------------------
Financial Information:
-------------------------------------------------------------

-------------------------------------------------------------
Current Full Year:
-------------------------------------------------------------
Current Full Yr. received with DSC < 1:
-------------------------------------------------------------
Prior Full Year:
-------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
(1)   DSCR should match to Operating Statement and is normally
      calculated using NOI / Debt Service.
-------------------------------------------------------------
(2)   Net change should compare the latest year to the
      underwriting year
-------------------------------------------------------------

-------------------------------------------------------------

                                   EXHIBIT O

                           FORM OF REO STATUS REPORT

                   LB Commercial Mortgage Trust Series 1998-C4
                                REO STATUS REPORT
                                as of ___________


===========================================================================================================================
                                                                 S62 or
           S4                S55         S61      S57     S58      S63     P8      P7        P37       P39       P38
---------------------------------------------------------------------------------------------------------------------------
                                                                                   (a)       (b)       (c)       (d)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Other
                         Short Name                               Sq Ft   Paid  Scheduled  Total P&I   Total    Advances
                            (When      Property                    or     Thru    Loan      Advances  Expenses  (Taxes &
    Prospectus ID        Appropriate)    Type     City   State    Units   Date   Balance     To Date   To Date   Escrow)
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

           S4                       P25        P11     P58    P54    P81         P74                    P75
-----------------------------------------------------------------------------------------------------------------------------
                         (e)=a+b+c+d                          (k)    (j)                 (f)=(k/j)      (g)       (h)=(.92*g)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            Value     Appraisal      Loss
                                   Current             LTM    LTM     Cap                   using      BPO or      using 92%
                           Total   Monthly   Maturity  NOI    NOI/    Rate    Valuation     NOI &     Internal     Appr. or
    Prospectus ID        Exposure    P&I       Date    Date   DSC    Assign      Date      Cap Rate    Value**      BPO (f)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

===============================================================================================================

           S4                             P35           P77       P82         P79
---------------------------------------------------------------------------------------------------------------
                          (i)=(g/a)
---------------------------------------------------------------------------------------------------------------

                                    Total Appraisal               REO        Pending
                         Estimated    Reduction      Transfer  Acquisition  Resolution
    Prospectus ID        Recovery %   Realized         Date       Date         Date      Comments
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
(1) Use he following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

                                   EXHIBIT P

                            FORM OF WATCH LIST REPORT

                   LB Commercial Mortgage Trust Series 1998-C4
                               SERVICER WATCH LIST
                                as of ___________

====================================================================================================================================
    S4          S55         S61       S57    S58       P7         P8       P11       P54
------------------------------------------------------------------------------------------------------------------------------------
             Short Name                             Scheduled    Paid
Prospectus     (When      Property                    Loan       Thru    Maturity    LTM          Comment / Reason on Watch List
    ID      Appropriate)    Type     City   State    Balance     Date      Date      DSCR
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                              $
------------------------------------------------------------------------------------------------------------------------------------
* LTM - Last 12 months either trailing or last annual
====================================================================================================================================

                                   EXHIBIT Q

                      FORM OF DELINQUENT LOAN STATUS REPORT

                   LB Commercial Mortgage Trust Series 1998-C4
                          DELINQUENT LOAN STATUS REPORT
                               as of ___________


====================================================================================================================================
                                                                           62 or
           S4                         S55         S61     S57     S58      S63     P8      P7        P37       P39       P38
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (a)       (b)       (c)       (d)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Other
                                  Short Name                               Sq Ft   Paid  Scheduled  Total P&I   Total    Advances
                                     (When      Property                    or     Thru    Loan      Advances  Expenses  (Taxes &
    Prospectus ID                 Appropriate)    Type     City   State    Units   Date   Balance     To Date   To Date   Escrow)
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


===================================================================================================================

           S4                                P25        P10       P11     P58    P54   P55     P81
-------------------------------------------------------------------------------------------------------------------
                                  (e)=a+b+c+d                                                           (f)=P38/P81
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Value
                                            Current   Current             LTM                 ***Cap       using
                                    Total   Monthly   Interest  Maturity  NOI    LTM   LTM     Rate         NOI &
    Prospectus ID                 Exposure    P&I      Rate       Date    Date   NOI   DSCR   Assigned    Cap Rate
-------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
====================================================================================================================================
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In
      Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be
      Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod,
      BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
***   How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT R

                   FORM OF HISTORICAL LOAN MODIFICATION REPORT

                   LB Commercial Mortgage Trust Series 1998-C4
                      HISTORICAL LOAN MODIFICATION REPORT
                            as of _________________

=========================================================================================================================
    S4      S57     S58      P49                     P48       P7*            P7*          P50*
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                                        Extension            Balance       Balance at
                             Mod /      per Docs            When Sent    the Effective                # Mths
Prospectus                 Extension       or       Effect  to Special      Date of                  for Rate
    ID      City   State     Flag       Servicer     Date    Servicer    Rehabilitation   Old Rate    Change
=========================================================================================================================
THIS REPORT IS HISTORICAL
-------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
Total For All Loans:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
-------------------------------------------------------------------------------------------------------------------------

                                      # of Loans           $ Balance
-------------------------------------------------------------------------------------------------------------------------
Modifications:
-------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
-------------------------------------------------------------------------------------------------------------------------
Total:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=================================================================================================
    S4      P50*   P25*   P25*    P11*       P11*               P47
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                              Future
                                                                             Interest
                                                      Total #      (1)       Loss to
                                                      Mths for  Realized     Trust $
Prospectus  New    Old    New     Old        New      Change    Loss to       (Rate
    ID      Rate   P&I    P&I   Maturity   Maturity   of Mod    Trust $     Reduction)    COMMENT
=================================================================================================

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

=================================================================================================

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
*     The information in these columns is from a particular point in time and should not change on this report once assigned.
-------------------------------------------------------------------------------------
(1)   Actual principal loss taken by bonds
-------------------------------------------------------------------------------------
(2)   Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-------------------------------------------------------------------------------------

                                   EXHIBIT S

                     FORM OF HISTORICAL LOSS ESTIMATE REPORT

                   LB Commercial Mortgage Trust Series 1998-C4
        HISTORICAL LOSS ESTIMATE REPORT (RE0-SOLD or DISCOUNTED PAYOFF)
                            as of _________________

====================================================================================================================================
    S4          S55         S61       S57    S58      P45/P7       P75                           P45         P7          P37
------------------------------------------------------------------------------------------------------------------------------------
                                                     (c)=b/a       (a)                  (b)      (d)         (e)         (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Latest
             Short Name                                          Appraisal    Effect            Net Amt                 Total
Prospectus     (When      Property                  % Received   or Brokers   Date of  Sales   Received    Scheduled     P&I
    ID      Appropriate)    Type     City   State   From Sale     Opinion      Sale    Price   from Sale    Balance    Advanced
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================
    S4      P39+P38
-----------------------------------------------------------------------------------------------------------------------------
              (g)         (h)     (i)=d-(f+g+h)   (k)=i-e                     (m)                    (n)=k+m       (o)=n/e
-----------------------------------------------------------------------------------------------------------------------------

                       Servicing                   Actual                     Minor                   Total         Loss %
Prospectus   Total       Fees                      Losses       Date Loss    Adj to    Minor Adj    Loss with    of Scheduled
    ID      Expenses    Expense   Net Proceeds   Passed thru   Passed thru    Trust   Passed thru   Adjustment      Balance
=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT T

                        FORM OF NOI ADJUSTMENT WORKSHEET

                   LB Commercial Mortgage Trust Series 1998-C4
                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                               as of _____________

 PROPERTY OVERVIEW
                                   --------
      LB Control Number
                                   ----------------------
      Current Balance/Paid to Date
                                   ---------------------------------------------
      Property Name
                                   ---------------------------------------------
      Property Type
                                   ---------------------------------------------
      Property Address, City, State
                                   ---------------------------------------------
      Net Rentable Square Feet
                                   ----------------------
      Year Built/Year Renovated
                                   ---------------------------------------
      Year of Operations           Borrower    Adjustment       Normalized
                                   ---------------------------------------
      Occupancy Rate *
                                   ---------------------------------------
      Average Rental Rate
                                   ---------------------------------------
                                   *Occupancy rates are year end or the ending
                                    date of the financial statement for the
                                    period.
  INCOME:
      Number of Mos.Annualized      "Year"
                                   ---------------------------------------------
      Period Ended                 Borrower        Adjustment         Normalized
      Statement Classification      Actual

                                   ---------------------------------------------
      Rental Income (Category 1)
                                   ---------------------------------------------
      Rental Income (Category 2)
                                   ---------------------------------------------
      Rental Income (Category 3)
                                   ---------------------------------------------
      Pass Throughs/Escalations
                                   ---------------------------------------------
      Other Income
                                   ---------------------------------------------

                                   ---------------------------------------------
   Effective Gross Income           $0.00            $0.00              $0.00
                                   ---------------------------------------------
                                   Normalized - Full year financial statements that have been reviewed by the Servicer.

  OPERATING EXPENSES:
                                   ---------------------------------------------
      Real Estate Taxes
                                   ---------------------------------------------
      Property Insurance
                                   ---------------------------------------------
      Utilities
                                   ---------------------------------------------
      General & Administration
                                   ---------------------------------------------
      Repairs and Maintenance
                                   ---------------------------------------------
      Management Fees
                                   ---------------------------------------------
      Payroll & Benefits Expense
                                   ---------------------------------------------
      Advertising & Marketing
                                   ---------------------------------------------
      Professional Fees
                                   ---------------------------------------------
      Other Expenses
                                   ---------------------------------------------
      Ground Rent
                                   ---------------------------------------------
   Total Operating Expenses         $0.00        $0.00            $0.00

                                   ---------------------------------------------

                                   ---------------------------------------------
   Operating Expense Ratio
                                   ---------------------------------------------

                                   ---------------------------------------------
   Net Operating Income             $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
      Leasing Commissions
                                   ---------------------------------------------
      Tenant Improvements
                                   ---------------------------------------------
      Replacement Reserve
                                   ---------------------------------------------
   Total Capital Items              $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
   N.O.I. After Capital Items       $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
Debt Service (per Servicer)         $0.00        $0.00            $0.00
                                   ---------------------------------------------
Cash Flow after debt service        $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                   ---------------------------------------------

                                   ---------------------------------------------
DSCR: (after reserves\Cap exp.)
                                   ---------------------------------------------

                                   ---------------------------------------------
   Source of Financial Data:
                                   ---------------------------------------------
                                    (ie. operating statements, financial
                                    statements, tax return, other)

Notes and  Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report

                                   EXHIBIT U

                      FORM OF OPERATING STATEMENT ANALYSIS

                   LB Commercial Mortgage Trust Series 1998-C4
                       OPERATING STATEMENT ANALYSIS REPORT
                               as of _____________


 PROPERTY OVERVIEW
                                          ---------------
      LB Control Number
                                          -----------------------------
      Current Balance/Paid to Date
                                          ------------------------------------------------------------------------------------------
      Property Name
                                          ------------------------------------------------------------------------------------------
      Property Type
                                          ------------------------------------------------------------------------------------------
      Property Address, City, State
                                          ------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                          -----------------------------
      Year Built/Year Renovated
                                          ------------------------------------------------------------------
      Year of Operations                     Underwriting    1994          1995          1996       Trailing
                                          ------------------------------------------------------------------
      Occupancy Rate *
                                          ------------------------------------------------------------------
      Average Rental Rate
                                          ------------------------------------------------------------------

                                          * Occupancy rates are year end or the ending date of the financial statement for the period.

  INCOME:                                                                                        No. of Mos.
                                                                                               -------------
      Number of Mos.                                                  Prior Year   Current Yr.
                                          ------------------------------------------------------------------------------------------
      Period Ended                        Underwriting     1994          1995          1996    97 Trailing**   1996-Base   1996-1995
      Statement Classification              Base Line   Normalized    Normalized    Normalized  as of / /97     Variance    Variance
                                          ------------------------------------------------------------------------------------------
                                          ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                          ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                          ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                          ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                          ------------------------------------------------------------------------------------------
      Other Income
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   Effective Gross Income                     $0.00        $0.00        $0.00         $0.00        $0.00             %           %
                                          ------------------------------------------------------------------------------------------
                                          Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                          Servicer
                                          ** Servicer will not be expected to "Normalize" these YTD numbers.

  OPERATING EXPENSES:
                                          ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                          ------------------------------------------------------------------------------------------
      Property Insurance
                                          ------------------------------------------------------------------------------------------
      Utilities
                                          ------------------------------------------------------------------------------------------
      General & Administration
                                          ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                          ------------------------------------------------------------------------------------------
      Management Fees
                                          ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                          ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                          ------------------------------------------------------------------------------------------
      Professional Fees
                                          ------------------------------------------------------------------------------------------
      Other Expenses
                                          ------------------------------------------------------------------------------------------
      Ground Rent
                                          ------------------------------------------------------------------------------------------
   Total Operating Expenses                   $0.00        $0.00        $0.00         $0.00        $0.00             %           %
                                          ------------------------------------------------------------------------------------------
   Operating Expense Ratio
                                          ------------------------------------------------------------------------------------------
   Net Operating Income                       $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------
      Leasing Commissions
                                          ------------------------------------------------------------------------------------------
      Tenant Improvements
                                          ------------------------------------------------------------------------------------------
      Replacement Reserve
                                          ------------------------------------------------------------------------------------------
   Total Capital Items                        $0.00        $0.00        $0.00         $0.00        $0.00                       $0.00
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   N.O.I. After Capital Items                 $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
Debt Service (per Servicer)                   $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------
Cash Flow after debt service                  $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
(1) DSCR: (NOI/Debt Service)
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   Source of Financial Data:
                                          ------------------------------------------------------------------------------------------
                                          (ie. operating statements, financial statements, tax return, other)

Notes and Assumptions:
================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                                    EXHIBIT V

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT

                      LB Commercial Mortgage Trust 1998-C4
                        LOAN PAYMENT NOTIFICATION REPORT
                              as of _______________

---------------------------------------------------------------------------------------------------------------------
      S4               S55               S61        S58          P7         P8         P10          P11        P54
---------------------------------------------------------------------------------------------------------------------
                                                                           Paid
                Short Name (When                           Schedule Loan   Thru      Current      Maturity
Prospectus ID     Appropriate)     Property Type   State      Balance      Date   Interest Rate     Date     LTM DSCR
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Scheduled Payments
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Unscheduled Payments
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Total:                                                          $
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT W

                EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES
                                OF THE DEPOSITOR

                                   Exhibit W-1
                                   (Sub Debt)

--------------------------------------------------------------------------------
Control No.          Property Name                               Current Balance
--------------------------------------------------------------------------------
7                    Montgomery Mall                               47,643,694.00
8                    Mansards Apartment Community                  45,871,866.16
17                   MacArthur Properties2                         17,225,888.69
116                  Bronxville West
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   Exhibit W-2
                                      (A&E)

--------------------------------------------------------------------------------
Control No.          Property Name                               Current Balance
--------------------------------------------------------------------------------
105a                 Bell Atlantic of Virginia                      1,377,493.99
105b                 Bell Atlantic of Virginia                      1,377,493.98
105c                 Bell Atlantic of Virginia                      1,377,493.98
62                   Kash and Karry - Tampa                         5,997,685.15
71                   Kash and Karry - Hudson                        5,997,347.38
88                   Kmart Store No. 4219 - Ashwoubenon, WI         4,985,461.00
125                  Kmart - LaCrosse                               3,650,000.00
131                  Eckerd Drug Store                              3,407,705.57
142                  Kmart                                          3,199,473.10
268                  IHOP                                           1,375,000.00
217                  Eckerd - Greensboro                            2,045,996.14
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   Exhibit W-3
                                 (Ground Lease)

--------------------------------------------------------------------------------
Control No.          Property Name                               Current Balance
--------------------------------------------------------------------------------
5                    Bayside                                       62,936,317.00
9                    Best Western President Hotel                  30,818,757.79
56                   Cineplex Multiplex                             6,585,685.75
68                   Brewery District Office                        5,692,246.32
103                  Days Inn - San Diego                           4,200,000.00
132                  Sleep Inn                                      3,400,000.00
163                  Kings Bay Plaza                                2,830,000.00
216                  Post Office Annex Building                     2,048,756.81
237                  King Kullen Shopping Center                    1,689,305.08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT W-4
           (Exceptions and Conditions to Ground Lease Representations)

EXHIBIT W-4-1:
(Exceptions to Recordation)

      [None.]

EXHIBIT W-4-2:
(Further transfers require consent)

      The Mortgage Loans secured by:
            Sleep Inn (Control No. 132)
            Kings Bay Plaza (Control No. 163)
            King Cullen (Control No. 237)
            Post Office Annex Building (Control No. 216)

EXHIBIT W-4-3:
(Application of Condemnation/Insurance)

      With respect to the Mortgage Loan secured by Cineplex Multiplex (Control No. 56), the Ground Lease is silent as to the application of insurance proceeds.

EXHIBIT W-4-4:
(New Leases)

      The Mortgage Loans secured by:
            Post Office Annex Building (Control No. 216)
            Sleep Inn (Control No. 132)

      In addition, in certain other cases, the Ground Lease or estoppel certificate requires the execution of a new lease upon any termination, but does not make specific reference to a termination occurring by reason of the lessee's bankruptcy.

                                 Exhibit W-5

-------------------------------------------------------------------------------------------------------------------------
                                    (xlix)(A) payments                   (xlix)(B) no                 (xlix)(C) no non-
                                                                      monetary L obligs               monetary L obligs
-------------------------------------------------------------------------------------------------------------------------
Food Lion - Tampa, FL                      (a)
-------------------------------------------------------------------------------------------------------------------------
Food Lion - Hudson, FL                     (a)
-------------------------------------------------------------------------------------------------------------------------
Bell Atl. of Virginia
-------------------------------------------------------------------------------------------------------------------------
Walgreens - Fort Worth, TX (CB)                                              (b)                             (d)
-------------------------------------------------------------------------------------------------------------------------
Walgreens - Fort Worth, TX (LV)                                              (b)                             (d)
-------------------------------------------------------------------------------------------------------------------------
Staples - Galesburg, IL                    (a)                              (b)(c)                           (d)
-------------------------------------------------------------------------------------------------------------------------
Eckerd - Chattanooga, TN                                                    (b)(c)                           (d)
-------------------------------------------------------------------------------------------------------------------------
CVS - Stanley, NC                                                           (b)(c)                           (d)
-------------------------------------------------------------------------------------------------------------------------
CVS - Denver, NC                                                            (b)(c)                           (d)
-------------------------------------------------------------------------------------------------------------------------
CVS - Sunset Beach, NC                                                       (b)                             (d)
-------------------------------------------------------------------------------------------------------------------------
Southland - Palm Bay, FL                   (a)                               (b)                             (c)
-------------------------------------------------------------------------------------------------------------------------
Rite Aid - Richmond, MI                    (a)                               (b)
-------------------------------------------------------------------------------------------------------------------------
Rite Aid - West Haven, CT                  (a)                              (b)(c)                           (d)
-------------------------------------------------------------------------------------------------------------------------
Rite Aid - Walkill, NY                                                      (b)(j)                           (d)
-------------------------------------------------------------------------------------------------------------------------
Eckerd - Greensboro, NC                                                      (c)                             (d)
-------------------------------------------------------------------------------------------------------------------------
Eckerd - San Antonio, TX                   (a)                              (b)(c)                           (d)
-------------------------------------------------------------------------------------------------------------------------
CVS - Kings Mountain, NC                                                     (b)                             (d)
-------------------------------------------------------------------------------------------------------------------------
CVS - Ballentine, SC                                                        (b)(c)                           (d)
-------------------------------------------------------------------------------------------------------------------------
Garden Ridge - Stockbridge, GA             (a)
-------------------------------------------------------------------------------------------------------------------------
Walgreens - Portage, IN                    (a)                               (b)                             (d)
-------------------------------------------------------------------------------------------------------------------------
CVS - Asheboro, NC                                                          (b)(c)                           (d)
-------------------------------------------------------------------------------------------------------------------------
KMart - Lacrosse, WI                       (h)
-------------------------------------------------------------------------------------------------------------------------
KMart - Greenbay, WI
-------------------------------------------------------------------------------------------------------------------------
KMart - Joliet, IL                         (h)
-------------------------------------------------------------------------------------------------------------------------
Revco - Savannah, GA                       (a)                               (c)                             (d)
-------------------------------------------------------------------------------------------------------------------------
IHOP - Newbern, NC
-------------------------------------------------------------------------------------------------------------------------
EXCEPTION DETAIL                (a) balloon                       (b) L has obligs.                 (d) L has exclusivity
-------------------------------------------------------------------------------------------------------------------------
                                (h) shortfall in rent             but funded reserves               limitations
-------------------------------------------------------------------------------------------------------------------------
                                during 1st 60 months              taken
-------------------------------------------------------------------------------------------------------------------------
                                covered by funded reserve         (c) L has one yr. latent
-------------------------------------------------------------------------------------------------------------------------
                                                                  defects oblig.
-------------------------------------------------------------------------------------------------------------------------
                                                                  (j) L has three yr. latent
-------------------------------------------------------------------------------------------------------------------------
                                                                  defects oblig.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                   (xlix)(D) L reps        (xlix)(E) term    (xlix)(F) T remains    (xlix)(G) sep tax lot
                                     with offsets              rights          oblig on assign
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Food Lion - Tampa, FL
-------------------------------------------------------------------------------------------------------------------------
Food Lion - Hudson, FL
-------------------------------------------------------------------------------------------------------------------------
Bell Atl. of Virginia
-------------------------------------------------------------------------------------------------------------------------
Walgreens - Fort Worth, TX (CB)         (e)(f)
-------------------------------------------------------------------------------------------------------------------------
Walgreens - Fort Worth, TX (LV)         (e)(f)
-------------------------------------------------------------------------------------------------------------------------
Staples - Galesburg, IL                 (e)(f)
-------------------------------------------------------------------------------------------------------------------------
Eckerd - Chattanooga, TN                (e)(f)
-------------------------------------------------------------------------------------------------------------------------
CVS - Stanley, NC                       (e)(f)
-------------------------------------------------------------------------------------------------------------------------
CVS - Denver, NC                        (e)(f)
-------------------------------------------------------------------------------------------------------------------------
CVS - Sunset Beach, NC                  (e)(f)
-------------------------------------------------------------------------------------------------------------------------
Southland - Palm Bay, FL                  (e)
-------------------------------------------------------------------------------------------------------------------------
Rite Aid - Richmond, MI                 (e)(f)
-------------------------------------------------------------------------------------------------------------------------
Rite Aid - West Haven, CT                 (e)
-------------------------------------------------------------------------------------------------------------------------
Rite Aid - Walkill, NY
-------------------------------------------------------------------------------------------------------------------------
Eckerd - Greensboro, NC                   (e)
-------------------------------------------------------------------------------------------------------------------------
Eckerd - San Antonio, TX                  (e)
-------------------------------------------------------------------------------------------------------------------------
CVS - Kings Mountain, NC                (e)(f)
-------------------------------------------------------------------------------------------------------------------------
CVS - Ballentine, SC                    (e)(f)
-------------------------------------------------------------------------------------------------------------------------
Garden Ridge - Stockbridge, GA
-------------------------------------------------------------------------------------------------------------------------
Walgreens - Portage, IN                 (e)(f)
-------------------------------------------------------------------------------------------------------------------------
CVS - Asheboro, NC                      (e)(f)
-------------------------------------------------------------------------------------------------------------------------
KMart - Lacrosse, WI                      (e)
-------------------------------------------------------------------------------------------------------------------------
KMart - Greenbay, WI                      (e)
-------------------------------------------------------------------------------------------------------------------------
KMart - Joliet, IL                        (c)
-------------------------------------------------------------------------------------------------------------------------
Revco - Savannah, GA                      (e)
-------------------------------------------------------------------------------------------------------------------------
IHOP - Newbern, NC                        (f)
-------------------------------------------------------------------------------------------------------------------------
EXCEPTION DETAIL               (e) L reps to title
-------------------------------------------------------------------------------------------------------------------------
                               (f) L reps as to delivery
-------------------------------------------------------------------------------------------------------------------------
                               free of hazardous
-------------------------------------------------------------------------------------------------------------------------
                               materials
-------------------------------------------------------------------------------------------------------------------------

                                   Exhibit W-5

-------------------------------------------------------------------------------------------------------------------------------
                                 (xlix)(H) T indemnif   (xlix)(I) T indemnif for   (xlix)(J) guaranties no   (xlix)(K) policies
                                      for claims               hazardous                  conditions
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Food Lion - Tampa, FL                                             (i)
-------------------------------------------------------------------------------------------------------------------------------
Food Lion - Hudson, FL                                            (i)
-------------------------------------------------------------------------------------------------------------------------------
Bell Atl. of Virginia
-------------------------------------------------------------------------------------------------------------------------------
Walgreens - Fort Worth, TX (CB)
-------------------------------------------------------------------------------------------------------------------------------
Walgreens - Fort Worth, TX (LV)
-------------------------------------------------------------------------------------------------------------------------------
Staples - Galesburg, IL
-------------------------------------------------------------------------------------------------------------------------------
Eckerd - Chattanooga, TN                   x                      (g)
-------------------------------------------------------------------------------------------------------------------------------
CVS - Stanley, NC
-------------------------------------------------------------------------------------------------------------------------------
CVS - Denver, NC
-------------------------------------------------------------------------------------------------------------------------------
CVS - Sunset Beach, NC
-------------------------------------------------------------------------------------------------------------------------------
Southland - Palm Bay, FL                   x                       x
-------------------------------------------------------------------------------------------------------------------------------
Rite Aid - Richmond, MI                    x
-------------------------------------------------------------------------------------------------------------------------------
Rite Aid - West Haven, CT                  x
-------------------------------------------------------------------------------------------------------------------------------
Rite Aid - Walkill, NY                     x
-------------------------------------------------------------------------------------------------------------------------------
Eckerd - Greensboro, NC
-------------------------------------------------------------------------------------------------------------------------------
Eckerd - San Antonio, TX
-------------------------------------------------------------------------------------------------------------------------------
CVS - Kings Mountain, NC                   x                       x
-------------------------------------------------------------------------------------------------------------------------------
CVS - Ballentine, SC
-------------------------------------------------------------------------------------------------------------------------------
Garden Ridge - Stockbridge, GA
-------------------------------------------------------------------------------------------------------------------------------
Walgreens - Portage, IN                                           (i)
-------------------------------------------------------------------------------------------------------------------------------
CVS - Asheboro, NC
-------------------------------------------------------------------------------------------------------------------------------
KMart - Lacrosse, WI
-------------------------------------------------------------------------------------------------------------------------------
KMart - Greenbay, WI
-------------------------------------------------------------------------------------------------------------------------------
KMart - Joliet, IL
-------------------------------------------------------------------------------------------------------------------------------
Revco - Savannah, GA                       x                       x
-------------------------------------------------------------------------------------------------------------------------------
IHOP - Newbern, NC                         x
-------------------------------------------------------------------------------------------------------------------------------
                                                        (g) general T indemn.
-------------------------------------------------------------------------------------------------------------------------------
                                                        for compliance
-------------------------------------------------------------------------------------------------------------------------------
                                                        with laws
-------------------------------------------------------------------------------------------------------------------------------
                                                        (i) general T indemn.
-------------------------------------------------------------------------------------------------------------------------------
                                                        no specific env. indemn.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                                       (xlix)(L) guarantors

-------------------------------------------------------------
-------------------------------------------------------------
Food Lion - Tampa, FL                    Food Lion, Inc.
-------------------------------------------------------------
Food Lion - Hudson, FL                   Food Lion, Inc.
-------------------------------------------------------------
Bell Atl. of Virginia
-------------------------------------------------------------
Walgreens - Fort Worth, TX (CB)
-------------------------------------------------------------
Walgreens - Fort Worth, TX (LV)
-------------------------------------------------------------
Staples - Galesburg, IL
-------------------------------------------------------------
Eckerd - Chattanooga, TN
-------------------------------------------------------------
CVS - Stanley, NC                        CVS Corporation
-------------------------------------------------------------
CVS - Denver, NC                         CVS Corporation
-------------------------------------------------------------
CVS - Sunset Beach, NC                   CVS Corporation
-------------------------------------------------------------
Southland - Palm Bay, FL
-------------------------------------------------------------
Rite Aid - Richmond, MI                Rite Aid Corporation
-------------------------------------------------------------
Rite Aid - West Haven, CT              Rite Aid Corporation
-------------------------------------------------------------
Rite Aid - Walkill, NY                 Rite Aid Corporation
-------------------------------------------------------------
Eckerd - Greensboro, NC
-------------------------------------------------------------
Eckerd - San Antonio, TX
-------------------------------------------------------------
CVS - Kings Mountain, NC                 CVS Corporation
-------------------------------------------------------------
CVS - Ballentine, SC                     CVS Corporation
-------------------------------------------------------------
Garden Ridge - Stockbridge, GA       Garden Ridge Corporation
-------------------------------------------------------------
Walgreens - Portage, IN
-------------------------------------------------------------
CVS - Asheboro, NC                       CVS Corporation
-------------------------------------------------------------
KMart - Lacrosse, WI
-------------------------------------------------------------
KMart - Greenbay, WI
-------------------------------------------------------------
KMart - Joliet, IL
-------------------------------------------------------------
Revco - Savannah, GA                     Revco D.S., Inc.
-------------------------------------------------------------
IHOP - Newbern, NC
-------------------------------------------------------------

                                    EXHIBIT X

                    ORGANIZATIONAL DOCUMENTS OF THE DEPOSITOR

                                State of Delaware

                        Office of the Secretary of State                  PAGE 1

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "STRUCTURED ASSET SECURITIES CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF OCTOBER, A.D. 1998, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                         [SEAL OF THE STATE OF DELAWARE]


                                             /s/ Edward J. Freel
      [SEAL OF THE SECRETARY'S OFFICE]       -----------------------------------
                                             Edward J. Freel, Secretary of State

2113943   8100                               AUTHENTICATION: 9370126

981409999                                              DATE: 10-23-98

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/23/1998
                                                          981409999 - 2113943

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                   OF STRUCTURED ASSET SECURITIES CORPORATION

              -----------------------------------------------------

                 Pursuant to Sections 245 and 242 of the General
                    Corporation Law of the State of Delaware


              -----------------------------------------------------

      STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation organized on January 2, 1987 under the name E.F. Hutton Mortgage Capital Inc., does hereby amend and restate its Restated Certificate of Incorporation, as heretofore amended, to read in its entirety as set forth below:

                                    ARTICLE I

                                      NAME

      The name of the corporation is Structured Asset Securities Corporation (the "Corporation").

                                   ARTICLE II

                       REGISTERED OFFICE REGISTERED AGENT

      The street address of the registered office of the Corporation is 1013 Centre Road, City of Wilmington 19805, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

                                   ARTICLE III

                                    PURPOSES

      The purpose for which the Corporation is organized is:

      (a) To acquire, own, hold, transfer, assign, pledge and otherwise deal with the following (the "Mortgage Collateral"): (i) (A) "fully modified pass-through" mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association; (B) Guaranteed Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association;
(C) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and principal, in most cases, by the Federal Home Loan Mortgage Corporation (collectively, the "Agency Certificates"); (D) securities representing interests in Agency Certificates; or (E) mortgage pass-through certificates or mortgage-collateralized bonds issued by any other entity with respect to or secured by a pool of mortgage loans (collectively, "Certificates") which are either owned by the Corporation or granted by a Borrower (as defined below) to secure payment of Mortgage Backed Notes (as defined below); (ii) mortgage notes and related mortgages, or interests therein (including, but not limited to, participation certificates with respect to such mortgage notes or related mortgages), or guaranteed notes, provided the guaranty is secured by a mortgage on real property (collectively, the "Pledged Mortgages"), which are either owned by the Corporation or granted by a borrower to secure payment of a Mortgage Backed Note; (iii) mortgage backed notes evidencing loans made by the Corporation to commercial banks, saving and loan associations and savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC"), affiliates of FDIC insured institutions, and other entities which are not FDIC insured institutions but are engaged directly, or through the owners of such entities or their affiliates, in mortgage financing, origination or funding activities (e.g., mortgage bankers, home builders and state agencies), or to any other entity (collectively, the "Borrowers"), which loans are secured by Pledged Mortgages or Certificates ("Mortgage Backed Notes"); and (iv) real property and any improvements thereon, including commercial, multifamily and residential properties ("Properties");

      (b) To authorize, issue, sell and deliver bonds or other evidences of indebtedness ("Bonds") that are secured by a pledge or other assignment of Mortgage Collateral, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device (collectively, the "Collateral"), and are rated in one of the four highest categories available by any nationally recognized statistical rating agency;

      (c) To serve as depositor of one or more trusts that may authorize, issue, sell and deliver Bonds or certificates of interest that are secured by a pledge or other assignment of, or represents an interest in, the Collateral and are rated in one of the four highest categories available by any nationally recognized rating agency; provided that one or more classes of an issue of such securities by such trust may be subordinate to other securities of such issue and not so rated; and

      (d) To do all such things as are reasonable or necessary to enable the Corporation to carry out any of the above, including entering into loan agreements, insurance agreements, servicing agreements, reimbursement agreements, issuing debt (subject to the provisions of this Article III, Article VIII and Article X hereof) and selling residual interests in Mortgage Collateral or selling certificates of participation in any trust for which the Corporation serves as depositor.

                                   ARTICLE IV

                                AUTHORIZED STOCK

      The Corporation may issue 1,000 shares, divided into 1,000 shares of Common Stock with a par value of $1.00 per share. No additional Common Stock and no classes of Preferred Stock may be issued.

                                    ARTICLE V

                               BOARD OF DIRECTORS

      The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. The number of Directors may be changed as provided in the Bylaws. The Directors need not be elected by written ballot unless required by the Bylaws of the Corporation.

      At all times, at least one of the directors shall be an Independent Director. For the purposes of this certificate, "Independent Director" shall mean a director of the Corporation who shall at no time be or have been a director or officer of, or be employed by, any direct or ultimate parent or Affiliate of any direct or ultimate parent of the Corporation, and who shall at no time hold any beneficial interest in the Corporation provided, however, that such Independent Director may serve in similar capacities for other "special purpose corporations" formed by any direct or ultimate parent of the Corporation or any Affiliate; and "Affiliate" shall mean, with respect to any entity, any other entity other than the Corporation, controlling or controlled by or under common control with such entity, and "control" means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Each Independent Director, in voting on matters subject to the approval of the Board of Directors of the Corporation, shall at all times take into account the interests of creditors of the Corporation, as well as the interests of the Corporation.

                                   ARTICLE VI

                                     BYLAWS

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the reserved power of the stockholders to adopt; amend or repeal Bylaws which may include the power to restrict in any manner power granted to the Board of Directors by this Article VI.

                                   ARTICLE VII

                        LIMITATION ON DIRECTOR LIABILITY

      No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this limitation of liability of a Director shall not apply with respect to (i) any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability arising under Section 174 of the General Corporation Law of the State of Delaware and (iv) any transaction from which the Director derives an improper personal benefit.

                                  ARTICLE VIII

                         LOAN AGREEMENTS AND INDENTURES

      The Corporation shall not do or perform any act expressly prohibited below:

            (i) The Corporation shall not incur, assume or guarantee any indebtedness except for such indebtedness that (a) is described in paragraph (b) or (c) of Article III hereof; (b) is a capital stock liability, (c) is an account payable and expense accrual incurred in the ordinary course of business, including fees and expenses payable pursuant to a collateral custody, pledge and security agreement entered into by any trustee or lender (collectively, the "Lenders") under any indenture, loan agreement or similar agreement to which the Corporation is party (collectively, the "Loan Agreements"); or (d) is short-term borrowing from affiliates for the purpose of paying organizational expenses of the Corporation and initial expenses of filing any registration statement with the Securities and Exchange Commission.

            (ii) The Corporation shall not engage in any business or activity other than in connection with or relating to the issuance of indebtedness evidenced by the Loan Agreements and such activities as are reasonable and necessary to enable the Corporation to carry out its purposes as set forth in Article III hereof.

            (iii) The Corporation shall not consolidate (other than for federal income tax purposes) or merge with or into any other entity or convey or transfer its properties and assets, substantially or in the entirety, to any entity (other than as described in paragraphs (a), (b), (c) or (d) of Article III hereof) unless (a) the entity (if other than the Corporation) formed or surviving such consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the Corporation substantially or in the entirety, shall be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall expressly assume, by a supplement to each Loan Agreement, executed and delivered to each Lender under each Loan Agreement, in form satisfactory to each Lender under each Loan Agreement, the due and punctual payment of the principal of and interest on all indebtedness then outstanding under each Loan Agreement and the performance of every covenant of each Loan Agreement on the part of the Corporation to be performed or observed and shall be subject to the restrictions set forth in this Certificate, (b) immediately after giving effect to such transaction, no default or event of default under any Loan Agreement shall have occurred and be continuing and (c) the Corporation shall have delivered to each Lender under each Loan Agreement an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplement comply with the Loan Agreement and that all conditions precedent provided for in each such Loan Agreement relating to such transaction have been complied with.

            Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Corporation substantially as provided above, the entity formed by or surviving such consolidation or merger (if other than the Corporation) or the entity to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under each Loan Agreement with the same effect as if such entity had been named as the "Issuer" or "Borrower" therein. In the event of any conveyance or transfer, the entity named as the "Issuer" or "Borrower" in each such Loan Agreement or any successor that shall theretofore have become such in the manner prescribed in each such Loan Agreement may be dissolved, wound-up and liquidated at any time thereafter, and such entity thereafter shall be released from its liabilities as obligor and maker on all of the indebtedness, and from its obligations under the Loan Agreements.

            (iv) The Corporation shall not dissolve or liquidate, in whole or in part.

            (v) The Corporation shall not amend, alter, change or repeal any provision contained in this Article VIII, Article IX or Article X without
      (a) the affirmative vote in favor thereof of eighty percent (80%) of the then outstanding stock and (b) either (i) the prior written consent of each trustee under any indenture or other agreement pursuant to which publicly offered or privately placed debt or other securities of the Corporation or of any subsidiary thereof or business trust formed thereby has been issued and remains outstanding or (ii) if such securities are rated by a nationally recognized statistical rating agency, the prior delivery by each such rating agency of a letter to the effect that such amendment, alteration, change or repeal will not result in the qualification, reduction, or withdrawal of the applicable ratings of such securities.

                                   ARTICLE IX

                         COVENANTS REGARDING OPERATIONS

      The Corporation shall conduct its affairs in accordance with the following provisions:

            (i) The Corporation shall establish an office through which its business will be conducted separately and apart from that of any person or entity which is the owner of more than 50% of its outstanding stock, currently Shearson Lehman Hutton Inc. (the "Parent") (although the Parent may lease space to the Corporation).

            (ii) The Corporation shall maintain separate corporate records and books of account from those of the Parent. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

            (iii) The Corporations funds shall not be commingled with those of its Parent or any of its subsidiaries of affiliates other than the Corporation.

            (iv) The Corporation's Board of Directors shall hold appropriate meetings to authorize all of its corporate actions.

            (v) The Corporation shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

            (vi) The Corporation shall provide for its operating expenses and liabilities from its own funds, which may include funds borrowed from affiliates (other than its Parent) (although certain organizational expenses of the Corporation may be paid by its Parent).

            (vii) The Corporation shall, when appropriate, obtain proper authorization from its Directors or stockholders for corporate action.

            (viii) The Corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business.

            (ix) The Corporation shall not hold itself out as being liable for the debts of any other entity (except as may be implicit in a subordination agreement executed in connection with the issuance of Bonds) and shall not permit the Parent to hold itself out as liable for the debts of the Corporation.

            (x) Each of the Corporation and the Parent shall maintain an arm's-length relationship with the other.

            (xi) The Corporation shall not commence any case, proceeding or other action relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek to have an order for relief entered with respect to it, or seek to adjudicate it a bankrupt or insolvent, or seek reorganization, arrangement, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or make a general assignment for the benefit of creditors without the unanimous vote of the entire Board of Directors, including the affirmative vote of each Independent Director.

                                    ARTICLE X

                                   AMENDMENTS

      If the indebtedness under a Loan Agreement is given a rating by a nationally recognized statistical rating agency, this Certificate of Incorporation may not be amended prior to notice being given by registered or certified mail to such rating agency. In addition, no additional indebtedness may be incurred by the Corporation, other than indebtedness described in paragraph (b), (c) or (d) of Article III hereof:

                                   ARTICLE XI

                               TRANSFER OF ASSETS

      The Corporation may not transfer all or substantially all of its assets to a transferee unless such transferee is subject to the restrictions contained in this Certificate. A pledge of its assets in connection with the issuance of debt shall not be considered such a transfer. Additionally, the Corporation may transfer any residual interest it may have in assets so pledged to any third person and such transfer shall not constitute a transfer subject to this Article.

                                   ARTICLE XII

                         SPECIAL COVENANTS FROM LENDERS

      The Corporation shall receive a covenant from all creditors, other than Lenders, prior to incurring debt, that no petition in bankruptcy shall be filed against the Corporation until at least 90 days have expired since payment in full to the lenders.

      The foregoing Restated Certificate was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Structured Asset Securities Corporation has caused this Restated Certificate of Incorporation to be duly executed in its corporate name this 23rd day of October, 1998.

                                                  STRUCTURED ASSET SECURITIES
                                                  CORPORATION


                                                  By: /s/ Jennifer Marre
                                                      ----------------------
                                                  Name:  JENNIFER MARRE
                                                  Title: SECRETARY

ATTEST:


By: /s/ Felicity Fridman
    ----------------------
Name:  Felicity Fridman
Title: Assistant Secretary

                WRITTEN CONSENT TO ACTION BY THE SOLE STOCKHOLDER
                                       OF
                     STRUCTURED ASSET SECURITIES CORPORATION
                              (IN LIEU OF MEETING)

      The undersigned being the sole stockholder of Structured Asset Securities Corporation, a Delaware corporation, and being the sole person entitled to notice of any meeting of stockholders, does hereby take the following action and adopt the following resolutions by written consent without a meeting pursuant to
Section 228 of the General Corporation Law of the State of Delaware:

            RESOLVED, that the form of the Restated Certificate of Incorporation of Structured Asset Securities Corporation attached hereto as Exhibit A is hereby approved; and

            FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to take whatever action necessary to file such Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the sole stockholder of Structured Asset Securities Corporation, has caused this Written Consent to Action by the Sole Stockholder to be executed this 23rd day of October, 1998.

                                                 LEHMAN COMMERCIAL PAPER INC.


                                                 By: /s/ Jennifer Marre
                                                     -----------------------
                                                     Name:  JENNIFER MARRE
                                                     Title: SECRETARY

                                     BYLAWS

                                       OF

                     STRUCTURED ASSET SECURITIES CORPORATION

                                    ARTICLE I

                                     OFFICES

            Section 1. Structured Asset Securities Corporation (the "Corporation") shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 2.1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time and place within or without the State of Delaware as may be designated by the Board of Directors.

            Section 2.2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or by order of the Board of Directors and shall be called by the President or Secretary upon the request in writing of a stockholder or stockholders holding of record at least one-fourth of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Any such written request of a stockholder or stockholders shall state a proper purpose or purposes of the meeting and shall be delivered to the President or Secretary.

            Section 2.3. Place of Meeting. Each meeting of stockholders of the Corporation, whether annual or special, shall be held on such date and at such time and place within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of said meeting.

            Section 2.4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting, whether annual or special, not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering a typewritten or printed notice thereof to him or her personally, or by mailing such notice in a postage prepaid envelope addressed to him or her at his or her post office address furnished by him or her to the Secretary of the Corporation for such purpose, or, if he or she shall not have furnished to the Secretary of the Corporation his or her address for such purpose, then at his or her post office address last known to the Secretary of the Corporation. Each such notice shall state the purpose or purposes for which the meeting is called, and the date and time when, and the place where such meeting is to be held. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

            Section 2.5. Quorum. At each meeting of the stockholders, except where other provision is made by law, the presence, in person or by proxy, of the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote or, in the absence of any stockholder entitled to vote, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

            Section 2.6. Voting. At each meeting of the stockholders, every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each share of stock of the Corporation registered in his or her name on the books of the Corporation (a) on the date fixed pursuant to Section 7.3 of the Article VII of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting; or (b) if no such record date shall have been fixed, then as of the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Any vote on stock of the Corporation may be given by the stockholder entitled thereto in person or by proxy appointed by an instrument in writing, including without limitation a telegraph or a cable, subscribed by such stockholder or by his or her attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation of the Corporation) shall be decided by a majority of the votes cast by the holders of the stock present in person or by proxy and entitled to vote thereat, a quorum being present.

            Section 2.7. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders for the election of directors of the Corporation, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least 10 days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. Upon the willful neglect or refusal of the directors to produce such list at any election, they shall be ineligible for any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

            Section 2.8. Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officers at the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

            Section 3.1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

            Section 3.2. Number, Election, Qualifications and Term of Office. The number of directors shall be as fixed from time to time by resolution of the Board of Directors or stockholders (and such resolutions of either the Board of Directors or stockholders being subject to the later resolution of either of them). Until changed as provided herein, the initial Board of Directors and all subsequent boards of directors shall consist of that number of directors set forth in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, directors shall be elected by a plurality of the votes of the stockholders entitled to vote at each meeting of stockholders for the election of a director or directors. Directors need not be stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.

            Section 3.3. Resignation. Any directors of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

            Section 3.4. Removal of Directors. Any director or the entire Board of Directors may be removed, either with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, except in the case that the Certificate of Incorporation of the Corporation provides for cumulative voting, then if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled by a plurality of the votes of the stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, by the Board of Directors.

            Section 3.5. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by the affirmative vote of a majority of the remaining directors (though less than a quorum), unless filled by the stockholders pursuant to Section 3.4 hereof; and each director so chosen shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation of removal.

            Section 3.6. Place of Meetings. Etc. Except as otherwise specifically provided by law, the Board of Directors may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

            Section 3.7. First Meeting. Within thirty (30) days after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at the place where regular meetings of the Board of Directors are held. Notice of such meeting shall be given in the manner hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

            Section 3.8. Regular Meetings. Regular meetings of the Board of Directors may be held at such places and at such times as the Board shall determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given, provided that, whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her residence or usual place of business.

            Section 3.9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors. At least three calendar days before the day on which any special meeting is to be held, notice of such meeting shall be sent to each director by first class mail, addressed to him or her at his or her residence or usual place of business, or shall be sent to him or her at such place by telegraph, cable or wireless or shall be delivered personally or by telephone at least one day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise herein expressly provided. Notice of any meeting of the Board of Directors need not be given to any director who shall be present at such meeting or who shall, either before or after such meeting, waive notice of such meeting in writing or by telegram, radio, cable or telephone; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors of the Corporation then in office shall be present thereat.

            Section 3.10. Quorum and Manner of Acting. Except as otherwise provided by statute or by these Bylaws, one-third of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given, except as required by law.

            Section 3.11. Remuneration. Directors shall receive such reasonable compensation for their services, as such, whether in form of a salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

            Section 3.12. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or committee.

            Section 3.13. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                   COMMITTEES

            Section 4.1. Designation of Committees, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member or members of a committee, and in the event there are not sufficient alternate members present at such meeting, the member or members thereof, including alternates, present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or any Assistant Secretary thereof.

            Section 4.2. Powers of Committees. Any committee designated by the Board of Directors pursuant to Section 4.1 hereof, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

            Section 4.3. Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any two of is members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him or her at his or here residence or usual place of business, at least one day before the day on which the meeting is to be held, or shall be sent by telegram, radio or cable, addressed to him or her at such place, or telephoned or delivered to him or her personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof by telegram, radio, cable or other writing. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

            Section 4.4. Quorum and Manner of Acting. At each meeting of any committee the presence of one-third of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

            Section 4.5. Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

            Section 4.6. Removal. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

            Section 4.7. Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

            Section 4.8. Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from servicing the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V

                                    OFFICERS

            Section 5.1. Number. The officers of the Corporation shall be a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and, if the Board shall so elect, such other officers and agents as may be appointed by the Board of Directors pursuant to Section 5.3 hereof. Any two or more offices may be held by the same person.

            Section 5.2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors and, except in the case of officers appointed in accordance with the provisions of Section 5.3 hereof, each shall hold office until the next annual election of officers or until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.

            Section 5.3. Other Officers. The Corporation may have such other officers and agents as may be deemed necessary by the Board of Directors, including without limitation one or more Assistant Secretaries and one or more Assistant Treasurers. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms as may be determined by the Board of Directors. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

            Section 5.4. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, to the President or to the

Secretary of the Corporation. Unless otherwise specified in such written notice, any such resignation shall take effect at the time of receipt thereof by the Board of Directors or any such officer.

            Section 5.5. Removal. Any officer specifically designated in Section
5.1 hereof may be removed, either with or without cause, by a vote of majority of the whole Board of Directors. Any officer or agent appointed in accordance with the provisions of Section 5.3 hereof may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors present at such meeting, or by any superior officer or agent upon whom such power or removal shall have been conferred by the Board of Directors.

            Section 5.6. Vacancies. A vacancy in any office by reason of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

            Section 5.7. The President. The President shall be the chief executive officer of the Corporation and, subject to control by the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and control over its several officers. He or she shall preside at all meetings of the stockholders and of the Board of Directors and of the Executive Committee at which he or she shall be present. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may sign, with the Secretary or any other officer thereunto duly authorized by the Board of Directors, certificates for shares of stock of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention. The President shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the Executive Committee or by the Executive Committee. The officers of the Corporation shall be responsible to the President for the proper and faithful discharge of their several duties and shall make such reports to him or her as he or she may from time to time require.

            Section 5.8. Executive Vice Presidents. In the event of the death, absence, unavailability or disability of the President or at the request of the President, the Executive Vice President or, in case there shall be more than one Executive Vice President, the Executive Vice President designated by the President (or in the absence of such designation, the Executive Vice President designated by the Board of Directors) shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Except where by law the signature of the President is required, each of the Executive Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation. Any Executive Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the Executive Committee or by the President.

            Section 5.9. The Vice Presidents. The Vice Presidents shall exercise such powers as may be assigned to them from time to time by the Board of Directors or by the Executive Committee or by the President.

            Section 5.10. The Secretary and the Assistant Secretaries. The Secretary shall:

                  (a) Keep the minutes of the meetings of the stockholders, the Board of Directors and the Executive Committee, and cause the same to be recorded in books provided for that purpose;

                  (b) Prepare, or cause to be prepared, and submit to the Chairman of each meeting of the stockholders a certified list, in alphabetical order, of the names of the stockholders entitled to vote at such meeting, together with the number of shares of stock held by each;

                  (c) See that all notices are duly given in accordance with provisions of these Bylaws or as required by statute;

                  (d) Be custodian of the records of the Corporation, the Board of Directors and the Executive Committee, and of the seal of the Corporation; see that the seal is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the Corporation under its seal shall have been duly authorized, and attest the seal when so affixed;

                  (e) See that all books, reports, statements, certificates and the other documents and records required by law to be kept or filed are properly kept or filed;

                  (f) In general, perform all duties and have all powers incident to the office of the Secretary and perform such other duties and have such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the President;

                  (g) Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

                  (h) Have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto; and

                  (i) Sign (unless the Treasurer or any Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature).

            At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest the same. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Secretary.

            Section 5.11. The Treasurer and the Assistant Treasurers. The Treasurer shall:

                  (a) Have charge of and supervision over and be responsible for the funds, including the borrowing thereof, the securities, receipts and disbursements of the Corporation;

                  (b) Cause all moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected by the Board of Directors or Executive Committee, or pursuant to authority conferred by the Board of Directors or Executive Committee;

                  (c) Cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation;

                  (d) Cause to be taken and preserved proper vouchers for all moneys disbursed;

                  (e) Cause to be kept correct books of account of all the business and transactions of the Corporation and upon application cause such books of account to be exhibited to any director;

                  (f) Render to the President, the Board of Directors of the Executive Committee, whenever requested, an account of the financial conditions of the Corporation and of his or her transactions at Treasurer;

                  (g) Be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation;

                  (h) Sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                  (i) In general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the President.

            At the request of the Treasurer or, in his or her absence or disability, the Assistant Treasurer or, in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors or by the Executive Committee or by the President shall perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

            Section 5.12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section
5.3 hereof. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

            Section 5.13. Surety Bonds. If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his or her duties, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his or her hand.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, LOANS, DEPOSITS AND PROXIES

            Section 6.1. Contracts, Checks, Etc. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances. The President, an Executive Vice President or a Vice President and the Treasurer shall have the power and authority to bind the Corporation by contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount; and no other officer, agent or employee of the Corporation shall have any such power and authority unless so designated by the Board of Directors or in or pursuant to the provisions of these Bylaws.

            Section 6.2. Proxies in Respect of Securities of Other Corporations.

Unless otherwise provided by resolution adopted by the Board of Directors, the President or an Executive Vice President may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the President or any Executive Vice President may instruct the person or persons so appointed as to the manner or exercising such powers and rights and the President or any Executive Vice President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, power of attorney or other written instruments as he or she may deem necessary in order that the Corporation may exercise such powers and rights.

            Section 6.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

            Section 7.1. Form; Signature. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President, Executive Vice President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

            Section 7.2. Transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

            Section 7.3. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, in its discretion, fix, in advance, a record date, which shall be not more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the

Board of Directors may fix a new record date for the adjourned meeting.

            Section 7.4. Closing of Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding 60 days preceding any meeting, annual or special, of the stockholders or the day appointed for the payment of a dividend.

            Section 7.5. Record Owner. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, unless the laws of Delaware expressly provide otherwise.

            Section 7.6. Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                                  ARTICLE VIII

                                    DIVIDENDS

            Dividends upon the capital stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting.

            Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

                                   ARTICLE IX

                         RELIANCE ON RECORDS AND REPORTS

            Each director, officer or member of any committee designated by, or by authority of, the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or of any of its subsidiaries or upon reports made to the Corporation or any of its subsidiaries by any official of the Corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

                                    ARTICLE X

                                 CORPORATE SEAL

            The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                   ARTICLE XI

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be such 12-month period of each calendar year as may be fixed from time to time by resolution of the Board of Directors.

                                   ARTICLE XII

                                WAIVER OF NOTICE

            Whenever any notice whatsoever is required to be given by these Bylaws or the Certificate of Incorporation of the Corporation or any of the corporate laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE XIII

                                   AMENDMENTS

            The Bylaws of the Corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to or repealed at any meeting of the Board of Directors or of the stockholders provided that notice of the proposed change is given in the notice of the meeting. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                     STRUCTURED ASSET SECURITIES CORPORATION

            The undersigned, being all of the members of the Board of Directors of Structured Asset Securities Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, to the adoption of the following resolutions.

            WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation that it issue and sell commercial mortgage pass-through certificates known as LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C4 (the "Certificates").

            NOW, THEREFORE, IT IS RESOLVED, that the Corporation cause to be offered the Certificates, in an aggregate certificate principal amount of approximately $2,025,590,706, pursuant to the terms of a pooling and servicing agreement (the "Pooling and Servicing Agreement"), to be entered into by and among the Corporation as depositor, First Union National Bank as master servicer, Lennar Partners, Inc. as special servicer, LaSalle National Bank as trustee and ABN AMRO Bank, N.V. as fiscal agent;

            RESOLVED, that the acquisition by the Corporation of commercial and multifamily mortgage loans from LUBS, Inc. and Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., pursuant to separate mortgage loan purchase agreements as set forth in the Offering Documents (as defined below) in connection with the issuance of the Certificates, is hereby approved;

            RESOLVED, that the Corporation enter into both an underwriting agreement and a certificate purchase agreement with Lehman Brothers Inc. to provide for the sale of the Certificates substantially in the manner set forth in the prospectus and prospectus supplement (together, the "Prospectus") relating to the publicly offered Certificates, and in the manner set forth in the private placement memorandum (the "Private Placement Memorandum") relating to the privately offered Certificates (the Prospectus and the Private Placement Memorandum, together, the "Offering Documents"), with such changes therein, additions thereto and deletions therefrom as may be approved by the President, any Managing Director, Senior Vice President, Vice President or Authorized Signatory (each, an "Authorized Officer"), is hereby approved;

            RESOLVED, that each Authorized Officer is hereby authorized to determine the terms and conditions for the offer and sale of the Certificates;

            RESOLVED, that the Corporation be, and hereby is, authorized to (a) establish a trust for the issuance and sale of the Certificates (the "Trust"), which shall have such designations, initial certificate principal amounts, initial notional amounts, pass-through rates and other terms, all substantially as set forth in the Offering Documents with such modifications as any Authorized Officer may approve and (b) acquire and convey to the trust certain commercial and multifamily mortgage loans (the "Mortgage Loans"), all substantially as set forth in the Offering Documents with such modifications as any Authorized Officer may approve;

            RESOLVED, that each Authorized Officer is hereby authorized to enter into and execute and deliver in the name and on behalf of the Corporation, a pooling and servicing agreement, an underwriting agreement, a certificate purchase agreement and two mortgage loan purchase agreements with the terms and conditions contemplated by the Offering Documents and with such additional and alternative terms and conditions as the Authorized Officer executing the same may deem necessary or appropriate, and that the transactions contemplated thereby be, and hereby are, approved;

            RESOLVED, that each Authorized Officer is hereby authorized and directed to take all such actions as such Authorized Officer shall deem necessary or appropriate in order to obtain a rating of any Certificate by one or more nationally recognized rating organizations;

            RESOLVED, that each Authorized Officer is hereby authorized and directed to pay any and all expenses and fees arising in connection with the sale of the Certificates or otherwise in connection with these resolutions;

            RESOLVED, that the Offering Documents, each substantially in the form as presented to this Board of Directors, with such changes therein as any Authorized Officer shall approve, are hereby approved;

            RESOLVED, that each Authorized Officer is hereby authorized and directed to execute and deliver, in the name and on behalf of the Corporation, any and all additional instruments, documents or agreements and to take such further action as to any of them appears necessary or desirable to carry into effect the intent and purpose of the foregoing resolutions; and

            RESOLVED, that any and all actions of each Authorized Officer or any agents of the Corporation in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof be, and they hereby are, approved, ratified and adopted in all respects as fully as if such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of November, 1998.


                                           Neal Leonard

                                           /s/ Neal Leonard
                                           -------------------------------------
                                           Director


                                           James Sullivan


                                           -------------------------------------
                                           Director


                                           Mark Zusy


                                           -------------------------------------
                                           Director

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of November, 1998.

                                           Neal Leonard


                                           -------------------------------------
                                           Director


                                           James Sullivan

                                           /s/ James Sullivan
                                           -------------------------------------
                                           Director


                                           Mark Zusy


                                           -------------------------------------
                                           Director

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of November, 1998.

                                           Neal Leonard


                                           -------------------------------------
                                           Director


                                           James Sullivan


                                           -------------------------------------
                                           Director


                                           Mark Zusy

                                           /s/ Mark Zusy
                                           -------------------------------------
                                           Director